      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 14, 1999


                                                      REGISTRATION NO. 333-77969

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1
                                       TO
                                    FORM S-3


                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------
                                 NET.B@NK, INC.

             (Exact name of Registrant as specified in its charter)

                        GEORGIA                                                58-2224352
            (State or other jurisdiction of                                 (I.R.S. Employer
            incorporation or organization)                                 Identification No.)

                       ----------------------------------

                            950 NORTH POINT PARKWAY
                           ALPHARETTA, GEORGIA 30005
                                 (770) 343-6006

              (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                         ------------------------------

                                  D. R. GRIMES
                            CHIEF EXECUTIVE OFFICER
                                 NET.B@NK, INC.
                            950 NORTH POINT PARKWAY
                                   SUITE 350
                           ALPHARETTA, GEORGIA 30005
                                 (770) 343-6006

           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                          COPIES OF COMMUNICATIONS TO:

                   WALTER G. MOELING IV, ESQ.                                        ALLEN L. WEINGARTEN, ESQ.
            POWELL, GOLDSTEIN, FRAZER & MURPHY, LLP                                   MORRISON & FOERSTER LLP
                        SIXTEENTH FLOOR                                             1290 AVENUE OF THE AMERICAS
                   191 PEACHTREE STREET, N.E.                                         NEW YORK, NEW YORK 10104
                     ATLANTA, GEORGIA 30303                                                (212) 468-8000
                         (404) 572-6600

                       ----------------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /


    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THIS REGISTRATION STATEMENT INCLUDES SEPARATE PROSPECTUSES FOR THE OFFERINGS OF THE COMMON STOCK AND OF THE NOTES. NEITHER OFFERING DEPENDS ON THE OTHER.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                   SUBJECT TO COMPLETION, DATED MAY 13, 1999

PRELIMINARY PROSPECTUS
THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THIS PROSPECTUS IS DELIVERED IN FINAL FORM. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                3,000,000 SHARES
     (AFTER GIVING EFFECT TO A 3 FOR 1 STOCK SPLIT EFFECTIVE MAY 14, 1999)

                                     [LOGO]

                                  COMMON STOCK
                                ----------------

Net.B@nk, Inc. is offering 3,000,000 shares of its common stock. An underwriter
that is a foreign broker-dealer will purchase up to              of these shares
for sales outside of the United States.


The last reported sale price of our common stock, which is listed on the Nasdaq National Market under the symbol "NTBK," was $186.00 ($62.00 after giving effect to the May 14, 1999 3 for 1 stock split) per share on May 12, 1999.


SEE "RISK FACTORS" BEGINNING ON PAGE 7 TO READ ABOUT CERTAIN RISKS THAT YOU SHOULD CONSIDER BEFORE BUYING SHARES OF OUR COMMON STOCK.

THE SHARES OF OUR COMMON STOCK OFFERED ARE NOT DEPOSITS, SAVINGS ACCOUNTS OR OTHER OBLIGATIONS OF A BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

                                                                  PER
                                                                 SHARE            TOTAL
                                                            ---------------  ---------------
Public offering price.....................................  $                $
Underwriting discounts and commissions....................  $                $
Proceeds, before expenses, to us..........................  $                $

                            ------------------------

The underwriters may purchase up to an additional 450,000 shares of common stock from Net.B@nk at the public offering price less the underwriting discount.

The underwriters are severally underwriting the shares offered by this prospectus. The underwriters expect to deliver the shares against payment in New
York, New York on              , 1999.
                            ------------------------
BEAR, STEARNS & CO. INC.
          BANCBOSTON ROBERTSON STEPHENS
                     RAYMOND JAMES & ASSOCIATES, INC.
                               KELTON INTERNATIONAL LTD.

              The date of this prospectus is              , 1999.

                              [INSIDE FRONT COVER]

    [Graphics appear here, with title "Banking for the 21st Century" and photographs of computer screens displaying Net.B@nk's home page and its banking, investment, lending, interest checking, electronic bill payment and account statement pages. Four bar graphs also appear, showing growth in total customer accounts, checking accounts, deposits and assets from December 31, 1997 to March 31, 1999.]

                               PROSPECTUS SUMMARY

    THIS SUMMARY HIGHLIGHTS INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. THIS SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION YOU SHOULD CONSIDER BEFORE INVESTING IN THE COMMON STOCK. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY. UNLESS STATED OTHERWISE, ALL SHARE DATA IN THIS PROSPECTUS REFLECTS OUR 3 FOR 1 STOCK SPLIT IN THE FORM OF A STOCK DIVIDEND, WHICH HAS A RECORD DATE OF APRIL 23, 1999 AND A DISTRIBUTION DATE OF MAY 14, 1999. REFERENCES TO "WE," "US," "OUR" AND "NET.B@NK" GENERALLY REFER TO NET.B@NK, INC. AND ITS SOLE SUBSIDIARY, NET.B@NK, ON A CONSOLIDATED BASIS, EXCEPT WHERE WE INDICATE THAT NET.B@NK, INC. MEANS ONLY THE PARENT ENTITY AND NET.B@NK REFERS ONLY TO THE BANKING SUBSIDIARY.

OUR BUSINESS

    Net.B@nk, our sole subsidiary, is the largest federally-insured bank operating exclusively on the internet. Our mission is to profitably provide a broad range of banking and financial services to the growing number of internet users. Our low cost branchless business model allowed us to attain profitability within a year of acquiring our bank charter and to continue to maintain profitability while passing along our operating cost savings to customers in the form of attractive interest rates and low fees.

    Our unique, internet-based operating strategy has allowed us to experience rapid growth. During 1998, our customer accounts grew from 4,755 to 17,408, deposits grew from $58.7 million to $283.6 million and total assets grew from $93.2 million to $388.4 million. During 1998, we added an average of 1,054 net customer accounts per month. At March 31, 1999, we had 24,634 customer accounts, $332.7 million in deposits and $526.5 million in total assets. During the four months ended April 30, 1999, we added an average of over 2,900 net customer accounts per month with 4,865 added in April alone.

    We offer a broad array of products and services that customers would typically expect from a traditional bank. Our products and services include checking and money market accounts, certificates of deposit, electronic bill payment, debit cards, credit cards, mortgage loans, business equipment leases and securities brokerage services. We plan to offer consumer loans, including home equity and automobile loans, beginning in the third quarter of 1999. We also intend to develop additional products and services such as insurance products, electronic bill presentment and electronic document and image storage in a virtual safe deposit box.

    Since our equity offering in February 1999, we have continued to experience rapid growth in our business and have entered into several new programs to expand and improve our operational and product capabilities. Since February 1999, we have initiated the following:

    - EXPANDED MARKETING PROGRAM. We embarked on a new marketing program that has been highly successful in reaching our targeted audience and has produced a significant increase in checking accounts. We believe this growth in our checking account base indicates growing customer willingness to move their everyday banking activities to Net.B@nk and will result in long-term customer relationships. Furthermore, we believe that our checking account customers will visit our Web site more frequently and spend more time on our Web site, allowing us to cross-sell a variety of other products and services.

    - SERVICING AGREEMENT WITH PNC BANK CORP. We entered into a consumer loan processing and servicing agreement with PNC Bank Corp. This agreement will allow us to offer consumer loan products on-line. PNC will provide origination and loan servicing for these consumer loans as well as substantially all consumer loans for which we retain servicing rights on a scalable basis at a favorable cost.

    - IMPROVED CUSTOMER SERVICE. We increased our customer support staff by over 70% in order to maintain high-quality customer service. We have also invested in advanced technology and implemented new procedures in order to continually improve the quality and responsiveness of our customer service.

    - STRENGTHENED LENDING AND FINANCIAL OPERATIONS. We expanded our mortgage lending capabilities through a mortgage loan origination partnership with Virtuallender.com. We strengthened our lending and financial operations by adding several experienced individuals to our professional staff. Additionally, we have significantly increased our loan portfolio while continuing to maintain a conservative lending and investment strategy.

OUR MARKET OPPORTUNITY

    By offering a broad array of financial services via the internet, we are well-positioned to capitalize on the internet's rapid growth. According to International Data Corporation, the number of worldwide internet users is projected to grow from an estimated 159.3 million in 1998 to an estimated 410.4 million by 2002. The internet is emerging rapidly as a means of providing financial services. According to Jupiter Communications, the number of on-line banking households in the United States is projected to grow from an estimated
6.6 million in 1998 to an estimated 17.1 million in 2002. A demographic study by Jupiter Communications indicates that internet users tend to be young, mobile professionals with relatively high incomes. We believe these demographics suggest a growing market for the convenience, attractive interest rates and low fees that characterize Net.B@nk.

    As the first federally-insured bank to operate solely on the internet, we have a first mover advantage relative to on-line banks with less extensive market presence and less established operating histories. In addition, we have a competitive cost advantage over traditional banks.

OUR STRATEGY

    Our objective is to become the leading provider of a full range of on-line financial services. To accomplish this objective, we intend to:

    - Build national brand awareness through increased marketing efforts.

    - Expand our customer base by offering attractive interest rates and low fees, a result of our low-cost, branchless business model.

    - Develop new products and services and enter into strategic alliances where appropriate.

    - Employ a conservative lending and investment strategy to maintain high asset quality.

    - Outsource operational functions to provide scalability and flexibility.

    - Generate noninterest income through cross-marketing initiatives.

                            ------------------------

    Our principal executive offices are located at 950 North Point Parkway, Suite 350, Alpharetta, Georgia 30005, telephone (770) 343-6006. Our Web site is located at www.netbank.com. Information contained on our Web site is not a part of this prospectus.

                                  THE OFFERING


Common stock offered by us..................  3,000,000 shares

Common stock to be outstanding after this
  offering..................................  28,805,085 shares

Use of proceeds.............................  We intend to invest the majority of the net proceeds from this offering in earning assets,
                                              including purchased loan portfolios, new loans
                                              that we originate and investment securities.
                                              We intend to use the earnings from these
                                              assets and the balance of the net proceeds
                                              from this offering for general corporate
                                              purposes, including increasing our budgeted
                                              marketing efforts to $11.0 million for the
                                              next twelve months. We also intend to hire
                                              additional personnel, to fund other costs
                                              related to our accelerated deposit growth and
                                              to pursue strategic partnerships and
                                              investments. See "Use of Proceeds."

Nasdaq National Market Symbol...............  NTBK

Concurrent notes offering...................  Concurrent with this common stock offering and by a separate prospectus, we are offering
                                              $100,000,000 aggregate principal amount of
                                                 % Convertible Subordinated Notes Due 2004.
                                              The completion of the concurrent notes
                                              offering and this common stock offering do not
                                              depend on one another.


                            ------------------------


    The number of shares of common stock to be outstanding after this offering is based on the number of shares outstanding as of May 12, 1999. We are permitted, and in some cases obligated, to issue shares of common stock in addition to the common stock that will already be outstanding after this offering. The following is a summary of these additional shares of common stock:


    - 1,792,875 shares that are issuable under our stock option plan upon the exercise of options outstanding as of April 30, 1999 at a weighted average exercise price of $9.16 per share;

    - 1,880,826 additional shares that could be issued under our stock option plan;

    - 450,000 shares that we will be required to issue if the underwriters exercise their over-allotment option in full; and

    - shares subject to adjustment, that we will be required to issue, if we complete the concurrent notes offering, at a conversion price of
      $     per share.

                           OTHER INTRODUCTORY MATTERS

    Information regarding historical and projected growth in use of the internet and electronic commerce or relating to the demographic profile of internet users is derived from reports issued by Jupiter Communications and International Data Corporation. The demographic profile of our customer base is derived from data provided by John H. Harland Company, an independent firm that we retained. The FDIC Institution Directory provides other statistical data relating to the banking industry.

    Net.B@nk-TM- is a trademark of Net.B@nk, Inc. This prospectus also contains product names and trademarks of other organizations.

                      SUMMARY CONSOLIDATED FINANCIAL DATA

    The summary historical financial information presented below is derived from Net.B@nk's audited consolidated financial statements as of December 31, 1996, 1997 and 1998 and for the period from February 20, 1996 to December 31, 1996 and for the years ended December 31, 1997 and 1998 and from Net.B@nk's unaudited consolidated financial statements as of and for the three months ended March 31, 1998 and 1999. The summary historical financial information should be read in conjunction with Net.B@nk's consolidated financial statements and related notes, which are included elsewhere in this prospectus.


                                                   PERIOD FROM
                                                  FEBRUARY 20,
                                                  1996 (DATE OF              YEAR ENDED              THREE MONTHS ENDED MARCH 31,
                                                INCORPORATION) TO           DECEMBER 31,
                                                  DECEMBER 31,       ---------------------------     -----------------------------
                                                      1996               1997           1998             1998             1999
                                               -------------------   -------------  ------------     ------------     ------------
INCOME STATEMENT DATA:
Interest income..............................      $     7,709       $   2,223,165  $ 18,088,044     $  2,206,614     $  7,557,850
Interest expense.............................        --                  1,259,743    11,424,432        1,303,628        4,559,707
                                               -------------------   -------------  ------------     ------------     ------------
  Net interest income........................            7,709             963,422     6,663,612          902,986        2,998,143
Provision for loan losses....................        --                    471,706        20,132            3,661           49,806
                                               -------------------   -------------  ------------     ------------     ------------
Net interest income after provision for loan
  losses.....................................            7,709             491,716     6,643,480          899,325        2,948,337
Noninterest income...........................           60,000              62,607       683,092          122,495          245,715
Noninterest expense..........................        3,906,891           6,131,762     5,187,390        1,173,267        2,147,536
                                               -------------------   -------------  ------------     ------------     ------------
  Net income (loss) before income taxes......       (3,839,182)         (5,577,439)    2,139,182         (151,447)       1,046,516
Income tax benefit (expense).................        --                   --           2,324,830          --              (355,000)
                                               -------------------   -------------  ------------     ------------     ------------
  Net income (loss)..........................      $(3,839,182)      $  (5,577,439) $  4,464,012     $   (151,447)    $    691,516
                                               -------------------   -------------  ------------     ------------     ------------
                                               -------------------   -------------  ------------     ------------     ------------
  Net income (loss) per common
    share--basic(1)..........................      $     (1.44)      $       (0.55) $       0.24(2)  $      (0.01)    $       0.03
                                               -------------------   -------------  ------------     ------------     ------------
                                               -------------------   -------------  ------------     ------------     ------------
  Net income (loss) per common and potential
    common share--diluted(1).................      $     (1.44)      $       (0.55) $       0.23(2)  $      (0.01)    $       0.03
                                               -------------------   -------------  ------------     ------------     ------------
                                               -------------------   -------------  ------------     ------------     ------------
Weighted average shares
  outstanding--basic(1)......................        2,658,000          10,062,000    18,447,000       18,431,000       22,536,000
Weighted average shares
  outstanding--diluted(1)....................        2,658,000          10,062,000    19,152,000       18,431,000       23,424,000

BALANCE SHEET DATA--AT PERIOD END:
Total assets.................................      $ 1,246,449       $  93,219,809  $388,436,736     $163,463,431     $526,463,208
Total deposits...............................        --                 58,726,763   283,589,151      128,681,669      332,678,334
Shareholders' equity (deficit)...............         (386,073)         34,117,397    38,754,888       34,100,461      143,748,122
Book value per share(1)......................            (0.10)               1.85          2.10             1.85             5.57

FINANCIAL RATIOS AND ACCOUNT DATA:
Percentage of average shareholders' equity
  (deficit) to average total assets..........           (30.97)%            (35.71)%        15.13%          26.58%           19.95%
Percentage of allowance for loan losses to
  total loans................................               --                1.01%         1.24%            0.43%            1.05%
Percentage of charge-offs to average loans...               --                0.08%         0.36%            0.05%            0.12%
Percentage of nonperforming loans to total
  loans......................................               --                  --            --               --               --
Number of accounts at period end.............               --               4,755        17,408            8,416           24,634


------------------------

(1) On April 13, 1999, we declared a 3 for 1 split of our common stock to be effected in the form of a stock dividend payable on May 14, 1999 to shareholders of record as of the close of business on April 23, 1999. All references to share and per share amounts have been retroactively adjusted to reflect this split.

(2) Assuming no income tax benefit and a statutory income tax rate of 34% for the year, pro forma net income per common and potential common share for the year ended December 31, 1998 would have been $0.03 per share, basic, and $0.02 per share, diluted.

                                  RISK FACTORS

    AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE SPECIFIC FACTORS LISTED BELOW, TOGETHER WITH THE CAUTIONARY STATEMENT THAT FOLLOWS THIS SECTION AND THE OTHER INFORMATION INCLUDED IN THIS PROSPECTUS BEFORE PURCHASING OUR COMMON STOCK.

    THE SHARES OF OUR COMMON STOCK ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FDIC OR ANY OTHER GOVERNMENTAL AGENCY.

WE COULD SUSTAIN LOSSES IF THE QUALITY OF OUR LOAN PORTFOLIO DETERIORATES

    If the quality of our loan portfolio deteriorates due to economic downturns or our inaccurate assessment of borrower creditworthiness, our interest income and net interest margin could decrease and our loan loss provision could increase. This could result in losses that materially adversely affect our business, financial condition, results of operations and cash flows. A significant portion of our net income is derived from our loan portfolio. If an economic downturn occurs either generally or in the Western or Southeastern United States, the regions collectively representing the greatest concentration of loans in our loan portfolio, borrowers may be less likely to repay their loans as scheduled.

OUR SUCCESS DEPENDS ON THE CONTINUED GROWTH IN USE AND COMMERCIAL VIABILITY OF
  THE INTERNET

    Our future success depends substantially on continued growth in use of the internet. The internet is, however, a relatively new commercial marketplace and may not continue to grow. If internet use does not continue to grow, our business, financial condition, results of operations and cash flows could be materially adversely affected.

    Additionally, to the extent the internet's technical infrastructure or security concerns adversely affect its growth, our business, financial condition, results of operations and cash flows could be materially adversely affected. If the number of internet users and the level of use continues to grow, the internet's technical infrastructure may become unable to support the demands placed upon it. Furthermore, third-party vendors might not be able to timely and adequately develop the necessary technical infrastructure for significant increases in electronic commerce, such as a reliable network backbone, or to introduce performance improvements, such as high-speed modems. The internet could also lose its commercial viability due to delays in the development or adoption of new standards and protocols required to handle increased levels of activity or due to increased governmental regulation. Changes in or insufficient availability of telecommunication services could produce slower response times and adversely affect use of the internet. Furthermore, the general public's security concerns regarding the transmittal of confidential information, such as credit card numbers, over the internet might persist or even worsen. These security concerns could lead to resistance against widespread acceptance of the internet as a viable commercial marketplace.

OUR OPERATIONS COULD BE INTERRUPTED IF OUR NETWORK OR COMPUTER SYSTEMS FAIL OR
  EXPERIENCE A SECURITY BREACH

    Interruptions in our operations resulting from damage or failure of our network or computer system could materially adversely affect our business, financial condition, results of operations and cash flows. Because we conduct our business over the internet and outsource several critical functions to third parties, our operations depend on our ability, as well as that of our third-party service providers, to protect our computer systems and network infrastructure against damage from fire, power loss, telecommunications failure, physical break-ins or similar catastrophic events. Our computer systems and network infrastructure could be vulnerable to unforeseen problems.

    In addition, any compromise or breach of our network or computer system security could have a material adverse effect on our business, financial condition, results of operations and cash flows. A significant barrier to on-line financial transactions is the secure transmission of confidential information over public networks. We rely on encryption and authentication technology to provide the security and authentication necessary for secure transmission of confidential information. Advances in computer capabilities, new discoveries in the field of cryptography or other developments could result in a compromise or breach of the algorithms Net.B@nk and its third-party service providers use to protect customer transaction data. See "Business--Security."

    We are part of a rapidly evolving electronic commerce market. Market acceptance of internet banking depends substantially on widespread adoption of the internet for general commercial and financial services transactions. If another provider of commercial services through the internet were to suffer damage from a physical break-in, security breach or other disruptive problem caused by the internet or other users, the growth and public acceptance of the internet for commercial transactions could suffer. Such an event could deter potential customers or cause customers to leave us and thereby materially adversely affect our business, financial condition, results of operations and cash flows.

INDUSTRY COMPETITION MAY ADVERSELY AFFECT OUR SUCCESS

    The banking industry is highly competitive in general, and the market for internet banking in particular has experienced a recent surge in new entrants. Our future profitability depends on our ability to compete successfully. We believe our ability to compete successfully depends on a number of factors, including:

    - Market presence;

    - Customer service and satisfaction;

    - The capacity, reliability and security of our network infrastructure;

    - Ease of access to and navigation of the internet;

    - Our competitors' interest rates and service fees;

    - The scope of our products and services and the rate at which we and our competitors introduce them; and

    - Industry and general economic trends.

    If we experience difficulty in any of these areas, our business, financial condition, results of operations and cash flows could be materially adversely affected.

    In addition, many of our principal competitors, traditional banks and thrifts, other internet banks and other financial service providers, such as brokerage and insurance companies, have greater financial and other resources than we do. Because there are few barriers to on-line market entry for existing chartered financial institutions, our competitors could implement internet banking operations with relative ease. Furthermore, brokerage companies and other financial service providers may not be subject to the same degree of regulation as we are. See "Business--Competition."

FAILURE TO IMPLEMENT OUR BUSINESS STRATEGY OR MANAGE OUR GROWTH EFFECTIVELY MAY
  ADVERSELY AFFECT OUR FINANCIAL PERFORMANCE

    We may not succeed in implementing our business strategy and, even if we do succeed, our strategy may not have the favorable impact on operations that we anticipate. Our success depends on our ability to execute our marketing plan, leverage our low cost structure, offer a broad array of products and services, provide convenient, high-quality customer service and employ other elements of our business strategy. We may not be able to manage effectively the expansion of our operations or achieve the rapid execution necessary to exploit fully the market for our services. If we are unable to manage growth effectively, or to otherwise adequately implement our business strategy, our business, financial condition, results of operations and cash flows could be materially adversely affected. See "Business--Growth Strategy."

FAILURE TO INTRODUCE NEW PRODUCTS AND SERVICES SUCCESSFULLY MAY CAUSE US TO LOSE
  MARKET SHARE

    If we are unable to develop and bring additional products and services to market in a timely manner, we could lose market share to competitors who are able to offer these additional products and services, which could materially adversely affect our business, financial condition, results of operations and cash flows. Our success depends in part upon our ability to offer new products and services that meet changing customer requirements. See "Business--Industry Background," "--The Net.B@nk Solution" and "--Products and Services."

OUR PROFITABILITY AND GROWTH MAY BE ADVERSELY AFFECTED IF INTERNET BANKING DOES
  NOT BECOME WIDELY ACCEPTED

    If the internet banking market does not continue to develop, our business, financial condition, results of operations and cash flows could be materially adversely affected. The market for internet banking services is rapidly evolving and the ultimate demand for and market acceptance of internet banking remains uncertain. Market acceptance of internet banking depends on consumer willingness to use the internet for general commercial and financial services transactions. Other critical issues concerning the commercial use of the internet, including reliability, cost, ease of use and access and quality of service, may also impact the growth of internet use. Consequently, internet banking may not become as widely accepted as traditional methods of banking and our profitability and growth could be adversely affected. See "Business--Industry Background" and "--The Net.B@nk Solution."

OUR COMPETITIVE POSITION DEPENDS ON OUR ABILITY TO ATTRACT AND RETAIN KEY
  PERSONNEL

    Our success depends upon the continued service of our senior management team and key technical personnel and upon our ability to attract and retain qualified personnel. If we lose the services of our key personnel, or are unable to attract additional qualified personnel, our business, financial condition, results of operations and cash flows could be materially adversely affected. On April 30, 1999, Donald S. Shapleigh, Jr. resigned as our President. We have not yet hired anyone to replace him and cannot predict when this position will be filled. To date, this vacancy has not adversely affected our operations; however, we cannot predict the effect a continued vacancy in this position will have on our operations. Our employees do not have employment agreements and may voluntarily terminate their employment at any time. In the current market, competition for qualified employees, particularly in technical fields, is intense. In our experience, it can take a significant period of time to identify and hire personnel with the combination of skills and attributes required to carry out our strategy. We do not carry key person life insurance on any of our executives. See "Management."

CHANGES IN INTEREST RATES MAY DECREASE OUR NET INTEREST INCOME

    An increase or decrease in interest rates could have a material adverse effect on our net interest income, capital and liquidity. Our operations depend substantially on our net interest income, which is the difference between the interest income earned on our interest-earning assets, such as loans and investments, and the interest expense paid on our interest-bearing liabilities, such as deposits and other borrowings. Like most depository institutions, our earnings are affected by changes in market interest rates and other economic factors beyond our control. While we intend to continue to take measures to decrease interest rate risk, these measures may not be effective in minimizing the exposure to interest rate risk. The difference between the amount of interest-earning assets and interest-bearing liabilities that mature within a given period of time, or the interest rate sensitivity "gap," indicates the extent to which an institution's interest rate spread will be affected by changes in interest rates. A gap is considered positive when the amount of interest rate-sensitive assets exceeds the amount of interest rate-sensitive liabilities and is considered negative when the amount of interest rate-sensitive liabilities exceeds the amount of interest rate-sensitive assets. In a rising interest rate environment, an institution with a positive gap would be in a better position than an institution with a negative gap to invest in higher yielding assets or have its asset yields adjusted upward, which would result in the yield on its assets increasing at a faster pace than the cost of its interest-bearing liabilities. During a period of falling interest rates, however, an institution with a positive gap would tend to have its assets maturing at a faster rate than one with a negative gap, which would tend to reduce or restrain the growth of its net interest income. If we are unsuccessful in managing interest rate fluctuations, our business, financial condition, results of operations and cash flows could be materially adversely affected. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Market Risk."

OUR OPERATIONS COULD BE INTERRUPTED IF OUR THIRD-PARTY SERVICE PROVIDERS
  EXPERIENCE DIFFICULTY OR TERMINATE THEIR SERVICES

    If our third-party service providers experience difficulties or terminate their services and we are unable to replace them with another service provider, our operations could be interrupted. If an interruption were to continue for a significant period of time, our business, financial condition, results of operations and cash flows could be materially adversely affected. We depend, and will continue to depend, significantly on a number of relationships with third-party service providers. Specifically, we receive essential Web hosting, electronic bill payment and core systems processing services on an outsourced basis from NCR Corporation, CheckFree Corporation and BISYS Group, Inc., respectively. See "Business--Operations."

OUR COMPUTER SYSTEMS, AND THOSE OF OTHERS ON WHOM WE RELY, MAY NOT OPERATE
  PROPERLY ON YEAR 2000-SENSITIVE DATES

    The year 2000 issue common to most corporations, including Net.B@nk, concerns the inability of some computer software programs and databases to recognize the year 2000 and other year 2000-sensitive dates. Computer programs we or our service providers use that recognize a date using "00" as the year 1900 rather than the year 2000 could result in errors or system failures that could ultimately cause us or our service providers to be unable to process customer transactions. This would require us to cease operations pending resolution of the problem. We believe our principal risk lies in the potential inability of our outside vendors and service providers to process date-sensitive information involving the year 2000. We also face risks relating to the potential year 2000 noncompliance of other institutions that service our loans, merchants receiving electronic transfers of funds from our customers, the FedWire system governing electronic funds transfers, the ATM networks with which we are is affiliated and the Federal Reserve system itself. Additionally, if any of our borrowers encounter year 2000 computer malfunctions they may become unable to repay their loans.

    Furthermore, if we are unable to achieve year 2000 readiness, our regulators could suspend our operations. Although we are working to resolve the potential impact of the year 2000 on the ability of the computerized information systems we use to accurately process information that may be date-sensitive, if we or any of our service providers or other entities cannot achieve year 2000 readiness, our business, financial condition, results of operations and cash flows could be materially adversely affected. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Year 2000."

THE MARKET PRICE OF OUR COMMON STOCK HAS FLUCTUATED, AND COULD FLUCTUATE
  SIGNIFICANTLY IN THE FUTURE

    The market price of our common stock has been highly volatile since our initial public offering, with closing prices ranging from a low of $2.92 per share to a high of $78.34 per share. The market price of the common stock will continue to fluctuate, and could fluctuate significantly, in response to various factors and events, including the liquidity of the market for the common stock, differences between our actual financial or operating results and those expected by investors and analysts, changes in analysts' recommendations or projections, new statutes or regulations or changes in the interpretation of existing statutes and regulations affecting our business, changes in general economic or market conditions and broad market fluctuations. See "Price Range of Common Stock."

WE RELY ON INTELLECTUAL PROPERTY RIGHTS

    We regard the form and substance of our name as proprietary and attempt to protect it by relying on intellectual property laws. We have submitted a United States trademark registration for the Net.B@nk name and take active measures to safeguard this name. Policing unauthorized use of proprietary information is difficult, however, and we cannot assure you about the continued viability or value of any of the intellectual property rights that we now have or may have in the future. Litigation may be necessary in the future to enforce our intellectual property rights.

    In addition, our business activities could infringe upon the proprietary rights of others, and other parties could assert infringement claims against us. Any litigation claims or counterclaims we might make could impair our business because they could be time-consuming, result in costly litigation or divert management's attention.

    We own the internet domain name "netbank.com". The regulation of domain names in the United States and in foreign countries may change. Regulatory bodies could establish additional top-level domains, appoint additional domain name registrars or modify the requirements for holding domain names, any or all of which may dilute the strength of our name. We may not acquire or maintain our domain names in all of the countries in which our Web site may be accessed or for any or all of the top-level domain names that may be introduced. The relationship between regulations governing domain names and laws protecting intellectual property rights is unclear. Therefore, we may not be able to prevent third parties from acquiring domain names that infringe or otherwise decrease the value of our trademarks and other intellectual property rights.

GOVERNMENT REGULATION MAY ADVERSELY AFFECT OUR ABILITY TO CONDUCT BUSINESS

    BANK REGULATION. Revisions to existing or adoption of new laws or regulations could subject us to more demanding regulatory compliance requirements and could adversely affect our ability to conduct, or our cost of conducting, business. Net.B@nk, Inc., the parent company, is regulated by the Office of Thrift Supervision and the Georgia Department of Banking and Finance and subject to certain restrictions imposed by the Board of Governors of the Federal Reserve System. Net.B@nk, our banking subsidiary, is regulated by the Office of Thrift Supervision and the FDIC. We are also subject to various laws and regulations relating to commercial and consumer transactions generally, such as the Uniform Commercial Code, as well as the electronic funds transfer rules which are contained in Regulation E, issued by the Federal Reserve Board. Any of these agencies, or other governmental or regulatory authorities, could revise existing regulations or adopt new regulations at any time. Legislation and regulatory initiatives containing wide-ranging proposals for altering the structure, regulation and competitive relationships of financial institutions are introduced regularly. We cannot predict whether or in what form a proposed statute or regulation will be adopted or the extent to which it may affect our business.

    Furthermore, given the rapid expansion of the electronic commerce market, many regulatory bodies are adopting measures to ensure that their regulations are keeping pace. For example, Congress has held hearings on whether to regulate the electronic commerce market, while numerous states are considering adopting their own laws to regulate internet banking. Furthermore, bank regulators are considering proposing new laws relating to customer privacy. If enacted, these laws, rules and regulations could force us to comply with more complex and perhaps more burdensome regulatory requirements, which could materially adversely affect our business, financial condition, results of operations and cash flows. See "Business--Supervision and Regulation."

    INTERNET REGULATION. Our ability to conduct, and/or our cost of conducting, business may also be adversely affected by a number of legislative and regulatory proposals concerning other aspects of the internet, which are currently under consideration by federal, state, local and foreign governmental organizations. These proposals include, but are not limited to the following matters: on-line content, user privacy, taxation, access charges, liability of third-party activities and jurisdiction. Moreover, we do not know how existing laws relating to these issues will be applied to the internet. The adoption of new laws or the application of existing laws could decrease the growth in the use of the internet, which could in turn decrease the demand for our products and services, increase our cost of doing business or otherwise have a material adverse effect on our business, financial condition, results of operations and cash flows. Furthermore, government restrictions on internet content could slow the growth of internet use and decrease acceptance of the internet as a communications and commercial medium and thereby have a material adverse effect on our business, financial condition and results of operations.

    Some local telephone carriers have asserted that the growing popularity and use of the internet has burdened the existing telecommunications infrastructure and caused interruptions in telephone service in areas with high internet use. These carriers have petitioned the Federal Communications Commission to impose access fees on internet service providers and commercial on-line service providers. If the Federal Communications Commission imposes access fees, the costs of transacting business over the internet could increase substantially, potentially slowing the growth in use of the internet. This could in turn decrease demand for our services or increase our cost of doing business, and thus have a material adverse effect on our business, financial condition, results of operations and cash flows.


    INTERNET PRIVACY. Internet user privacy has become an issue both in the United States and abroad. The Federal Trade Commission has proposed model legislation that would force companies to comply with specified core information practices. It is possible that Congress could adopt either legislation similar to that proposed by the Federal Trade Commission or other privacy legislation that could have a material adverse effect on the way in which we are allowed to conduct our business, especially those aspects that involve the collection or use of personal information. At the international level, the European Union has adopted a directive that permits European Union member countries to impose restrictions on the collection and use of personal data. This directive could, among other things, affect United States companies that collect information over the internet from individuals in European Union member countries and may impose restrictions that are more stringent than current internet privacy standards in the United States. In response to this directive, on November 4, 1998, the United States Department of Commerce published for comment a set of safe harbor principles regarding privacy protection for personally identifiable data. These principles were revised on April 19, 1999.


OUR DIRECTORS AND EXECUTIVE OFFICERS OWN A SIGNIFICANT PORTION OF OUR
  OUTSTANDING COMMON STOCK AND COULD EXERCISE SIGNIFICANT INFLUENCE OVER
  NET.B@NK


    As of April 30, 1999, our directors and executive officers beneficially owned 5,384,096 shares, representing approximately 20.0%, of the outstanding common stock of Net.B@nk. As a result, our directors and executive officers could exercise significant influence over matters requiring shareholder approval, including the election of directors or a change in control of Net.B@nk. See "Management" and "Principal Shareholders."

OUR ARTICLES OF INCORPORATION AND BYLAWS COULD DETER A CHANGE IN CONTROL AND
  DEPRIVE YOU OF AN OPPORTUNITY TO SELL YOUR COMMON STOCK AT A PREMIUM OVER MARKET PRICES

    Our Articles of Incorporation and Bylaws contain provisions that may deter an attempt to change or gain control of Net.B@nk. As a result, you may be deprived of opportunities to sell some or all of your shares at prices that represent a premium over market prices. These provisions include the existence of blank check preferred stock, staggered terms for the directors, restrictions on the ability to change the number of directors or to remove a director and supermajority voting requirements. See "Description of Capital Stock."

WE DO NOT INTEND TO PAY CASH DIVIDENDS

    We do not intend to pay cash dividends in the foreseeable future, as we expect to apply any earnings to developing and expanding our business. See "Dividend Policy."

THE MARKET PRICE OF THE COMMON STOCK MAY DECLINE DUE TO SHARES ELIGIBLE FOR
  FUTURE SALE

    Future sales of substantial amounts of common stock in the public market or the perception that such sales could occur could adversely affect the market price of the common stock. Certain directors and executive officers of Net.B@nk, who collectively hold 5,172,096 restricted shares of common stock, are precluded under Office of Thrift Supervision requirements from selling any of these shares of common stock without prior Office of Thrift Supervision approval until July 28, 2000. If all of these shares are sold when they first become eligible for resale, the increase in the number of shares available for sale could adversely affect the market price of the common stock.

WE HAVE BROAD DISCRETION IN ALLOCATING THE NET PROCEEDS FROM THIS OFFERING

    Our management will have broad discretion in allocating the net proceeds from this offering. We have not yet determined the allocation of these funds to the various purposes described in this prospectus. See "Use of Proceeds."

                         CAUTIONARY STATEMENT REGARDING
                           FORWARD-LOOKING STATEMENTS

    Some of the statements in this prospectus are forward-looking statements. These forward-looking statements include statements in the "Business-Industry Background" and "The Net.B@nk Solution" sections of this prospectus relating to trends in internet use and electronic commerce. These forward-looking statements also include statements relating to our performance in the "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Use of Proceeds" and "Business" sections of this prospectus. In addition, we may make forward-looking statements in future filings with the Securities and Exchange Commission and in written materials, press releases and oral statements issued by us or on our behalf. Forward-looking statements include statements regarding the intent, belief or current expectations of Net.B@nk or its officers and can be identified by the use of forward-looking terms such as "may," "will," "should," "believe," "expect," "anticipate," "estimate," "continue" or the negative of these words or comparable terminology. Forward-looking statements relating to the following involve inherent risks and uncertainties:

    - The growth in the use of the internet;

    - Our business strategy;

    - Competitiveness in the banking industry;

    - Potential regulatory obligations; and

    - Other statements that are not historical facts.

    Our actual results could differ materially from those anticipated from the forward-looking statements, depending on various important factors. These factors include:

    - A possible decline in asset quality;

    - The evolving nature of the market for internet banking;

    - The possible adverse effects of unexpected changes in the interest rate environment; and

    - Increasing competition and regulatory changes.

    In addition, please note that matters set forth under the caption "Risk Factors" constitute cautionary statements identifying important factors with respect to the forward-looking statements, including risks and uncertainties, that could cause actual results to differ materially from those in the forward-looking statements.

    All forward-looking statements in this prospectus are based on information available to us as of the date of this prospectus. We do not undertake to update any forward-looking statements that may be made by us or on our behalf in this prospectus or otherwise.

                                USE OF PROCEEDS


    We estimate that the net proceeds to us from our sale of 3,000,000 shares of common stock in this offering, after payment of underwriting discounts and commissions and estimated expenses of the offering, will be $176,200,000, assuming an offering price of $62.00 per share. If the underwriters exercise their over-allotment option in full, we estimate that the net proceeds to us will be $202,705,000 after payment of underwriting discounts and commissions and estimated expenses of the offering. We intend to invest the majority of the net proceeds from this offering in earning assets, including purchased loan portfolios, new loans that we originate and investment securities. We intend to use the earnings from these assets and the balance of the net proceeds from this offering for general corporate purposes, including increasing our budgeted marketing efforts to $11.0 million for the next twelve months. We also intend to hire additional personnel, to fund other costs related to our accelerated deposit growth and to pursue strategic partnerships and investments. We have not yet allocated the net proceeds to each of the proposed purposes. Although we continually evaluate opportunities for strategic partnerships and investments, we do not presently have an understanding or agreement relating to any such arrangement that is material to our business or that we have not otherwise disclosed in this prospectus.


    Concurrent with this offering and by means of a separate prospectus, we are
offering $100,000,000 aggregate principal amount of   % Convertible Subordinated
Notes Due 2004, plus an additional $15,000,000 aggregate principal amount of notes, solely to cover the underwriters' over-allotment option. The notes are convertible, at the option of the holder, into shares of common stock at a
conversion price of $            per share, which is equivalent to       shares
per $1,000 principal amount of the notes, subject to anti-dilution adjustments. The notes rank junior in right of payment to substantially all of our senior indebtedness in existence at the time of the issuance of the notes or incurred by us in the future. In addition, the notes are subordinate to all existing and future liabilities of our subsidiaries, including our obligations to depositors and trade and other creditors. The completion of the notes offering and this common stock offering do not depend upon one another. We intend to use the proceeds from the notes offering for the same purposes as for the common stock offering.

                                 CAPITALIZATION

    The following table sets forth our consolidated capitalization at March 31, 1999, the pro forma consolidated capitalization as adjusted to reflect the completion of this offering and as further adjusted to reflect the concurrent sale of the notes. This table should be read together with "Selected Consolidated Financial Data", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and related notes, which are included elsewhere in this prospectus.


                                                                                  MARCH 31, 1999
                                                                  ----------------------------------------------
                                                                                        AS              AS
                                                                                     ADJUSTED        FURTHER
                                                                                    TO REFLECT       ADJUSTED
                                                                                       THIS       TO REFLECT THE
                                                                      ACTUAL         OFFERING     NOTES OFFERING
                                                                  --------------  --------------  --------------
Indebtedness:
Other borrowed funds............................................  $   45,000,000  $   45,000,000  $   45,000,000
[    ]% Convertible Subordinated Notes Due 2004.................        --              --           100,000,000
                                                                  --------------  --------------  --------------
  Total indebtedness............................................      45,000,000      45,000,000     145,000,000
                                                                  --------------  --------------  --------------
Shareholders' Equity:
Preferred stock, no par value, 10,000,000 shares authorized; no
  shares outstanding............................................        --              --              --
Common stock, $0.01 par value, 100,000,000 shares authorized;
  25,795,485 shares outstanding and 28,795,485 shares
  outstanding, as adjusted and as further adjusted..............          85,985         115,985         115,985
Additional paid-in capital......................................     148,604,108     324,774,108     324,774,108
Unamortized stock plan expense..................................         (15,709)        (15,709)        (15,709)
Accumulated deficit.............................................      (4,261,093)     (4,261,093)     (4,261,093)
Accumulated other comprehensive loss, net of tax................        (665,169)       (665,169)       (665,169)
                                                                  --------------  --------------  --------------
  Total shareholders' equity....................................     143,748,122     319,948,122     319,948,122
                                                                  --------------  --------------  --------------
      Total capitalization......................................  $  188,748,122  $  364,948,122  $  464,948,122
                                                                  --------------  --------------  --------------
                                                                  --------------  --------------  --------------

Book value per share............................................  $         5.57  $        11.11  $        11.11
                                                                  --------------  --------------  --------------
                                                                  --------------  --------------  --------------



    The pro forma capitalization as adjusted to reflect this offering assumes that the net proceeds to us, after deducting the estimated underwriting discount and estimated offering expenses payable by us, are $176,200,000, assuming an offering price of $62.00 per share. If the underwriters exercise their over-allotment option in full, 3,450,000 shares of common stock would be sold by us, resulting in total net proceeds of $202,705,000.



    The pro forma capitalization as further adjusted to reflect the notes offering again assumes $176,200,000 of net proceeds from this common stock offering and in addition assumes the offering of $100,000,000 aggregate principal amount of notes and that there is no conversion of the notes. The estimated underwriting discount and other fees and expenses related to the notes are expected to total $3,290,000. If the underwriters exercise their over-allotment option in full, $115,000,000 aggregate principal amount of the notes would be sold by us, resulting in total net proceeds of $111,260,000.

                          PRICE RANGE OF COMMON STOCK

    Net.B@nk common stock was listed on the Nasdaq SmallCap Market under the symbol "NTBK" from July 28, 1997 until February 5, 1999. Since February 5, 1999 Net.B@nk's common stock has been listed on the Nasdaq National Market. The following table sets forth for the periods indicated the high and low sales prices per share of common stock as reported on the Nasdaq SmallCap Market and Nasdaq National Market. The market price has been adjusted for the 3 for 1 stock split effective May 14, 1999 to the shareholders of record as of April 23, 1999. See note 14 of the notes to the consolidated financial statements.

                                                                                         HIGH        LOW
                                                                                       ---------  ---------
NASDAQ SMALLCAP MARKET:
1997
  Third quarter (commencing July 28).................................................  $    4.42  $    2.88
  Fourth quarter.....................................................................  $    4.13  $    3.04

1998
  First quarter......................................................................  $    8.42  $    3.75
  Second quarter.....................................................................  $   10.54  $    7.33
  Third quarter......................................................................  $   12.13  $    5.25
  Fourth quarter.....................................................................  $   11.81  $    3.58

1999
  First quarter (through February 4).................................................  $   22.75  $    8.67

NASDAQ NATIONAL MARKET:
1999
  First quarter (from February 5)....................................................  $   25.00  $   11.67
  Second quarter (through May 5).....................................................  $   83.00  $   22.75


    On May 12, 1999, there were approximately 139 holders of record of our common stock. On May 12, 1999, the closing sales price of the common stock on the Nasdaq National Market was $62.00 per share.


                                DIVIDEND POLICY

    We have not declared or paid any cash dividends on the common stock. On May 14, 1999, we will effect a 3 for 1 stock split in the form of a stock dividend to the shareholders of record as of April 23, 1999. See note 14 of the notes to the consolidated financial statements. For the foreseeable future we do not intend to declare cash dividends. We intend to retain earnings to grow our business and strengthen our capital base. In addition, the Office of Thrift Supervision regulates the dividends payable by our subsidiary, Net.B@nk. See "Business--Supervision and Regulation--Capital Distributions."

                      SELECTED CONSOLIDATED FINANCIAL DATA

    The selected financial data set forth below as of December 31, 1996, 1997 and 1998 and with respect to the period from February 20, 1996 to December 31, 1996 and the years ended December 31, 1997 and 1998 is derived from the audited consolidated financial statements of Net.B@nk. The selected financial data set forth below as of and for the three months ended March 31, 1998 and 1999 is derived from the unaudited consolidated financial statements of Net.B@nk, which in our management's opinion, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial information set forth in the financial statements. The results as of and for the three months ended March 31, 1999 are not necessarily indicative of the results for the full year ending December 31, 1999. The following selected historical financial information should be read in conjunction with Net.B@nk's consolidated financial statements and the related notes thereto included elsewhere in this prospectus and with "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                                             PERIOD FROM
                                                            FEBRUARY 20,
                                                            1996 (DATE OF             YEAR ENDED
                                                          INCORPORATION) TO          DECEMBER 31,
                                                            DECEMBER 31,       -------------------------
                                                                1996              1997          1998
                                                         -------------------   -----------  ------------
INCOME STATEMENT DATA:
Interest income........................................      $     7,709       $ 2,223,165  $ 18,088,044
Interest expense.......................................        --                1,259,743    11,424,432
                                                         -------------------   -----------  ------------
  Net interest income..................................            7,709           963,422     6,663,612
Provision for loan losses..............................        --                  471,706        20,132
                                                         -------------------   -----------  ------------
  Net interest income after provision for loan
    losses.............................................            7,709           491,716     6,643,480
Noninterest income.....................................           60,000            62,607       683,092
Noninterest expense....................................        3,906,891         6,131,762     5,187,390
                                                         -------------------   -----------  ------------
  Net income (loss) before income taxes................       (3,839,182)       (5,577,439)    2,139,182
Income tax benefit (expense)...........................        --                  --          2,324,830
                                                         -------------------   -----------  ------------
  Net income (loss)....................................      $(3,839,182)      $(5,577,439) $  4,464,012
                                                         -------------------   -----------  ------------
                                                         -------------------   -----------  ------------
  Net income (loss) per common share--basic(1).........      $     (1.44)      $     (0.55) $       0.24(2)
                                                         -------------------   -----------  ------------
                                                         -------------------   -----------  ------------
  Net income (loss) per common and potential common
    share--diluted(1)..................................      $     (1.44)      $     (0.55) $       0.23(2)
                                                         -------------------   -----------  ------------
                                                         -------------------   -----------  ------------
Weighted average shares outstanding--basic(1)..........        2,658,000        10,062,000    18,447,000
Weighted average shares outstanding--diluted(1)........        2,658,000        10,062,000    19,152,000

BALANCE SHEET DATA--AT PERIOD END:
Total assets...........................................      $ 1,246,449       $93,219,809  $388,436,736
Total deposits.........................................        --               58,726,763   283,589,151
Other borrowed funds...................................        --                  --         60,000,000
Shareholders' equity (deficit).........................         (386,073)       34,117,397    38,754,888
Book value per share(1)................................            (0.10)             1.85          2.10

FINANCIAL RATIOS AND ACCOUNT DATA:
Return on average total assets (ROA)...................              N/M            (11.81)%         1.85%(3)
Return on average shareholders' equity (ROE)...........              N/M            (33.07)%        12.25%(3)
Percentage of average shareholders' equity (deficit) to
  average total assets.................................           (30.97)%          (35.71)%        15.13%
Percentage of allowance for loan losses to total
  loans................................................               --              1.01%         1.24%
Percentage of charge-offs to average loans.............               --              0.08%         0.36%
Percentage of nonperforming loans to total loans.......               --                --            --
Number of accounts at period end.......................               --             4,755        17,408


                                                             THREE MONTHS ENDED
                                                                 MARCH 31,
                                                         --------------------------
                                                             1998          1999
                                                         ------------  ------------
INCOME STATEMENT DATA:
Interest income........................................  $  2,206,614  $  7,557,850
Interest expense.......................................     1,303,628     4,559,707
                                                         ------------  ------------
  Net interest income..................................       902,986     2,998,143
Provision for loan losses..............................         3,661        49,806
                                                         ------------  ------------
  Net interest income after provision for loan
    losses.............................................       899,325     2,948,337
Noninterest income.....................................       122,495       245,715
Noninterest expense....................................     1,173,267     2,147,536
                                                         ------------  ------------
  Net income (loss) before income taxes................      (151,447)    1,046,516
Income tax benefit (expense)...........................       --           (355,000)
                                                         ------------  ------------
  Net income (loss)....................................  $   (151,447) $    691,516
                                                         ------------  ------------
                                                         ------------  ------------
  Net income (loss) per common share--basic(1).........  $      (0.01) $       0.03
                                                         ------------  ------------
                                                         ------------  ------------
  Net income (loss) per common and potential common
    share--diluted(1)..................................  $      (0.01) $       0.03
                                                         ------------  ------------
                                                         ------------  ------------
Weighted average shares outstanding--basic(1)..........    18,431,000    22,536,000
Weighted average shares outstanding--diluted(1)........    18,431,000    23,424,000
BALANCE SHEET DATA--AT PERIOD END:
Total assets...........................................  $163,463,431  $526,463,208
Total deposits.........................................   128,681,669   332,678,334
Other borrowed funds...................................       --         45,000,000
Shareholders' equity (deficit).........................    34,100,461   143,748,122
Book value per share(1)................................          1.85          5.57
FINANCIAL RATIOS AND ACCOUNT DATA:
Return on average total assets (ROA)...................         (0.48  (4)         0.60%(4)
Return on average shareholders' equity (ROE)...........         (1.76  (4)         3.04%(4)
Percentage of average shareholders' equity (deficit) to
  average total assets.................................         26.58%        19.95%
Percentage of allowance for loan losses to total
  loans................................................          0.43%         1.05%
Percentage of charge-offs to average loans.............          0.05%         0.12%
Percentage of nonperforming loans to total loans.......            --            --
Number of accounts at period end.......................         8,416        24,634

------------------------------
(1) On April 13, 1999, we declared a 3 for 1 split of our common stock to be effected in the form of a stock dividend payable on May 14, 1999 to shareholders of record as of the close of business on April 23, 1999. All references to share and per share amounts have been retroactively adjusted to reflect this split.
(2) Assuming no income tax benefit and assuming a statutory income tax rate of 34% for the year, pro forma net income per common and potential common share for the year ended December 31, 1998 would have been $0.03 per share, basic, and $0.02 per share, diluted.
(3) Assuming no income tax benefit and assuming a statutory income tax rate of 34% for the year, pro forma return on average total assets and average shareholders' equity for the year ended December 31, 1998 would have been 0.59% and 4.04%, respectively.
(4) As adjusted to reflect an annualized rate of return.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

    Net.B@nk, Inc. is a holding company that wholly owns Net.B@nk, a federal savings bank. Net.B@nk, Inc. was incorporated as a Georgia corporation on February 20, 1996, for the purpose of forming and, ultimately, operating a wholly owned federal savings bank subsidiary. During the period from February 20, 1996 to July 31, 1997, pending regulatory approval and the acquisition of a bank charter, we operated as a development stage enterprise under an agreement with Carolina First Bank, a wholly owned subsidiary of Carolina First Corporation. Carolina First Bank agreed to hold and service the deposit accounts we generated in exchange for 3,975,000 shares of common stock, which were valued at $3.8 million. In addition, during the period from February 20, 1996 to July 31, 1997, we were a party to an agreement with First Alliance/Premier Bancshares, Inc. pursuant to which we agreed to purchase the charter of First Alliance's subsidiary, Premier Bank, $5.0 million in loans, $5.0 million in certificates of deposit and $2.0 million in unimpaired capital in exchange for $2.2 million in cash, 124,218 shares of the common stock valued at $125,000 and $75,000 in additional cash for reimbursement of direct out-of-pocket expenses. On July 11, 1997, we received final regulatory approval from the Office of Thrift Supervision to purchase the bank charter from First Alliance. On July 31, 1997, we received approximately $38.4 million in net proceeds from the sale of 10,500,000 shares of our common stock in our initial public offering and consummated our agreements with both First Alliance and Carolina First Bank. As a result, Net.B@nk became a wholly owned subsidiary of Net.B@nk, Inc. As of March 31, 1999, we had 24,634 accounts and approximately $332.7 million in deposits.

    On April 13, 1999, we declared a 3 for 1 split of our common stock effected in the form of a stock dividend payable on May 14, 1999 to shareholders of record as of the close of business on April 23, 1999. All references to share and per share amounts have been retroactively adjusted to reflect this split.

FINANCIAL CONDITION

    Our assets were $526.5 million at March 31, 1999 compared to $388.4 million and $93.2 million at December 31, 1998 and 1997, respectively. The increase of $138.1 million from December 31, 1998 to March 31, 1999 was primarily the result of approximately $105.0 million of net proceeds we received from an offering of common stock in February 1999, as well as an increase in customer deposits of approximately $49.1 million. We are using the proceeds from both the February 1999 offering of common stock and the increase in customer deposits for our widespread marketing campaign to increase public awareness of the Net.B@nk name and our products and services, and investing the excess in federal funds sold, investment securities and loans.

    The increase in assets of $295.2 million from December 31, 1997 to December 31, 1998 was primarily due to growth in our loan portfolio resulting from our purchase of approximately $257.5 million in home equity loans and first and second mortgage loans and the purchase of approximately $41.4 million in investment securities during the year ended December 31, 1998. In addition, we recorded a $2.3 million deferred tax asset related primarily to previous net operating loss carryforwards that we expect to realize for tax purposes. Because we achieved profitability in 1998, we believe that it is more likely than not that our deferred tax assets will be realized. We also had loan sale proceeds receivable of $23.2 million related to loan origination agreements with third parties at December 31, 1998.

    Total liabilities increased $33.0 million from $349.7 million at December 31, 1998 to $382.7 million at March 31, 1999. This increase was primarily due to the rapid growth in our deposit portfolio of $49.1 million as a result of our marketing campaign, offset by a $15.0 million decrease in other borrowed funds. Total liabilities increased $290.6 million from $59.1 million at December 31, 1997 to

$349.7 million at December 31, 1998. This increase was primarily due to the rapid growth of our deposit portfolio as a result of marketing programs we introduced in the fourth quarter of 1997.

    Total shareholders' equity increased $105.0 million from December 31, 1998 to March 31, 1999 primarily due to our receipt of approximately $105.0 million from the sale of 7,290,000 shares of our common stock in a public offering. Total shareholders' equity increased $4.6 million from December 31, 1997 to December 31, 1998 as a result of net income of $4.5 million and comprehensive income of $82,000.

    AVERAGE BALANCES, NET INTEREST INCOME AND YIELDS EARNED AND RATES PAID. The following table sets forth, for the periods subsequent to our formation, information regarding our average balance sheet. The average yields and rates represent the annualized rates. Information is based on average monthly balances during the five months ended December 31, 1997 and the year ended December 31, 1998.

                                                            FIVE MONTHS ENDED
                                                            DECEMBER 31, 1997
                                                    ----------------------------------
                                                                  INTEREST     AVERAGE
                                                      AVERAGE      EARNED/     YIELD/
                                                      BALANCE       PAID        RATE
                                                    -----------  -----------   -------
Interest-earning assets:
  Short-term investments..........................  $43,800,000  $   944,743     5.34%
  Investment securities(1)........................    8,900,000      183,184     7.06%
  Loans receivable(2).............................   30,200,000    1,095,238     8.70%
                                                    -----------  -----------
      Total interest-earning assets...............   82,900,000    2,223,165     6.44%
Noninterest-earning assets........................    2,000,000
                                                    -----------
      Total assets................................  $84,900,000
                                                    -----------
                                                    -----------
Interest-bearing liabilities--deposits............  $48,700,000    1,259,743     5.17%
Noninterest-bearing liabilities...................    1,000,000
                                                    -----------
      Total liabilities...........................   49,700,000
Shareholders' equity..............................   35,200,000
                                                    -----------  -----------
      Total liabilities and shareholders'
        equity....................................  $84,900,000
                                                    -----------
                                                    -----------
Net interest earnings.............................               $   963,422
                                                                 -----------
                                                                 -----------
Net yield on interest-earning assets(3)...........                               2.79%
                                                                               -------
                                                                               -------

------------------------

(1) Based on amortized cost; changes in fair value are not considered.

(2) No separate treatment has been made for non-accrual loans.

(3) Net interest income divided by average interest-earning assets.

                                                                YEAR ENDED
                                                            DECEMBER 31, 1998
                                                    ----------------------------------
                                                                   INTEREST    AVERAGE
                                                      AVERAGE       EARNED/    YIELD/
                                                      BALANCE        PAID       RATE
                                                    ------------  -----------  -------
Interest-earning assets:
  Short-term investments..........................  $ 11,000,000  $   633,893    5.76%
  Investment securities(1)........................    48,300,000    2,905,404    6.01%
  Loans receivable(2).............................   182,500,000   14,548,747    7.97%
                                                    ------------  -----------  -------
      Total interest-earning assets...............   241,800,000   18,088,044    7.48%
Noninterest-earning assets........................     2,500,000
                                                    ------------
      Total assets................................  $244,300,000
                                                    ------------
                                                    ------------
Interest-bearing liabilities:
  Deposits........................................  $177,600,000  $10,249,533    5.77%
  Other borrowed funds............................    25,000,000    1,174,899    4.71%
                                                    ------------  -----------  -------
      Total interest-bearing liabilities..........   202,600,000   11,424,432    5.64%
Noninterest-bearing liabilities...................     5,700,000
                                                    ------------
      Total liabilities...........................   208,300,000
Shareholders' equity..............................    36,000,000
                                                    ------------  -----------
      Total liabilities and shareholders'
        equity....................................  $244,300,000
                                                    ------------
                                                    ------------
Net interest earnings.............................                $ 6,663,612
                                                                  -----------
                                                                  -----------
Net yield on interest-earning assets(3)...........                               2.76%
                                                                               -------
                                                                               -------

------------------------

(1) Based on amortized cost; changes in fair value are not considered.

(2) No separate treatment has been made for non-accrual loans.

(3) Net interest income divided by average interest-earning assets.

    The following table sets forth a summary of the changes in interest income and interest expense resulting from changes in volume and rates for the periods indicated:

                                                                              YEAR ENDED DECEMBER 31, 1998
                                                                            COMPARED TO THE FIVE MONTHS ENDED
                                                                                    DECEMBER 31, 1997
                                                                        -----------------------------------------
                                                                                          INCREASE (DECREASE)
                                                                             NET                 DUE TO
                                                                          INCREASE     --------------------------
                                                                         (DECREASE)      RATE(1)      VOLUME(1)
                                                                        -------------  -----------  -------------
Interest-bearing assets:
  Short-term investments..............................................  $    (310,850) $   (58,427) $    (252,423)
  Investment securities...............................................      2,722,220      (50,100)     2,772,320
  Loans, gross........................................................     13,453,509     (266,230)    13,719,739
                                                                        -------------  -----------  -------------
      Total interest income...........................................     15,864,879     (374,757)    16,239,636
Interest-bearing liabilities:
  NOW accounts........................................................         91,787        2,478         89,309
  Money market........................................................        757,639     (104,125)       861,764
  Certificates of deposit.............................................      8,140,364      (73,172)     8,213,536
  Other borrowed funds................................................      1,174,899      --           1,174,899
                                                                        -------------  -----------  -------------
      Total interest expense..........................................     10,164,689     (174,819)    10,339,508
                                                                        -------------  -----------  -------------
      Net interest income.............................................  $   5,700,190  $  (199,938) $   5,900,128
                                                                        -------------  -----------  -------------
                                                                        -------------  -----------  -------------

------------------------

(1) The changes in interest income and/or expense not due solely to rate or volume have been allocated to the rate component.

RESULTS OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 1999 COMPARED TO THREE MONTHS ENDED MARCH 31, 1998

    GENERAL. Net income for the three months ended March 31, 1999 amounted to $692,000, an increase of $843,000 compared to a $151,000 loss for the three months ended March 31, 1998. The increase in net income was the result of the growth of our operations from 1998 to 1999.

    INTEREST INCOME. Interest income related to our loan and investment portfolio for the three months ended March 31, 1999 was $7.6 million compared to $2.2 million for the three months ended March 31, 1998. The increase in interest income was a result of the growth of our loan portfolio of $258.3 million from March 31, 1998 to March 31, 1999, offset partially by a decrease in the average yield on loans from 8.02% for the three months ended March 31, 1998 to 7.55% for the three months ended March 31, 1999. In addition, the investment portfolio grew from $46.3 million at March 31, 1998 to $80.3 million at March 31, 1999. The yield on the investment portfolio was 5.63% for the three months ended March 31, 1998 compared to 6.20% for the three months ended March 31, 1999.

    INTEREST EXPENSE. For the three months ended March 31, 1999, we recorded $4.0 million in interest expense on deposits compared to $1.3 million for the three months ended March 31, 1998 as a result of our increase in customer deposits from $128.7 million at March 31, 1998 to $332.7 million at March 31, 1999. In addition, interest paid on deposits decreased from 5.54% for the three months ended March 31, 1998 to 5.29% for the three months ended March 31, 1999. Also, during the three months ended March 31, 1999, we recorded approximately $500,000 in interest expense associated with short-term borrowings under our line of credit agreements and advances from the Federal Home Loan Bank.

    NET INTEREST INCOME. Net interest income is determined by our interest rate spread, which is the difference between the yields earned on our interest-earning assets and the rates paid on our interest-bearing liabilities, and the relative amounts of interest-earning assets and interest-bearing liabilities. Net interest income was $3.0 million for the three months ended March 31, 1999 compared to $903,000 for the three months ended March 31, 1998. The increase in net interest income resulted from the increase in the amount of loans and deposits from March 31, 1998 to March 31, 1999.

    PROVISION FOR LOAN LOSSES. In connection with the purchase of loan portfolios, we assess the inherent loss in the portfolios and record the necessary allowance by adjusting the premium associated with each portfolio. During the three months ended March 31, 1999, we recorded $1.2 million as an addition to premiums related to allowance for loan losses for loans purchased during the quarter. In addition, we also recorded a provision for loan losses of $49,800 related primarily to a decline in credit quality of a specific pool of automobile loans. This compared to a provision of $4,000 recorded during the three months ended March 31, 1998. We periodically review the performance of our loan portfolio by reviewing charge-offs, delinquency statistics and industry statistics on a pool by pool basis for our purchased portfolio and a loan by loan basis for our originated loans. If we note a decline in credit quality for a specific pool or loan, we record an additional allowance through a charge to the provision for loan losses. We maintain the allowance for loan losses at a level that we estimate to be adequate to provide for probable losses in the loan portfolio. We determine the adequacy of the allowance based upon reviews of individual loans, recent loss experience, current economic conditions, the risk characteristics of the various categories of loans and other pertinent factors.

    NONINTEREST INCOME. For the three months ended March 31, 1999, we recorded approximately $246,000 in loan and deposit service charges and fees compared to $123,000 recorded during the three months ended March 31, 1998. The significant increase in service charges was a result of a significant increase in both the loan and deposit portfolios.

    NONINTEREST EXPENSES. Noninterest expenses include all operating expenses, including salaries and benefits, marketing, general and administrative expenses (excluding interest expense, provision for loan losses and income taxes). Noninterest expense increased 83%, or $1.0 million, for the three months ended March 31, 1999 compared to the three months ended March 31, 1998. This increase was primarily the result of increases in salaries and benefits, customer service and data processing as we added additional employees and operational activities to support additional customers, and an increase in marketing expense as we expanded our marketing programs to build public awareness of the Net.B@nk name and our products and services.

YEAR ENDED DECEMBER 31, 1998 COMPARED TO YEAR ENDED DECEMBER 31, 1997

    GENERAL. Net income for the year ended December 31, 1998 amounted to $4.5 million, an increase of $10.1 million compared to the $5.6 million loss for the year ended December 31, 1997. The statement of operations for the year ended December 31, 1997 reflects our operations before and immediately following the acquisition of our bank charter. Because we did not acquire the charter until July 31, 1997, we had no earning assets prior to that date. A substantial portion of the income for the year ended December 31, 1998 resulted from the recognition of $2.3 million in tax benefits. The benefits resulted from the reversal of a valuation allowance of $3.3 million previously associated with our deferred tax assets offset by income tax expense for the year ended December 31, 1998. Because we achieved profitability during 1998, we now believe it is more likely than not that the deferred tax assets will be realized.

    INTEREST INCOME. Interest income related to our loan and investment portfolio for the year ended December 31, 1998 was $18.1 million compared to $2.2 million for the year ended December 31, 1997. The increase is a result of the growth of our loan portfolio from $44.9 million at December 31, 1997 to $280.4 million at December 31, 1998 offset by a decrease in average yield from 8.70% for the year ended December 31, 1997 to 7.97% for the year ended December 31, 1998. In addition, the investment security portfolio grew from $18.1 million at December 31, 1997 to $59.5 million at December 31, 1998 as we invested cash received from customer deposits. The yield on the investment portfolio was 7.06% for the year ended December 31, 1997 compared to 6.01% for the year ended December 31, 1998.

    INTEREST EXPENSE. For the year ended December 31, 1998, we recorded $10.2 million in interest expense on deposits as a result of our increase in customer deposits from $58.7 million at December 31, 1997 to $283.6 million at December 31, 1998. In addition, the average interest rate paid on deposits increased from 5.17% for the year ended December 31, 1997 to 5.77% for the year ended December 31, 1998. We recorded interest expense on deposits of $1.3 million during the year ended December 31, 1997 as we transferred our deposits to our banking subsidiary from Carolina First Bank and began paying interest on those deposits. In addition, during the year ended December 31, 1998, we recorded approximately $1.2 million of interest expense associated with other borrowed funds under our line of credit agreements and Federal Home Loan Bank advances.

    NET INTEREST INCOME. Net interest income is determined by our interest rate spread, which is the difference between the yields earned on our interest-earning assets and the rates paid on our interest-bearing liabilities, and the relative amounts of interest-earning assets and interest-bearing liabilities. With the growth in our operations, net interest income increased to $6.7 million for the year ended December 31, 1998, compared to $963,000 for the year ended December 31, 1997.

    PROVISION FOR LOAN LOSSES. During 1998, we recorded $3.6 million as an addition to premium related to allowance for loan losses for purchased loans. In addition, we recorded a $20,000 provision for loan losses for the year ended December 31, 1998, compared to $472,000 recorded during the year ended December 31, 1997 for declines in credit quality on a specific pool of automobile loans and additional allowance related to originated loans.

    NONINTEREST INCOME. For the year ended December 31, 1998, we recorded approximately $683,000 in loan and deposit service charges and fees compared to $63,000 recorded during the year ended December 31, 1997. The significant increase in service charges was driven by the significant increase in both the loan and deposit portfolios.

    NONINTEREST EXPENSES. Noninterest expenses decreased approximately $944,000 for the year ended December 31, 1998 compared to the year ended December 31, 1997. The primary component of the decrease during the year ended December 31, 1998 was a $1.4 million decrease in the amortization of the service contract with Carolina First Bank as the service contract was fully amortized during the second quarter of 1997. In addition, salaries and benefits decreased $1.0 million as we outsourced certain services and paid $450,000 of bonuses to our employees upon completion of our initial public offering in July 1997. These decreases were partially offset by increases in marketing, customer service, data processing, occupancy and other expenses as we moved to our new offices and began soliciting and serving new deposit customers.

YEAR ENDED DECEMBER 31, 1997 COMPARED TO THE PERIOD FROM FEBRUARY 20, 1996 TO
  DECEMBER 31, 1996

    GENERAL. We did not have any earning assets until July 31, 1997, when we acquired our bank charter. The net loss for the year ended December 31, 1997 was $5.6 million, an increase of $1.8 million when compared to the period from February 20, 1996 to December 31, 1996. The statement of operations for the period from February 20, 1996 to December 31, 1996 reflects the initial phase of our operations, including the acquisition, testing and implementation of the internet banking platform, marketing expenses and the accrual of Carolina First Bank's expense reimbursements. Under the servicing agreement with Carolina First Bank, customer deposits and the related assets resulting from our marketing efforts, which began in August 1996, were included in Carolina First Bank's financial operations.

    INTEREST INCOME. Interest income for the year ended December 31, 1997 was $2.2 million. We did not record a significant amount of interest income for the period from February 20, 1996 to December 31, 1996 because we had no investments or loans during that period. On July 31, 1997, we received the net proceeds from our initial public offering and customer deposits held by Carolina First Bank and invested those funds in federal funds, mortgage-backed securities and loans purchased from Carolina First Bank and an independent third party.

    INTEREST EXPENSE. Because we did not begin soliciting deposit accounts until October 1996, we did not record any interest expense for the period from February 20, 1996 to December 31, 1996. On July 31, 1997, based on the terms of the servicing agreement with Carolina First Bank and the charter purchase agreement, Carolina First Bank and First Alliance transferred approximately $47.8 million in customer deposits and related assets to Net.B@nk. We recorded approximately $1.3 million of interest expense during the year ended December 31, 1997. This amount includes $163,479 of net interest expense, which represents the difference between interest expense paid to customers and interest income paid to Net.B@nk by Carolina First Bank at the contractual rates in the servicing agreement prior to July 31, 1997.

    NET INTEREST INCOME. Net interest income is determined by our interest rate spread, which is the difference between the yields earned on our interest-earning assets and the rates paid on our interest-bearing liabilities, and the relative amounts of interest-earning assets and interest-bearing liabilities. Net interest income was $963,000 for the year ended December 31, 1997. Because we did not receive our bank charter until July 31, 1997, we were not allowed to hold investments, loans or customer deposits during the period from February 20, 1996 to December 31, 1996, and therefore, no significant amount of net interest income was recorded for the period from February 20, 1996 to December 31, 1996.

    PROVISION FOR LOAN LOSSES. We purchased our first loans during the period from July 31, 1997 to December 31, 1997. During this period, we recorded a provision for loan losses of $472,000 for a decline in credit quality related to a specific pool of automobile loans and an additional allowance related to originated loans.

    NONINTEREST INCOME. For the period from July 31, 1997 to December 31, 1997, we recorded approximately $63,000 in loan and deposit service charges and fees. We recorded only miscellaneous management fees received of $60,000 during the period from February 20, 1996 to December 31, 1996.

    NONINTEREST EXPENSES. Noninterest expenses increased $2.2 million from $3.9 million during the period from February 20, 1996 to December 31, 1996 to $6.1 million for the year ended December 31, 1997. The primary components of the increase were an increase of $1.6 million in salaries and benefits, which reflects the payment of approximately $450,000 in bonuses to employees; the amortization of approximately $343,000 in stock plan expense; increases of $305,000, $391,000 and $236,000 in customer service, data processing and marketing, respectively, reflecting the growth of our deposit base and related support functions; and an increase of approximately $260,000 in other operating expenses consisting primarily of legal and accounting fees. These increases were offset by a $960,000 decrease in the amortization of the service contract with Carolina First Bank as the service contract was fully amortized during the second quarter of 1997. The expenses for the period from February 20, 1996 to December 31, 1996 reflect only the initial phase of our operations, including the acquisition, testing and implementation of our internet banking platform, marketing expenses and the accrual of Carolina First Bank's expense reimbursements.

STOCK OPTIONS

    Our 1996 Stock Incentive Plan authorizes us to grant to our key employees, officers, directors and consultants nonqualified and incentive stock options to purchase shares of our common stock, derivative securities related to the value of our common stock or cash awards. The total number of shares reserved for issuance under the Stock Incentive Plan, as amended, is 3,750,000. Generally, the options expire ten years from the date of the grant. A summary of the status of the options granted under the Stock Incentive Plan as of December 31, 1996, 1997 and 1998 and the activity during such periods follows:

                                            DECEMBER 31, 1996             DECEMBER 31, 1997              DECEMBER 31, 1998
                                        --------------------------  -----------------------------  -----------------------------
                                                      WEIGHTED                       WEIGHTED                       WEIGHTED
                                                       AVERAGE                        AVERAGE                        AVERAGE
                                                      EXERCISE                       EXERCISE                       EXERCISE
                                         NUMBER         PRICE          NUMBER          PRICE          NUMBER          PRICE
                                        ---------  ---------------  ------------  ---------------  ------------  ---------------
Outstanding at beginning of period....     --         $  --               49,686     $    0.40        1,099,368     $    1.99
Granted...............................     49,686          0.40        1,058,625          1.94          573,000          6.50
Exercised.............................     --            --              --             --              (33,588)         1.21
Terminated............................     --            --               (8,943)         1.21          (41,628)         2.19
                                        ---------                   ------------                   ------------
Outstanding at end of period..........     49,686     $    0.40        1,099,368     $    1.99        1,597,152     $    3.63
                                        ---------                   ------------                   ------------
                                        ---------                   ------------                   ------------

    In connection with the issuance of some of the options during the year ended December 31, 1997, we will recognize $390,484 of compensation expense over the vesting period. Certain of those options vested immediately on July 28, 1997, upon completion of the initial public offering, and we recognized $319,704 of unamortized compensation expense. The other options vest one-third on the first anniversary of the date of issuance, one-third on the second anniversary of the date of issuance and one-third on the third anniversary of the date of issuance. Of the vested options, 708,423 cannot be exercised and sold until July 28, 2000 in accordance with an agreement signed with the Office of Thrift Supervision. Of the 1,597,152 options outstanding as of December 31, 1998, 837,063 were exercisable.

    During the three months ended March 31, 1999, we granted 21,000 incentive stock options at an exercise price of $11.67 per share on January 15, 1999, 30,000 incentive stock options at an exercise price of $13.00 per share on February 25, 1999 and 30,000 incentive stock options at an exercise price of $23.33 per share on March 29, 1999. Grant prices approximated fair value of the stock at the grant date.

    During the three months ended March 31, 1999, 35,211 incentive stock options were exercised at a price of $1.21. Also, 16,200 incentive stock options with an exercise price of $5.25 and 3,366 incentive stock options with an exercise price of $1.21 were terminated.

    In addition, effective April 22, 1999, we granted 177,000 nonqualified stock options at an exercise price of $53.33 per share. Grant prices approximated the fair value of the stock at the grant date. Also, during April 1999, 6,000 and 1,500 incentive stock options with an exercise price of $5.25 and $1.21, respectively were exercised.

MARKET RISK

    ASSET AND LIABILITY MANAGEMENT. Our principal business is the originating and purchasing of loans, funded by customer deposits and, to the extent necessary, other borrowed funds. Consequently, a significant portion of our assets and liabilities are monetary in nature and fluctuations in interest rates, specifically the prime rate, will affect our future net interest income and cash flows. This interest rate risk is our primary market risk exposure. We do not enter into derivative financial instruments such as futures, forwards, swaps and options. Also, we have no market risk-sensitive instruments held for trading purposes. Our exposure to market risk is reviewed on a regular basis by our management.

    The following table sets forth the interest rate risk of our assets and liabilities as of December 31, 1997.

                                                                  TERM TO MATURITY
                      ---------------------------------------------------------------------------------------------------------
                                                               YEAR                                                OVER FIVE
                      ---------------------------------------------------------------------------------------      YEARS AND
                            ONE               TWO              THREE             FOUR              FIVE           INSENSITIVE
                      ---------------   ---------------   ---------------   ---------------   ---------------   ---------------
Interest-Earning
  Assets:
  Cash and cash
    equivalents.....  $       250,535
  Federal funds
    sold............       28,853,057
  Investment
    securities......        9,926,283                                                                           $     8,127,863
  Stock of Federal
    Home Loan Bank
    of Atlanta......          225,000
  Loans
    receivable......       16,407,989   $     6,369,393   $     2,924,749   $     1,462,375                          17,768,901
                      ---------------   ---------------   ---------------   ---------------                     ---------------
    Total interest-
      earning
      assets........       55,662,864         6,369,393         2,924,749         1,462,375                          25,896,764
Noninterest-earning
  assets............                                                                                                    903,664
                      ---------------   ---------------   ---------------   ---------------   ---------------   ---------------
Total assets........  $    55,662,864   $     6,369,393   $     2,924,749   $     1,462,375   $     --          $    26,800,428
                      ---------------   ---------------   ---------------   ---------------   ---------------   ---------------
                      ---------------   ---------------   ---------------   ---------------   ---------------   ---------------
Interest-Bearing
  Liabilities:
  Interest-bearing
    deposits........  $    56,200,270                     $     2,233,439
Interest-free
  deposits..........          293,054
Other interest-free
  liabilities and
  equity............          375,649                                                                           $    34,117,397
                      ---------------   ---------------   ---------------   ---------------   ---------------   ---------------
Total liabilities
  and equity........  $    56,868,973   $     --          $     2,233,439   $     --          $     --          $    34,117,397
                      ---------------   ---------------   ---------------   ---------------   ---------------   ---------------
                      ---------------   ---------------   ---------------   ---------------   ---------------   ---------------
Net interest rate
  sensitivity gap...  $      (537,406)  $     6,369,393   $       691,310   $     1,462,375                     $    25,896,764
Cumulative gap......         (537,406)        5,831,987         6,523,297         7,985,672   $     7,985,672        33,882,436
Net interest rate
  sensitivity gap as
  a
  percent of
  interest-
  earning assets....             (.97)%           100.0%            23.64%            100.0%                              100.0%
Cumulative gap as a
  percent of
  cumulative
  interest-earning
  assets............             (.97)%            9.40%            10.04%            12.02%            11.02%            36.70%

                                                           WEIGHTED
                                                            AVERAGE
                                                           INTEREST
                           TOTAL          FAIR VALUE         RATE
                      ---------------   ---------------   -----------
Interest-Earning
  Assets:
  Cash and cash
    equivalents.....  $       250,535   $       250,535
  Federal funds
    sold............       28,853,057        28,853,057         5.50%
  Investment
    securities......       18,054,146        18,054,146          7.0%
  Stock of Federal
    Home Loan Bank
    of Atlanta......          225,000           225,000
  Loans
    receivable......       44,933,407        46,109,296         8.70%
                      ---------------   ---------------
    Total interest-
      earning
      assets........       92,316,145        93,492,034
Noninterest-earning
  assets............          903,664           903,664
                      ---------------   ---------------
Total assets........  $    93,219,809   $    94,395,698
                      ---------------   ---------------
                      ---------------   ---------------
Interest-Bearing
  Liabilities:
  Interest-bearing
    deposits........  $    58,433,709   $    58,586,263         5.17%
Interest-free
  deposits..........          293,054           293,054
Other interest-free
  liabilities and
  equity............       34,493,046        34,493,046
                      ---------------   ---------------
Total liabilities
  and equity........  $    93,219,809   $    93,372,363
                      ---------------   ---------------
                      ---------------   ---------------
Net interest rate
  sensitivity gap...
Cumulative gap......
Net interest rate
  sensitivity gap as
  a
  percent of
  interest-
  earning assets....
Cumulative gap as a
  percent of
  cumulative
  interest-earning
  assets............

    The following table sets forth the interest rate risk of our assets and liabilities as of December 31, 1998:

                                                                  TERM TO MATURITY
                      ---------------------------------------------------------------------------------------------------------
                                                               YEAR                                                OVER FIVE
                      ---------------------------------------------------------------------------------------      YEARS AND
                            ONE               TWO              THREE             FOUR              FIVE           INSENSITIVE
                      ---------------   ---------------   ---------------   ---------------   ---------------   ---------------
Interest-Earning
  Assets:
  Cash and cash
    equivalents.....  $       446,940
  Federal funds
    sold............       12,013,243
  Investment
    securities......        --                                                                                  $    59,465,062
  Stock of Federal
    Home Loan Bank
    of Atlanta......                                                                                                  2,000,000
  Loan sale proceeds
    receivable......       23,202,679
  Loans
    receivable......       42,561,397   $     2,225,802   $     1,483,868   $       741,934                         233,414,601
                      ---------------   ---------------   ---------------   ---------------                     ---------------
    Total interest-
      earning
      assets........       78,224,259         2,225,802         1,483,868           741,934                         294,879,663
Noninterest-earning
  assets............                                                                                                 10,881,210
                      ---------------   ---------------   ---------------   ---------------   ---------------   ---------------
Total assets........  $    78,224,259   $     2,225,802   $     1,483,868   $       741,934   $     --          $   305,760,873
                      ---------------   ---------------   ---------------   ---------------   ---------------   ---------------
                      ---------------   ---------------   ---------------   ---------------   ---------------   ---------------
Interest-Bearing
  Liabilities:
  Interest-bearing
    deposits........  $   267,925,399   $     1,128,734   $     5,189,478   $        60,000
  Other borrowed
    funds...........       20,000,000                                                         $    20,000,000   $    20,000,000
                      ---------------   ---------------   ---------------   ---------------   ---------------   ---------------
    Total
    interest-bearing
      liabilities...      287,925,399         1,128,734         5,189,478            60,000        20,000,000        20,000,000
Interest-free
  deposits..........        9,285,540
Other interest-free
  liabilities and
  equity............                                                                                                 44,847,585
                      ---------------   ---------------   ---------------   ---------------   ---------------   ---------------
Total liabilities
  and
  equity............  $   297,210,939   $     1,128,734   $     5,189,478   $        60,000   $    20,000,000   $    64,847,585
                      ---------------   ---------------   ---------------   ---------------   ---------------   ---------------
                      ---------------   ---------------   ---------------   ---------------   ---------------   ---------------
Net interest rate
  sensitivity gap...  $  (209,701,140)  $     1,097,068   $     3,705,610)  $       681,934   $   (20,000,000)  $   274,879,663
Cumulative gap......     (209,701,140)     (208,604,072)     (212,309,682)     (211,627,748)     (231,627,748)       43,251,915
Net interest rate
  sensitivity gap as
  a
  percent of
  interest-
  earning assets....          (268.08)%          49.29%           (249.73)%           91.9%               N/M             93.22%
Cumulative gap as a
  percent of
  cumulative
  interest-earning
  assets............          (268.08)%         (259.30)%         (259.12)%         (255.97)%         (280.16)%           11.46%

                                                           WEIGHTED
                                                            AVERAGE
                                                           INTEREST
                           TOTAL          FAIR VALUE         RATE
                      ---------------   ---------------   -----------
Interest-Earning
  Assets:
  Cash and cash
    equivalents.....  $       446,940   $       446,940
  Federal funds
    sold............       12,013,243        12,013,243         5.00%
  Investment
    securities......       59,465,062        59,465,062         6.71%
  Stock of Federal
    Home Loan Bank
    of Atlanta......        2,000,000         2,000,000
  Loan sale proceeds
    receivable......       23,202,679        23,202,679         6.70%
  Loans
    receivable......      280,427,602       278,607,376         7.54%
                      ---------------   ---------------
    Total interest-
      earning
      assets........      377,555,526       375,735,300
Noninterest-earning
  assets............       10,881,210        10,881,210
                      ---------------   ---------------
Total assets........  $   388,436,736   $   386,616,510
                      ---------------   ---------------
                      ---------------   ---------------
Interest-Bearing
  Liabilities:
  Interest-bearing
    deposits........  $   274,303,611   $   274,709,385         5.54%
  Other borrowed
    funds...........       60,000,000        59,924,400         5.01%
                      ---------------   ---------------
    Total
    interest-bearing
      liabilities...      334,303,611       334,633,785
Interest-free
  deposits..........        9,285,540         9,285,540
Other interest-free
  liabilities and
  equity............       44,847,585        44,847,585
                      ---------------   ---------------
Total liabilities
  and
  equity............  $   388,436,736   $   388,766,910
                      ---------------   ---------------
                      ---------------   ---------------
Net interest rate
  sensitivity gap...
Cumulative gap......
Net interest rate
  sensitivity gap as
  a
  percent of
  interest-
  earning assets....
Cumulative gap as a
  percent of
  cumulative
  interest-earning
  assets............

    The following table sets forth the interest rate risk of our assets and liabilities as of March 31, 1999:

                                                                  TERM TO MATURITY
                      ---------------------------------------------------------------------------------------------------------
                                                               YEAR                                                OVER FIVE
                      ---------------------------------------------------------------------------------------      YEARS AND
                            ONE               TWO              THREE             FOUR              FIVE           INSENSITIVE
                      ---------------   ---------------   ---------------   ---------------   ---------------   ---------------
Interest-Earning
  Assets:
  Cash and cash
    equivalents.....  $     1,576,102
  Federal fund
    sold............       33,416,433
  Investment
    securities......                                                                                            $    80,310,559
  Stock of Federal
    Home Loan Bank
    of Atlanta......                                                                                                  2,569,700
  Loan sale proceeds
    receivable......       35,003,385
  Loans
    receivable......       79,190,699   $    19,867,529   $    12,885,672   $     5,903,752                         246,204,980
                      ---------------   ---------------   ---------------   ---------------                     ---------------
    Total
    interest-earning
      assets........      149,186,619        19,867,529        12,885,672         5,903,752                         329,085,239
Noninterest-earning
  assets............                                                                                                  9,534,397
                      ---------------   ---------------   ---------------   ---------------   ---------------   ---------------
Total assets........  $   149,186,619   $    19,867,529   $    12,885,672   $     5,903,752   $     --          $   338,619,636
                      ---------------   ---------------   ---------------   ---------------   ---------------   ---------------
                      ---------------   ---------------   ---------------   ---------------   ---------------   ---------------
Interest-Bearing
  Liabilities:
  Interest-bearing
    deposits........  $   313,127,941   $     3,830,466   $     5,392,607
  Other borrowed
    funds...........                                                                          $    20,000,000   $    25,000,000
                      ---------------   ---------------   ---------------   ---------------   ---------------   ---------------
    Total
    interest-bearing
      liabilities         313,127,941         3,830,466         5,392,607                          20,000,000        25,000,000
Interest-free
  deposits..........       10,327,320
Other interest-free
  liabilities and
  equity............                                                                                                148,784,874
                      ---------------   ---------------   ---------------   ---------------   ---------------   ---------------
Total liabilities
  and equity........  $   323,455,261   $     3,830,466   $     5,392,607   $     --          $    20,000,000   $   173,784,874
                      ---------------   ---------------   ---------------   ---------------   ---------------   ---------------
                      ---------------   ---------------   ---------------   ---------------   ---------------   ---------------
Net interest rate
  sensitivity gap...  $  (163,941,322)  $    16,037,063   $     7,493,065   $     5,903,752   $   (20,000,000)  $   304,085,239
Cumulative gap......     (163,941,322)     (147,904,259)     (140,411,194)     (134,507,442)     (154,507,442)      149,577,797
Net interest rate
  sensitivity gap as
  a percent of
  interest-earning
  assets............          (109.89)%           80.72%            58.15%           100.00%              N/M             92.40%
Cumulative gap as a
  percent of
  cumulative
  interest-earning
  assets............          (109.89)%          (87.49)%          (77.17)%          (71.61)%          (82.25)%           28.94%

                                                           WEIGHTED
                                                            AVERAGE
                                                           INTEREST
                           TOTAL          FAIR VALUE         RATE
                      ---------------   ---------------   -----------
Interest-Earning
  Assets:
  Cash and cash
    equivalents.....  $     1,576,102   $     1,576,102
  Federal fund
    sold............       33,416,433        33,416,433         5.15%
  Investment
    securities......       80,310,559        80,310,559         6.20%
  Stock of Federal
    Home Loan Bank
    of Atlanta......        2,569,700         2,569,700
  Loan sale proceeds
    receivable......       35,003,385        35,003,385         6.50%
  Loans
    receivable......      364,052,632       364,052,632         7.55%
                      ---------------   ---------------
    Total
    interest-earning
      assets........      516,928,811       516,928,811
Noninterest-earning
  assets............        9,534,397         9,534,397
                      ---------------   ---------------
Total assets........  $   526,463,208   $   526,463,208
                      ---------------   ---------------
                      ---------------   ---------------
Interest-Bearing
  Liabilities:
  Interest-bearing
    deposits........  $   322,351,014   $   322,351,014         5.29%
  Other borrowed
    funds...........       45,000,000   $    44,838,280         4.55%
                      ---------------   ---------------
    Total
    interest-bearing
      liabilities         367,351,014       367,189,294
Interest-free
  deposits..........       10,327,320        10,327,320
Other interest-free
  liabilities and
  equity............      148,784,874       148,784,874
                      ---------------   ---------------
Total liabilities
  and equity........  $   526,463,208   $   526,301,488
                      ---------------   ---------------
                      ---------------   ---------------
Net interest rate
  sensitivity gap...
Cumulative gap......
Net interest rate
  sensitivity gap as
  a percent of
  interest-earning
  assets............
Cumulative gap as a
  percent of
  cumulative
  interest-earning
  assets............


    We measure interest rate sensitivity as the difference between the amount of interest-earning assets and interest-bearing liabilities that mature within a given period of time. The difference, or the interest rate sensitivity "gap," provides an indication of the extent to which an institution's interest rate spread will be affected by changes in interest rates. The above table does not consider interest rate adjustments on our adjustable rate loans. A gap is considered positive when the amount of interest-rate sensitive assets exceeds the amount of interest-rate sensitive liabilities and is considered negative when the amount of interest-rate sensitive liabilities exceeds the amount of interest-rate sensitive assets. In a rising interest rate environment, an institution with a positive gap would be in a better position than an institution with a negative gap to invest in higher yielding assets or have its asset yields adjusted upward, which would result in the yield on its assets increasing at a faster pace than the cost of its interest-bearing liabilities. During a period of falling interest rates, however, an institution with a positive gap would tend to have its assets maturing at a faster rate than one with a negative gap, which would tend to reduce or restrain the growth of its net interest income.

LENDING ACTIVITIES

    GENERAL. At March 31, 1999, our loans receivable portfolio totaled $364.1 million or 69.2% of total assets. At December 31, 1998 and 1997, our loans receivable portfolio totaled $280.4 million and $44.9 million, or 72.2% and 48.2% of total assets, respectively. The majority of our loans were purchased from other originating institutions. We have concentrated our purchasing activities on one- and three-year adjustable rate mortgage loans, home equity lines of credit, fixed residential mortgages and auto loans. We also participate in construction loans with other institutions.

    LOAN PORTFOLIO COMPOSITION. The following table sets forth the composition of our loan portfolio by type of loan as of December 31, 1997 and 1998 and March 31, 1999:

                                                             DECEMBER 31,                              MARCH 31,
                                          ---------------------------------------------------  -------------------------
                                                    1997                      1998                       1999
                                          ------------------------  -------------------------  -------------------------
                                             AMOUNT          %          AMOUNT          %          AMOUNT          %
                                          -------------  ---------  --------------  ---------  --------------  ---------
Residential mortgages...................  $  13,953,501       31.0% $  144,361,069       51.4% $  146,247,811       40.2%
Construction............................      5,399,624       12.0      27,996,691       10.0      25,750,375        7.1
Commercial..............................      4,478,053       10.0       8,556,264        3.1      77,736,501       21.4
Home equity lines.......................      4,412,013        9.8      89,053,532       31.8     103,483,066       28.5
Auto....................................     14,623,745       32.6       7,803,648        2.8       6,468,885        1.8
Personal and other......................      2,066,471        4.6       2,656,399        0.9       3,865,994        1.0
                                          -------------  ---------  --------------  ---------  --------------  ---------
    Total loans.........................  $  44,933,407      100.0% $  280,427,603      100.0% $  363,552,632      100.0%
                                          -------------  ---------  --------------  ---------  --------------  ---------
                                          -------------  ---------  --------------  ---------  --------------  ---------

    CONTRACTUAL PRINCIPAL REPAYMENTS. The following table sets forth certain information at December 31, 1998 regarding the dollar amount of loans maturing in our total loan portfolio, based on the contractual terms to maturity. Loans having no stated schedule of repayments and no stated maturity are reported as due in one year or less.

                                              DUE 1                         DUE                         WEIGHTED
                                             YEAR OR       DUE 1-5        AFTER 5                        AVERAGE
                                              LESS          YEARS          YEARS           TOTAL          YIELD
                                          -------------  ------------  --------------  --------------  -----------
Residential mortgages...................  $    --        $    --       $  144,361,069  $  144,361,069        7.25%
Construction............................     27,996,691       --             --            27,996,691        7.75%
Commercial..............................      8,556,264       --             --             8,556,264        8.33%
Home equity loans.......................       --             --           89,053,532      89,053,532        7.75%
Auto and other loans....................      6,008,442     4,451,605        --            10,460,047        8.50%
                                          -------------  ------------  --------------  --------------         ---
    Total...............................  $  42,561,397  $  4,451,605  $  233,414,601  $  280,427,603        7.54%
                                          -------------  ------------  --------------  --------------         ---
                                          -------------  ------------  --------------  --------------         ---

    The following table sets forth the dollar amount of total loans due after one year from December 31, 1998, as shown in the preceding table, which have fixed interest rates or which have floating or adjustable interest rates.

                                                                                   FLOATING OR
                                                                                    ADJUSTABLE
                                                                    FIXED RATE         RATE           TOTAL
                                                                   -------------  --------------  --------------
Residential mortgages............................................  $  58,193,633   $ 86,167,436   $  144,361,069
Home equity lines................................................       --           89,053,532       89,053,532
Other loans......................................................      4,451,605        --             4,451,605
                                                                   -------------  --------------  --------------
    Total........................................................  $  62,645,238   $175,220,968   $  237,866,206
                                                                   -------------  --------------  --------------
                                                                   -------------  --------------  --------------

    A savings institution generally may not make loans to one borrower and related entities in an amount which exceeds 15% of its unimpaired capital and surplus, although loans in an amount equal to an additional 10% of unimpaired capital and surplus may be made to a borrower and its related entities if the loans are fully secured by readily marketable securities. At March 31, 1999, our limit on loans to one borrower was approximately $21.6 million (15% unimpaired capital and surplus). At March 31, 1999, we had not made any loans to any one borrower, including persons or entities related to the borrower, exceeding the limitation.

    ASSET QUALITY AND NONPERFORMING ASSETS. During the years ended December 31, 1998 and 1997 and the three months ended March 31, 1999, we did not have any significant loans on nonaccrual status, significant loans past due 90 days or more or restructured loans.

    CONCENTRATIONS OF CREDIT RISK. At December 31, 1998, a majority of our loans were with customers residing in the Western and Southeastern United States. At December 31, 1997, all of our loans were with customers residing in the Southeastern United States.

    ALLOWANCE FOR LOAN LOSSES. The allowance for loan losses is maintained at a level management considers adequate to provide for probable losses in the loan portfolio. As the majority of our portfolio is purchased, we make an estimate of the loss inherent in the purchased portfolio based on industry statistics and record an allowance for loan losses by adjusting the premium associated with the purchased loans. We periodically review the adequacy of the allowance based upon reviews of individual loans and loan pools, recent loss experience, current economic conditions, the risk characteristics of the various pools of loans, or individual loans, industry statistics and other pertinent factors. If we note a decline in credit quality for a specific loan pool or a loan, we record an additional allowance through a charge to the provision for loan losses. Loans that we deem uncollectible are charged to the allowance. We also add provisions for loan losses and recoveries on loans previously charged off to the allowance.

    Although we use the best information available to make determinations with respect to the provisions for loan losses, additional provisions for loan losses may be necessary in the future should economic or other conditions change substantially. In addition, the Office of Thrift Supervision, as an integral part of the examination process, periodically reviews our allowance for loan losses. The agency may require us to recognize additions to the allowance based on their judgments about the information available to them at the time of their examination.

    The following table sets forth an analysis of our allowance for loan losses during the years ended December 31, 1997 and 1998:

                                                                           DECEMBER 31,
                                                                       --------------------
                                                                         1997       1998
                                                                       ---------  ---------
Balance--Beginning of year...........................................  $  --      $ 453,444
                                                                       ---------  ---------
  Allowances recorded in connection with the purchase of loan
    pools............................................................     --      3,585,926
  Provision for loan losses..........................................    471,706     20,132
                                                                       ---------  ---------
  Loans charged off:
    Residential mortgages............................................     --       (326,852)
    Equipment leases.................................................     (8,477)   (31,492)
    Auto.............................................................     --       (171,006)
    Home equity lines................................................     --        (44,230)
    Other............................................................     (9,785)   (13,558)
                                                                       ---------  ---------
    Total loans charged off..........................................    (18,262)  (587,138)
                                                                       ---------  ---------
Balance--End of year.................................................  $ 453,444  $3,472,364
                                                                       ---------  ---------
                                                                       ---------  ---------
Allowances for loan losses as a percent of total loans outstanding...       1.01%      1.24%
                                                                       ---------  ---------
                                                                       ---------  ---------

    The following table sets forth information concerning the allocation of our allowance for loan losses by loan category at December 31, 1997 and 1998:

                                                               DECEMBER 31, 1997             DECEMBER 31, 1998
                                                          ---------------------------  -----------------------------
                                                                        PERCENT OF                     PERCENT OF
                                                                       LOANS IN EACH                  LOANS IN EACH
                                                                        CATEGORY TO                    CATEGORY TO
                                                            AMOUNT      TOTAL LOANS       AMOUNT       TOTAL LOANS
                                                          ----------  ---------------  ------------  ---------------
Residential mortgages...................................  $   46,425          31.0%    $  1,844,473          51.4%
Construction............................................      52,400          12.0           38,000          10.0
Commercial..............................................     112,887          10.0           81,935           3.1
Home equity lines.......................................      48,951           9.8        1,484,221          31.8
Auto....................................................     179,984          32.6            8,978           2.8
Other...................................................      12,797           4.6           15,297           0.9
                                                          ----------         -----     ------------         -----
                                                          $  453,444         100.0%    $  3,472,364         100.0%
                                                          ----------         -----     ------------         -----
                                                          ----------         -----     ------------         -----

    INVESTMENT SECURITIES. Our investment policy, as established by the Board of Directors, is designed primarily to provide and maintain liquidity and to generate a favorable return on investments without incurring undue interest rate risk, credit risk and investment portfolio asset concentrations. Our investment policy is currently implemented by the investment committee within the parameters set by the Board of Directors.

    We are authorized to invest in obligations issued or fully guaranteed by the United States government, certain federal agency obligations, certain time deposits, negotiable certificates of deposit issued by commercial banks and other insured financial institutions, investment grade corporate debt securities and other specified investments.

    Securities classified as available for sale are reported at fair value, with unrealized gains and losses, net of tax, excluded from earnings and reported in other comprehensive income. At March 31, 1999 and December 31, 1998 and 1997, all of our investment securities were classified as available for sale. At March 31, 1999 and December 31, 1998 and 1997, investments in the debt and/or equity securities of any one issuer did not exceed more than 10% of our shareholders' equity.

    The following tables set forth certain information relating to our available-for-sale securities at December 31, 1997 and 1998 and March 31, 1999:

                                                                               DECEMBER 31, 1997
                                                             ------------------------------------------------------
                                                                              GROSS
                                                             ---------------------------------------

                                                                                                        ESTIMATED
                                                               AMORTIZED    UNREALIZED   UNREALIZED       FAIR
                                                                 COST          GAINS       LOSSES         VALUE
                                                             -------------  -----------  -----------  -------------
Collateralized mortgage obligations........................  $   8,127,863   $  --        $  --       $   8,127,863
U.S. government agencies obligations.......................     10,009,346      --           83,063       9,926,283
                                                             -------------  -----------  -----------  -------------
                                                             $  18,137,209   $  --        $  83,063   $  18,054,146
                                                             -------------  -----------  -----------  -------------
                                                             -------------  -----------  -----------  -------------

                                                                               DECEMBER 31, 1998
                                                             ------------------------------------------------------
                                                                              GROSS
                                                             ---------------------------------------

                                                                                                        ESTIMATED
                                                               AMORTIZED    UNREALIZED   UNREALIZED       FAIR
                                                                 COST          GAINS       LOSSES         VALUE
                                                             -------------  -----------  -----------  -------------
Collateralized mortgage obligations........................  $  58,330,285   $  --        $   2,045   $  58,328,240
U.S. government agencies obligations.......................        882,442      --              264         882,178
Habitat bonds and other....................................        254,644      --           --             254,644
                                                             -------------  -----------  -----------  -------------
                                                             $  59,467,371   $  --        $   2,309   $  59,465,062
                                                             -------------  -----------  -----------  -------------
                                                             -------------  -----------  -----------  -------------

                                                                               MARCH 31, 1999
                                                           -------------------------------------------------------
                                                                            GROSS
                                                           ----------------------------------------

                                                                                                       ESTIMATED
                                                             AMORTIZED    UNREALIZED    UNREALIZED       FAIR
                                                               COST          GAINS        LOSSES         VALUE
                                                           -------------  -----------  ------------  -------------
Collateralized mortgage obligations......................  $  80,400,316   $  --       $  1,010,503  $  79,389,813
U.S. government agencies obligations.....................        668,004      --              1,956        666,048
Habitat bonds and other..................................        254,698      --            --             254,698
                                                           -------------  -----------  ------------  -------------
                                                           $  81,323,018   $  --       $  1,012,459  $  80,310,559
                                                           -------------  -----------  ------------  -------------
                                                           -------------  -----------  ------------  -------------

    The following table sets forth the amount of our investment securities, which mature during each of the periods indicated, and the weighted average yields for each range of maturities at December 31, 1998. The actual maturity of our investment securities may differ from contractual maturity as certain of our investment securities are subject to call provisions, which allow the issuer to accelerate the maturity date of the security:

                                                                               CONTRACTUALLY MATURING
                                                                 ---------------------------------------------------
                                                                               WEIGHTED      GREATER      WEIGHTED
                                                                     5-10       AVERAGE       THAN         AVERAGE
                                                                    YEARS        YIELD      10 YEARS        YIELD
                                                                 ------------  ---------  -------------  -----------
Collateralized mortgage obligations............................  $  5,986,729       6.96% $  52,341,511        6.82%
U.S. government agencies obligations...........................       --          --            882,178        7.54
Habitat bonds and other........................................       --          --            254,644        3.50
                                                                 ------------  ---------  -------------  -----------
                                                                 $  5,986,729       6.96% $  53,478,333        6.71%
                                                                 ------------  ---------  -------------  -----------
                                                                 ------------  ---------  -------------  -----------

SOURCES OF FUNDS

    GENERAL. Our primary sources of funds are deposits, borrowings, prepayments and maturities of outstanding loans, sales of loans, maturities of investment securities and other short-term investments and funds provided from operations. While scheduled loan payments and maturing investment securities and short-term investments are relatively predictable sources of funds, deposit flows and loan prepayments are greatly influenced by general interest rates, economic conditions and competition. We invest excess funds in overnight deposits and other short-term interest-earning assets. We can use cash generated through the retail deposit market, our traditional funding source, to offset the cash utilized in investing activities. Our available-for-sale securities and short-term interest-earning assets can also be used to provide liquidity for lending and other operational requirements. As an additional source of funds, we had $40.0 million of availability under existing line of credit agreements at March 31, 1999. See note 8 of the notes to our consolidated financial statements.

    DEPOSITS. Our deposit products include a broad selection of deposit instruments, including commercial checking accounts, negotiable order of withdrawal accounts, money market accounts and term certificate accounts. Deposit account terms vary, with the principal differences being the minimum balance required, the time periods the funds must remain on deposit and the interest rate.

    We utilize nontraditional marketing methods to attract new customers and savings deposits. Our target market includes internet users, on-line shoppers and special niche customers. We market our products and services by placing banner advertisements on portals and Web sites that we believe will attract our target customers. We also derive a marketing benefit from media coverage. Additionally, we continually seek to form product and marketing alliances with other financial services providers to broaden our product and service offerings and appeal to a broader customer base.

    We are competitive in the types of accounts and range of interest rates we offer on our deposit products. Our deposit levels have increased during the years ended December 31, 1998 and 1997, primarily as a result of competitive rates we offer and internet advertising. The weighted average interest rate paid during the years ended December 31, 1998 and 1997 was 5.77% and 5.17%, respectively. Although market demand generally dictates which deposit maturities and rates will be accepted by the public, we intend to continue to promote checking and negotiable order of withdrawal accounts as well as longer term certificates of deposit to the extent possible and consistent with asset and liability management goals.

    The following table sets forth the dollar amount of deposits and weighted average interest rates in the various types of deposit programs offered by us at December 31, 1997 and 1998 and March 31, 1999, respectively:

                                                                                                                    MARCH 31,
                                        DECEMBER 31, 1997                          DECEMBER 31, 1998                  1999
                             ----------------------------------------  -----------------------------------------  -------------
                                                           WEIGHTED                                   WEIGHTED
                                                            AVERAGE                                    AVERAGE
                                                           INTEREST                                   INTEREST
                                AMOUNT      PERCENTAGE       RATE         AMOUNT       PERCENTAGE       RATE         AMOUNT
                             ------------  -------------  -----------  -------------  -------------  -----------  -------------
Demand checking accounts...  $    293,054          0.5%          N/A   $   9,285,540          3.3%          N/A   $  10,327,320
Interest bearing:
  NOW accounts.............     1,573,283          2.7          3.28%      6,090,704          2.1          3.49%      9,201,428
  Money market.............    36,534,967         62.2          5.51%     65,325,880         23.0          5.13%     98,162,882
Certificate of deposit
  under $100,000...........    16,662,365         28.4          6.22%    197,162,916         69.5          5.74%    199,370,410
Certificate of deposit over
  $100,000.................     3,663,094          6.2          6.22%      5,724,111          2.1          5.74%  $  15,616,294
                             ------------        -----                 -------------        -----                 -------------
    Total deposits.........  $ 58,726,763        100.0%                $ 283,589,151        100.0%                $ 332,678,334


                                             WEIGHTED
                                              AVERAGE
                                             INTEREST
                              PERCENTAGE       RATE
                             -------------  -----------
Demand checking accounts...          3.1%          N/A
Interest bearing:
  NOW accounts.............          2.8          3.38%
  Money market.............         29.5          5.12%
Certificate of deposit
  under $100,000...........         59.9          5.44%
Certificate of deposit over
  $100,000.................          4.7          5.44%
                                   -----
    Total deposits.........        100.0%

    The following table presents the average balance of each deposit type and the average rate paid on each deposit type for the years ended December 31, 1997 and 1998, respectively:

                                                                     YEAR ENDED                  YEAR ENDED
                                                                    DECEMBER 31,                DECEMBER 31,
                                                                        1997                        1998
                                                             --------------------------  ---------------------------
                                                                AVERAGE       AVERAGE       AVERAGE        AVERAGE
                                                                BALANCE      RATE PAID      BALANCE       RATE PAID
                                                             -------------  -----------  --------------  -----------
Demand checking accounts...................................  $     300,000         N/A   $    2,730,769         N/A
NOW accounts...............................................      1,728,571        3.28%       5,423,077        1.96%
Money market...............................................     33,328,571        5.51%      46,015,385        5.48%
Certificates of deposit under $100,000.....................     11,433,435        6.22%     122,354,337        6.04%
Certificates of deposit over $100,000......................      2,209,423        6.22%       3,814,894        6.04%

    The following table shows maturity information for our certificates of deposit at December 31, 1998:

                                                               MATURITY DATE
                                           -----------------------------------------------------
                                              ONE YEAR        1 TO 2        2 TO 3      3 TO 4
                                              OR LESS         YEARS         YEARS        YEARS        TOTAL
                                           --------------  ------------  ------------  ---------  --------------
4.01--6.00%..............................  $  169,227,411  $  1,128,734  $  5,189,478  $  60,000  $  175,605,623
6.01--8.00%..............................      27,281,404       --            --          --          27,281,404
                                           --------------  ------------  ------------  ---------  --------------
    Total................................  $  196,508,815  $  1,128,734  $  5,189,478  $  60,000  $  202,887,027
                                           --------------  ------------  ------------  ---------  --------------
                                           --------------  ------------  ------------  ---------  --------------

    The following table sets forth the maturities of our certificates of deposit having principal amounts of $100,000 or more at December 31, 1998:

Within three months.............................................  $3,011,146
Over three months through six months............................    421,451
Over six months through one year................................  1,782,206
Over one year...................................................    509,308
                                                                  ---------
    Total certificates of deposit with balance of $100,000 or
      more......................................................  $5,724,111
                                                                  ---------
                                                                  ---------

    CAPITAL RESOURCES. We are subject to various regulatory capital requirements administered by the federal banking agencies. Our failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on our consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, we must meet specific capital guidelines that involve quantitative measures of our assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. Our capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings and other factors. In addition, under regulatory guidelines, Net.B@nk, our banking subsidiary, may not pay a dividend to Net.B@nk, Inc., if doing so would cause Net.B@nk to be less than adequately capitalized, as defined below.

    Quantitative measures established by regulation to ensure capital adequacy require Net.B@nk to maintain minimum amounts and ratios, as set forth in the table below. Net.B@nk's primary regulatory agency, the Office of Thrift Supervision, requires Net.B@nk to maintain minimum ratios of tangible capital to tangible assets of 1.5%, core capital to tangible assets of 3.0% and total risk-based capital to risk-weighted assets of 8.0%. We believe that as of December 31, 1998 Net.B@nk met all the capital adequacy requirements to which it was subject.

    As of December 31, 1998, the most recent notification from the Office of Thrift Supervision categorized Net.B@nk as well capitalized under the regulatory framework for prompt corrective action. To be well capitalized Net.B@nk must maintain minimum total risk-based, Tier I risk-based and Tier I leverage ratios as set forth in the table. No conditions or events have occurred since that notification that we believe would change Net.B@nk's category.

    On February 10, 1999, we received net proceeds of approximately $105.0 million from the sale of 7,290,000 shares of our common stock in a public offering.

    Net.B@nk's actual capital amounts and ratios as of December 31, 1997 and 1998, are as follows (dollars in thousands):

                                                                                                     TO BE
                                                                                                 CATEGORIZED AS
                                                                            FOR CAPITAL        "WELL CAPITALIZED"
                                                         ACTUAL          ADEQUACY PURPOSES         BY THE OTS
                                                  --------------------  --------------------  --------------------
                                                   AMOUNT      RATIO     AMOUNT      RATIO     AMOUNT      RATIO
                                                  ---------  ---------  ---------  ---------  ---------  ---------
DECEMBER 31, 1997:
Total capital (to risk-weighted assets).........  $  23,652      47.8%  $   3,956       8.0%  $   4,948      10.0%
Core capital (to tangible assets)...............  $  23,735      28.3%  $   2,517       3.0%  $   4,196       5.0%
Tangible capital (to tangible assets)...........  $  23,735      28.3%  $   1,259       1.5%        N/A        N/A
Tier I capital (to risk-weighted assets)........  $  23,735      48.0%        N/A        N/A  $   2,969       6.0%

DECEMBER 31, 1998:
Total capital (to risk-weighted assets).........  $  38,297     15.36%  $  19,947       8.0%  $  24,934      10.0%
Core capital (to tangible assets)...............  $  35,996      9.31%  $  11,595       3.0%  $  19,325       5.0%
Tangible capital (to tangible assets)...........  $  35,996      9.31%  $   5,798       1.5%        N/A        N/A
Tier I capital (to risk-weighted assets)........  $  35,996     14.44%        N/A        N/A  $  14,960       6.0%

    At March 31, 1999, Net.B@nk had total, core, tangible and Tier I capital ratios of 35.81%, 24.64%, 24.64% and 35.24%, respectively.

    Under current Office of Thrift Supervision regulations, Net.B@nk may pay dividends and make other capital distributions after giving notice to the Office of Thrift Supervision.

    During the year ended December 31, 1998, Net.B@nk, Inc. and its sole subsidiary, Net.B@nk, entered into line of credit agreements with The Bankers Bank. Net.B@nk, Inc. is a party to one such agreement and its sole subsidiary, Net.B@nk, is a party to two such agreements. Under the terms of our agreement that expired on October 20, 1998, Net.B@nk, Inc. could borrow 50.0% of the tangible equity of Net.B@nk, up to $17.0 million, using the stock of Net.B@nk as collateral. Any amounts borrowed under this line had interest at a fixed rate of 8.0% per annum. During the year ended December 31, 1998, Net.B@nk borrowed and repaid $12.0 million under the line. Under the terms of the other two agreements, Net.B@nk may borrow $5.0 million under an unsecured general purpose line and 99.0% of the value of its investment securities under another line. Both of the lines bear interest at 25 basis points above the Federal Funds rate, or 5.0%, at December 31, 1998. Under these agreements at December 31, 1998, Net.B@nk had an outstanding borrowing of $20.0 million with no stated maturity secured by investment securities.

    During the three months ended March 31, 1999, Net.B@nk repaid $20.0 million of borrowings outstanding under its line of credit agreement with The Bankers Bank and $20.0 million under one of its line of credit agreements with the Federal Home Loan Bank.

    As of March 31, 1999, Net.B@nk had borrowed $20.0 million from the Federal Home Loan Bank at a fixed rate of 4.43%. The borrowing is callable at the second anniversary date. If not called at the second anniversary date, the borrowing extends for an additional three years at 4.43%. Also, Net.B@nk has borrowed $25.0 million from the Federal Home Loan Bank at a fixed rate of 4.64%. The borrowing is callable at the second anniversary date. If not called at the second anniversary date, the borrowing extends for an additional eight years at 4.64%. These borrowings are secured by Net.B@nk's investment securities.

NEW ACCOUNTING PRONOUNCEMENTS

    As of January 1, 1998, we adopted Statement of Financial Accounting Standards 130, REPORTING COMPREHENSIVE INCOME, and restated prior periods to conform to the presentation required by

SFAS 130. SFAS 130 establishes new rules for the reporting and display of comprehensive income and its components. SFAS 130 requires unrealized gains or losses, net of tax, on our available-for-sale securities, which prior to adoption were reported separately in shareholders' equity, to be included in other comprehensive income. The adoption of SFAS 130 had no impact on our net income or shareholders' equity.

    As of April 1, 1998, our adopted Statement of Position 98-1, ACCOUNTING FOR THE COSTS OF COMPUTER SOFTWARE DEVELOPED OR OBTAINED FOR INTERNAL USE. SOP 98-1 allows for the capitalization of costs related to the development and implementation of software obtained for internal use including materials, payroll and interest costs once the criteria of the SOP have been met. As of December 31, 1998, $592,402 of these related costs had been capitalized.

    As of December 31, 1998, we adopted Statement of Financial Accounting Standards 131, DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION. SFAS 131 establishes annual and interim reporting standards for an enterprise's business segments and related disclosures about its products, services, geographic areas and major customers. The adoption of SFAS 131 had no effect on our financial statements for the year ended December 31, 1998 because we only had one reportable segment.

    In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES. SFAS 133 establishes standards for derivative instruments and hedging activities and requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. SFAS 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. The adoption of SFAS 133 is not expected to have a significant effect on our financial statements.

YEAR 2000

    We are working to resolve the potential impact of the year 2000 on the ability of the computerized information systems we use to accurately process information that may be date sensitive. Any of the programs we or our service providers use that recognize a date using "00" as the year 1900 rather than the year 2000 could result in errors or system failures that could ultimately cause us or our service providers to become unable to process customer transactions. This would require us to cease operations pending resolution of the problem. Such an eventuality would materially adversely affect our business, financial condition and results of operations. Accordingly, we are devoting significant attention to identifying year 2000 issues and testing our in-house and external systems for year 2000 compliance. To date, we have incurred year 2000 remediation costs of approximately $21,000 and have budgeted approximately $35,000 for total remediation costs. We have been utilizing working capital to fund our year 2000 compliance program and anticipate that we will continue to do so.

    We began testing our in-house information technology systems during the second quarter of 1998 and completed this testing during the third quarter of 1998. We have not identified, and do not anticipate, any significant risks or issues relating to non-information technology systems.

    We are also assessing the year 2000 compliance of our outside vendors and service providers. Because we primarily contract with outside vendors for our computer application programs, we believe our principal risk relating to year 2000 issues lies in the potential inability of those vendors to process date sensitive information involving the year 2000. We began testing the systems provided by these vendors for year 2000 compliance in the third quarter of 1998 and have an Office of Thrift Supervision-mandated completion date of June 30, 1999. In addition, we are contacting each of our vendors to obtain a commitment that they are or will timely be year 2000 compliant. If such assurances are not forthcoming, or if we believe for any reason that any of our vendors will not be year 2000 compliant when required, we plan to contract with other vendors that would be able to provide similar services at similar costs. Although we cannot offer any assurances, we believe that such vendors are and will be available. Alternatively, we could bring the outsourced services in-house by licensing the applicable software and converting it to run on our platforms or form a correspondent relationship with an unaffiliated year 2000 compliant bank that could service our customers and accounts until we could provide such services on a year 2000 compliant basis. We believe we could implement any of the foregoing contingency plans without a material interruption in our business and without a material adverse effect on our financial condition, results of operations or cash flows.

QUARTERLY FINANCIAL DATA (UNAUDITED)

    Quarterly financial data for the years ended December 31, 1997 and 1998 and the three months ended March 31, 1999 is summarized as follows (in thousands, except per share amounts):

                                                                            FIRST     SECOND      THIRD      FOURTH
                                                                           QUARTER    QUARTER    QUARTER     QUARTER
                                                                          ---------  ---------  ---------  -----------
1997
Interest income.........................................................  $       6  $  --      $     902   $   1,315
Interest expense........................................................        103         37        465         655
                                                                          ---------  ---------  ---------  -----------
  Net interest income (loss)............................................        (97)       (37)       437         660
                                                                          ---------  ---------  ---------  -----------
Provision for loan losses...............................................     --         --            392          80
                                                                          ---------  ---------  ---------  -----------
  Net interest income (loss) after provision for loan losses............        (97)       (37)        45         580
Noninterest income......................................................     --         --             30          33
Noninterest expense.....................................................      1,703      1,383      1,593       1,452
                                                                          ---------  ---------  ---------  -----------
  Net loss..............................................................  $  (1,800) $  (1,420) $  (1,518)  $    (839)
                                                                          ---------  ---------  ---------  -----------
                                                                          ---------  ---------  ---------  -----------
Basic and diluted net loss per common and common equivalent share
  outstanding...........................................................  $   (0.48) $   (0.37) $   (0.11)  $   (0.05)
                                                                          ---------  ---------  ---------  -----------
                                                                          ---------  ---------  ---------  -----------

1998
Interest income.........................................................  $   2,207  $   4,253  $   5,284   $   6,343
Interest expense........................................................      1,304      2,714      3,220       4,186
                                                                          ---------  ---------  ---------  -----------
  Net interest income...................................................        903      1,539      2,064       2,157
                                                                          ---------  ---------  ---------  -----------
Provision for loan losses...............................................          4          6          6           4
                                                                          ---------  ---------  ---------  -----------
  Net interest income after provision for loan losses...................        899      1,533      2,058       2,153
Noninterest income......................................................        123        104        190         266
Noninterest expense.....................................................      1,173      1,397      1,290       1,327
                                                                          ---------  ---------  ---------  -----------
  Income (loss) before income taxes.....................................       (151)       240        958       1,092
                                                                          ---------  ---------  ---------  -----------
Income tax benefit (expense)............................................     --          3,029       (345)       (359)
                                                                          ---------  ---------  ---------  -----------
  Net income (loss).....................................................  $    (151) $   3,269  $     613   $     733
                                                                          ---------  ---------  ---------  -----------
                                                                          ---------  ---------  ---------  -----------
Basic net income (loss) per common and common equivalent share
  outstanding...........................................................  $   (0.01) $    0.18  $    0.03   $    0.04
                                                                          ---------  ---------  ---------  -----------
                                                                          ---------  ---------  ---------  -----------
Diluted net income (loss) per common and common equivalent share
  outstanding...........................................................  $   (0.01) $    0.17  $    0.03   $    0.04
                                                                          ---------  ---------  ---------  -----------
                                                                          ---------  ---------  ---------  -----------

                                                                            FIRST
                                                                           QUARTER
                                                                          ---------

1999
Interest income.........................................................  $   7,558
Interest expense........................................................      4,560
                                                                          ---------
  Net interest income...................................................      2,998
                                                                          ---------
Provision for loan losses...............................................         50
                                                                          ---------
  Net interest income after provision for loan losses...................      2,948
Noninterest income......................................................        246
Noninterest expense.....................................................      2,147
                                                                          ---------
  Income before income taxes............................................  $   1,046
Income tax expense......................................................       (355)
                                                                          ---------
  Net income............................................................  $     692
                                                                          ---------
                                                                          ---------
Basic and diluted net income per common and common equivalent share
  outstanding...........................................................  $    0.03
                                                                          ---------
                                                                          ---------

    Basic and diluted net income (loss) per common and common equivalent share have been calculated based on the weighted average number of shares outstanding during the quarter in accordance with SFAS 128. Potential common shares have not been included in the calculation related to those quarters with a net loss because they were antidilutive. All previously reported per share amounts have been restated to conform to SFAS 128. The total for the quarters differs from the net loss per share as shown on the statement of operations because of the issuance of common shares during the year of 1997. On April 13, 1999, we declared a 3 for 1 split of our common stock effected in the form of a stock dividend payable on May 14, 1999 to shareholders of record as of the close of business on April 23, 1999. All references to share and per share amounts have been retroactively adjusted to reflect the split.

                                    BUSINESS

OVERVIEW

    Net.B@nk, our sole subsidiary, is the largest federally-insured bank operating exclusively on the internet. Our mission is to profitably provide a broad range of banking and financial services to the growing number of internet users. Our low cost branchless business model allowed us to attain profitability within a year of acquiring our bank charter and to continue to maintain profitability while passing along our operating cost savings to customers in the form of attractive interest rates and low fees. We strive to maintain high asset quality by employing conservative credit policies. We plan to attract new accounts through national awareness of the Net.B@nk brand name and to capitalize on increasing consumer use of the internet.

    During 1998, our customer accounts grew from 4,755 to 17,408, deposits grew from $58.7 million to $283.6 million and total assets grew from $93.2 million to $388.4 million. During 1998, we added an average of 1,054 net customer accounts per month. At March 31, 1999, we had 24,634 customer accounts, $332.7 million in deposits and $526.5 million in total assets. During the four months ended April 30, 1999, we added an average of over 2,900 net customer accounts per month with 4,865 added in April alone. We believe our growth is attributable to our expanded marketing program, increasing consumer use of the internet and our ability to offer a broad array of convenient, cost-effective, secure banking services to this growing customer base.

    The following charts demonstrate the growth in our total customer accounts, checking accounts, deposits and assets:

EDGAR REPRESENTATION OF DATA POINTS USED IN
PRINTED GRAPHIC
         NUMBER OF CUSTOMER ACCOUNTS

12/31/97 TO 3/31/99 GROWTH: 418%
12/97                                       4,755
3/98                                        8,416
6/98                                       11,823
9/98                                       14,634
12/98                                      17,408
3/99                                       24,634

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

     NUMBER OF CHECKING ACCOUNTS

12/31/97 tO 3/31/99 GROWTH: 403%
Date                                    Accounts
12/97                                      1,236
3/98                                       1,613
6/98                                       1,971
9/98                                       2,284
12/98                                      3,293
3/99                                       6,219

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             DEPOSITS

(IN MILLIONS)
12/31/97 TO 3/31/99 GROWTH: 464%
12/97                                      $59
3/98                                      $129
6/98                                      $187
9/98                                      $241
12/98                                     $284
3/99                                      $333

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           TOTAL ASSETS

(IN MILLIONS)
12/31/97 TO 3/31/99 GROWTH: 467%
12/97                                      $93
3/98                                      $164
6/98                                      $247
9/98                                      $283
12/98                                     $388
3/99                                      $527

    Since our equity offering in February 1999, we have continued to experience rapid growth in our business and have entered into several new programs to expand and improve our operational and product capabilities. Since February 1999, we have initiated the following:

    - EXPANDED MARKETING PROGRAM. We embarked on a new marketing program that has been highly successful in reaching our targeted audience and has resulted in a significant increase in checking accounts. We believe this growth in our checking account base indicates growing customer willingness to move their everyday banking activities to Net.B@nk and will result in long-term customer relationships. Furthermore, we believe that our checking account customers will visit our Web site more frequently and spend more time on our Web site, allowing us to cross-sell a variety of other products and services.


    - SERVICING AGREEMENT WITH PNC BANK CORP. We entered into a consumer loan processing and servicing agreement with PNC Bank Corp. This agreement will allow us to offer consumer loan products on-line. PNC will provide origination and loan servicing for these consumer loans as well as substantially all consumer loans for which we retain servicing rights on a scalable basis and at a favorable cost.


    - IMPROVED CUSTOMER SERVICE. We increased our customer support staff by over 70% in order to maintain high-quality customer service. We have also invested in advanced technology and implemented new procedures in order to continually improve the quality and responsiveness of our customer service.

    - STRENGTHENED LENDING AND FINANCIAL OPERATIONS. We expanded our mortgage lending capabilities through a mortgage loan origination partnership with Virtuallender.com. We strengthened our lending and financial operations by adding several individuals to our professional staff. Additionally, we have significantly increased our loan portfolio while continuing to maintain a conservative lending and investment strategy.

INDUSTRY BACKGROUND

    THE INTERNET. The internet enables millions of people worldwide to access news and information, communicate with each other and conduct business electronically. According to International Data Corporation, the number of worldwide internet users is projected to grow from an estimated 159.3 million in 1998 to an estimated 410.4 million by 2002. Additionally, Jupiter Communications estimates that 37.6 million United States households were on-line in 1998 and that an estimated 62.6 million households are expected to be on-line in 2002. On-line households are those that have access to the Web, use a consumer on-line service or send e-mail.

    The internet has become a significant marketplace for buying and selling goods and services. International Data Corporation forecasts that total worldwide commerce on the internet will grow from an estimated $50.4 billion in 1998 to an estimated $733.6 billion in 2002. With the emergence of the internet as a globally accessible, fully interactive medium, many companies that have traditionally conducted business in person, through the mail or over the telephone are increasingly conducting business electronically. Many consumers are showing strong preferences for transacting certain types of business, such as paying bills, booking airline tickets, trading securities and purchasing consumer products, electronically rather than in person or over the telephone. Individuals can now conduct these transactions virtually anywhere at any time. Many consumers have embraced self-directed on-line transactions because such transactions can be faster, less expensive and more convenient than transactions conducted through a teller or an ATM.

    In addition to its use as a general commercial medium, the internet has rapidly emerged as an innovative means of providing financial services. As finance-related Web sites continue to grow in popularity, many companies are increasingly offering a variety of financial services, including credit cards, brokerage services, insurance products and banking services, via the internet.

    ELECTRONIC BANKING. The growth in internet commerce has prompted the development of electronic banking delivery systems. These forms of electronic delivery systems provide convenience for customers and allow financial institutions to lower their overhead costs. The two types of electronic banking currently available, PC-based home banking and internet banking, are very different. The characteristics of each are as follows:

    - PC-BASED HOME BANKING. PC-based home banking requires PC-based financial services software products such as Intuit's QUICKEN, Microsoft's MONEY or a bank's proprietary software. Each product carries its own set of instructions that the customer must learn before commencing any banking transactions. The software resides on the customer's PC along with his or her account data and requires a dial-up modem and manual downloading. Consequently, customers must conduct PC-based home banking from the PC containing the customer's software and account data. Customers generally must back up their account data at frequent intervals to counteract the risk of losing data. Because the customer must connect with the financial institution via modem and download his or her account data, real-time transactions are not generally possible.

    - INTERNET BANKING. Unlike PC-based home banking, internet banking requires only a secure Web browser for access to the internet and the financial institution. Internet banking requires no particular software and does not restrict the customer's operations to the location of his or her PC. Instead, the customer accesses the financial institution through the internet and deposits or transfers funds, pays bills or transacts other business on a real-time basis. In contrast, account data remains stored on Net.B@nk's secure server at all times, protected by technology designed specifically to safeguard such information. No downloading or back-up is required, as our server backs up all data and transactions on a continuous basis. With internet banking, the information presented to the customer remains current at all times.

    The use of electronic banking delivery systems, and particularly internet banking, is growing as consumers find that electronic banking is both convenient and cost-effective. According to Jupiter Communications, the number of on-line banking households in the United States is projected to grow from an estimated
6.6 million in 1998 to an estimated 17.1 million in 2002.

    INTERNET DEMOGRAPHICS. Demographic surveys indicate that internet users represent an ideal target market for internet banking. Recent studies by Jupiter Communications revealed that, in the United States, approximately 47% of on-line users are college graduates and that approximately 37% are engaged in professional or managerial occupations. The survey also indicated that the largest group on-line is adults aged 19 to 34, that approximately 86% of on-line users are under the age of 50 and that 43% of the on-line audience earns over $60,000 per year. The attractive demographics of internet users facilitate the growth of internet banking. Internet users tend to be young and mobile and thus more inclined to be comfortable with and receptive to the convenience of on-line commercial transactions. We believe that as internet users enter their prime earnings and savings years, there will be an increased demand for high-yielding savings products. Additionally, internet users tend to be professionals with limited amounts of discretionary time and are attracted to the convenience of "one-stop shopping" for a full range of financial services.

THE NET.B@NK SOLUTION

    As the first federally-insured bank to operate solely on the internet, we believe we have a first mover advantage relative to on-line banks with less extensive market presence and less established operating histories. In addition, we have a competitive cost advantage over traditional banks. We also believe our established position in the marketplace provides us with a competitive advantage in view of the lead time required for new competitors to obtain a charter and start an internet bank. We intend to continue to capitalize on this advantage by aggressively seeking new customers in order to further build market share.

    Our customer demographics parallel those of the general internet population and illustrate Net.B@nk's appeal to households with relatively high incomes. According to John H. Harland Company, as of September 1998, our customers had an average age of 44 and a median annual household income in excess of $50,000. We are ideally positioned to participate in the rapid growth of the internet and on-line banking based on our:

    - ATTRACTIVE INTEREST RATES AND LOW FEES. Our operating costs are generally lower than those of traditional "bricks and mortar" banks because we do not require a traditional branch network to generate deposits and conduct operations. We pass our savings in operating costs on to customers by offering attractive interest rates and low fees in order to generate deposits without sacrificing profit margins. We believe our unique business model differentiates Net.B@nk from traditional banks offering internet banking services because traditional banks frequently offset the incremental expense of their internet banking services by charging additional fees or imposing minimum account balances.

    - CONVENIENCE AND EASE OF ACCESS. We believe we provide customers with a higher level of convenience than can be achieved in a traditional bank branch or through PC-based home banking. The internet allows our customers to conduct banking activities on a real-time, 7-day-a-week, 24-hour-a-day basis from any PC, wherever located, using a secure Web browser. In addition, our Web site is designed to be user-friendly and to expedite customer transactions with Net.B@nk.

    - BROAD SELECTION OF PRODUCTS AND SERVICES. We offer a broad array of products and services that customers would typically expect from a traditional bank. These products and services include checking and money market accounts, certificates of deposit, electronic bill payment, debit cards, credit cards, mortgage loans, business equipment leases and securities brokerage services. We plan to offer consumer loans, including home equity and automobile loans, beginning in the third quarter of 1999. We intend to continue to develop additional products and services such as insurance products, electronic bill presentment and electronic document and image storage in a virtual safe deposit box.

    - HIGH-QUALITY SERVICE AND CUSTOMER SATISFACTION. We continually seek ways to enhance customer satisfaction. In an effort to serve the needs of our customers, we offer services such as electronic bill payment and ATM cards without service charges. We also emphasize responsive, courteous customer service and utilize a fully-trained dedicated staff who respond to inquiries from existing and potential customers and process new accounts. Our customers can access account data and information regarding products and services 24 hours a day and can currently reach our customer service representatives by telephone or e-mail. We strive for the highest level of customer satisfaction and believe the significant growth in our customer base illustrates our ability to meet our customers' needs.

    - ADVANCED SECURITY. A significant barrier to on-line financial transactions has been the secure transmission of confidential information over public networks. We use sophisticated technology to provide what we believe to be among the most advanced security measures currently available in the internet banking industry. All banking transactions are encrypted and all transactions are routed from the internet server through a "firewall" that limits access to the Net.B@nk server. Our systems automatically detect attempts by third parties to access other users' accounts and feature a high degree of physical security, secure modem access, service continuity and transaction monitoring. See "--Security."

GROWTH STRATEGY

    Our objective is to become the leading provider of a full range of on-line financial services. We intend to accomplish this objective by implementing the following strategies:

    - BUILD NATIONAL BRAND AWARENESS THROUGH INCREASED MARKETING EFFORTS. We have significantly expanded our marketing program and are working with nationally known advertising and public relations agencies to build national awareness of the Net.B@nk name through a variety of marketing initiatives. These initiatives include expanding our advertising media to include print and direct mail campaigns; continued advertisement on targeted portals such as Yahoo!, Alta Vista, Infoseek, Lycos, AOL and Excite and Web sites such as Bank Rate Monitor, iVillage and Motley Fool; and the pursuit of strategic alliances with other internet financial service providers.

      To fund these initiatives, we have increased our marketing expenditures from approximately $695,000 for 1998 to a budgeted $6.6 million for 1999. During the first quarter of 1999, we applied approximately $400,000 to our marketing program and added 7,226 new accounts. We plan to increase our print and on-line advertising and continue to explore opportunities in broadcast advertising during the course of the year. Our experience indicates that by expanding our marketing efforts further, we can heighten brand awareness of Net.B@nk on a national scale and significantly increase our customer base. See "--Marketing."

    - LEVERAGE LOW COST STRUCTURE. Our operating costs are generally lower than those of traditional "bricks and mortar" banks because we do not require a traditional branch network to generate deposits and conduct operations. This is demonstrated by our low ratio of annualized fourth quarter 1998 noninterest expenses to average earning assets of 1.7% compared to 4.2% for commercial banks with $300 million to $500 million in assets, as calculated by the FDIC Institution Directory by multiplying the noninterest expenses for the quarter divided by the average earning assets for the quarter by four. Additionally, our ratio of total assets per full-time equivalent employee was $13.9 million as of December 31, 1998 compared to $2.6 million for commercial banks with $300 million to $500 million in assets, based on data provided by the FDIC Institution directory. We pass our operating cost savings on to customers by offering more attractive interest rates on deposit accounts and lower fees than those offered generally by traditional banks. We believe this strategy attracts deposits without sacrificing profit margins. We intend to continue to leverage the fixed-cost aspect of our branchless business model to enhance profitability.

    - OFFER A BROAD ARRAY OF PRODUCTS AND SERVICES. Our objective is to attract customers seeking to combine the convenience of internet banking with the broad array of products and services typically offered by traditional banks. Toward this end, our product and service offerings include checking and money market accounts, certificates of deposit, electronic bill payment, debit cards, credit cards, mortgage loans, business equipment leases and securities brokerage services. We plan to offer consumer loans, including home equity and automobile loans, beginning in the third quarter of 1999. We also intend to continue to develop additional products and services such as insurance products, electronic bill presentment and electronic document and image storage in a virtual safe deposit box. See "--Products and Services."

    - MAINTAIN HIGH ASSET QUALITY. Our loan portfolio strategy is to maintain a conservative loan mix consisting of home mortgage, home equity, consumer, commercial and construction loans with an emphasis on high credit quality. At our current stage of development, it is more cost-effective for us to purchase most of our loans or act as a participating lender with other banks rather than originate our own loans. This strategy decreases our expenses and allows us to reduce our loan loss exposure by diversifying our portfolio. We also emphasize a conservative securities investment strategy by investing in fixed income securities such as United States Treasury obligations, collateralized mortgage obligations and mortgage-backed securities issued by agencies such as Federal National Mortgage Association and Federal Home Loan Mortgage Corporation. See "--Lending and Investment Activities."

    - OUTSOURCE OPERATIONAL FUNCTIONS. To enhance the flexibility and scalability of our operations, we outsource certain principal operational functions to leading service providers such as NCR, BISYS and CheckFree. NCR provides a secure server for the electronic banking software licensed to us by Edify Corporation. CheckFree provides electronic bill payment systems for us and BISYS processes our transactions and interfaces with NCR's secure server. In each of these relationships, we benefit from the service provider's expertise and economies of scale while retaining the flexibility to take advantage of changes in available technology without affecting customer service. We can also respond easily to growth because these third-party service providers have the capacity to process a high volume of transactions. See "--Operations-- Service Providers."

    - GENERATE NONINTEREST INCOME THROUGH CROSS-MARKETING INITIATIVES. To generate additional noninterest income and enhance customer loyalty, we cross-market a variety of non-deposit products. We offer credit cards, mortgage loans, business equipment leases, securities brokerage services and other noninterest income-generating products. We offer these products to existing and potential depositors through various marketing techniques, such as our Web site, e-mail, on-line advertising and direct mailings. This strategy enables us to generate additional earning assets and fee income from a growing customer base.

PRODUCTS AND SERVICES

    DEPOSIT PRODUCTS AND SERVICES. In order to build our customer base, we offer a variety of deposit products at attractive interest rates. We are able to offer attractive interest rates as a result of our low operating costs. We also attract customers by offering convenient services such as free electronic bill payment, overdraft protection and ATM cards. Our deposit products and services include:

    - DEPOSIT PRODUCTS. We offer two types of interest-bearing checking accounts, a money market account and 6-, 12- and 30-month certificates of deposit. We have consistently offered interest rates on our deposit accounts that are higher than the national average.

    - BILL PAYMENT SERVICE. Through services provided by CheckFree, customers can pay their bills on-line through electronic funds transfer or a written draft prepared and sent to the creditor. We do not charge a fee for this service.

    - OVERDRAFT PROTECTION. Overdraft protection is available to all interest checking customers who qualify. Customers with interest checking accounts may apply for overdraft protection on-line for amounts up to $5,000. If a customer has both a money market and an interest checking account, we automatically establish overdraft protection between those accounts.

    - ATM CARDS. Each customer automatically receives a free ATM card when he or she opens an account. Customers can access their accounts at ATMs affiliated with the Cirrus, Honor and Avail networks. We do not charge our own fee for ATM usage, but the operator of the ATM generally imposes fees.

    LENDING PROGRAMS. To generate fee income and provide a convenient service to our customers, we offer on-line loans and credit cards as described below.

    - MORTGAGE LOANS. Our Web site enables customers to obtain interest rate quotes and apply for mortgage loans on-line. We have an agreement with mortgage.com (formerly known as First Mortgage Network), under which we act as a loan originator on their behalf. We have similar agreements with E-loan, Inc., Virtuallender.com and Fidelity Mortgage Services, Inc. under which they forward mortgage applications to us. Applications received directly through our Web site are processed and closed by mortgage.com. Applications received indirectly from mortgage.com, E-loan, Virtuallender.com or Fidelity Mortgage Services are processed by the respective lender, which in turn receives funding from us and closes the loans. We fund each loan that meets our underwriting criteria and sell the loans received directly through our Web site to mortgage.com or, in the case of loans received indirectly, to the lender from which it was received, in each case with the servicing rights released. The loans are presold to the same sources at the time of closing so that we do not bear any material risk of loss. We generally carry loans receivable on our books for an average of approximately 30 days while we await receipt of sale proceeds. During this time, we receive interest income on the outstanding balance at the rate stated in the mortgage note. We also receive a portion of the loan origination fee for providing these funding services. We plan to expand our loan offerings to include home equity loans, home equity lines of credit and automobile loans. We also originate and retain a small number of home mortgage loans for our own portfolio. See "--Lending and Investment Activities."

    - CREDIT CARDS. We offer our customers Visa and MasterCard credit cards issued by The Bankers Bank for no annual fee. The Bankers Bank carries the credit card loans on its books and we have an income-sharing arrangement with The Bankers Bank. Customers can apply for these credit cards on-line. The cards prominently display the Net.B@nk logo with the Visa or MasterCard emblem appearing in the lower right corner of the card.

    NON-BANKING FINANCIAL SERVICES. To serve as a sole source for the financial services needs of internet users and to generate additional noninterest income, we offer a full range of non-banking financial services designed to attract and retain customers. These services currently include securities brokerage and business equipment leasing services and in the future will include several new services such as insurance products.

    - SECURITIES BROKERAGE SERVICES. We have contracted with UVEST Investment Services, a discount broker, to provide our customers with access to a full line of financial services and investment products. We have a fee-sharing agreement with UVEST Investment Services. Customers can purchase securities without writing checks to their brokers, as trading fees are automatically deducted from their Net.B@nk checking or money market accounts. Investment proceeds are automatically deposited into the customer's Net.B@nk deposit account. Customers enjoy 24-hour on-line access, real-time quotes, low commissions and a professional brokerage staff.

    - BUSINESS EQUIPMENT LEASING. In October 1998, we entered into an agreement with Republic Leasing Company that allows our customers, many of whom are independent business owners or managers, to lease small business equipment through Republic Leasing. We have a fee-sharing agreement with Republic Leasing. Lease amounts range from $5,000 to $500,000 and cover virtually all types of business equipment. Republic Leasing provides advice, comparison quotes and immediate equipment lease financing and holds and services all of its leases.

    FUTURE PRODUCTS AND SERVICES. To generate additional interest and fee income and enhance customer convenience, Net.B@nk plans to introduce a variety of new products and services. We plan to offer consumer loans, including home equity and automobile loans, beginning in the third quarter of 1999. Other future products and services may include insurance products, electronic bill presentment and electronic document and image storage in a virtual safe deposit box.

LENDING AND INVESTMENT ACTIVITIES

    Our loan portfolio strategy is to maintain a conservative loan mix consisting of home mortgage, home equity, consumer and construction loans with an emphasis on high credit quality. At our current stage of development, it is more cost-effective for us to purchase most of our loans or act as a participating lender with other banks rather than originating our own loans. This strategy decreases our expenses and allows us to diversify our portfolio. As we grow, we will continue to develop our portfolio through purchases, participations and direct originations.

    We build our loan portfolio in the following ways:

    - PURCHASES. We acquire most of our loans by purchasing packages of specific types of loans, such as mortgage, home equity and consumer loans, with each package consisting of loans with similar principal amounts, interest rates and asset quality. We also purchase portions of commercial loan pools, with the seller retaining a portion of the loans to decrease our risk. As of March 31, 1999, purchased loans accounted for approximately $259.6 million, or 71.3%, of our loan portfolio.

    - PARTICIPATIONS. We act as a participating lender in commercial and large construction loans with varying banks in the Southeast, including The Bankers Bank. We anticipate expanding our participations in construction loans to include loans originated nationwide in order to take advantage of lower prices for these loans in less competitive geographic areas. As of March 31, 1999, participations accounted for approximately $81.2 million, or 22.3%, of our loan portfolio.

    - DIRECT ORIGINATION. We originate a small number of loans directly with our customers. As of March 31, 1999, these loans accounted for approximately $23.3 million, or 6.4%, of our loan portfolio.

    In addition, as described in "--Products and Services," "-- Lending Programs" and "--Mortgage Loans," we have agreements with each of mortgage.com, E-loan, Virtuallender.com, BancMortgage and Fidelity Mortgage Services that provide that we act as a loan originator on their behalf. From May 1998, when we began providing services under the first of these agreements, to March 31, 1999, we funded $258.2 million of loans for third parties. As of March 31, 1999, we had $35.0 million in loan sale proceeds receivable relating to these agreements. In the future, we may retain a portion of such loans for our own portfolio.

    Our loan committee establishes underwriting standards and criteria for our loan portfolio and monitors the portfolio on an ongoing basis. The loan committee applies the same underwriting standards to all of our loans, regardless of how they are originated. We have also retained an outside consulting firm to assist the loan committee in its review of the loan portfolio and to conduct due diligence on purchased loans.

    In addition to loans, we invest deposit funds in various fixed income securities. Our philosophy of high credit quality also guides our investment decisions. Our fixed income securities portfolio is comprised primarily of United States Treasury obligations, collateralized mortgage obligations and mortgage-backed securities issued by agencies such as Federal National Mortgage Association and Federal Home Loan Mortgage Corporation.

CUSTOMER SATISFACTION

    We continually seek ways to enhance customer satisfaction. Offering our customers a high-level of customer service is a top priority of ours and we believe that it is critical to our success. In an effort to serve the needs of our customers, we offer services such as electronic bill payment and ATM cards without service charges. Our customers can access account data and information regarding products and services 24 hours a day and can currently reach our customer service representatives by telephone and e-mail.

    We are committed to investing in customer service. We recently created a managerial position dedicated to customer service and hired an individual with approximately 20 years of experience in customer service and call center management. We have also expanded our customer support staff by over 70% in order to maintain high-quality customer service. We have also invested in technology and implemented new procedures in order to continually improve the quality and responsiveness of our customer service. To optimize our customer service resources, we have designed a user-friendly Web site with a goal of achieving customer self-support. For example, customers can find answers to their "frequently asked questions" and intuitively navigate our Web site.

MARKETING

    The goal of our marketing strategy is to make Net.B@nk the leading brand in the internet financial services market. Our marketing strategy is designed to grow our customer base and includes targeted advertising on the internet and other media, developing strategic partnerships that will enhance our product and service offerings, cross-marketing initiatives to existing customers and fostering public relations. Our marketing campaign launched after our February 1999 offering has been highly successful, and we plan to significantly increase our marketing expenses from $695,000 in 1998 to a budgeted $6.6 million for 1999.

    During the first quarter of 1999, we applied approximately $400,000 to our marketing program and added 7,226 new accounts. We plan to increase our print and on-line advertising and continue to explore opportunities in broadcast advertising during the course of the year. We have recently hired additional marketing support staff and believe that a significant increase in our marketing initiatives will enable us to increase our name recognition and grow our customer and deposit base on a national scale.

    ADVERTISING STRATEGIES. We have allocated the majority of our advertising budget to on-line advertising because we believe it is a rapidly growing medium that best reaches our target audience. We currently market our products and services by placing banner ads on portals such as Yahoo!, Alta Vista, Infoseek, Lycos, AOL and Excite and Web sites such as Bank Rate Monitor, iVillage and Motley Fool that our experience indicates will attract our target customers. We have enhanced our ability to monitor the audience that we reach as well as the results of our on-line advertising campaign. For example, we track the number of hits on our Web site that result from a particular advertisement and incorporate our findings into our subsequent marketing efforts.

    We also utilize traditional advertisement media. We have a national print media campaign aimed at increasing brand awareness. Our print media campaign has included a series of advertisements in national newspaper and magazines such as THE WALL STREET JOURNAL, FORBES, PC WORLD, and INTERNET LIFE. We added direct mail marketing to our marketing activities and we are evaluating opportunities in broadcast advertising.

    STRATEGIC PARTNERSHIPS. We continually seek to form product and marketing alliances with other internet financial services providers such as Virtuallender.com and E-loan to broaden our product and service offerings and attract a broader customer base. We plan to pursue other marketing alliances such as co-branded credit cards. We believe these alliances provide us with the opportunity to cross-market our products and services to the customers of these financial service providers and to our existing customers.

    PUBLIC RELATIONS. We also derive a marketing benefit from media coverage that we generate through our public relations campaign. We believe this coverage increases the general public's awareness of Net.B@nk and attracts new customers.

COMPETITION

    We believe that the principal competitive factors in the banking industry are market presence, customer service, convenience, product offerings and deposit and loan rates and associated account fees. While the banking industry is highly competitive, we believe we compete effectively with our principal competitors, which are traditional banks, internet banks and other financial services providers. We believe our low cost structure, which allows us to offer attractive interest rates and low fees, gives us a competitive advantage over traditional banks, which must support a physical branch structure. We also believe our operating history and name recognition give us an advantage over other independent internet banks, most of which are still in a relatively early stage of operation. Furthermore, we are able to offer a broader array of products and services than many non-bank financial services providers. However, many of our competitors have larger customer bases, greater name recognition and brand awareness, greater financial and other resources and longer operating histories. Additionally, new

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competitors and competitive factors are likely to emerge, particularly in view of the rapid development of internet commerce. See "Risk Factors--Industry competition may adversely affect our success."

OPERATIONS

    ACCOUNT ACTIVITY. Customers can access Net.B@nk through any internet service provider by means of an acceptable secure Web browser. In doing so, customers can apply for loans, review account activity, enter transactions into an on-line account register, pay bills electronically, conduct brokerage transactions, receive statements by mail and print bank statement reports from any PC with a secure Web browser, regardless of its location. To open a new account, the customer completes the on-line enrollment form on our Web site, prints the signature card, signs it and mails it to us. Customers can make deposits into an open account at Net.B@nk via direct deposit programs, by transferring funds between Net.B@nk accounts, by wire transfer, by mail or in person at our principal executive offices. No teller line is maintained, however, and we do not have or intend to establish a physical branch system. Customers can also make withdrawals and have access to their accounts at ATMs that are affiliated with the Cirrus, Honor and Avail networks, which provides added customer convenience.

    SERVICE PROVIDERS. We have negotiated relationships with a select group of service providers who not only provide us with significant quality, security, reliability, performance and marketing capabilities, but also play an integral role in implementing our full financial services strategy. Because we outsource our principal operational functions to experienced third-party service providers that have the capacity to process a high volume of transactions, we can respond easily to growth. Moreover, we have preserved a degree of flexibility that enables us to assess and evaluate our product offerings and delivery structure on an ongoing basis and to incorporate other alliance opportunities as they present themselves. Should any of these relationships terminate, however, we believe we could secure the required services from an alternative source without material interruption of our operations. Our principal service providers are described below:

    - NCR. NCR provides operational support for our internet banking and bill payment applications. Specifically, NCR provides a secure Web site, software that performs services relating to our infrastructure and other electronic banking services. NCR also hosts Edify's electronic banking software on its secure server and provides the interface necessary to link our servers with those used by BISYS and CheckFree.

    - BISYS. We receive core systems processing services, such as deposit account, loan and year-end processing services, from BISYS. The BISYS server interfaces with NCR's secure server and verifies customer passwords and identification. BISYS also operates our ATM and debit card systems.

    - EDIFY. Edify licenses its Electronic Banking System and Electronic Workforce software, a suite of internet banking applications, to us. Edify also maintains the software and provides consulting services as needed.

    - CHECKFREE. CheckFree provides electronic bill paying services to our customers. Customers can pay their bills on-line through electronic funds transfer or a written draft prepared and sent to the creditor.

    - UVEST INVESTMENT SERVICES. UVEST Investment Services provides discount brokerage services to our customers. UVEST Investment Services executes the trades and receives a commission that is automatically deducted from our customer's deposit account.

    - MORTGAGE.COM. mortgage.com processes mortgage loan applications submitted through our Web site. It reviews the application, contacts the customer and closes the loan for us.

    - PNC BANK CORP. We plan to offer consumer loans, including home equity and automobile loans, in the third quarter of 1999. PNC will originate and service these loans and will service other consumer loans on a servicing released basis.

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    As part of our outsourcing strategy, we will continue to explore the outsourcing of a variety of our operations, including customer service, new product offerings and certain lending and portfolio management activities.

SECURITY

    Our ability to provide our customers with secure financial services over the internet is of paramount importance. We continually evaluate the internet systems, services and software used in our operations to ensure that they meet the highest standards of security. The following are among the security measures that are in place:

    ENCRYPTED TRANSACTIONS. All banking transactions and internet communications are encrypted so that sensitive information is not transmitted over the internet in a form that can be read or easily deciphered. Encryption of internet communications is accomplished through the use of the Netscape Secure Sockets Layer technology. This technology is the standard for encryption on the internet and is currently used by Netscape's NAVIGATOR (Version 2.0 or higher) and Microsoft's INTERNET EXPLORER (Version 3.0 or higher). Messages between our server and BISYS are encrypted using DES encryption, which is described in "--Isolated Bank Server" below.

    SECURE LOGON. To eliminate the possibility that a third party may download Net.B@nk's or a customer's password file, user identification and passwords are not stored on the internet or the Web server. Furthermore, passwords are strings of six to eight alpha-numeric characters, which makes the chance that a password can be randomly guessed less than one in one trillion.

    ISOLATED BANK SERVER. The computer used to provide our services cannot be accessed directly through the internet. It is on a private connection, or intranet, that provides two-way communication between the isolated bank server and the NCR internet server. Consequently, an internet user cannot directly access the computer that actually provides our services.

    All banking services are routed from the NCR server through a firewall. The firewall is a combined software and hardware product that precisely defines, controls and limits the access to "internal" computers from "outside" computers across a network. Use of this firewall means that only authenticated bank customers or administrators may send or receive transactions through it, and the firewall itself is immune to penetration from the network. In other words, the firewall is a mechanism used to protect our server from the freely accessible internet.

    Furthermore, all messages sent or received between the NCR server and our server are encrypted using DES encryption. This is a symmetric key algorithm and is highly secure because it is not susceptible to standard ciphertext attacks. Thus, even if a perpetrator were able to route a message to our server through the firewall, the message could not be encrypted in a way that would be considered valid by the server. As a result, our server would reject the message.

    AUTHENTICATED SESSION INTEGRITY. An authenticated user is any user who signs onto our Web site with a valid user ID and password. Although the vast majority of authenticated users are legitimate bank customers, our server is programmed to limit exposure to an authenticated user who is attempting to defraud Net.B@nk. If the authenticated user alters the URL, which is the command or request that is sent from the browser to the server, in any way in an attempt to gain access to other users' accounts, our server immediately detects that the session integrity variables have been violated. Our server will immediately stop the session and record the attempt in a log so that our staff can investigate.

    PHYSICAL SECURITY. All servers and network computers reside in secure NCR facilities. Currently, computer operations supporting our internet access are based in Columbia, Maryland with backup facilities in Dayton, Ohio. Only employees with proper photographic identification may enter the primary building. The computer operations are located in a secure area, with admission only by key card. Access to our server console requires further password identification.

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
    SECURE MODEM ACCESS. A private line that is not accessible from the public network connects our server and BISYS. Our server is connected to CheckFree by a similar private connection. A dial-up maintenance port also permits access to our server. The modem that provides the only access to this port is specially protected and is only enabled on an as-needed basis.

    SERVICE CONTINUITY. NCR and BISYS each provide a fully redundant network with no single point of failure. Our server is also "mirrored" so that hardware failures or software bugs should cause no more than a few minutes of service outage. "Mirroring" means that our server is backed up continuously so that all data is stored in two physical locations. This network and server redundancy ensures that access to Net.B@nk will be reliable. However, if customers are not able to access Net.B@nk over the internet, customers retain access to their funds through several means, including paper checks, ATM cards, customer service and an automated telephone response system.

    MONITORING. All customer transactions on our server using services provided by BISYS and CheckFree produce one or more entries into transactional logs. We and NCR recognize that it is critical to monitor these logs for unusual or fraudulent activity. As mentioned previously, any attempt by an authenticated user to modify the command or request that is sent from the browser to the server is logged. Additionally, all financial transactions are logged. Bank personnel review these logs regularly, and we or NCR will note any abnormal or unusual activity and take appropriate action. Ultimately, vigilant monitoring is the best defense against fraud.

    The preceding security measures are designed to ensure that Net.B@nk is set up in a secure manner. However, over the long term, our security depends upon the procedures and standards used for administration of the internet site. Both NCR and BISYS are required to obtain SAS 70 certification from a national accounting firm. This is a certification by independent auditors that the NCR and BISYS computer systems are being managed and operated in a manner consistent with accepted practices. Both BISYS and NCR have received this certification.

    We believe the risk of fraud presented by internet banking is not materially different from the risk of fraud inherent in any banking relationship. We believe the three principal reasons for a breach in bank security are:

    - Misappropriation from the user of the user's account number or password;

    - Penetration of our server by an outside "hacker"; and

    - Fraud committed by one of our employees or an employee of one of our service providers.

Both traditional banks and internet banks are vulnerable to these types of fraud. By establishing the security measures described above, we believe we have reduced our vulnerability to the first two types of fraud. To counteract fraud by employees, associates and consultants, we have established internal procedures and policies designed to ensure that, as in any bank, proper control and supervision is exercised over employees, associates and consultants. We also counteract all types of fraud through daily examination of our transactional logs.

INTELLECTUAL PROPERTY AND PROPRIETARY RIGHTS

    We regard the form and substance of our name and other intellectual property we have developed as proprietary and attempt to protect them by relying on intellectual property laws. We have submitted a United States trademark registration for the Net.B@nk name and take active measures to safeguard our name and other proprietary intellectual property. Policing unauthorized use of proprietary information is difficult, however, and litigation may be necessary to enforce our intellectual property rights.

    We own the internet domain name "netbank.com." Domain names in the United States and in foreign countries are regulated, by the laws and regulations governing the internet are continually evolving. Additionally, the relationship between regulations governing domain names and laws protecting intellectual property rights is unclear. As a result, we may not be able to prevent third

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
parties from acquiring domain names that infringe or otherwise decrease the value of our trademark and other intellectual property rights.

SUPERVISION AND REGULATION

    References to "we," "us," "our" and "Net.B@nk" generally refer to Net.B@nk, Inc. and its sole subsidiary, Net.B@nk, on a consolidated basis, except where we indicate that Net.B@nk, Inc. means only the parent entity and Net.B@nk refers only to the banking subsidiary.

    BACKGROUND. In connection with its approval of the July 31, 1997 acquisition of our bank charter, the Office of Thrift Supervision required us to make certain commitments with respect to our ongoing operations. These commitments included:

    - Until July 28, 2000, receiving prior approval from the Office of Thrift Supervision before making any changes to our senior management team or board of directors;

    - Operating within the parameters of our business plan as submitted to the Office of Thrift Supervision;

    - Obtaining from an independent computer security specialist an independent review of, and written report regarding, the internet banking security measures we employ;

    - Complying with the Office of Thrift Supervision policy statement regarding on-line banking;

    - Ensuring that our directors and certain executive officers and shareholders refrain from disposing of their restricted shares of common stock without the prior consent of the Office of Thrift Supervision until July 28, 2000;

    - Obtaining the approval of the Regional Director of the Office of Thrift Supervision with respect to any changes in our stock benefit plans effected on or before July 28, 2000;

    - Complying with Office of Thrift Supervision directives, if any, that require the exercise or forfeiture of participants' rights under our stock benefit plans in the event our capital falls below minimum Office of Thrift Supervision requirements; and

    - Submitting to the Office of Thrift Supervision a structured project plan describing the steps and timing required to replace the Web hosting services that were previously provided by AT&T Corp. and are now provided by NCR.

    We and our directors, executive officers and shareholders have complied with these conditions to date.

    On January 8, 1999, the Office of Thrift Supervision granted Carolina First Corporation permission to sell a portion of its shares of common stock in Net.B@nk's February 1999 public offering. As a condition to its approval, the Office of Thrift Supervision required that two of the four directors initially nominated by Carolina First Corporation resign following completion of the offering and that those directors be replaced with two outside directors within six months of the resignations. The Office of Thrift Supervision also required Carolina First Corporation to refrain from disposing of its remaining shares of common stock without the prior consent of the Office of Thrift Supervision. We do not believe that these commitments have or will materially affect our operations.

    Carolina First Corporation currently owns more than five percent of our outstanding common stock. As a result, Carolina First Corporation is subject to certain Federal Reserve Board regulations regarding its relationship with Net.B@nk. Until Carolina First Corporation owns less than five percent of our outstanding common stock, we will not engage in any activities that are not permissible under applicable Federal Reserve Board regulations.

    SAVINGS AND LOAN HOLDING COMPANY REGULATION. Savings and loan holding companies and federal savings banks are extensively regulated under both federal and state law. The following is a brief summary of certain statutes, rules and regulations that affect Net.B@nk, Inc. and its banking subsidiary. This summary is qualified in its entirety by reference to the particular statutory and

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
regulatory provisions referred to below. This summary is not intended to be an exhaustive description of the statutes or regulations applicable to our business. Supervision, regulation and examination of Net.B@nk by regulatory agencies is intended primarily for the protection of our depositors rather than our shareholders. The terms bank, savings institution, savings association, federal savings bank and thrift are used interchangeably in this section to refer to savings associations such as Net.B@nk, Inc.'s banking subsidiary that are subject to supervision and regulation by the Office of Thrift Supervision. The terms savings and loan holding company and holding company are used interchangeably to refer to holding companies, such as Net.B@nk, Inc., that are subject to supervision and regulation by the Office of Thrift Supervision.

    Net.B@nk, Inc. is registered as a holding company under both the Savings and Loan Holding Company Act set forth in Section 10 of the Home Owners Loan Act and the Financial Institutions Code of Georgia. Net.B@nk, Inc. is currently regulated under these acts by the Office of Thrift Supervision and by the Georgia Department of Banking and Finance. As a savings and loan holding company, Net.B@nk, Inc. is required to file with the Office of Thrift Supervision an annual report and any additional information that the Office of Thrift Supervision may require under the Savings and Loan Holding Company Act. The Office of Thrift Supervision also conducts examinations of Net.B@nk, Inc. and its banking subsidiary.

    Generally, savings and loan holding companies and their subsidiaries may not engage in activities or render any services for or on behalf of their savings institution subsidiaries for the purpose or with the effect of evading any law or regulation applicable to the institution. This restriction is designed to prevent savings and loan holding companies and their affiliates from evading requirements of the Savings and Loan Holding Company Act that were enacted to protect a holding company's savings institution subsidiaries. A unitary thrift holding company, that is, a holding company that owns only one insured institution whose subsidiary institution satisfies the qualified thrift lender test (discussed below), however, is not restricted to any statutorily prescribed list of permissible activities, and the Savings and Loan Holding Company Act and the Financial Institutions Code of Georgia impose no limits on direct or indirect non-savings institution subsidiary operations. Net.B@nk, Inc. is a unitary thrift holding company and qualifies for this exception. However, as discussed above, we have committed that Net.B@nk, Inc. will not engage in any activity that is impermissible for bank holding companies under Federal Reserve Board regulations.

    The Savings and Loan Holding Company Act and the Financial Institutions Code of Georgia make it unlawful for any savings and loan holding company to acquire control of another savings association or savings and loan holding company without prior approval from the Office of Thrift Supervision and the Georgia Department of Banking and Finance. These statutes also prohibit a savings institution or holding company from merging with, consolidating with or purchasing all or substantially all of the assets of another institution or holding company without prior approval. The Office of Thrift Supervision and the Georgia Department of Banking and Finance take into consideration the financial and managerial resources and future prospects of the institutions involved when considering an application for these transactions. This includes consideration of the competence, experience and integrity of the officers, directors and principal shareholders of the companies. In addition, the agencies consider the effect of the transaction on the institution, the insurance risk to the Savings Association Insurance Fund and the convenience and needs of the community to be served.

    The Office of Thrift Supervision may not approve an acquisition that would result in the formation of certain types of interstate banking networks. The Office of Thrift Supervision is precluded from approving an acquisition that would result in the formation of a holding company that controls savings institutions in more than one state. If, however, the acquiring company or one of its savings institution subsidiaries is authorized to acquire control of an institution or to operate an office in the additional state under a supervisory acquisition authorized under Section 13(k) of the Federal Deposit Insurance Act or the statutes of the state in which the institution to be acquired is located permits the acquisition, then the acquisition may be approved.

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
    Savings and loan holding companies are generally allowed to acquire or to retain as much as 5% of the voting shares of a savings institution or savings and loan holding company without regulatory approval.

SAVINGS BANK REGULATION

    GENERAL. Net.B@nk is chartered by the Office of Thrift Supervision, a bureau of the United States Treasury, and is subject to examination by the Office of Thrift Supervision and the FDIC. The Office of Thrift Supervision regulates all areas of our banking operations including reserves, lending, mergers, payment of dividends, interest rates, establishment of branches and other aspects of our operations. Federal savings banks with assets greater than or equal to $250 million, like Net.B@nk, must be examined no less frequently than every 12 months. Federal savings banks with assets less than $250 million may be examined no less frequently than 18 months, if they are well capitalized and meet other regulatory requirements. Additionally, the Office of Thrift Supervision may assess the federal savings bank with the cost of the examination.

    The FDIC insures Net.B@nk's deposits to the maximum extent provided by law. The major functions of the FDIC with respect to insured federal savings banks include:

    - Paying depositors to the extent provided by law in the event an insured federal savings bank is closed without adequately providing for payment of depositors' claims; and

    - Preventing the continuance or development of unsound and unsafe banking practices.

    CAPITAL REQUIREMENTS. Net.B@nk is required to comply with the capital adequacy standards established by the Office of Thrift Supervision. The Office of Thrift Supervision has established three basic measures of capital adequacy for federal savings banks--a risk-based measure, a leverage measure and a tangible capital measure.

    The risk-based capital standards are designed to make regulatory capital requirements more sensitive to differences in risk profiles among savings associations, to account for off-balance-sheet exposure, and to minimize disincentives for holding liquid assets. Assets and off-balance-sheet items are assigned to broad risk categories, each with appropriate weights. The resulting capital ratios represent capital as a percentage of total risk-weighted assets and off-balance-sheet items.

    Under risk-based capital standards, the minimum guideline for the ratio of total capital to risk-weighted assets is 8%. Net.B@nk's risk-based capital ratio at December 31, 1998 was 15.36%.

    Under leverage-based capital standards, the minimum guideline for the ratio of core capital to tangible assets is 3%. Net.B@nk's leverage ratio at December 31, 1998 was 9.31%. This leverage-based capital guideline, however, is the minimum requirement. The guidelines provide that federal savings banks which are not granted the highest regulatory rating shall maintain a core capital to total adjusted assets ratio of 4%. A higher ratio may be required if warranted by the risk profile of the federal savings bank.

    Under Office of Thrift Supervision regulations, core capital generally includes:

    - Common stockholders' equity;

    - Noncumulative perpetual preferred stock and related surplus; and

    - Minority interests in the equity accounts of consolidated subsidiaries,

    LESS:

    - Unidentifiable intangible assets, other than certain amounts of supervisory goodwill; and

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
    - Certain investments in certain subsidiaries plus 90% of the fair market value of readily marketable purchased mortgage servicing rights and purchased credit card relationships, subject to certain conditions.

    Total capital, for purposes of the risk-based capital requirement equals the sum of core capital plus supplementary capital. Supplementary capital includes the sum of, among other items, perpetual preferred stock not counted as core capital, limited life preferred stock, subordinated debt and general loan and lease loss allowances up to 1.25% of risk-weighted assets less certain deductions. The amount of supplementary capital that may be counted towards satisfaction of the total capital requirement may not exceed 100% of core capital, and Office of Thrift Supervision regulations require the maintenance of a minimum ratio of core capital to total risk-weighted assets of 4%.

    Under tangible capital standards, the minimum guideline for the ratio of tangible capital to tangible assets is 1.5%. Net.B@nk's tangible capital ratio at December 31, 1998 was 9.31%. Generally, tangible capital is defined as core capital minus intangible assets and investments in certain subsidiaries and does not include purchased mortgage servicing rights.

    Office of Thrift Supervision regulations have been amended to include an interest-rate risk component to the risk-based capital requirement. This new requirement is not expected to have any material effect on our ability to meet the risk-based capital requirement. The Office of Thrift Supervision also revised its risk-based capital standards to ensure that its standards provide adequately for concentration of credit risk, risk from nontraditional activities and actual performance and expected risk of loss on multi-family mortgages.

    Capital requirements higher than the generally applicable minimum requirement may be established for a particular savings association if the Office of Thrift Supervision determines that the institution's capital was or may become inadequate in view of its particular circumstances.

    Additionally, the Georgia Department of Banking and Finance requires savings and loan holding companies, such as Net.B@nk, Inc., to maintain a 5% Tier 1 capital ratio on a consolidated basis. Tier 1 capital is substantially the same as core capital. As of December 31, 1998, Net.B@nk's Tier 1 capital ratio was 14.44%.

    PROMPT CORRECTIVE ACTION. The Federal Deposit Insurance Corporation Improvement Act of 1991 established a system of prompt corrective action to resolve the problems of undercapitalized institutions. Under this system, the federal banking regulators, which include the Office of Thrift Supervision, the FDIC, the Office of the Comptroller of the Currency and the Federal Reserve Board, established five capital categories (well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized), and are required to take certain mandatory supervisory actions, and are authorized to take other discretionary actions, relating to institutions in the three undercapitalized categories. The severity of the action depends upon the capital category in which the institution is placed. Generally, subject to a narrow exception, the federal banking regulator must appoint a receiver or conservator for an institution that is critically undercapitalized. The federal banking agencies have specified by regulation the relevant capital levels for each category.

    An institution that is categorized as undercapitalized, significantly undercapitalized or critically undercapitalized is required to submit an acceptable capital restoration plan to its appropriate federal banking agency. A savings and loan holding company must guarantee that a subsidiary depository institution meets its capital restoration plan, subject to certain limitations. The controlling holding company's obligation to fund a capital restoration plan is limited to the lesser of 5% of an undercapitalized subsidiary's assets or the amount required to meet regulatory capital requirements. An undercapitalized institution is also generally prohibited from increasing its average total assets, making acquisitions, establishing any branches or engaging in any new line of business, except under an accepted capital restoration plan or with FDIC approval. In addition, the appropriate federal banking

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agency may treat an undercapitalized institution in the same manner as it treats a significantly undercapitalized institution, if it determines that those actions are necessary. The appropriate federal banking agency may also treat an institution in the well capitalized, adequately capitalized or undercapitalized categories as if it was in the next lower category based on safety and soundness considerations relating to factors other than capital levels.

    At December 31, 1998, our capital level placed us in the well capitalized category.

    CAPITAL DISTRIBUTIONS. Office of Thrift Supervision regulations govern the payment of dividends and other capital distributions of savings associations such as Net.B@nk. Under new regulations effective April 1, 1999, savings associations that meet specified criteria must file a notice or an application with the Office of Thrift Supervision before making a "capital distribution," which is defined to include dividends as well as stock repurchases and cash-out mergers. Savings associations that do not meet these criteria are permitted to make distributions without prior notice or application. The Office of Thrift Supervision may deny distribution notices or applications under specified circumstances.

    A savings association must file an application with the Office of Thrift Supervision and receive the Office of Thrift Supervision's approval of the application before making the distribution if:

    - The association is not eligible for expedited treatment under the agency's application processing guidelines;

    - The total amount of all of the association's capital distributions, including the proposed capital distribution, for the applicable calendar year exceeds the association's net income for that year to date plus the association's retained net income for the preceding two years;

    - The association would not be at least adequately capitalized under the Office of Thrift Supervision's prompt corrective action regulations, following the distribution; or

    - The proposed capital distribution would violate a prohibition contained in any applicable statute, regulation or agreement between the association and the Office of Thrift Supervision or the FDIC, or violate a condition imposed on the association in an application or notice approved by the Office of Thrift Supervision.

    A savings association is not eligible for expedited treatment if the association does not have a composite rating of 1 or 2, does not have a Community Reinvestment Act rating of satisfactory or better, does not have a compliance rating of 1 or 2, does not meet its minimum capital requirements or has been notified by Office of Thrift Supervision personnel that it is a problem or troubled association.

    A savings association must file a notice 30 days before a capital distribution if the association is not required to file an application but:

    - The association would not be well capitalized under the prompt corrective action regulations following the distribution;

    - The proposed capital distribution would reduce the amount of or retire any part of the association's common or preferred stock or retire any part of debt instruments such as notes or debentures included in capital under the Office of Thrift Supervision's capital regulations (other than regular payments required under certain debt instruments); or

    - The association is a subsidiary of a savings and loan holding company.

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    The Office of Thrift Supervision may disapprove a notice or deny an application, in whole or in part, if the Office of Thrift Supervision determines that:

    - The association will be undercapitalized, significantly undercapitalized or critically undercapitalized as set forth in the prompt corrective action regulations, following the distribution;

    - The proposed distribution raises safety or soundness concerns; or

    - The proposed distribution violates a prohibition contained in any statute, regulation, agreement between the association and the Office of Thrift Supervision or the FDIC or a condition imposed in an application or notice approved by the Office of Thrift Supervision, unless the Office of Thrift Supervision decides to permit the proposed distribution notwithstanding the prohibition or condition.

    Net.B@nk does not currently meet the criteria for an application. However, because Net.B@nk is a subsidiary of a savings and loan holding company, it must file a notice with the Office of Thrift Supervision at least 30 days before it makes any capital distribution.

    LIQUIDITY. Under Office of Thrift Supervision regulations, savings associations must maintain an average daily balance of liquid assets in each calendar quarter of not less than 4% of: (1) the amount of its liquidity base at the end of the preceding calendar quarter or (2) the average daily balance of its liquidity base during the preceding quarter. Liquid assets include cash, certain time deposits, certain bankers' acceptances, certain corporate debt securities and highly rated commercial paper, securities of certain mutual funds and specified United States government, state or federal agency obligations. The liquidity base is the amount of the savings association's net withdrawable accounts plus its short-term borrowings.

    The Office of Thrift Supervision may, to the extent and under conditions it may prescribe, permit a savings association to reduce its liquid assets below the minimum amount to meet withdrawals or pay obligations. In addition, the Office of Thrift Supervision may suspend part or all of the minimum liquidity requirements whenever it determines that conditions of national emergency or unusual economic stress exist. Savings institutions also are required to maintain short-term liquid assets to satisfy Federal Reserve Board requirements.

    QUALIFIED THRIFT LENDER REQUIREMENT. A federal savings bank is deemed to be a qualified thrift lender if: (1) the savings association qualifies as a domestic building and loan association, as defined in section 7701(a)(19) of the Internal Revenue Code of 1986 or (2) the savings association's qualified thrift investments equal or exceed 65% of its portfolio assets on a monthly average basis in nine out of every 12 months.

    Qualified thrift investments generally consist of (1) various housing-related loans and investments such as residential construction and mortgage loans, home improvement loans, mobile home loans, home equity loans and mortgage-backed securities, (2) certain obligations of the FDIC and (3) shares of stock issued by any Federal Home Loan Bank, the Federal Home Loan Mortgage Corporation or the Federal National Mortgage Association.

    In addition, the following assets may be categorized as qualified thrift investments in an amount not to exceed 20% in the aggregate of portfolio assets:

    - 50% of the dollar amount of residential mortgage loans originated and sold within 90 days of origination;

    - Investments in securities of a service corporation that derives at least 80% of its income from residential housing finance;

    - 200% of loans and investments made to acquire, develop or construct starter homes or homes in credit needy areas (subject to certain conditions);

    - Loans for the purchase or construction of churches, schools, nursing homes and hospitals; and

    - Consumer loans.

    The term portfolio assets means the savings institution's total assets minus goodwill and other intangible assets, the value of property used by the savings institution to conduct its business and liquid assets held by the savings institution in an amount up to 20% of its total assets.

    A savings association that fails to meet the definition of a qualified thrift lender must either convert to a national bank charter or limit its future investments and activities, including branching and payments of dividends, to those permitted for both savings associations and national banks. Further, within one year of the loss of qualified thrift lender status, a holding company of a savings association that does not convert to a bank charter must register as a bank holding company and will be subject to all statutes applicable to bank holding companies. In order to exercise the powers granted to federally chartered savings associations and maintain full access to Federal Home Loan Bank advances, Net.B@nk must continue to meet the definition of a qualified thrift lender. In addition, Net.B@nk must continue to meet this definition for Net.B@nk, Inc. to maintain its status as a unitary savings and loan holding company.

    LOANS TO ONE BORROWER LIMITATIONS. The Home Owners Loan Act generally requires savings associations to comply with the loans to one borrower limitations applicable to national banks. National banks generally may make loans to a single borrower in amounts up to 15% of their unimpaired capital and surplus, plus an additional 10% of capital and surplus for loans secured by readily marketable collateral. The Home Owners Loan Act provides exceptions under which a savings association may make loans to one borrower in excess of the generally applicable national bank limits. A savings association may make loans to one borrower in excess of the limits under the following circumstances:
(1) for any purpose, in any amount not to exceed $500,000 or (2) to develop domestic residential housing units, in an amount not to exceed the lesser of $30 million or 30% of the savings association's unimpaired capital and unimpaired surplus, provided other conditions are satisfied.

    The Federal Institutions Reform, Recovery, and Enforcement Act of 1989 provided that a savings association could make loans to one borrower to finance the sale of real property which the savings association acquired in satisfaction of debts previously contracted in good faith, in amounts up to 50% of the savings association's unimpaired capital and unimpaired surplus. The Office of Thrift Supervision, however, has modified this standard by limiting loans to one borrower to finance the sale of real property acquired in satisfaction of debts to 15% of unimpaired capital and surplus. That rule provides, however, that purchase money mortgages received by a savings association to finance those sales that do not constitute "loans" if no new funds are advanced and the savings association is not placed in a more detrimental position holding the note than holding the real estate. Therefore, these purchase money mortgages are not subject to the loans to one borrower limitations.

    COMMERCIAL REAL PROPERTY LOANS. The Home Owners Loan Act limits the aggregate amount of commercial real estate loans that a federal savings association may make to an amount not in excess of 20% of the savings association's assets. Also, the amount in excess of 10% of total assets must be devoted to small business real property loans.

    COMMUNITY REINVESTMENT. Under the Community Reinvestment Act and the implementing Office of Thrift Supervision regulations, federal savings banks have a continuing and affirmative obligation to help meet the credit needs of their local communities, including low and moderate-income neighborhoods, consistent with the safe and sound operation of the institution. The Community Reinvestment Act requires the boards of directors of financial institutions to adopt a Community

Reinvestment Act statement for each assessment area that, among other things, describes its efforts to help meet community credit needs and the specific types of credit that the institution is willing to extend. The Office of Thrift Supervision has established the following three tests to evaluate a federal savings bank's compliance with the Community Reinvestment Act:

    - A lending test which will compare the institution's market share of loans in low- and moderate-income areas to its market share of loans in its entire service area and the percentage of a bank's outstanding loans to low- and moderate-income areas or individuals;

    - A services test which will evaluate the provision of services that promote the availability of credit to low- and moderate-income areas; and

    - An investment test, which will evaluate an institution's record of investments in organizations designed to foster community development, small- and minority-owned businesses and affordable housing lending, including state and local government housing or revenue bonds.

    FAIR LENDING. Congress and various federal agencies, including bank regulatory agencies, the Department of Housing and Urban Development, the Federal Trade Commission and the Department of Justice, which are responsible for implementing fair lending laws in the United States, have been increasingly concerned that prospective home buyers and other borrowers are experiencing discrimination in their efforts to obtain loans. In recent years, the Department of Justice has filed suit against financial institutions that it determined had discriminated, seeking fines and restitution for borrowers who allegedly suffered from discriminatory practices. Most, if not all, of these suits have been settled, some for substantial sums, without a full adjudication on the merits.

    On March 8, 1994, these federal agencies, in an effort to clarify what constitutes lending discrimination and to specify the factors the agencies will consider in determining if lending discrimination exists, announced a joint policy statement detailing specific discriminatory practices prohibited under the Equal Credit Opportunity Act and the Fair Housing Act. In the policy statement, three methods of proving lending discrimination were identified:

    - Overt evidence of discrimination, when a lender blatantly discriminates on a prohibited basis;

    - Evidence of disparate treatment, when a lender treats applicants differently based on a prohibited factor even where there is no showing that the treatment was motivated by prejudice or a conscious intention to discriminate against a person; and

    - Evidence of disparate impact, when a lender applies a practice uniformly to all applicants, but the practice has a discriminatory effect, even where the practices are neutral on their face and are applied equally, unless the practice can be justified on the basis of business necessity.

    FDIC INSURANCE ASSESSMENTS. Federal deposit insurance is required for all federally chartered savings associations. Net.B@nk's deposits are insured to a maximum of $100,000 for each depositor by the Savings Association Insurance Fund of the FDIC. Net.B@nk is therefore subject to regulation and supervision by the FDIC to the extent deemed necessary by the FDIC to ensure the safety and soundness of the Savings Association Insurance Fund. The FDIC is entitled to have access to reports of examination of Net.B@nk made by the Office of Thrift Supervision and all reports of condition filed by Net.B@nk with the Office of Thrift Supervision. The FDIC also may require Net.B@nk to file additional reports that determines to be advisable for insurance purposes. Additionally, the FDIC may determine by regulation or order that a specific activity poses a threat to the Savings Association Insurance Fund and that no Savings Association Insurance Fund member may engage in the activity directly.

    Insurance premiums are paid in semiannual assessments. Under a risk-based assessment system, the FDIC is required to calculate on a semi-annual basis a savings association's semiannual assessment based on (1) the probability that the insurance fund will incur a loss with respect to the institution, taking into account the institution's asset and liability concentration, (2) the potential magnitude of any such loss and (3) the revenue and reserve needs of the insurance fund. The semiannual assessment imposed on the Net.B@nk may increase depending on the Savings Association Insurance Fund revenue and expense levels, and the risk classification applied to Net.B@nk.

    The FDIC has adopted a risk-based assessment system for insured depository institutions that takes into account the risks attributable to different categories and concentrations of assets and liabilities. The system assigns an institution to one of three capital categories: (1) well capitalized; (2) adequately capitalized; and (3) undercapitalized. These three categories are substantially similar to the prompt corrective action categories described above, with the "undercapitalized" category including institutions that are undercapitalized, significantly undercapitalized, and critically undercapitalized for prompt corrective action purposes. The FDIC also assigns an institution to one of three supervisory subgroups within each capital group. The supervisory subgroup to which an institution is assigned is based on a supervisory evaluation that the Office of Thrift Supervision provides to the FDIC and information that the FDIC determines to be relevant to the institution's financial condition and the risk posed to the deposit insurance funds. The FDIC determines an institution's insurance assessment rate based on the institution's capital category and supervisory category.

    Since January 1, 1997, Savings Association Insurance Fund members and Bank Insurance Fund members have the same risk-based assessment schedule which is $0.00 to $0.27 per $100 of deposits. Beginning January 1, 1997, financing corporate bond debt service assessments of $0.013 for Bank Insurance Fund deposits and $0.064 per $100 of deposits for Savings Association Insurance Fund deposits were added to the Bank Insurance Fund assessable base and Savings Association Insurance Fund assessable base, respectively. These rates will be in effect until December 31, 1999. Thereafter, approximately $0.024 per $100 of deposits will be added to each regular assessment for all insured depositors.

    The Deposit Insurance Funds Act of 1996 provided that the Bank Insurance Fund and the Savings Association Insurance Fund were to be merged, creating the "Deposit Insurance Fund," on January 1, 1999, provided that bank and savings association charters were combined by that date. The Treasury Department has submitted a report to Congress on the development of a common charter for all insured depository institutions, but as of January 1, 1999, Congress had not passed any legislation to combine the charters. See "--Elimination of Federal Savings Association Charter."

    The FDIC may terminate an institution's deposit insurance if it finds that the institution has engaged in unsafe and unsound practices, is in an unsafe or unsound condition to continue operation, or has violated any applicable law, regulation, rule, order or condition imposed by the FDIC.

    FEDERAL HOME LOAN BANK SYSTEM. The Federal Home Loan Bank System consists of 12 regional Federal Home Loan Banks, each subject to supervision and regulation by the Federal Housing Finance Board. The Federal Home Loan Banks provide a central credit facility for member savings associations. Collateral is required. The maximum amount that the Federal Home Loan Bank of Atlanta will advance fluctuates from time to time in accordance with changes in policies of the Federal Housing Finance Board and the Federal Home Loan Banks, and the maximum amount generally is reduced by borrowings from any other source. In addition, the amount of advances that a savings association may obtain from the Federal Home Loan Banks will be restricted in the event the institution fails to constitute a qualified thrift lender. Net.B@nk is a member of the Federal Home Loan Bank of Atlanta.

    FEDERAL RESERVE SYSTEM. The Federal Reserve Board has adopted regulations that require savings associations to maintain non-earning reserves against their transaction accounts, primarily NOW and regular checking accounts. These reserves may also be used to satisfy liquidity requirements imposed by the Office of Thrift Supervision. Because required reserves must be maintained in the form of cash or a non-interest-bearing account at a Federal Reserve Bank, the effect of this reserve requirement is to reduce the amount of our interest-earning assets.

    Savings institutions also have the authority to borrow from the Federal Reserve discount window. Collateral is required. Federal Reserve Board regulations, however, require savings associations to exhaust all Federal Home Loan Bank sources before borrowing from a Federal Reserve Bank.

    TRANSACTIONS WITH AFFILIATES RESTRICTIONS. Net.B@nk is subject to the provisions of Section 23A of the Federal Reserve Act and the Office of Thrift Supervision's implementing regulation. Section 23A places limits on:

    - The amount of loans or extensions of credit to affiliates;

    - The amount of investment in affiliates;

    - The amount of the purchase of assets from affiliates, except for real and personal property exempted by the Federal Reserve Board;

    - The amount of loans or extensions of credit to third parties collateralized by the securities or obligations of affiliates; and

    - The amount of any guarantee, acceptance or letter of credit issued on behalf of an affiliate.

    The aggregate of all of the above transactions is limited in amount, as to any one affiliate, to 10% of a bank's capital and surplus and, as to all affiliates combined, to 20% of a bank's capital and surplus. In addition to the limitation on the amount of these transactions, each transaction must also meet specified collateral requirements. Net.B@nk must also comply with certain provisions designed to avoid transactions with affiliates involving low-quality assets.

    Net.B@nk is also subject to the provisions of Section 23B of the Federal Reserve Act which, among other things, prohibits an institution from engaging in the above transactions with affiliates unless the transactions are on terms substantially the same, or at least as favorable to the institution or its subsidiaries, as those prevailing at the time for comparable transactions with nonaffiliated companies.

    Net.B@nk is also subject to certain restrictions on extensions of credit to its executive officers, directors, certain principal shareholders and their related interests. These extensions of credit (1) must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with third parties, and (2) must not involve more than the normal risk of repayment or present other unfavorable features.

    The Home Owners Loan Act and Office of Thrift Supervision regulations contain additional restrictions on loans and extension of credit to affiliates, and the Office of Thrift Supervision is authorized to impose additional restrictions on transactions with affiliates if it determines restrictions are necessary to ensure the safety and soundness of any savings association.

    FUTURE REQUIREMENTS. Statutes and regulations are regularly introduced which contain wide-ranging proposals for altering the structures, regulations and competitive relationships of financial institutions. We cannot predict whether or what form any proposed statute or regulation will be adopted or the extent to which our business may be affected by such statute or regulation.

    ELIMINATION OF FEDERAL SAVINGS ASSOCIATION CHARTER. In recent years, Congress has considered legislation that would eliminate the federal savings association charter. If this legislation is enacted, Net.B@nk likely would be required to convert its federal savings bank charter to either a national bank charter or to a state depository institution charter and Net.B@nk, Inc. would become a bank holding company subject to regulation by the Federal Reserve Board and the Georgia Department of Banking and Finance. Congress has also considered various legislative proposals that would result in the restructuring of federal regulatory oversight, including, for example, consolidation of the Office of

Thrift Supervision into another agency, or creation of a new Federal banking agency to replace the various agencies which presently exist.

PROPERTIES

    We lease 7,480 square feet of office space for our headquarters at 950 North Point Parkway, Suite 350, Alpharetta, Georgia 30005. The office space is subject to a lease that expires on January 31, 2005. We have entered into a lease for approximately 19,615 square feet of office space for a new headquarters located at Royal Centre Three, Suite 100, 11475 Great Oaks Way, Alpharetta, Georgia 30022. We plan to move our offices to this location in the summer of 1999.

EMPLOYEES

    As of April 30, 1999, we employed 40 persons on a full-time basis and one person on a part-time basis. None of our employees is covered by a collective bargaining agreement. We believe our relations with our employees are excellent.

LEGAL PROCEEDINGS

    We are not a party to any material legal proceeding. None of our properties is subject to a material legal proceeding, and we are not aware of any material proceeding involving Net.B@nk that may be contemplated by any governmental authority. We are also unaware of any pending or contemplated material proceeding in which any Net.B@nk director, officer, affiliate or principal shareholder is a party or has a direct or indirect interest adverse to Net.B@nk.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

    The following table sets forth certain information concerning each of our executive officers and directors:

NAME                                           AGE               POSITION AND OFFICES HELD
-----------------------------------------      ---      -------------------------------------------
T. Stephen Johnson.......................          49   Chairman of the Board
D. R. Grimes.............................          52   Vice Chairman, Chief Executive Officer and
                                                          Director
Robert E. Bowers.........................          42   Chief Financial Officer and Director
Thomas L. Cable..........................          42   Chief Technology Officer
Jeffrey B. Watson........................          39   Chief Lending Officer
Ward H. Clegg............................          47   Director
J. Stephen Heard.........................          56   Director
Robin C. Kelton..........................          64   Director
Thomas H. Muller, Jr.....................          57   Director
J. Joe Ricketts..........................          57   Director
Donald S. Shapleigh, Jr..................          50   Director
W. James Stokes..........................          40   Director
Mack I. Whittle, Jr......................          50   Director

    T. STEPHEN JOHNSON is President of T. Stephen Johnson & Associates, a bank consulting firm located in Roswell, Georgia. The firm specializes in mergers, acquisitions and regulatory consulting. T. Stephen Johnson & Associates has served as advisor and consultant in the formation of approximately 70 banks in the southeastern United States. Mr. Johnson served in a management capacity for two large Atlanta banks before forming T. Stephen Johnson & Associates in 1987. Mr. Johnson also serves as Vice Chairman of Florida Banks, Inc., a bank holding company. In addition, he is principal owner of Bank Assets Inc., a provider of benefit programs for directors and officers of banks.

    D. R. GRIMES has served as Vice Chairman and Chief Executive Officer of Net.B@nk, Inc. since January 1997. From March 1996 to January 1997, he was an independent management consultant, and from 1978 to March 1996, he served in various capacities with Servantis Systems, Inc., which provides electronic funds transfer and home banking software to the financial services industry, including Executive Vice President of Technology and Chief Information Officer (1995-1996); Executive Vice President of Technology and Marketing (1993-1995); President, Treasury Products Division (1994); and President, Financial Productions Division (1988-1993). Prior to joining Servantis Systems, Mr. Grimes served in various technology positions with Trust Company Bank of Georgia, now SunTrust Bank.

    ROBERT E. BOWERS has served as Chief Financial Officer of Net.B@nk, Inc. since February 1997. Prior to joining Net.B@nk, Inc., Mr. Bowers, a certified public accountant, was the Chief Financial Officer of CheckFree Corporation, which provides electronic bill payment processing for the financial services industry, from January 1996 through August 1996. From September 1984 until January 1996, he served as the Chief Financial Officer and a director of Servantis Systems, which was acquired by CheckFree Corporation in January 1996. His experience includes initial public offerings, strategic business planning and investor relations.

    THOMAS L. CABLE has served as Chief Technology Officer of Net.B@nk, Inc. and Net.B@nk since May 1997. From May 1996 to May 1997, he served as Vice President, Retail Financial Services of CheckFree Corporation, and from February 1996 to May 1996, he was responsible for CheckFree's Retail Direct Bank Product. From 1985 to February 1996, Mr. Cable served in various capacities with Servantis Systems, including Senior Vice President and Business Unit Manager for Home Banking Products and Services, Vice President and Product Manager for Delivery Systems and Associate and Product Manager for Servantis Systems's licensed bill payment software product. From 1978 to 1985, he was employed by First National Bank, Louisville, Kentucky as a Programmer and Programming Team Leader responsible for the implementation and support of Servantis Systems's bill payment product and other bank application systems.

    JEFFREY B. WATSON has served as the Net.B@nk's Chief Lending Officer since November 1997. From 1996 to November 1997, he served as Product Manager--Internet Financial Software for Security First Technologies, and in the summer of 1995, he coordinated consultation projects with Fortune 500 companies for Coopers & Lybrand. Mr. Watson served in various capacities at Tracy Federal Bank from 1987 to 1994, including Senior Vice President from 1993 to 1994, Loan Production Manager from 1989 to 1992 and Loan Officer from 1987 to 1988.

    WARD H. CLEGG has served as a director of Resource Bancshares Corporation since September 1986 and has also worked with Net.B@nk, Inc. on a consulting basis. Resource Bancshares was acquired by Resource Bancshares Mortgage in December 1997. Mr. Clegg also served as Executive Vice President of Bankers Trust of South Carolina, where he had responsibility for approximately $1.2 billion in securities processing assets as well as Advanced Systems.

    J. STEPHEN HEARD has served as Area Vice President, Hartford Computer Group, Inc. since August 1998. From October 1997 to August 1998, he served as Product Sales Executive of Vanstar Corporation, a technology services company and value-added reseller of computer products to Fortune 1,000 companies, since October 1997. He has also served as President of Heard Systems, Inc., which provides information systems consulting services and ATM services to the retail industry, since January 1, 1994. In 1995 he retired from IBM after a 30-year career in marketing, sales and systems engineering.

    ROBIN C. KELTON is Chairman of Kelton International Ltd., an investment banking firm formed in January 1996 specializing in the banking and insurance industries. Mr. Kelton is a founder and former Chairman and Chief Executive Officer of Fox-Pitt, Kelton Ltd. and the Fox-Pitt, Kelton Group, and President of Fox-Pitt, Kelton, Inc. These companies were formed in 1970 and comprise an international investment banking and brokerage group based in London and New York. See "Underwriting."

    THOMAS H. MULLER, JR. has served as the Chief Financial Officer of SpectRx, Inc., a medical device company, since December 1996. Mr. Muller has also served as President of Muller & Associates, a firm providing financial management services to entrepreneurial enterprises, since 1992 and Chief Financial Officer of Nurse On Call, Inc., a healthcare software company, from 1993 to 1996. From 1993 to 1995, Mr. Muller also served as Chief Financial Officer of Amstel, Inc., a beverage manufacturing and marketing company. From 1984 to 1992, Mr. Muller served as Chief Financial Officer of HBO & Company, a leading healthcare information systems company.

    J. JOE RICKETTS has served as a director and as Chairman and Chief Executive Officer of Ameritrade Holding Corp. since 1981. From 1975 to 1981, Mr. Ricketts served in various capacities with predecessors to Ameritrade Holding Corp. Prior to 1975, Mr. Ricketts was a registered representative with a national brokerage firm, an investment advisor with Ricketts & Co., and a branch manager with Dun & Bradstreet. Mr. Ricketts is a director of CSS Management and is on the Advisory Committee of Roundtable. Mr. Ricketts currently serves as a member of the District Committee for District 4 of the National Association of Securities Dealers, Inc. Mr. Ricketts is a member of the Board of Trustees for Father Flanagan's Boy's Home (Boys Town).

    DONALD S. SHAPLEIGH, JR. served as President of Net.B@nk, Inc. and Net.B@nk from January 1996 through April 1999 and has served as a director of Net.B@nk. Inc. since its incorporation. He resigned as President of Net.B@nk, Inc. and Net.B@nk effective April 30, 1999 in order to serve as Executive Vice President and Director of Sales of Directo, Inc., a debit card marketing and management organization. Mr. Shapleigh has been involved in banking since 1971, having spent 23 years in various senior positions with BankSouth, N.A. and SouthTrust Bank. From November 1994 to December 1995, Mr. Shapleigh served as Director of Sales for Creative Solutions Group/A BISYS Company, an

Atlanta-based company that sells its patented automated voice response technology to retail financial service companies.

    W. JAMES STOKES has served as Senior Vice President of T. Stephen Johnson & Associates since 1987. He served as Head of Analysis, with a focus on bank mergers and acquisitions, stock valuations, fairness opinions and regulatory assistance. Mr. Stokes also serves as the Managing Director for the Southeast Bank Fund, Inc.

    MACK I. WHITTLE, JR. has served as President and Chief Executive Officer of Carolina First since 1986. Mr. Whittle is also a director of Carolina First and of Carolina First Bank. Mr. Whittle began his banking career in 1969 with Bankers Trust of South Carolina. From 1969 to 1986, he served in several capacities including Trust Officer, Vice President of Commercial Business Development, City Executive for Myrtle Beach, and Senior Vice President and Regional Officer. In January 1986, Bankers Trust of South Carolina merged with NCNB Corp. Mr. Whittle resigned from NCNB Corp. in May 1986 to form Carolina First.

    The Board of Directors is divided into three classes with three directors in Class I and four directors in Classes II and III. One class of directors is elected each year for a three-year term and until their successors are selected and qualified or until their earlier resignation or removal. Messrs. Kelton, Muller, Ricketts and Shapleigh will serve until our 2000 Annual Meeting of Shareholders; Messrs. Grimes, Johnson, and Whittle will serve until our 2001 Annual Meeting of Shareholders; and Messrs. Bowers, Clegg, Heard and Stokes will serve until our 2002 Annual Meeting of Shareholders.

    Except for Mr. Ricketts, who is only a director of Net.B@nk, Inc., all of our directors are directors of both Net.B@nk, Inc. and its banking subsidiary. Except for Mr. Ricketts, who was elected to fill a vacancy on the Board of Directors on April 22, 1999, and Messrs. Johnson and Shapleigh, who were elected as directors in February 1996, all of our directors have served on our Board of Directors since April 1997.

COMMITTEES OF THE BOARD OF DIRECTORS

    The Board of Directors has established a Compensation Committee, which sets the compensation for officers of Net.B@nk, reviews management organization and development, reviews significant employee benefit programs and establishes and administers executive compensation programs. The Compensation Committee consists of Messrs. Johnson, Heard and Muller.

    The Board of Directors has also established an Audit Committee, which recommends to the Board of Directors the independent public accountants to be selected to audit Net.B@nk's annual financial statements and approves any special assignments given to the accountants. The Audit Committee also reviews the planned scope of the annual audit, any changes in accounting principles and the effectiveness and efficiency of Net.B@nk's internal accounting staff. The Audit Committee currently consists of Messrs. Muller, Stokes and Clegg.

    The Board of Directors may from time to time establish other committees to facilitate the management of Net.B@nk.

                  RELATIONSHIP WITH CAROLINA FIRST CORPORATION

    Carolina First Corporation owns more than five percent of our outstanding common stock. As a result, Carolina First Corporation is subject to Federal Reserve Board regulations regarding its relationship with Net.B@nk. Therefore, we have agreed with Carolina First Corporation that until they own less than five percent of our outstanding common stock, we will not engage in any activities that are not permissible banking or non-banking activities under applicable Federal Reserve Board regulations. These regulations limit the activities of bank holding companies and their affiliates to those that are determined to be closely related to banking or to the management or control of banks. We do not believe that these limitations will impose any material constraints on our activities.

                             PRINCIPAL SHAREHOLDERS

    The following table lists, as of April 30, 1999, the number of shares of common stock beneficially owned by (a) each current director, (b) our chief executive officer and our next three most highly compensated executive officers for 1998, (c) each person or entity known to us to be the beneficial owner of more than five percent of our outstanding common stock and (d) all current executive officers and directors as a group.

                                                                                                PERCENT OF CLASS
                                                                                        --------------------------------
                                                                    NUMBER OF SHARES
                                                                      BENEFICIALLY          BEFORE            AFTER
NAME OF BENEFICIAL OWNER                                                OWNED(1)         THIS OFFERING    THIS OFFERING
----------------------------------------------------------------  --------------------  ---------------  ---------------
T. Stephen Johnson..............................................            883,779(2)           3.4%             3.1%
D. R. Grimes....................................................            537,186              2.0%             1.8%
Robert E. Bowers................................................            397,814              1.5%             1.4%
Thomas L. Cable.................................................             15,000                *                *
Jeffrey B. Watson...............................................              9,000                *                *
Ward H. Clegg...................................................            155,064                *                *
J. Stephen Heard................................................             35,814                *                *
Robin C. Kelton.................................................            433,314              1.7%             1.5%
Thomas H. Muller, Jr............................................             35,814                *                *
J. Joe Ricketts.................................................              6,000                *                *
Donald S. Shapleigh, Jr.........................................            347,811              1.3%             1.2%
W. James Stokes.................................................            106,500                *                *
Mack I. Whittle, Jr.............................................          2,421,000(3)           9.4%             8.4%
Carolina First Corporation(4)...................................          2,415,000              9.4%             8.4%
Lord, Abbett & Co.(5)...........................................          1,831,449              7.1%             6.4%
All current Executive Officers and Directors
  as a Group (13 persons).......................................          5,384,096(6)          20.0%            18.0%

------------------------

* Indicates less than one percent of the shares of common stock outstanding as of April 30, 1999.

(1) Includes the following number of shares subject to options exercisable on or before June 30, 1999 for the indicated reporting person:

Mr. Johnson..........      6,000
Mr. Grimes...........    537,186
Mr. Bowers...........    397,814
Mr. Cable............     15,000
Mr. Watson...........      9,000
Mr. Clegg............      6,000
Mr. Heard............      6,000
Mr. Kelton...........      6,000
Mr. Muller, Jr.......      6,000
Mr. Ricketts.........      6,000
Mr. Shapleigh, Jr....    149,061
Mr. Stokes...........      6,000
Mr. Whittle, Jr. ....      6,000

(2) Includes 438,840 shares owned of record by Mr. Johnson's spouse, Mary E. Johnson.

(3) Mr. Whittle serves as Chairman of the Board of Carolina First Corporation. As a result, he may be deemed to beneficially own any shares owned by Carolina First Corporation.

(4) Carolina First Corporation is located at 102 South Main Street, Greenville, South Carolina 29601.

(5) Lord, Abbett & Co. is located at 767 Fifth Avenue, New York, New York 10153 and is an investment advisor registered under Section 203 of the Investment Company Act of 1940, as amended. This information is based on a Report on
    Schedule 13G filed by Lord, Abbett & Co. with the Securities and Exchange Commission on February 12, 1999.

(6) Includes 1,156,061 shares subject to options exercisable on or before June 30, 1999.

                          DESCRIPTION OF CAPITAL STOCK

    Our authorized capital stock consists of 100,000,000 shares of common stock, $.01 par value, and 10,000,000 shares of preferred stock, no par value. The following summary is qualified by reference to our Articles of Incorporation and Bylaws, which are incorporated by reference as exhibits to the Registration Statement of which this prospectus is a part.

COMMON STOCK

    Holders of our common stock are entitled to one vote per share in the election of directors and on all other matters submitted to a vote of the holders of common stock and do not have cumulative voting rights. The holders of common stock are entitled to receive dividends, if any, as may be declared from time to time by the Board of Directors out of legally available funds, and in the event of liquidation, dissolution or winding-up of Net.B@nk, to share ratably in all assets available for distribution.

PREFERRED STOCK

    The authorized preferred stock may be issued from time to time in one or more designated series or classes. The Board of Directors, without approval of the shareholders, is authorized to establish the voting, dividend, redemption, conversion, liquidation and other relative provisions as may be provided in a particular series or class. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of common stock and, under certain circumstances, make it more difficult for a third party to acquire, or discourage a third party from acquiring, a majority of our outstanding voting stock. We have no present intention to issue any series or class of preferred stock.

SPECIAL MEETINGS OF SHAREHOLDERS

    Our Bylaws provide that special meetings of the shareholders may be called at any time for any purpose by the Chief Executive Officer or by the presiding officer of the Board of Directors. Either our Chief Executive Officer or the Secretary is required to call a special meeting when (1) requested in writing by any two or more of the directors or (2) requested in writing by shareholders owning shares representing at least 25% of all the votes entitled to be cast on any issue proposed to be considered at such meeting.

SUPERMAJORITY APPROVAL OF CERTAIN TRANSACTIONS

    Our Articles of Incorporation require the affirmative vote of the holders of two-thirds of the voting stock to approve certain mergers, share exchanges and dispositions of our assets unless at least two-thirds of the members of the Board of Directors approve the proposed transaction. If such approval by the Board of Directors is obtained, approval by the vote of a majority of the outstanding shares entitled to vote is required. This provision may tend to discourage attempts by third parties to acquire Net.B@nk in a hostile takeover effort. It may also permit a minority of directors and shareholders to prevent a business combination regardless of the terms of the proposed transaction.

CLASSIFIED BOARD AND REMOVAL OF DIRECTORS

    Our Articles of Incorporation also provide that the Board of Directors will be divided into three classes serving staggered three-year terms and that a director may only be removed by the vote of two-thirds of the outstanding shares entitled to vote in an election of directors. These provisions could enable a minority of our shareholders to prevent the removal of a director sought to be removed by a majority of the shareholders and may tend to enhance management's ability to retain control over our affairs and to preserve the director's present position on the Board.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Our Bylaws contain indemnification provisions providing that our directors, officers and employees or agents will be indemnified against expenses actually and reasonably incurred by them if they are successful on the merits of a claim or proceeding.

    When a case or dispute is not ultimately determined on its merits (i.e., it is settled), the indemnification provisions provide that Net.B@nk will indemnify directors when they meet the applicable standard of conduct. The applicable standard of conduct is met if the director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Net.B@nk, and with respect to an employee benefit plan, for a purpose the director believed in good faith to be in the interests of the participants and beneficiaries of the plan. The standard of conduct with respect to any criminal action or proceeding is met if the director had no reasonable cause to believe his or her conduct was unlawful. Whether the applicable standard of conduct has been met is determined by the Board of Directors, the shareholders or independent legal counsel in each specific case.

    We can also provide for greater indemnification than that set forth in our Bylaws if we choose to do so, subject to approval by our shareholders. We may not, however, indemnify a director for liability arising out of circumstances which constitute exceptions to limitation of a director's liability for monetary damages. See "--Limitation of Liability."

    The indemnification provisions of the Bylaws specifically provide that we may purchase and maintain insurance on behalf of any director against any liability asserted against such person and incurred by him or her in any such capacity, whether or not we would have had the power to indemnify against such liability.

    We are not aware of any pending or threatened action, suit or proceeding involving any of our directors or officers for which indemnification from Net.B@nk may be sought.

LIMITATION OF LIABILITY

    Article X of our Articles of Incorporation, subject to certain exceptions, eliminates the potential personal liability of a director for monetary damages to Net.B@nk and to the shareholders of Net.B@nk for breach of a duty as a director. There is no elimination of liability for:

    - A breach of duty involving appropriation of a business opportunity of Net.B@nk;

    - An act or omission not in good faith or involving intentional misconduct or a knowing violation of law;

    - A transaction from which the director derives an improper material tangible personal benefit; or

    - As to any payment of a dividend or approval of a stock repurchase that is illegal under the Georgia Business Corporation Code, our Articles of Incorporation do not eliminate or limit the right of Net.B@nk or its shareholders to seek injunctive or other equitable relief not involving monetary damages.

    We adopted Article X pursuant to the Georgia Business Corporation Code which allows Georgia corporations, with the approval of their shareholders, to include in their articles of incorporation a provision eliminating or limiting the liability of directors, except in the circumstances described above. We included
Article X in our Articles of Incorporation to encourage qualified individuals to serve and remain as directors of Net.B@nk. Article X was also included to enhance our ability to secure liability insurance for its directors at a reasonable cost. We maintain liability insurance covering actions taken by its directors in their capacities as directors. The Board of Directors believes that Article X will enable us to secure such insurance on terms more favorable than if such a provision were not included in the Articles of Incorporation.

TRANSFER AGENT AND REGISTRAR

    The transfer agent and registrar for the common stock is SunTrust Bank, N.A., 58 Edgewood Avenue, Atlanta, Georgia 30303.

                                  UNDERWRITING

    Subject to the terms and conditions of an underwriting agreement, dated
        , 1999, the underwriters named below have severally agreed to purchase from us the respective number of shares of common stock listed opposite its name below.

                                                                                                 NUMBER OF SHARES
NAME OF UNDERWRITER                                                                               OF COMMON STOCK
-----------------------------------------------------------------------------------------------  -----------------
Bear, Stearns & Co. Inc. ......................................................................
BancBoston Robertson Stephens, Inc. ...........................................................
Raymond James & Associates, Inc. ..............................................................
Kelton International Ltd. .....................................................................
                                                                                                 -----------------
    Total......................................................................................
                                                                                                 -----------------
                                                                                                 -----------------

    The underwriting agreement provides that the obligations of the several underwriters to purchase and accept delivery of the shares of common stock offered by this prospectus are subject to approval by their counsel of certain legal matters and to other conditions customary in a firm commitment public offering. The underwriters are required to purchase and pay for all the shares of common stock offered by this prospectus, except for shares covered by the over-allotment option described below, if any are purchased.

    The underwriters propose to offer the shares of common stock to the public at the offering price listed on the cover page of this prospectus and to securities dealers, including the underwriters, at the same price less a
concession of not more than $            per share. The underwriters may allow,
and the selected dealers may reallow, a concession not in excess of
$            per share to other brokers and dealers. After the consummation of this offering, the offering price and other selling terms may be changed by the underwriters. However, no change shall alter the amount of proceeds, as listed on the cover page of this prospectus, to be received by us.


    We have granted the underwriters an option, exercisable within 30 days after the date of this prospectus, to purchase from time to time, in whole or in part, up to an aggregate of 450,000 additional shares of common stock. The underwriters may exercise the option only to cover over-allotments, if any, made in connection with this offering. To the extent that the underwriters exercise the option, each underwriter will become obligated to purchase its pro rata portion of the additional shares based on the underwriter's percentage underwriting commitment in the offering, which is indicated in the preceding table. If purchased, the additional shares will be sold by the underwriters on the same terms as those on which they are selling the shares.


    We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments that the underwriters may be required to make in connection with these liabilities.

    Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the shares of common stock offered by this prospectus in any jurisdiction which requires action for that purpose. The shares of common stock offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements be distributed or published in any jurisdiction, except under circumstances that will ensure compliance with the applicable rules and regulations of the jurisdiction. Persons holding this prospectus are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any shares of common stock offered by this prospectus in any jurisdiction in which an offer or a solicitation is unlawful.

    We and certain of our officers, directors and existing shareholders have agreed that during the period beginning from the date of this prospectus and continuing to and including the date 90 days after the date of this prospectus, they will not, directly or indirectly, issue, sell, offer or agree to sell, grant any option for the sale of, pledge, make any short sale, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934 or otherwise dispose of any shares of Net.B@nk common stock (or securities which are convertible into, exercisable for or exchangeable for common stock), without the prior written consent of Bear, Stearns & Co. Inc., except under limited circumstances.

    Certain persons participating in this offering may engage in passive market making transactions in the common stock in accordance with Rule 103 of Regulation M under the Securities Exchange Act of 1934. Rule 103 permits, upon the satisfaction of certain conditions, underwriting and selling group members participating in a distribution that are also registered Nasdaq market makers in the security being distributed, or a related security, to engage in limited passive market making transactions during the period when Regulation M would otherwise prohibit the activity. In general, a passive market maker may not bid for or purchase a security at a price that exceeds the highest independent bid for those securities by a person that is not participating in the distribution and must identify its passive market making bids on the Nasdaq electronic inter-dealer reporting system. In addition, the net daily purchases made by a passive market maker generally may not exceed 30% of the market maker's average daily trading volume in the security for the two full consecutive calendar months, or any 60 consecutive days ending within 10 days, immediately preceding the date of filing of the registration statement of which this prospectus is a part.

    In connection with this offering, the underwriters may purchase and sell common stock in the open market. These transactions may include over-allotment and stabilizing transactions, and purchases to cover short positions created by the underwriters in connection with this offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the common stock. Short positions involve an underwriter's sale of a greater number of shares of common stock than it is required to purchase from us in the offering. These activities may stabilize, maintain or otherwise affect the market price of the common stock, which may be higher than the price that might otherwise prevail in the open market. The underwriter may effect these transactions on the Nasdaq National Market or otherwise and may discontinue them at any time.

    In addition, the underwriters may maintain or stabilize the price of the common stock by bidding for or purchasing shares of the common stock in the open markets, and may impose penalty bids, under which selling concessions allowed to syndicate members or other broker-dealers participating in this offering are reclaimed if shares previously distributed in this offering are repurchased in connection with stabilization transactions or otherwise. The imposition of penalty bid may also affect the price of the common stock to the extent that it discourages resales of the common stock. The underwriters can make no representation as to the magnitude, duration or effect of any stabilization or other transactions.

    The notes offered by the concurrent prospectus are a new issue of securities with no established trading market. We have been advised by the underwriters that they intend to make a market in the notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.

    Each underwriter has represented and agreed that:

    - It has not offered or sold, and for up to six months following the consummation of this offering, will not offer or sell, any shares of common stock in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which do not constitute an offer to the public in the United Kingdom for the purposes of the Public Offers of Securities Regulations 1995;

    - It has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the common stock in, from or otherwise involving the United Kingdom; and

    - It has only issued or passed on and will only issue or pass on, in the United Kingdom, any document received by it in connection with the issue or sale of the common stock to a person who is of a kind described in
      Article 11(3) of the Financial Services Act 1986 (Investment Advertisements)(Exemptions) Order 1996 or to a person to whom the document may otherwise lawfully be issued or passed on.

    Kelton International Ltd., one of the underwriters:

    - Is a foreign broker-dealer with a principal place of business in the United Kingdom;

    - Is not registered with the Securities and Exchange Commission as a broker-dealer;

    - Is not a member of the National Association of Securities Dealers, Inc.;

    - Has agreed not to sell any of the shares of common stock offered by this prospectus within the United States, its territories or possessions or to nationals or residents of the United States, other than certain underwriting syndicate sales; and

    - Has agreed to comply with certain rules of the National Association of Securities Dealers Regulation, Inc. as if it were a member of the National Association of Securities Dealers.

    Certain of the underwriters may from time to time perform investment banking and other financial services for us for which they may receive advisory or transaction fees, as applicable, plus out-of-pocket expenses, of the nature and in amounts customary in the industry for these services. Bear, Stearns & Co. Inc., Raymond James & Associates, Inc. and Kelton International Ltd. participated in the public offering of our common stock on February 5, 1999 in which we sold 7,290,000 shares.

    Concurrent with this offering we are offering by means of a separate
prospectus $100,000,000 aggregate principal amount of   % Convertible
Subordinated Notes Due 2004, plus an additional $15,000,000 principal amount of notes to cover over-allotments by the underwriters of that offering. The completion of this offering and of the notes offering do not depend upon one another. The underwriters for the notes offering are also the underwriters for this offering. The underwriters will receive customary compensation in connection with the notes offering.

                                 LEGAL MATTERS

    Certain legal matters in connection with the shares of common stock offered by this prospectus will be passed upon for Net.B@nk by Powell, Goldstein, Frazer & Murphy, LLP, Atlanta, Georgia. Certain legal matters in connection with the offering will be passed upon by Morrison & Foerster LLP, New York, New York, counsel to the underwriters listed on the cover page of this prospectus.

                                    EXPERTS

    The Consolidated Financial Statements as of December 31, 1997 and 1998 and for the period February 20, 1996 (date of incorporation) to December 31, 1996 and for the years ended December 31, 1997 and 1998 included in this prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, appearing in this prospectus, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

               WHERE YOU CAN FIND MORE INFORMATION ABOUT NET.B@NK

    We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You can receive copies of such reports, proxy and information statements, and other information, at prescribed rates, from the Securities and Exchange Commission by addressing written requests to the Public Reference Section of the Securities and Exchange Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. In addition, you can read such reports, proxy and information statements, and other information at the public reference facilities and at the regional offices of the Securities and Exchange Commission, Washington, D.C., New York, New York and Chicago, Illinois. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. The Securities and Exchange Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants such as Net.B@nk that file electronically with the Securities and Exchange Commission. The address of the Securities and Exchange Commission Web site is http://www.sec.gov.

    We have filed with the Securities and Exchange Commission a Registration Statement on Form S-3 to register the shares that we will issue in this offering. This prospectus is a part of the Registration Statement. This prospectus does not include all of the information contained in the Registration Statement. For further information about us and the securities offered in this prospectus, you should review the Registration Statement. You can inspect or copy the Registration Statement, at prescribed rates, at the Securities and Exchange Commission's public reference facilities at the addresses listed above.

    The Securities and Exchange Commission allows us to "incorporate by reference" information into the prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered part of this prospectus, except for any information superseded by information contained directly in this prospectus or in later filed documents incorporated by reference in this prospectus.

    This prospectus incorporates by reference the documents listed below that we previously filed with the Securities and Exchange Commission. These documents contain important information about us and our finances.

    (1) Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (Commission File No. 0-22361) except for Item 8, "Financial Statements and Supplementary Data," which has been updated and is included elsewhere in this prospectus;

    (2) Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 (Commission File No. 0-22361); and

    (3) Registration Statement on Form 8-A filed April 18, 1997 (Commission No. File 0-22361).

    We also incorporate by reference additional documents that it may file with the Securities and Exchange Commission between the date of this prospectus and the completion of the offering. These additional documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

    You can obtain documents incorporated by reference in this prospectus by requesting them from:

        Net.B@nk, Inc.
       950 North Point Parkway
       Suite 350
       Alpharetta, Georgia 30005
       Telephone: (770) 343-6066
       www.netbank.com
       Attn: Investor Relations

                                 NET.B@NK, INC.
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                                                PAGE
                                                                                                                -----

Independent Auditors' Report...............................................................................         F-2

Consolidated Balance Sheets as of December 31, 1997 and 1998 and (unaudited) March 31, 1999................         F-3

Consolidated Statements of Operations for the period from February 20, 1996 (date of incorporation) to
December 31, 1996, the years ended December 31, 1997 and 1998, and (unaudited) the three-month periods
ended March 31, 1998 and 1999..............................................................................         F-4

Consolidated Statements of Shareholders' Equity (Deficit) for the period from February 20, 1996 (date of incorporation) to December 31, 1996, the years ended December 31, 1997 and 1998, and (unaudited) the
three-month period ended March 31, 1999....................................................................         F-6

Consolidated Statements of Cash Flows for the period from February 20, 1996 (date of incorporation) to
December 31, 1996, the years ended December 31, 1997 and 1998, and (unaudited) the three-month periods
ended March 31, 1998 and 1999..............................................................................         F-7

Notes to Consolidated Financial Statements as of December 31, 1997, 1998, and (unaudited) March 31, 1999, and for the period from February 20, 1996 (date of incorporation) to December 31, 1996, the years ended
December 31, 1997 and 1998, and (unaudited) the three months ended March 31, 1998 and 1999.................         F-8

                          INDEPENDENT AUDITORS' REPORT

Board of Directors and Shareholders

Net.B@nk, Inc.

    We have audited the consolidated balance sheets of Net.B@nk, Inc. and its subsidiary ("Net.B@nk") as of December 31, 1998 and 1997 and the related consolidated statements of operations, shareholders' equity (deficit) and cash flows for the years ended December 31, 1998 and 1997 and the period from February 20, 1996 (date of incorporation) to December 31, 1996. These financial statements are the responsibility of Net.B@nk's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Net.B@nk as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the years ended December 31, 1998 and 1997 and the period from February 20, 1996 (date of incorporation) to December 31, 1996 in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP

Atlanta, Georgia

February 16, 1999
(April 13, 1999 as to
the third paragraph
of Note 14)

                                 NET.B@NK, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                                           DECEMBER 31,             MARCH 31,
                                                                  ------------------------------  --------------
                                                                       1997            1998            1999
                                                                  --------------  --------------  --------------
                                                                                                   (UNAUDITED)
ASSETS
Cash and cash equivalents:
  Cash..........................................................  $      250,535  $      446,940  $    1,576,102
  Federal funds sold............................................      28,853,057      12,013,243      33,416,433
                                                                  --------------  --------------  --------------
    Total cash and cash equivalents.............................      29,103,592      12,460,183      34,992,535
                                                                  --------------  --------------  --------------
Securities available for sale--At fair value
  (amortized cost of $18,137,209, $59,467,371 and $81,323,018,
  respectively).................................................      18,054,146      59,465,062      80,310,559
Stock of Federal Home Loan Bank of Atlanta--At cost.............         225,000       2,000,000       2,569,700
Loans receivable--Net of allowance for loan losses of $453,444,
  $3,472,364 and $4,312,285, respectively.......................      44,479,963     276,955,239     359,740,347
Accrued interest receivable.....................................         372,237       2,582,627       3,085,716
Furniture and equipment--Net....................................         388,508       1,321,918       1,734,680
Bank charter....................................................         344,167         330,167         326,667
Deferred income taxes...........................................              --       2,297,125       2,643,631
Loan sale proceeds receivable...................................              --      23,202,679      35,003,385
Other assets....................................................         252,196       7,821,736       6,055,988
                                                                  --------------  --------------  --------------
                                                                  $   93,219,809  $  388,436,736  $  526,463,208
                                                                  --------------  --------------  --------------
                                                                  --------------  --------------  --------------
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
  Deposits......................................................  $   58,726,763  $  283,589,151  $  332,678,334
  Other borrowed funds..........................................              --      60,000,000      45,000,000
  Accounts payable and accrued liabilities......................         375,649       6,092,697       5,036,752
                                                                  --------------  --------------  --------------
                                                                      59,102,412     349,681,848     382,715,086
Commitments and contingencies (Note 18)

Shareholders' Equity:
  Preferred stock, no par (10,000,000 shares authorized, none
  outstanding)..................................................              --              --              --
  Common stock, $.01 par (100,000,000 shares authorized,
  18,436,686, 18,470,274 and 25,795,485 shares issued and
  outstanding, respectively)....................................          61,456          61,568          85,985
  Additional paid-in capital....................................      43,631,314      43,671,732     148,604,108
  Unamortized stock plan expense................................         (75,689)        (24,279)        (15,709)
  Accumulated deficit...........................................      (9,416,621)     (4,952,609)     (4,261,093)
  Accumulated other comprehensive loss, net of tax..............         (83,063)         (1,524)       (665,169)
                                                                  --------------  --------------  --------------
    Total shareholders' equity..................................      34,117,397      38,754,888     143,748,122
                                                                  --------------  --------------  --------------
                                                                  $   93,219,809  $  388,436,736  $  526,463,208
                                                                  --------------  --------------  --------------
                                                                  --------------  --------------  --------------

                See notes to consolidated financial statements.

                                 NET.B@NK, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                           PERIOD FROM
                                          FEBRUARY 20,
                                              1996
                                            (DATE OF              YEAR ENDED                  THREE MONTHS
                                         INCORPORATION)          DECEMBER 31,               ENDED MARCH 31,
                                         TO DECEMBER 31,  ---------------------------  --------------------------
                                              1996            1997          1998           1998          1999
                                         ---------------  ------------  -------------  ------------  ------------
                                                                                       (UNAUDITED)   (UNAUDITED)
Interest Income:
  Loans................................   $          --   $  1,095,238  $  14,548,747  $  1,358,235  $  6,011,818
  Investment securities................              --        183,184      2,905,404       453,376     1,214,914
  Short-term investments...............           7,709        944,743        633,893       395,003       331,118
                                         ---------------  ------------  -------------  ------------  ------------
    Total interest income..............           7,709      2,223,165     18,088,044     2,206,614     7,557,850
                                         ---------------  ------------  -------------  ------------  ------------

Interest Expense:
  Deposits.............................              --      1,259,743     10,249,533     1,303,628     4,023,760
  Other borrowed funds.................              --             --      1,174,899            --       535,947
                                         ---------------  ------------  -------------  ------------  ------------
    Total interest expense.............              --      1,259,743     11,424,432     1,303,628     4,559,707
                                         ---------------  ------------  -------------  ------------  ------------

Net interest income....................           7,709        963,422      6,663,612       902,986     2,998,143

Provision for loan losses..............              --        471,706         20,132         3,661        49,806
                                         ---------------  ------------  -------------  ------------  ------------

Net interest income after provision for
  loan losses..........................           7,709        491,716      6,643,480       899,325     2,948,337
                                         ---------------  ------------  -------------  ------------  ------------

Noninterest Income:
  Service charges and fees.............              --         62,607        683,092       122,495       245,715
  Management fees......................          60,000             --             --            --            --
                                         ---------------  ------------  -------------  ------------  ------------
    Total noninterest income...........          60,000         62,607        683,092       122,495       245,715
                                         ---------------  ------------  -------------  ------------  ------------

Noninterest Expenses:
  Salaries and benefits................         836,427      2,396,347      1,429,675       434,353       506,921
  Amortization of service contract with
    affiliate..........................       2,400,000      1,440,000             --            --            --
  Customer services....................           4,951        310,285      1,377,635       191,661       593,897
  Marketing............................         288,584        524,494        694,631       240,018       387,158
  Data processing......................         148,159        539,013        316,590        91,226       228,980
  Depreciation and amortization........          18,934        217,440        272,354        40,037       141,268
  Office expenses......................          56,765        177,054        175,019        47,566        84,424
  Occupancy............................          19,330        107,304        147,169        26,093        39,485
  Travel and entertainment.............          38,794         64,759         88,341        15,441        22,092
  Other................................          94,947        355,066        685,976        86,872       143,311
                                         ---------------  ------------  -------------  ------------  ------------
    Total noninterest expenses.........       3,906,891      6,131,762      5,187,390     1,173,267     2,147,536
                                         ---------------  ------------  -------------  ------------  ------------

                                                                     (Continued)

                                 NET.B@NK, INC.

                                       PERIOD FROM
                                      FEBRUARY 20,
                                          1996
                                        (DATE OF               YEAR ENDED                    THREE MONTHS
                                     INCORPORATION)           DECEMBER 31,                 ENDED MARCH 31,
                                     TO DECEMBER 31,  -----------------------------  ----------------------------
                                          1996             1997           1998           1998           1999
                                     ---------------  --------------  -------------  -------------  -------------
                                                                                      (UNAUDITED)    (UNAUDITED)
Income (loss) before income
  taxes............................      (3,839,182)      (5,577,439)     2,139,182       (151,447)     1,046,516

Income tax benefit (expense).......              --               --      2,324,830             --       (355,000)
                                     ---------------  --------------  -------------  -------------  -------------
Net income (loss)..................   $  (3,839,182)  $   (5,577,439) $   4,464,012  $    (151,447) $     691,516
                                     ---------------  --------------  -------------  -------------  -------------
                                     ---------------  --------------  -------------  -------------  -------------

Net income (loss) per common share
  and potential common share:
    Basic..........................   $       (1.44)  $        (0.55) $        0.24  $       (0.01) $        0.03
    Diluted........................   $       (1.44)  $        (0.55) $        0.23  $       (0.01) $        0.03

Weighted average common and
  potential common shares
  outstanding:
    Basic..........................       2,658,000       10,062,000     18,447,000     18,431,000     22,536,000
    Diluted........................       2,658,000       10,062,000     19,152,000     18,431,000     23,424,000

                See notes to consolidated financial statements.

NET.B@NK, INC.
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)

                                                                                       COMMON      ADDITIONAL     COMMON
                                                                          COMMON        STOCK       PAID-IN        STOCK
                                                                          SHARES     ($.01 PAR)     CAPITAL     SUBSCRIBED
                                                                        -----------  -----------  ------------  -----------
BALANCE--February 19, 1996
  Comprehensive loss--
    Net loss, including amortization of service contract for the period from February 20, 1996 (date of incorporation) to
      December 31, 1996...............................................           --  $        --  $         --  $        --
  Proceeds from issuance of common stock:
    Incorporation, February 20, 1996..................................    2,277,282        7,591        (7,362)          --
    March 31, 1996....................................................      149,064          497          (482)          --
    April 1, 1996.....................................................      427,314        1,424        18,571           --
    September 17, 1996................................................      894,366        2,981       997,129           --
  Contribution of services from affiliate.............................                                  31,232           --
  Issuance of 4,064,442 shares of common stock subscriptions..........           --           --            --    3,844,185
  Issuance of 49,686 compensatory stock options.......................           --           --        30,000           --
  Amortization of stock plan expense..................................           --           --            --           --
                                                                        -----------  -----------  ------------  -----------
BALANCE--December 31, 1996............................................    3,748,026       12,493     1,069,088    3,844,185
  Comprehensive loss:
    Net loss for the year ended December 31, 1997.....................           --           --            --           --
    Unrealized holding losses on securities arising during the year,
      net of taxes of ($42,790).......................................           --           --            --           --
      Comprehensive loss..............................................           --           --            --           --
  Proceeds from issuance of common stock:
    March 31, 1997....................................................       59,628          199         2,591       (2,790)
    April 2, 1997.....................................................       29,814          100         1,295       (1,395)
    July 28, 1997.....................................................   10,500,000       35,000    38,216,520           --
    July 31, 1997.....................................................    4,099,218       13,664     3,951,336   (3,840,000)
  Issuance of 491,910 compensatory stock options......................           --           --       390,484           --
  Amortization of service contract....................................           --           --            --           --
  Amortization of stock plan expense..................................           --           --            --           --
                                                                        -----------  -----------  ------------  -----------
BALANCE--December 31, 1997............................................   18,436,686       61,456    43,631,314           --
  Comprehensive income:
    Net income for the year ended December 31, 1998...................           --           --            --           --
    Unrealized holding gains on securities arising during the year,
      net of taxes of $45,454.........................................           --           --            --           --
    Less reclassification adjustment for gains included in net income,
      net of taxes of $3450...........................................           --           --            --           --
      Comprehensive income............................................           --           --            --           --
  Exercised stock options.............................................       33,588          112        40,418           --
  Amortization of stock plan expense..................................           --           --            --           --
                                                                        -----------  -----------  ------------  -----------
BALANCE--December 31, 1998............................................   18,470,274       61,568    43,671,732           --
  Comprehensive income:
    Net income for three months ended March 31, 1999 (unaudited)......           --           --            --           --
    Unrealized losses on securities, net of taxes of $348,814
      (unaudited).....................................................           --           --            --           --
      Comprehensive income (unaudited)................................           --           --            --           --
  Proceeds from the issuance of common stock (unaudited)..............    7,290,000       24,300   104,889,977           --
  Exercised stock options (unaudited).................................       35,211          117        42,399           --
  Amortization of stock plan expense (unaudited)......................           --           --            --           --
                                                                        -----------  -----------  ------------  -----------
BALANCE--March 31, 1999 (unaudited)...................................   25,795,485  $    85,985  $148,604,108  $        --
                                                                        -----------  -----------  ------------  -----------
                                                                        -----------  -----------  ------------  -----------

                                                                                      UNAMORTIZED
                                                                                       AFFILIATE
                                                                                        SERVICE     UNAMORTIZED
                                                                           STOCK        CONTRACT       STOCK
                                                                        SUBSCRIPTIONS   EXPENSE         PLAN      ACCUMULATED
                                                                         RECEIVABLE    NET OF TAX     EXPENSE       DEFICIT
                                                                        ------------  ------------  ------------  ------------
BALANCE--February 19, 1996
  Comprehensive loss--
    Net loss, including amortization of service contract for the period from February 20, 1996 (date of incorporation) to
      December 31, 1996...............................................   $       --    $2,400,000    $       --    $(3,839,182)
  Proceeds from issuance of common stock:
    Incorporation, February 20, 1996..................................           --            --            --            --
    March 31, 1996....................................................           --            --            --            --
    April 1, 1996.....................................................           --            --            --            --
    September 17, 1996................................................           --            --            --            --
  Contribution of services from affiliate.............................           --            --            --            --
  Issuance of 4,064,442 shares of common stock subscriptions..........       (4,185)   (3,840,000)           --            --
  Issuance of 49,686 compensatory stock options.......................           --            --       (30,000)           --
  Amortization of stock plan expense..................................           --            --         1,528            --
                                                                        ------------  ------------  ------------  ------------
BALANCE--December 31, 1996............................................       (4,185)   (1,440,000)      (28,472)   (3,839,182)
  Comprehensive loss:
    Net loss for the year ended December 31, 1997.....................           --            --            --    (5,577,439)
    Unrealized holding losses on securities arising during the year,
      net of taxes of ($42,790).......................................           --            --            --            --

      Comprehensive loss..............................................           --            --            --            --
  Proceeds from issuance of common stock:
    March 31, 1997....................................................        2,790            --            --            --
    April 2, 1997.....................................................        1,395            --            --            --
    July 28, 1997.....................................................           --            --            --            --
    July 31, 1997.....................................................           --            --            --            --
  Issuance of 491,910 compensatory stock options......................           --            --      (390,484)           --
  Amortization of service contract....................................           --     1,440,000            --            --
  Amortization of stock plan expense..................................           --            --       343,267            --
                                                                        ------------  ------------  ------------  ------------
BALANCE--December 31, 1997............................................           --            --       (75,689)   (9,416,621)
  Comprehensive income:
    Net income for the year ended December 31, 1998...................           --            --            --     4,464,012
    Unrealized holding gains on securities arising during the year,
      net of taxes of $45,454.........................................           --            --            --            --
    Less reclassification adjustment for gains included in net income,
      net of taxes of $3450...........................................           --            --            --            --

      Comprehensive income............................................           --            --            --            --
  Exercised stock options.............................................           --            --            --            --
  Amortization of stock plan expense..................................           --            --        51,410            --
                                                                        ------------  ------------  ------------  ------------
BALANCE--December 31, 1998............................................           --            --       (24,279)   (4,952,609)
  Comprehensive income:
    Net income for three months ended March 31, 1999 (unaudited)......           --            --            --       691,516
    Unrealized losses on securities, net of taxes of $348,814
      (unaudited).....................................................           --            --            --            --

      Comprehensive income (unaudited)................................           --            --            --            --
  Proceeds from the issuance of common stock (unaudited)..............           --            --            --            --
  Exercised stock options (unaudited).................................           --            --            --            --
  Amortization of stock plan expense (unaudited)......................           --            --         8,570            --
                                                                        ------------  ------------  ------------  ------------
BALANCE--March 31, 1999 (unaudited)...................................   $       --    $       --    $  (15,709)   $(4,261,093)
                                                                        ------------  ------------  ------------  ------------
                                                                        ------------  ------------  ------------  ------------

                                                                         ACCUMULATED
                                                                            OTHER
                                                                        COMPREHENSIVE
                                                                            INCOME
                                                                           (LOSS),
                                                                          NET OF TAX       TOTAL
                                                                        --------------  ------------
BALANCE--February 19, 1996
  Comprehensive loss--
    Net loss, including amortization of service contract for the period from February 20, 1996 (date of incorporation) to
      December 31, 1996...............................................    $       --    $ (1,439,182)
  Proceeds from issuance of common stock:
    Incorporation, February 20, 1996..................................            --             229
    March 31, 1996....................................................            --              15
    April 1, 1996.....................................................            --          19,995
    September 17, 1996................................................            --       1,000,110
  Contribution of services from affiliate.............................            --          31,232
  Issuance of 4,064,442 shares of common stock subscriptions..........            --              --
  Issuance of 49,686 compensatory stock options.......................            --              --
  Amortization of stock plan expense..................................            --           1,528
                                                                        --------------  ------------
BALANCE--December 31, 1996............................................            --        (386,073)
  Comprehensive loss:
    Net loss for the year ended December 31, 1997.....................            --      (5,577,439)
    Unrealized holding losses on securities arising during the year,
      net of taxes of ($42,790).......................................       (83,063)        (83,063)
                                                                                        ------------
      Comprehensive loss..............................................            --      (5,660,502)
  Proceeds from issuance of common stock:
    March 31, 1997....................................................            --           2,790
    April 2, 1997.....................................................            --           1,395
    July 28, 1997.....................................................            --      38,251,520
    July 31, 1997.....................................................            --         125,000
  Issuance of 491,910 compensatory stock options......................            --
  Amortization of service contract....................................            --       1,440,000
  Amortization of stock plan expense..................................            --         343,267
                                                                        --------------  ------------
BALANCE--December 31, 1997............................................       (83,063)     34,117,397
  Comprehensive income:
    Net income for the year ended December 31, 1998...................            --       4,464,012
    Unrealized holding gains on securities arising during the year,
      net of taxes of $45,454.........................................        88,235          88,235
    Less reclassification adjustment for gains included in net income,
      net of taxes of $3450...........................................        (6,696)         (6,696)
                                                                                        ------------
      Comprehensive income............................................            --       4,545,551
  Exercised stock options.............................................            --          40,530
  Amortization of stock plan expense..................................            --          51,410
                                                                        --------------  ------------
BALANCE--December 31, 1998............................................        (1,524)     38,754,888
  Comprehensive income:
    Net income for three months ended March 31, 1999 (unaudited)......            --         691,516
    Unrealized losses on securities, net of taxes of $348,814
      (unaudited).....................................................      (663,645)       (663,645)
                                                                                        ------------
      Comprehensive income (unaudited)................................            --          27,871
  Proceeds from the issuance of common stock (unaudited)..............            --     104,914,277
  Exercised stock options (unaudited).................................            --          42,516
  Amortization of stock plan expense (unaudited)......................            --           8,570
                                                                        --------------  ------------
BALANCE--March 31, 1999 (unaudited)...................................    $ (665,169)   $143,748,122
                                                                        --------------  ------------
                                                                        --------------  ------------

See notes to consolidated financial statements.

                                 NET.B@NK, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                   PERIOD FROM
                                                  FEBRUARY 20,
                                                      1996
                                                    (DATE OF             YEAR ENDED
                                                 INCORPORATION)         DECEMBER 31,
                                                 TO DECEMBER 31,  -------------------------
                                                      1996           1997          1998
                                                 ---------------  -----------  ------------         THREE MONTHS
                                                                                                       ENDED
                                                                                                     MARCH 31,
                                                                                             --------------------------
                                                                                                 1998          1999
                                                                                             ------------  ------------
                                                                                             (UNAUDITED)   (UNAUDITED)
Operating Activities:
  Net income (loss)............................    $(3,839,182)   $(5,577,439) $  4,464,012  $   (151,447) $    691,516
  Adjustments to reconcile net income (loss) to
    net cash used in operating activities:
    Depreciation...............................         17,406        211,607       251,147        36,537       137,768
    Amortization of service contract...........      2,400,000      1,440,000            --            --            --
    Amortization of stock plan expense.........          1,528        343,267        51,410        23,564         8,570
    Amortization of premiums on investment
      securities...............................             --         49,331       237,040        73,062        42,768
    Amortization of premiums on purchased
      loans....................................             --        116,509     2,541,016       152,038       970,511
    Amortization of trademark..................             --             --         6,417            --            --
    Amortization of bank charter...............             --          5,833        14,790         3,500         3,500
    Amortization of start-up costs.............             --          2,280            --            --            --
    Provision for loan losses..................             --        471,706        20,132         3,661        49,806
    Contribution of services from affiliate....         31,232             --            --            --            --
    Changes in assets and liabilities which
      provide (use) cash:
      Increase in accrued interest
        receivable.............................             --       (372,237)   (2,210,390)     (526,066)     (503,089)
      Decrease (increase) in other assets......       (311,799)      (142,363)   (7,569,540)       49,296     1,765,748
      Loans originated for sale................        --             --       (142,189,154)      --        (95,779,910)
      Proceeds from loan sales.................        --             --        118,986,475       --         83,979,204
      Increase (decrease) in payables and
        accrued liabilities....................        748,916       (373,267)    5,717,048       305,652    (1,055,945)
      Increase (decrease) in deferred income
        taxes..................................             --             --    (2,297,125)                      2,308
                                                 ---------------  -----------  ------------  ------------  ------------
        Net cash used in operating
          activities...........................       (951,899)    (3,824,773)  (21,976,722)      (30,203)   (9,687,245)
Investing Activities:
  Purchases of securities available for sale...             --    (19,347,623)  (52,502,591)  (30,443,211)  (24,852,142)
  Purchase of Federal Home Loan Bank stock.....             --       (225,000)   (1,775,000)      (26,500)     (569,700)
  Principal repayments on investment
    securities.................................             --      1,161,085    11,104,635     2,202,455     2,951,418
  Purchase of Habitat bonds....................             --             --      (250,000)           --            --
  Origination and purchase of loans............             --    (52,909,291) (352,665,802)  (70,683,033) (123,425,611)
  Principal payments on loans..................             --      7,838,834   117,703,710    10,195,800    39,620,186
  Purchase of Premier Bank charter.............             --       (350,000)           --            --            --
  Capital expenditures.........................       (183,390)      (249,906)     (592,065)     (178,874)     (318,005)
  Captitalized software costs..................             --             --      (592,492)           --      (232,525)
  Proceeds from return of equipment............             --         17,738            --            --            --
                                                 ---------------  -----------  ------------  ------------  ------------
        Net cash used in investing
          activities...........................       (183,390)   (64,064,163) (279,569,605)  (88,933,363) (106,826,379)
Financing Activities:
  Assumption of Premier deposits...............             --      5,000,000            --            --            --
  Transfer of deposits from affiliate..........             --     42,977,650            --            --            --
  Proceeds from other borrowed funds...........             --             --    72,000,000            --    25,000,000
  Repayments of other borrowed funds...........                                 (12,000,000)                (40,000,000)
  Increase in deposits.........................             --     10,749,113   224,862,388    69,954,906    49,089,183
  Advances from (repayments to) affiliate......        883,606       (883,606)           --            --            --
  Net proceeds from the sale of stock..........      1,020,349     38,380,705        40,530            --   104,956,793
                                                 ---------------  -----------  ------------  ------------  ------------
        Net cash provided by financing
          activities...........................      1,903,955     96,223,862   284,902,918    69,954,906   139,045,976
                                                 ---------------  -----------  ------------  ------------  ------------
Net Increase (Decrease) in Cash and Cash
  Equivalents..................................        768,666     28,334,926   (16,643,409)  (19,008,660)   22,532,352
Cash and Cash Equivalents:
  Beginning of period..........................             --        768,666    29,103,592    29,103,592    12,460,183
                                                 ---------------  -----------  ------------  ------------  ------------
  End of period................................    $   768,666    $29,103,592  $ 12,460,183  $ 10,094,932  $ 34,992,535
                                                 ---------------  -----------  ------------  ------------  ------------
                                                 ---------------  -----------  ------------  ------------  ------------
Supplemental Disclosures of Cash Flow
  Information--
  Cash paid during the period for interest.....    $        --    $ 1,184,549  $  5,694,481  $    808,000  $  5,830,309
                                                 ---------------  -----------  ------------  ------------  ------------
                                                 ---------------  -----------  ------------  ------------  ------------
  Cash paid during the period for income
    taxes......................................                                $     30,000  $         --  $     12,000
                                                 ---------------  -----------  ------------  ------------  ------------
                                                 ---------------  -----------  ------------  ------------  ------------

                See notes to consolidated financial statements.

                                 NET.B@NK, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

         AS OF DECEMBER 31, 1997, 1998, AND (UNAUDITED) MARCH 31, 1999,
                   AND FOR THE PERIOD FROM FEBRUARY 20, 1996
                 (DATE OF INCORPORATION) TO DECEMBER 31, 1996,
        THE YEARS ENDED DECEMBER 31, 1997 AND 1998, AND (UNAUDITED) THE
                   THREE MONTHS ENDED MARCH 31, 1998 AND 1999

1. ORGANIZATION AND BASIS OF PRESENTATION

    Net.B@nk, Inc. ("Net.B@nk") is a bank holding company that wholly owns the outstanding stock of Net.B@nk, formerly Atlanta Internet Bank, a federal savings bank. Net.B@nk, Inc. was incorporated as a Georgia corporation on February 20, 1996, for the primary purpose of forming and, ultimately, operating Net.B@nk. During the period from February 20, 1996 to July 31,1997, pending regulatory approval and the acquisition of a bank charter, Net.B@nk was operating as a development stage enterprise under an agreement with Carolina First Bank ("CFB"), a wholly owned subsidiary of Carolina First Corporation ("CFC"), whereby CFB agreed to hold and service the deposit accounts generated by the Internet banking operations of Net.B@nk in exchange for 3,975,000 shares of Net.B@nk's common stock valued at $3,840,000. In addition, during the period from February 20, 1996 to July 31, 1997, Net.B@nk was a party to an agreement with First Alliance/Premier Bancshares, Inc. ("First Alliance") pursuant to which Net.B@nk had agreed to purchase the charter of First Alliance's subsidiary, Premier Bank, $5 million of loans, $5 million of certificates of deposit and $2 million in unimpaired capital for $2,150,000 in cash, 124,218 shares of Net.B@nk's common stock valued at $125,000 and $75,000 in additional cash for reimbursement of direct out-of-pocket expenses.

    On July 11, 1997, the final regulatory approval from the Office of Thrift Supervision ("OTS") was received. On July 31, 1997, Net.B@nk received approximately $38.4 million in net proceeds from the sale of 10,500,000 shares of its common stock in an Initial Public Offering (the "IPO") and consummated its agreements with both First Alliance and CFB. As a result, Net.B@nk, a federal savings bank, became a wholly owned subsidiary of Net.B@nk, Inc. On February 10, 1999, Net.B@nk received net proceeds of approximately $105,000,000 from the sale of an additional 7,290,000 shares of its common stock in a public offering.

2. ACCOUNTING POLICIES

    The accounting and reporting policies of Net.B@nk conform with generally accepted accounting principles and with general practice within the banking industry. The following is a summary of the more significant policies:

    CONSOLIDATION--The consolidated financial statements of Net.B@nk, Inc. include the financial statements of Net.B@nk, Net.B@nk, Inc.'s wholly owned subsidiary. All intercompany balances and transactions have been eliminated in consolidation.

    USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    INTEREST RATE RISK--Net.B@nk's assets and liabilities are generally monetary in nature and interest rate changes have an impact on Net.B@nk's performance. Net.B@nk decreases the effect of interest rate changes on its performance by striving to match maturities and interest sensitivity between loans,

                                 NET.B@NK, INC.

2. ACCOUNTING POLICIES (CONTINUED)
investment securities, deposits, and other borrowings. However, a significant change in interest rates, specifically the prime rate, could have a material effect on Net.B@nk's results of operations.

    CASH AND CASH EQUIVALENTS--For purposes of reporting cash flows, cash and cash equivalents include cash on hand, demand deposits due from banks, and federal funds sold to banks.

    INVESTMENT SECURITIES AVAILABLE FOR SALE--Investment securities classified as available-for-sale are carried at fair value. Unrealized holding gains or losses, net of tax, on available-for-sale securities are reported as a net amount in other comprehensive income. Gains and losses from dispositions are based on the net proceeds and the adjusted carrying amounts of the securities sold using the specific identification method. Any decreases in investment value other than temporary declines would be recognized in operations. Premiums and discounts are recognized in interest income using the interest method over the period to maturity.

    DEFERRED FEES AND COSTS--Loan origination fees and certain direct origination costs are capitalized and recognized as an adjustment of the yield of the related loans.

    ALLOWANCE FOR LOAN LOSSES--The allowance for loan losses is maintained at a level estimated to be adequate to provide for probable losses in the loan portfolio. As the majority of Net.B@nk's portfolio is purchased, an estimate of the loss inherent in the purchased portfolio is made and an allowance for loan losses is recorded by adjusting the premium associated with the purchased loans. Management determines the adequacy of the allowance based upon reviews of individual loans, recent loss experience, current economic conditions, the risk characteristics of the various categories of loans and other pertinent factors. Loans deemed uncollectible are charged to the allowance. Provisions for loan losses and recoveries on loans previously charged off are added to the allowance.

    FURNITURE AND EQUIPMENT--Furniture and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful life of each asset. Net.B@nk evaluates the estimated useful lives of assets on a periodic basis to determine whether events or circumstances warrant revised estimated useful lives or whether any impairment exists. Management believes no impairment existed at December 31, 1998.

    BANK CHARTER--The value of the charter is being amortized on a straight-line basis over 25 years. The carrying value of the charter is periodically reviewed to assess recoverability based on expected undiscounted cash flows and operating income of Net.B@nk. Impairment would be recognized in operating results if a permanent diminution in value was expected. Net.B@nk also evaluates the amortization period of the bank charter to determine whether events or circumstances warrant revised estimates of the useful life. Management believes that no impairment of the bank charter existed at December 31, 1998.

    INTEREST INCOME ON LOANS--Interest on loans is generally recorded over the term of the loan based on the unpaid principal balance. Accrual of interest is discontinued when either principal or interest becomes 90 days past due or when, in management's opinion, collectibility of such interest is doubtful. In addition, any previously accrued interest is reversed when the loan becomes 90 days past due.

    PREMIUM ON LOANS PURCHASED--Premiums on loans purchased from third parties are capitalized and amortized over the average life of the loan as an adjustment to yield. Such premiums are classified with the loan balance to which they relate for financial reporting purposes.

                                 NET.B@NK, INC.

2. ACCOUNTING POLICIES (CONTINUED)
    INCOME TAXES--Provisions for income taxes are based upon amounts reported in the statements of income and include deferred taxes for net operating loss carryforwards and temporary differences between financial statement and tax bases of assets and liabilities using enacted tax rates for the year in which the temporary differences are expected to reverse. Net.B@nk records a valuation allowance when management believes it is more likely than not that deferred tax assets will not be realized.

    NET INCOME (LOSS) PER SHARE--In February 1997, Statement of Financial Accounting Standards 128, EARNINGS PER SHARE ("SFAS 128") was issued. SFAS 128 establishes standards for computing and presenting earnings per share information for entities with publicly held common stock. In accordance with SFAS 128, basic net income per share is computed based on the weighted average number of common shares outstanding during the period. Diluted net income per share is computed based on the weighted average number of common and potential dilutive common shares outstanding during the period. All previously reported per share amounts have been restated to conform to SFAS 128.

    RECLASSIFICATIONS--Certain reclassifications have been made to the 1996 and 1997 financial statements to conform to the 1998 presentation.

    UNAUDITED INTERIM FINANCIAL STATEMENTS--The financial statements as of March 31, 1998 and 1999 and for the three months ended March 31, 1998 and 1999, were prepared on the same basis as the audited consolidated financial statements and, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position and results of operations for these periods. Certain information and note disclosures normally included in the consolidated financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations relating to interim financial statements. Operating results for the interim periods included herein are not necessarily indicative of the results that may be expected for the entire year.

    NEW ACCOUNTING PRONOUNCEMENTS--As of January 1, 1998, Net.B@nk adopted Statement of Financial Accounting Standards 130, REPORTING COMPREHENSIVE INCOME ("SFAS 130"), and restated prior periods to conform to the presentation required by SFAS 130. SFAS 130 establishes new rules for the reporting and display of comprehensive income and its components. SFAS 130 requires unrealized gains or losses, net of tax, on Net.B@nk's available-for-sale securities, which prior to adoption were reported separately in shareholders' equity, to be included in other comprehensive income. The adoption of SFAS 130 had no impact on Net.B@nk's net income or shareholders' equity.

    As of April 1, 1998, Net.B@nk adopted Statement of Position 98-1, ACCOUNTING FOR THE COSTS OF COMPUTER SOFTWARE DEVELOPED OR OBTAINED FOR INTERNAL USE ("SOP 98-1"). SOP 98-1 allows for the capitalization of costs related to the development and implementation of software obtained for internal use including materials, payroll, and interest costs once the criteria of the SOP have been met. As of December 31, 1998, $592,402 of these related costs had been capitalized.

    As of December 31, 1998, Net.B@nk adopted SFAS 131, DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION. SFAS 131 establishes annual and interim reporting standards for an enterprise's business segments and related disclosures about its products, services, geographic areas, and major customers. The adoption of SFAS 131 had no effect on Net.B@nk's financial statements for the year ended December 31, 1998 because Net.B@nk only has one reportable segment-banking.

                                 NET.B@NK, INC.

2. ACCOUNTING POLICIES (CONTINUED)
    In June 1998, Statement of Financial Accounting Standards 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES ("SFAS 133"), was issued. SFAS 133 establishes standards for derivative instruments and hedging activities and requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. SFAS 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. The adoption of SFAS 133 is not expected to have a significant effect on Net.B@nk's financial statements.

3. ACQUISITION

    Effective July 31, 1997, Net.B@nk acquired all of the outstanding stock of Premier Bank, FSB for $2,150,000 in cash, 124,218 shares of Net.B@nk's common stock valued at $125,000 and $75,000 in additional cash for reimbursement of direct out-of-pocket expenses. The acquisition was accounted for as a purchase and the bank charter was recorded at $350,000. This amount is being amortized over 25 years. Revenues, net loss, and basic and diluted net loss per common share and potential dilutive common share for Net.B@nk for the period from February 20, 1996 to December 31, 1996 or for the year ended December 31, 1997 would not have been materially affected assuming the transaction had occurred on February 20, 1996 and January 1, 1997, respectively.

4. INVESTMENT SECURITIES AVAILABLE FOR SALE

    The amortized cost, estimated fair value and gross unrealized gains and losses of investment securities available for sale are as follows:

                                                                            GROSS
                                                          -----------------------------------------    ESTIMATED
                                                            AMORTIZED    UNREALIZED    UNREALIZED        FAIR
                                                              COST          GAINS        LOSSES          VALUE
                                                          -------------  -----------  -------------  -------------
AT DECEMBER 31, 1997
Collateralized mortgage obligations.....................  $   8,127,863   $      --   $          --  $   8,127,863
Unites States government agencies.......................     10,009,346          --          83,063      9,926,283
                                                          -------------  -----------  -------------  -------------
                                                          $  18,137,209   $      --   $      83,063  $  18,054,146
                                                          -------------  -----------  -------------  -------------
                                                          -------------  -----------  -------------  -------------
AT DECEMBER 31, 1998
Collateralized mortgage obligations.....................  $  58,330,285   $      --   $       2,045  $  58,328,240
United States government agencies.......................        882,442          --             264        882,178
Habitat bonds and other.................................        254,644          --              --        254,644
                                                          -------------  -----------  -------------  -------------
                                                          $  59,467,371   $      --   $       2,309  $  59,465,062
                                                          -------------  -----------  -------------  -------------
                                                          -------------  -----------  -------------  -------------

                                 NET.B@NK, INC.

4. INVESTMENT SECURITIES AVAILABLE FOR SALE (CONTINUED)
    The amortized cost and estimated fair value of these securities at December 31, 1998, by contractual maturity, are shown below. Actual maturities may differ from contractual maturities because the borrower may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                   AMORTIZED      ESTIMATED
                                                                     COST        FAIR VALUE
                                                                 -------------  -------------
AT DECEMBER 31, 1998
Due after five years through ten years.........................  $   5,983,682  $   5,986,729
Due after ten years............................................     53,483,689     53,478,333
                                                                 -------------  -------------
                                                                 $  59,467,371  $  59,465,062
                                                                 -------------  -------------
                                                                 -------------  -------------

    There were no significant sales, or calls of securities, for the period from February 20, 1996 (date of incorporation) to December 31, 1996, or for the years ended December 31, 1997 and 1998.

5. LOANS

    Net.B@nk's primary loan strategy is to originate or purchase high credit quality packages of loans from other financial institutions. The servicing on all loan purchases is retained by the selling institutions. As of December 31, 1998, fees paid for servicing range from .25% to 3.75%. A summary of loans purchased during the years ended December 31, 1997 and 1998 follows:

                               TYPES OF LOANS               PRINCIPAL        PREMIUM     RANGE OF STATED
                                 PURCHASED                    AMOUNT         AMOUNT      INTEREST RATES
                    ------------------------------------  --------------  -------------  ---------------
1997                First and second mortgages, auto and
                    unsecured loans                       $   36,804,000  $     808,832         6.0--12%
                    Automobile leases...................       6,100,000             --            11.5%
                                                          --------------  -------------
                                                          $   42,904,000  $     808,832
                                                          --------------  -------------
                                                          --------------  -------------


                               TYPES OF LOANS               PRINCIPAL        PREMIUM     RANGE OF STATED
                                 PURCHASED                    AMOUNT         AMOUNT      INTEREST RATES
                    ------------------------------------  --------------  -------------  ---------------
1998                First and second mortgages            $  134,789,041  $   5,002,363     6.12--16.99%
                    Home equity lines                        122,746,433      7,247,263     7.25--13.00%
                                                          --------------  -------------
                                                          $  257,535,474  $  12,249,626
                                                          --------------  -------------
                                                          --------------  -------------

    There were no loans purchased during the year ended December 31, 1996.

                                 NET.B@NK, INC.

5. LOANS (CONTINUED)
    Loans are summarized as follows:

                                                                        DECEMBER 31,
                                                                -----------------------------
                                                                    1997            1998
                                                                -------------  --------------
Residential mortgages.........................................  $  13,953,501  $  144,361,069
Construction..................................................      5,399,624      27,996,691
Commercial....................................................      4,478,053       8,556,264
Home equity lines.............................................      4,412,013      89,053,532
Auto..........................................................     14,623,745       7,803,648
Personal and other............................................      2,066,471       2,656,399
                                                                -------------  --------------
                                                                   44,933,407     280,427,603
Less allowance for loan losses................................        453,444       3,472,364
                                                                -------------  --------------
      Total...................................................  $  44,479,963  $  276,955,239
                                                                -------------  --------------
                                                                -------------  --------------

    Net.B@nk provides lines of credit and overdraft protection to its banking customers on a nationwide basis. At December 31, 1997 and 1998, outstanding lines of credit totaled $29,000 and $200,000, respectively, and unused commitments totaled $353,000 and $937,000, respectively. Net.B@nk's home equity lines are secured by residential property. At December 31, 1997, all of Net.B@nk's loans were with customers residing in the Southeastern United States. At December 31, 1998, a majority of Net.B@nk's loans were with customers residing in the Western and Southeastern United States.

    Net.B@nk had unearned income of $351,202 and $29,776, at December 31, 1997 and 1998, respectively.

                                 NET.B@NK, INC.

6. ALLOWANCE FOR LOAN LOSS

    An analysis of the allowance for loan losses for the years ended December 31, 1997 and 1998 follows:

                                                                         1997         1998
                                                                      ----------  ------------
Balance--Beginning of year..........................................  $       --  $    453,444
Allowance recorded in connection with the purchase of loan pools....          --     3,585,926
Provision for loan losses...........................................     471,706        20,132
Loans charged off...................................................     (18,262)     (587,138)
                                                                      ----------  ------------
Balance--End of year................................................  $  453,444  $  3,472,364
                                                                      ----------  ------------
                                                                      ----------  ------------

    Net.B@nk considers a loan to be impaired when it is probable that it will be unable to collect all amounts due according to the original terms of the loan agreement. Net.B@nk measures impairment of a loan on a loan by loan basis. Amounts of impaired loans that are not probable of collection are charged off immediately. During the years ended December 31, 1997 and 1998, Net.B@nk had no significant amount of impaired loans or nonaccrual loans. The amount of impaired loans written off during the years ended December 31, 1997 and 1998 was $18,262 and $587,138, respectively. Net.B@nk had no restructured loans as of either December 31, 1997 or 1998.

    Net.B@nk is a party to financial instruments with off-balance-sheet risk in the normal course of its lending activities to meet the financing needs of its customers. These financial instruments include commitments to extend credit and lines of credit. Net.B@nk's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. Net.B@nk uses the same credit policies in making these commitments as it does for on-balance-sheet instruments and evaluates each customer's creditworthiness on a case-by-case basis. At December 31, 1997 and 1998, Net.B@nk had outstanding loan commitments of $8,332,568 and $47,617,700, respectively.

    The amount of collateral obtained by Net.B@nk, if deemed necessary, for these commitments, upon extension of credit, is based on management's credit evaluation of the customer. Collateral held, if any, varies but may include inventory, equipment, real estate, or other property. The accounting loss Net.B@nk would incur if the borrower failed completely to perform according to the terms of the contract and the collateral proved to be of no value is equal to the face amount of the commitment.

7. LOAN ORIGINATION AGREEMENTS

    During the year ended December 31, 1998, Net.B@nk entered into separate agreements with three unrelated third parties whereby Net.B@nk acts as a loan originator on behalf of the third parties. Under the terms of the agreements, the third parties are required to purchase all loans, including the related servicing of these loans, originated by Net.B@nk, unless Net.B@nk elects to retain the loans. As a result of the agreements, loans originated for the third parties for which the purchase price has not yet been received are accounted for as receivables.

                                 NET.B@NK, INC.

8. DEPOSITS AND OTHER BORROWINGS

    The following table sets forth the dollar amount of deposits in the various types of deposit programs offered by Net.B@nk:

                                                   1997                         1998
                                       ----------------------------  ---------------------------
                                          AMOUNT       PERCENTAGE        AMOUNT      PERCENTAGE
                                       -------------  -------------  --------------  -----------
Demand checking accounts.............  $     293,054          0.5%   $    9,285,540         3.3%
Interest bearing:
  NOW accounts.......................      1,573,283          2.7%        6,090,704         2.1%
  Money markets......................     36,534,967         62.2%       65,325,880        23.0%
  Certificates of deposit under
    $100,000.........................     16,662,365         28.4%      197,162,916        69.5%
  Certificates of deposit over
    $100,000.........................      3,663,094          6.2%        5,724,111         2.1%
                                       -------------          ---    --------------       -----
    Total deposits...................  $  58,726,763          100%   $  283,589,151       100.0%
                                       -------------          ---    --------------       -----
                                       -------------          ---    --------------       -----

    At December 31, 1998, the scheduled maturities of certificates of deposit were as follows:

Within three months...........................................  $76,566,728
Over three months through six months..........................   48,393,173
Over six months through one year..............................   71,548,914
Over one year.................................................    6,378,212
                                                                -----------
    Total.....................................................  $202,887,027
                                                                -----------
                                                                -----------

    During the year ended December 31, 1998, Net.B@nk, Inc. and its subsidiary, Net.B@nk, entered into line of credit agreements with The Bankers Bank. Net.B@nk, Inc. is a party to one such agreement and its subsidiary, Net.B@nk, is a party to two such agreements. Under the terms of Net.B@nk, Inc.'s agreement which expired on October 20, 1998, Net.B@nk, Inc. could borrow 50% of the tangible equity of Net.B@nk, up to $17 million, using the stock of Net.B@nk as collateral. Any amounts borrowed under this line had interest at a fixed rate of 8.00% per annum. During the year ended December 31, 1998, Net.B@nk, Inc. borrowed and repaid $12 million under the line. Under the terms of the other two agreements, the subsidiary, Net.B@nk, may borrow $5 million under an unsecured general purpose line and 99% of the value of its investment securities under another line. Both of the lines bear interest at 25 basis points above the Federal Funds rate (5.00% at December 31, 1998). Under these agreements at December 31, 1998, the subsidiary, Net.B@nk, had an outstanding borrowing of $20 million with no stated maturity secured by investment securities.

    As of March 31, 1999, the subsidiary, Net.B@nk, has borrowed $20 million from the Federal Home Loan Bank ("FHLB") at a fixed rate of 4.43%. The borrowing is callable at the two-year anniversary date. If not called at the two-year date, the borrowing extends for an additional three years at 4.435%. Also, the subsidiary, Net.B@nk, has borrowed $25 million from the Federal Home Loan Bank at a fixed rate of 4.64%. The borrowing is callable at the two-year anniversary date. If not called at the two-year date, the borrowing extends for an additional eight years at 4.64%. These borrowings are secured by Net.B@nk's investment securities.

                                 NET.B@NK, INC.

9. FURNITURE AND EQUIPMENT

    Furniture and equipment as of December 31, 1997 and 1998, are summarized as follows:

                                                                            DECEMBER 31,
                                                                      ------------------------
                                                                         1997         1998
                                                                      ----------  ------------
Furniture and fixtures..............................................  $   56,145  $    234,440
Equipment...........................................................     190,483       284,388
Software............................................................     428,306     1,340,663
                                                                      ----------  ------------
  Total.............................................................     674,934     1,859,491
Less accumulated depreciation.......................................     286,426       537,573
                                                                      ----------  ------------
    Furniture and equipment, net....................................  $  388,508  $  1,321,918
                                                                      ----------  ------------
                                                                      ----------  ------------

10. LEASES

    Net.B@nk leases its facilities and certain other equipment under operating lease agreements. Future minimum payments as of December 31, 1998 under these leases follow:

1999..............................................................  $ 128,028
2000..............................................................    130,872
2001..............................................................    133,788
2002..............................................................    136,788
2003 and beyond...................................................    295,156

    Rent expense for the period from February 20, 1996 (date of incorporation) to December 31, 1996, and for the years ended December 31, 1997 and 1998, was $17,850, $91,868, and $110,011, respectively.

11. INCOME TAXES

    Net.B@nk provides deferred income taxes for net operating loss carryforwards and for temporary differences between financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the temporary differences are expected to reverse. As of December 31, 1998, Net.B@nk had state and federal net operating loss carryforwards of $6,182,993 which will expire in 2012 and 2011, if not utilized.

    Net.B@nk did not incur any income taxes during 1996 and 1997. For the year ended December 31, 1998, Net.B@nk's income tax benefit results from the reversal of the valuation allowance as of December 31, 1997, relating to net operating loss carryforwards offset by taxable income for the period. As Net.B@nk achieved profitability in 1998, management now believes that it is more likely than not that such assets will be realized, and thus, reversed the valuation allowance in accordance with SFAS 109, ACCOUNTING OF INCOME TAXES.

                                 NET.B@NK, INC.

11. INCOME TAXES (CONTINUED)
    As of December 31, 1997 and 1998, Net.B@nk had deferred tax assets and deferred tax liabilities as follows:

                                                                           DECEMBER 31,
                                                                    --------------------------
                                                                        1997          1998
                                                                    ------------  ------------
Net operating loss carryforwards..................................  $  2,962,303  $  2,102,218
Allowance for loan losses.........................................       165,369      (244,089)
Start-up costs....................................................       170,761       112,043
Loan premium amortization.........................................            --       357,348
Other, net........................................................       (38,402)      (30,395)
                                                                    ------------  ------------
                                                                       3,260,031     2,297,125
Less valuation allowance..........................................     3,260,031            --
                                                                    ------------  ------------
Net deferred tax asset............................................  $         --  $  2,297,125
                                                                    ------------  ------------
                                                                    ------------  ------------

    Net.B@nk's income tax benefit consists of current and deferred income tax benefit as follows:

                                                                                  YEAR ENDED
                                                                                 DECEMBER 31,
                                                                                     1998
                                                                                 -------------
Current........................................................................  $     (58,490)
Deferred.......................................................................     (2,266,340)
                                                                                 -------------
  Income tax benefit...........................................................  $  (2,324,830)
                                                                                 -------------
                                                                                 -------------

    The benefit for income taxes is reconciled to the tax computed by applying the federal statutory rate of 34% to income before income taxes as follows:

                                                                                  YEAR ENDED
                                                                                 DECEMBER 31,
                                                                                     1998
                                                                                 -------------
Income tax at statutory rate...................................................  $     727,322
Reversal of valuation allowance................................................     (3,260,031)
Other..........................................................................        207,879
                                                                                 -------------
  Income tax benefit...........................................................  $  (2,324,830)
                                                                                 -------------
                                                                                 -------------

                                 NET.B@NK, INC.

12. OTHER EXPENSE

    Items comprising other expense:

                                                                        FEBRUARY 20,
                                                                          1996 TO      YEAR ENDED    YEAR ENDED
                                                                        DECEMBER 31,  DECEMBER 31,  DECEMBER 31,
                                                                            1996          1997          1998
                                                                        ------------  ------------  ------------
Accounting, legal and professional services...........................   $   84,183    $  238,650    $  423,290
Consultants...........................................................           --        52,739            --
Annual report.........................................................           --            --        93,395
Investor relations....................................................           --         6,946        40,011
Other.................................................................       10,764        56,731       129,280
                                                                        ------------  ------------  ------------
                                                                         $   94,947    $  355,066    $  685,976
                                                                        ------------  ------------  ------------
                                                                        ------------  ------------  ------------

13. EMPLOYEE BENEFIT PLAN

    Effective December 31, 1997, Net.B@nk adopted a 401(k) plan (the "Plan") which covers substantially all of its employees. Net.B@nk, at its discretion, matches 25% of employee contributions to the Plan, up to a maximum Company contribution of 1% of an employee's compensation. Net.B@nk expensed $10,100 during 1998 related to the plan.

14. SHAREHOLDERS' EQUITY

    On March 17, 1997, Net.B@nk declared a 33.125 for one split of its common stock effected in the form of a stock dividend payable on the effective date of the initial public offering. All references to share and per share amounts reflect the split. Also, additional paid-in capital has been charged and common stock has been credited retroactively with $12,116 to reflect the stock split.

    On February 10, 1999, Net.B@nk received net proceeds of approximately $105,000,000 from the sale of 7,290,000 shares of its common stock in a public offering.

    On April 13, 1999, Net.B@nk declared a three-for-one split of its common stock effected in the form of a stock dividend payable on May 14, 1999 to shareholders of record as of the close of business on April 23, 1999. All references to share and per share amounts have been retroactively adjusted to reflect the split.

    Under current OTS regulations, Net.B@nk may pay dividends and make other capital distributions after giving notice to the Office of Thrift Supervision.

15. STOCK OPTIONS

    Net.B@nk has a 1996 Stock Incentive Plan (the "Plan"), which provides that key employees, officers, directors, and consultants of Net.B@nk may be granted nonqualified and incentive stock options to purchase shares of common stock of Net.B@nk, derivative securities related to the value of the common stock, or cash awards. Previously, the Plan limited the number of shares which could be awarded to 1,800,000. Effective with shareholder approval on April 22, 1999, the Plan was amended to increase the total number of shares reserved for the Plan to 3,750,000. Generally, the options expire ten years from the date of the grant.

                                 NET.B@NK, INC.

15. STOCK OPTIONS (CONTINUED)
    A summary of the status of the Plan and activity follows:

                                                                WEIGHTED                   WEIGHTED                   WEIGHTED
                                                                 AVERAGE                    AVERAGE                    AVERAGE
                                                DECEMBER 31,    EXERCISE    DECEMBER 31,   EXERCISE    DECEMBER 31,   EXERCISE
                                                    1996          PRICE         1997         PRICE         1998         PRICE
                                                -------------  -----------  ------------  -----------  ------------  -----------
Outstanding at beginning of period............           --     $      --        49,686    $    0.40     1,099,368    $    1.99
  Granted.....................................       49,686     $    0.40     1,058,625         1.94       573,000         6.50
  Exercised...................................           --            --                                  (33,588)        1.21
  Terminated..................................           --            --        (8,943)        1.21       (41,628)        2.19
                                                     ------                 ------------               ------------
Outstanding at end of period..................       49,686          0.40     1,099,368         1.99     1,597,152         3.63
                                                     ------                 ------------               ------------
                                                     ------                 ------------               ------------

    In connection with the issuance of some of the options during the year ended December 31, 1997, $390,484 of compensation expense will be recognized over the vesting period. Certain of those options vested immediately on July 28, 1997, upon completion of the Initial Public Offering, and $319,704 of unamortized compensation expense was recognized. The other options vest one-third on the first anniversary of the date of issuance, one-third on the second anniversary of the date of issuance, and one-third on the third anniversary of the date of issuance. Of the vested options, 708,423 cannot be exercised and sold until July 28, 2000 in accordance with an agreement signed with the OTS. As such, of the 1,597,152 options outstanding as of December 31, 1998, 837,063 are exercisable.

    During the three-month period ended March 31, 1999, Net.B@nk awarded 21,000 incentive stock options at an exercise price of $11.67 per share on January 15, 1999, 30,000 incentive stock options at an exercise price of $13.00 per share on February 25, 1999 and 30,000 incentive stock options at an exercise price of $23.33 per share on March 29, 1999. Grant prices approximated the fair value of the stock at the grant date. Additionally, during the three-month period ended March 31, 1999, 35,211 incentive stock options were exercised at a price of $1.21 per share, and 16,200 and 3,366 incentive stock options with an exercise price of $5.25 and $1.21, respectively, were terminated.

    In addition, effective April 22, 1999, 177,000 nonqualified stock options were granted at an exercise price of $53.33 per share. Grant prices approximated the fair value of the stock at the grant date. Also, during April 1999, 6,000 and 1,500 incentive stock options with an exercise price of $5.25 and $1.21, respectively, were exercised.

                                 NET.B@NK, INC.

15. STOCK OPTIONS (CONTINUED)
    The following table summarizes information about stock options outstanding at December 31, 1998:

                NUMBER        WEIGHTED
             OUTSTANDING       AVERAGE      EXERCISABLE
                  AT          REMAINING          AT
 EXERCISE    DECEMBER 31,    CONTRACTUAL    DECEMBER 31,
   PRICE         1998           LIFE            1998
-----------  ------------  ---------------  ------------
 $     .40       422,343            8.0         422,343
      1.21        48,591            8.2          21,870
      3.33       521,718            8.2         260,850
      3.67        45,000            8.6          15,000
      3.75        60,000            9.0              --
      5.58         9,000            9.1              --
      5.25       187,500            9.7          27,000
      7.94       303,000           10.0          90,000

    Net.B@nk accounts for its stock-based compensation plan under Accounting Principles Board 25. Net.B@nk has adopted SFAS 123 ACCOUNTING FOR STOCK-BASED COMPENSATION ("SFAS 123"), for disclosure purposes. For SFAS 123 purposes, the fair value of each option granted under Net.B@nk's stock option plan during the period from February 20, 1996 to December 31, 1996 and during the years ended December 31, 1997 and 1998, was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used:

                                                                            OPTIONS        OPTIONS
                                                                            GRANTED        GRANTED
                                                                         FEBRUARY 20,       AS OF
                                                                            1996 TO     JULY 30, 1997    YEAR ENDED
                                                                           JULY 29,         (IPO        DECEMBER 31,
                                                                             1997           DATE)           1998
                                                                         -------------  -------------  ---------------
Fair value.............................................................    $    0.32      $    2.51       $    4.02
Expected life (years)..................................................            5              5               5
Risk-free interest rate................................................          6.2%          5.95%           4.96%
Dividend rate..........................................................          0.0%           0.0%            0.0%
Expected volatility....................................................          0.0%          75.0%           70.0%
Forfeiture rate........................................................          0.0%           1.0%            1.0%

    Had compensation cost for Net.B@nk's stock options granted been determined based on the fair value at the grant dates for awards under the plan consistent with a method prescribed in SFAS 123 utilizing the assumptions described above, Net.B@nk's net income (loss) and net income (loss) per common share and potential dilutive common share for the period from February 20, 1996 to

                                 NET.B@NK, INC.

15. STOCK OPTIONS (CONTINUED)
December 31, 1996, and the years ended December 31, 1997 and 1998, would have changed to the proforma amounts indicated below:

                                                                    PERIOD FROM
                                                                   FEBRUARY 20,
                                                                       1996
                                                                        TO           YEAR ENDED      YEAR ENDED
                                                                   DECEMBER 31,     DECEMBER 31,    DECEMBER 31,
                                                                       1996             1997            1998
                                                                   -------------  ----------------  -------------
Net income (loss):
As reported......................................................  $  (3,839,182)  $   (5,577,439)  $   4,464,012
                                                                   -------------  ----------------  -------------
                                                                   -------------  ----------------  -------------
Pro forma........................................................  $  (4,012,534)  $   (5,504,245)  $   3,959,813
                                                                   -------------  ----------------  -------------
                                                                   -------------  ----------------  -------------
Net income (loss) per share:
As reported:
Basic............................................................  $       (1.44)  $        (0.55)  $        0.24
                                                                   -------------  ----------------  -------------
                                                                   -------------  ----------------  -------------
Diluted..........................................................  $       (1.44)  $        (0.55)  $        0.23
                                                                   -------------  ----------------  -------------
                                                                   -------------  ----------------  -------------
Pro forma:
Basic............................................................  $       (1.51)  $        (0.55)  $        0.21
                                                                   -------------  ----------------  -------------
                                                                   -------------  ----------------  -------------
Diluted..........................................................  $       (1.51)  $        (0.55)  $        0.21
                                                                   -------------  ----------------  -------------
                                                                   -------------  ----------------  -------------

16. EARNINGS PER SHARE

    Basic and diluted net income (loss) per common and potential common share have been calculated based on the weighted average number of shares outstanding in accordance with SFAS 128. In accordance with SFAS 128, the following schedule reconciles the numerators and denominators of the basic and diluted net income per common and potential common share. The only periods presented relate to those with net income as diluted securities would be anti-dilutive to periods with a net loss. Net.B@nk had options to purchase common stock outstanding of 49,686 and 1,099,368 at December 31, 1996 and 1997, respectively.

                                                                                      FOR THE YEAR ENDED
                                                                                      DECEMBER 31, 1998
                                                                           ----------------------------------------
                                                                              INCOME        SHARES       PER SHARE
                                                                           (NUMERATOR)   (DENOMINATOR)    AMOUNT
                                                                           ------------  -------------  -----------
Net income...............................................................  $  4,464,012
Basic EPS................................................................     4,464,012    18,446,652    $    0.24
                                                                                                             -----
                                                                                                             -----
Effect of Dilutive Securities-Options to purchase common shares..........                     704,466
                                                                           ------------  -------------
Diluted EPS..............................................................  $  4,464,012    19,151,118    $    0.23
                                                                           ------------  -------------       -----
                                                                           ------------  -------------       -----

                                 NET.B@NK, INC.

17. CAPITAL ADEQUACY

    Net.B@nk is subject to various regulatory capital requirements administered by the federal banking agencies. Failure of Net.B@nk to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on Net.B@nk's consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, Net.B@nk must meet specific capital guidelines that involve quantitative measures of Net.B@nk's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. Net.B@nk's capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors. In addition, under regulatory guidelines, Net.B@nk may not pay a dividend to Net.B@nk, Inc. if doing so would cause Net.B@nk to be less than adequately capitalized, as defined below.

    Quantitative measures established by regulation to ensure capital adequacy require Net.B@nk to maintain minimum amounts and ratios set forth in the table below. Net.B@nk's regulatory agency, the OTS, requires Net.B@nk to maintain minimum ratios of tangible capital to tangible assets of 1.5%, core capital to tangible assets of 3.0%, and total risk-based capital to risk-weighted assets of 8.0%. Management believes, as of December 31, 1998, that Net.B@nk meets all the capital adequacy requirements to which it is subject.

    As of December 31, 1998, the most recent notification from the OTS categorized Net.B@nk as well capitalized under the regulatory framework for prompt corrective action. To be well capitalized Net.B@nk must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes would have changed the institution's category.

    Net.B@nk's actual capital amounts and ratios as of December 31, 1997 and 1998, are as follows (dollars in thousands):

                                                                                                                 TO BE
                                                                                                              CATEGORIZED
                                                                                                                AS WELL
                                                                                                              CAPITALIZED
                                                                                        FOR CAPITAL           UNDER PROMPT
                                                                                     ADEQUACY PURPOSES         CORRECTIVE
                                                                     ACTUAL                                   ACTION PLAN
                                                              --------------------  --------------------  --------------------
                                                               AMOUNT      RATIO     AMOUNT      RATIO     AMOUNT      RATIO
                                                              ---------  ---------  ---------  ---------  ---------  ---------

DECEMBER 31, 1997
Total capital (to risk-weighted assets).....................  $  23,652      47.8%  $   3,956       8.0%  $   4,948      10.0%
Core capital (to tangible assets)...........................     23,735      28.3%      2,517       3.0%      4,196       5.0%
Tangible capital (to tangible assets).......................     23,735      28.3%      1,259       1.5%        N/A        N/A
Tier I capital (to risk-weighted assets)....................     23,735      48.0%        N/A        N/A      2,969       6.0%
DECEMBER 31, 1998
Total capital (to risk-weighted assets).....................  $  38,297     15.36%  $  19,947       8.0%  $  24,934      10.0%
Core capital (to tangible assets)...........................     35,996      9.31%     11,595       3.0%     19,325       5.0%
Tangible capital (to tangible assets).......................     35,996      9.31%      5,798       1.5%        N/A        N/A
Tier I capital (to risk-weighted assets)....................     35,996     14.44%        N/A        N/A     14,960       6.0%

    As of March 31, 1999, Net.Bank had total, core, tangible and tier I capital ratios of 35.81%, 24.64%, 24.64% and 35.24%, respectively.

                                 NET.B@NK, INC.

18. COMMITMENTS AND CONTINGENCIES

    As of December 31, 1998, Net.B@nk was a party to a three year agreement with BISYS Corporation ("BISYS") who provides Net.B@nk with core bank processing services. Net.B@nk also receives professional programming services from Edify Corporation, item processing services from Intercept (formerly NOVA Financial Corporation), and electronic bill payment processing services from CheckFree Corporation. Under the terms of the agreements, Net.B@nk pays ongoing monthly payments for customer support and processing services.

    During the three months ended March 31, 1999, Net.B@nk entered into an agreement effective June 1, 1999 and extending to May 31, 2004 with an unrelated third party to act as a loan originator and servicer on behalf of Net.B@nk. Under the terms of the agreement, loans originated through Net.B@nk's website which meet Net.B@nk's pre-established credit criteria will be retained by Net.B@nk with the third party receiving a portion of the origination fee charged to the customer. Loans which do not meet Net.B@nk's pre-established credit criteria may be retained by the third party, who in turn will pay Net.B@nk a flat fee per loan originated. The third party will also perform servicing on Net.B@nk's portfolio for a monthly fee. In addition, Net.B@nk will also pay the third party a $300,000 setup fee for reimbursement of out-of-pocket expenses incurred by the third party in conjunction with certain setup services, as defined in the agreement.

19. RELATED PARTY TRANSACTIONS

    TRANSACTIONS WITH CFB--Certain of Net.B@nk's cash accounts and time deposits were on deposit with CFB until July 31, 1997. Net.B@nk received $7,709 and $0 in interest income related to these accounts during the period from February 20, 1996 to December 31, 1996 and the year ended December 31, 1997, respectively. For the period from February 20, 1996 to December 31, 1996, Net.B@nk received $60,000 in management fees from CFB. Net.B@nk expensed $883,606, $1,217,459, and $0 for the period from February 20, 1996 (date of incorporation) to December 31, 1996, and for the years ended December 31, 1997 and 1998, respectively, for fees paid to CFB for various advisory, consulting, custodial services, and net interest expense. Net.B@nk recorded $31,232 in consulting expense and contributed capital for consulting services contributed by CFB during the period from February 20, 1996 to December 31, 1996. In addition, during the year ended December 31, 1997, Net.B@nk purchased $36.8 million in loans from CFB. The purchase price included a premium of $808,832. CFB continues to service these loans for a fee ranging from .375% to 2% of the loan balance. During the year ended December 31, 1998, Net.B@nk was included in a loan participation with CFB in the amount of $246,600. This loan is serviced by CFB.

    OTHER TRANSACTIONS--Net.B@nk paid $67,032, $104,958, and $60,000 for the period from February 20, 1996 (date of incorporation) to December 31, 1996, and for the years ended December 31, 1997 and 1998, respectively, in consulting fees to a director. In addition, Net.B@nk expensed $278,418 and $246,265 for amounts paid to a company owned by the Chairman of the Board of Net.B@nk for accounting and management services provided to Net.B@nk during the period from February 20, 1996 to December 31, 1996 and for the year ended December 31, 1997, respectively.

20. FAIR VALUE OF FINANCIAL INSTRUMENTS

    The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of SFAS 107, DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS. The estimated fair value amounts have been determined by Net.B@nk using available market information and

                                 NET.B@NK, INC.

20. FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED) appropriate valuation methodologies. However, considerable judgment is necessarily required to interpret market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts Net.B@nk could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

                                                                        DECEMBER 31, 1997
                                                                       --------------------
                                                                       CARRYING     FAIR
                                                                        AMOUNT      VALUE
                                                                       ---------  ---------
Assets:
  Cash...............................................................  $ 250,535  $ 250,535
  Federal funds sold.................................................  28,853,057 28,853,057
  Securities available for sale......................................  18,054,146 18,054,146
  Loans..............................................................  44,933,407 46,109,296
Liabilities:
  Noninterest bearing deposits.......................................    293,054    293,054
  Interest bearing deposits--certificates of deposit.................  20,325,459 20,478,013
  Interest bearing deposits--other...................................  38,108,250 38,108,250

                                                                       DECEMBER 31, 1998
                                                                     ----------------------
                                                                      CARRYING      FAIR
                                                                       AMOUNT      VALUE
                                                                     ----------  ----------
Assets:
  Cash.............................................................  $  446,940  $  446,940
  Federal funds sold...............................................  12,013,243  12,013,243
  Securities available for sale....................................  59,465,062  59,465,062
  Loans............................................................  280,427,603 278,607,376
  Loan sale proceeds receivable....................................  23,202,679  23,202,679
Liabilities:
  Noninterest bearing deposits.....................................   9,285,540   9,285,540
  Interest bearing deposits--certificates of deposit...............  202,887,027 203,292,801
  Interest bearing deposits--other.................................  71,416,584  71,416,584
  Other borrowed funds.............................................  60,000,000  59,924,400

    The carrying amounts of cash and due from banks and federal funds sold are a reasonable estimate of their fair value due to the short-term nature of these financial instruments. The fair value of investment securities and loans is based on quoted market prices and dealer quotes. The fair value of time deposits and other borrowed funds is estimated by discounting the future cash flows using Net.B@nk's current interest rates for such financial instruments.

    As required by SFAS 107, demand deposits are shown at their face value. No additional value has been ascribed to core deposits, which generally bear a low rate of or no interest and do not fluctuate in response to changes in interest rates.

                                 NET.B@NK, INC.

20. FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

    The fair value estimates presented herein are based on pertinent information available to management at December 31, 1998 and 1997. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since that date and, therefore, current estimates of fair value may differ significantly from the amounts presented herein.

21. CONDENSED FINANCIAL STATEMENTS OF NET.B@NK, INC. (PARENT ONLY)

    As of December 31, 1996, Net.B@nk was not a subsidiary of Net.B@nk, Inc. Therefore, Net.B@nk, Inc.'s financial statements as of December 31, 1996 include only parent company amounts.

    The condensed balance sheets of Net.B@nk, Inc. (parent only) as of December 31, 1997 and 1998 follow:

                                                                                             DECEMBER 31,
                                                                                     ----------------------------
CONDENSED BALANCE SHEET                                                                  1997           1998
                                                                                     -------------  -------------
Assets:
    Cash...........................................................................  $  10,122,666  $      44,398
    Investment in subsidiary.......................................................     23,734,818     38,426,644
    Other assets...................................................................        269,357        283,846
                                                                                     -------------  -------------
        Total assets...............................................................  $  34,126,841  $  38,754,888
                                                                                     -------------  -------------
                                                                                     -------------  -------------

Liabilities........................................................................  $       9,444  $          --

Shareholders' equity:
    Common stock...................................................................         61,456         61,568
    Additional paid-in capital.....................................................     43,631,314     43,671,732
    Unamortized stock plan expense.................................................        (75,689)       (24,279)
    Accumulated deficit............................................................     (9,416,621)    (4,952,609)
    Accumulated other comprehensive loss, net of tax...............................        (83,063)        (1,524)
                                                                                     -------------  -------------
        Total shareholders' equity.................................................     34,117,397     38,754,888
                                                                                     -------------  -------------
                                                                                     $  34,126,841  $  38,754,888
                                                                                     -------------  -------------
                                                                                     -------------  -------------

                                 NET.B@NK, INC.

21. CONDENSED FINANCIAL STATEMENTS OF NET.B@NK, INC. (PARENT ONLY) (CONTINUED) The condensed statements of operations and comprehensive income and cash flows for years ended December 31, 1997 and 1998 follow:

                                                                                       YEAR ENDED     YEAR ENDED
                                                                                      DECEMBER 31,   DECEMBER 31,
CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)                        1997           1998
                                                                                      -------------  -------------
Net interest income.................................................................  $      87,984  $     162,006
Expenses............................................................................     (4,150,859)       (58,281)
                                                                                      -------------  -------------
Income (loss) before income (loss) of subsidiary....................................     (4,062,875)       103,725
Income (loss) of subsidiary.........................................................     (1,514,564)     4,360,287
                                                                                      -------------  -------------
Net income (loss)...................................................................  $  (5,577,439) $   4,464,012
                                                                                      -------------  -------------
Other comprehensive income (loss) of subsidiary.....................................        (83,063)        81,539
                                                                                      -------------  -------------
Comprehensive income (loss).........................................................  $  (5,660,502) $   4,545,551
                                                                                      -------------  -------------
                                                                                      -------------  -------------

                                                                                       YEAR ENDED     YEAR ENDED
                                                                                      DECEMBER 31,   DECEMBER 31,
CONDENSED STATEMENT OF CASH FLOWS                                                         1997           1998
                                                                                      -------------  -------------
Operating activities:
    Net income (loss)...............................................................  $  (5,577,439) $   4,464,012
    Adjustments to reconcile net income (loss) to net cash used by operating activities:
    Amortization....................................................................      1,783,266         51,410
    (Income) loss of subsidiary.....................................................      1,514,564     (4,360,287)
    Changes in assets and liabilities:
    (Increase) decrease in other assets.............................................        125,363        (14,489)
    Decrease in other liabilities...................................................     (1,623,078)        (9,444)
                                                                                      -------------  -------------
        Net cash used by operating activities.......................................     (3,777,324)       131,202
Investing activities--investment in subsidiary......................................    (25,249,381)   (10,250,000)
Financing activities--net proceeds from sale of stock...............................     38,380,705         40,530
                                                                                      -------------  -------------
(Decrease) increase in cash and cash equivalents....................................      9,354,000    (10,078,268)
Cash:
    Beginning of year...............................................................        768,666     10,122,666
                                                                                      -------------  -------------
    End of year.....................................................................  $  10,122,666  $      44,398
                                                                                      -------------  -------------
                                                                                      -------------  -------------
Supplemental disclosure of cash flow information:
    Cash paid during the year for:
        Interest....................................................................  $     163,479  $      23,111
                                                                                      -------------  -------------
                                                                                      -------------  -------------
        Income taxes................................................................  $          --  $      30,000
                                                                                      -------------  -------------
                                                                                      -------------  -------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTIVE INVESTORS MAY RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. NEITHER NET.B@NK, INC. NOR ANY UNDERWRITER HAS AUTHORIZED ANYONE TO PROVIDE PROSPECTIVE INVESTORS WITH DIFFERENT OR ADDITIONAL INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL NOR IS IT SEEKING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF THE DELIVERY OF THIS PROSPECTUS OR ANY SALE OF THESE SECURITIES.

NO ACTION IS BEING TAKEN IN ANY JURISDICTION OUTSIDE THE UNITED STATES TO PERMIT A PUBLIC OFFERING OF THE COMMON STOCK OR POSSESSION OR DISTRIBUTION OF THIS PROSPECTUS IN ANY SUCH JURISDICTION. PERSONS WHO COME INTO POSSESSION OF THIS PROSPECTUS IN JURISDICTIONS OUTSIDE THE UNITED STATES AND CANADA ARE REQUIRED TO INFORM THEMSELVES ABOUT AND TO OBSERVE THE RESTRICTIONS OF THAT JURISDICTION RELATED TO THIS OFFERING AND THE DISTRIBUTION OF THIS PROSPECTUS.

                            -----------------------

                               TABLE OF CONTENTS

                            -----------------------

                                                                            PAGE
                                                                            ----
Prospectus Summary........................................................    3
Risk Factors..............................................................    7
Cautionary Statement Regarding
  Forward-Looking Statements..............................................   14
Use of Proceeds...........................................................   15
Capitalization............................................................   16
Price Range of Common Stock...............................................   17
Dividend Policy...........................................................   17
Selected Consolidated Financial Data......................................   18
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations..............................................................   19
Business..................................................................   39
Management................................................................   62
Relationship with Carolina First Corporation..............................   64
Principal Shareholders....................................................   65
Description of Capital Stock..............................................   66
Underwriting..............................................................   69
Legal Matters.............................................................   71
Experts...................................................................   71
Where You Can Find More Information About Net.B@nk........................   72
Index to Consolidated Financial Statements................................  F-1

                                3,000,000 SHARES

                                 NET.B@NK, INC.

                                     [LOGO]

                                  COMMON STOCK

                                 --------------

                                   PROSPECTUS

                                 --------------

                            BEAR, STEARNS & CO. INC.

                         BANCBOSTON ROBERTSON STEPHENS

                                RAYMOND JAMES &
                                ASSOCIATES, INC.

                           KELTON INTERNATIONAL LTD.

                                           , 1999

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                   SUBJECT TO COMPLETION, DATED MAY 13, 1999
PRELIMINARY PROSPECTUS
THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THIS PROSPECTUS IS DELIVERED IN FINAL FORM. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OF SALE IS NOT PERMITTED.

                                  $100,000,000

                                     [LOGO]
                     % CONVERTIBLE SUBORDINATED NOTES DUE 2004
                               ------------------


    Net.B@nk, Inc. is offering its   % Convertible Subordinated Notes Due 2004.
The notes will mature on June 1, 2004 unless previously redeemed. We will pay interest on the notes semi-annually on June 1 and December 1 of each year, beginning December 1, 1999.


    Holders may convert any notes or portions of the notes into shares of our common stock at a conversion price of $ . per share, subject to adjustment.
This is equivalent to   shares of common stock per $1,000 principal amount of
notes. Our common stock is quoted on the Nasdaq National Market under the symbol "NTBK." On May 12, 1999, the last reported sale price of the common stock was $186.00 ($62.00 after giving effect to our May 14, 1999 3 for 1 stock split) per share.


    We may redeem the notes, in whole or in part, before June   , 2002 at a
redemption price equal to $1,000 per $1,000 principal amount of notes, plus accrued interest, if any, to the redemption date, if the closing price for our common stock has exceeded 150% of the conversion price for at least 20 trading days within a period of 30 consecutive trading days ending on the trading day prior to the date of the mailing of the notice of redemption. We will make an additional payment in cash with respect to the notes called for such redemption of $ per $1,000 principal amount of notes, less the amount of interest actually paid on such note before the call for redemption.



    We may redeem the notes, in whole or in part, at any time on or after June , 2002, at the declining redemption prices listed in this prospectus plus accrued interest.


    In the event of a "Change of Control," under certain circumstances, holders may require us to repurchase their notes in whole or in part at a repurchase price of 100% of the principal amount plus accrued interest.

    The notes are unsecured and rank junior to all of our existing and future senior indebtedness.

    An underwriter that is a foreign broker-dealer will purchase up to
$      principal amount of the notes for sales outside the United States.

    Concurrently with this notes offering, and by a separate prospectus, we are offering 3,000,000 shares of our common stock, plus up to an additional 450,000 shares to cover over-allotments by the underwriters for that offering. The completion of this notes offering and of the common stock offering do not depend on one another.

    SEE "RISK FACTORS" BEGINNING ON PAGE 9 FOR A DISCUSSION OF CERTAIN RISKS THAT YOU SHOULD CONSIDER BEFORE PURCHASING THE NOTES.

    NEITHER THE SECURITIES EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    THE NOTES ARE NOT DEPOSITS, SAVINGS ACCOUNTS OR OTHER OBLIGATIONS OF A BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.
                            ------------------------


                                                                    PER NOTE           TOTAL
                                                                 ---------------  ---------------
Initial public offering price..................................         %                $
Underwriting discounts and commissions.........................         %                $
Proceeds, before expenses, to us...............................         %                $


                            ------------------------

    The initial public offering price set forth above does not include accrued
interest, if any. Interest on the notes will accrue from   , 1999 and must be
paid by the purchaser if the notes are purchased after that date.

    The underwriters may purchase up to an additional $15,000,000 aggregate principal amount of notes from us at the initial public offering price less the underwriting discount.

    The underwriters expect to deliver the notes in book-entry form only through the facilities of The Depository Trust Company against payment in New York, New
York on       , 1999.
                            ------------------------
BEAR, STEARNS & CO. INC.
           BANCBOSTON ROBERTSON STEPHENS
                       RAYMOND JAMES & ASSOCIATES, INC.
                                  KELTON INTERNATIONAL LTD.

                 The date of this prospectus is              , 1999

                              [INSIDE FRONT COVER]

    [Graphics appear here, with title "Banking for the 21st Century" and photographs of computer screens displaying Net.B@nk's home page and its banking, investment, lending, interest checking, electronic bill payment and account statement pages. Four bar graphs also appear, showing growth in total customer accounts, checking accounts, deposits and assets from December 31, 1997 to March 31, 1999.]

                               PROSPECTUS SUMMARY

    THIS SUMMARY HIGHLIGHTS INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. THIS SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION YOU SHOULD CONSIDER BEFORE INVESTING IN THE NOTES. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY. UNLESS STATED OTHERWISE, ALL SHARE DATA IN THIS PROSPECTUS REFLECTS OUR 3 FOR 1 STOCK SPLIT IN THE FORM OF A STOCK DIVIDEND, WHICH HAS A RECORD DATE OF APRIL 23, 1999 AND A DISTRIBUTION DATE OF MAY 14, 1999. REFERENCES TO "WE," "US," "OUR" AND "NET.B@NK" GENERALLY REFER TO NET.B@NK, INC. AND ITS SOLE SUBSIDIARY, NET.B@NK, ON A CONSOLIDATED BASIS, EXCEPT WHERE WE INDICATE THAT NET.B@NK, INC. MEANS ONLY THE PARENT ENTITY AND NET.B@NK REFERS ONLY TO THE BANKING SUBSIDIARY.

OUR BUSINESS

    Net.B@nk, our sole subsidiary, is the largest federally-insured bank operating exclusively on the internet. Our mission is to profitably provide a broad range of banking and financial services to the growing number of internet users. Our low cost branchless business model allowed us to attain profitability within a year of acquiring our bank charter and to continue to maintain profitability while passing along our operating cost savings to customers in the form of attractive interest rates and low fees.

    Our unique, internet-based operating strategy has allowed us to experience rapid growth. During 1998, our customer accounts grew from 4,755 to 17,408, deposits grew from $58.7 million to $283.6 million and total assets grew from $93.2 million to $388.4 million. During 1998, we added an average of 1,054 net customer accounts per month. At March 31, 1999, we had 24,634 customer accounts, $332.7 million in deposits and $526.5 million in total assets. During the four months ended April 30, 1999, we added an average of over 2,900 net customer accounts per month with 4,865 added in April alone.

    We offer a broad array of products and services that customers would typically expect from a traditional bank. Our products and services include checking and money market accounts, certificates of deposit, electronic bill payment, debit cards, credit cards, mortgage loans, business equipment leases and securities brokerage services. We plan to offer consumer loans, including home equity and automobile loans, beginning in the third quarter of 1999. We also intend to develop additional products and services such as insurance products, electronic bill presentment and electronic document and image storage in a virtual safe deposit box.

    Since our equity offering in February 1999, we have continued to experience rapid growth in our business and have entered into several new programs to expand and improve our operational and product capabilities. Since February 1999, we have initiated the following:

    - EXPANDED MARKETING PROGRAM. We embarked on a new marketing program that has been highly successful in reaching our targeted audience and has produced a significant increase in checking accounts. We believe this growth in our checking account base indicates growing customer willingness to move their everyday banking activities to Net.B@nk and will result in long-term customer relationships. Furthermore, we believe that our checking account customers will visit our Web site more frequently and spend more time on our Web site, allowing us to cross-sell a variety of other products and services.

    - SERVICING AGREEMENT WITH PNC BANK CORP. We entered into a consumer loan processing and servicing agreement with PNC Bank Corp. This agreement will allow us to offer consumer loan products on-line. PNC will provide origination and loan servicing for these consumer loans as well as substantially all consumer loans for which we retain servicing rights on a scalable basis at a favorable cost.

    - IMPROVED CUSTOMER SERVICE. We increased our customer support staff by over 70% in order to maintain high-quality customer service. We have also invested in advanced technology and implemented new procedures in order to continually improve the quality and responsiveness of our customer service.

    - STRENGTHENED LENDING AND FINANCIAL OPERATIONS. We expanded our mortgage lending capabilities through a mortgage loan origination partnership with Virtuallender.com. We strengthened our lending and financial operations by adding several experienced individuals to our professional staff. Additionally, we have significantly increased our loan portfolio while continuing to maintain a conservative lending and investment strategy.

OUR MARKET OPPORTUNITY

    By offering a broad array of financial services via the internet, we are well-positioned to capitalize on the internet's rapid growth. According to International Data Corporation, the number of worldwide internet users is projected to grow from an estimated 159.3 million in 1998 to an estimated 410.4 million by 2002. The internet is emerging rapidly as a means of providing financial services. According to Jupiter Communications, the number of on-line banking households in the United States is projected to grow from an estimated
6.6 million in 1998 to an estimated 17.1 million in 2002. A demographic study by Jupiter Communications indicates that internet users tend to be young, mobile professionals with relatively high incomes. We believe these demographics suggest a growing market for the convenience, attractive interest rates and low fees that characterize Net.B@nk.

    As the first federally-insured bank to operate solely on the internet, we have a first mover advantage relative to on-line banks with less extensive market presence and less established operating histories. In addition, we have a competitive cost advantage over traditional banks.

OUR STRATEGY

    Our objective is to become the leading provider of a full range of on-line financial services. To accomplish this objective, we intend to:

    - Build national brand awareness through increased marketing efforts.

    - Expand our customer base by offering attractive interest rates and low fees, a result of our low-cost, branchless business model.

    - Develop new products and services and enter into strategic alliances where appropriate.

    - Employ a conservative lending and investment strategy to maintain high asset quality.

    - Outsource operational functions to provide scalability and flexibility.

    - Generate noninterest income through cross-marketing initiatives.

                            ------------------------

    Our principal executive offices are located at 950 North Point Parkway, Suite 350, Alpharetta, Georgia 30005, telephone (770) 343-6006. Our Web site is located at www.netbank.com. Information contained on our Web site is not a part of this prospectus.

                                  THE OFFERING


Securities offered...........  $100,000,000 ($115,000,000 if the over-allotment option is
                               exercised in full) of    % Convertible Subordinated Notes
                               Due 2004.

Offering price...............  100% of the principal amount plus accrued interest, if any,
                               from            , 1999.

Interest payment dates.......  June 1 and December 1 of each year, beginning December 1,
                               1999.

Maturity.....................  June 1, 2004.

Conversion price.............  The notes are convertible into our common stock at $
                               per share, which is equivalent to a rate of       shares per
                               $1,000 principal amount of notes, subject to adjustment in certain events.

                               The notes will be convertible at any time through the close of business on the business day immediately preceding the
                               maturity date, unless previously redeemed or repurchased.
                               Holders of notes called for redemption or repurchase may
                               convert the notes up to the close of business on the
                               business day immediately preceding the date fixed for
                               redemption or repurchase.

Provisional redemption by
  Net.B@nk...................  We may redeem the notes (the "Provisional Redemption"), in
                               whole or in part, at any time prior to June   , 2002, at a
                               redemption price equal to $1,000 per $1,000 principal amount of notes to be redeemed plus accrued and unpaid interest, if any, to the date of redemption (the "Provisional Redemption
                               Date") if the closing price of our common stock has exceeded
                               150% of the conversion price then in effect for at least 20 trading days within a period of 30 consecutive trading days ending on the trading day prior to the date of mailing of
                               the notice of Provisional Redemption (the "Notice Date").
                               Upon any Provisional Redemption, Net.B@nk will make an
                               additional payment in cash (the "Make-Whole Payment") with respect to the notes called for redemption in an amount
                               equal to $      per $1,000 principal amount of notes, less
                               the amount of any interest actually paid on the note before the call for redemption. WE WILL BE OBLIGATED TO MAKE THE
                               MAKE-WHOLE PAYMENT ON ALL NOTES CALLED FOR PROVISIONAL
                               REDEMPTION, INCLUDING ANY NOTES CONVERTED AFTER THE NOTICE
                               DATE AND BEFORE THE PROVISIONAL REDEMPTION DATE.

Optional redemption by
  Net.B@nk...................  We may redeem the notes, in whole or in part, at any time on
                               or after June   , 2002, at the declining redemption prices
                               listed in this prospectus plus accrued and unpaid interest.

Repurchase at option of
  holders upon a Change of
  Control....................  In the event of a "Change of Control," as defined in the indenture for the notes, holders of the notes may require
                               that we repurchase the notes, in whole or in part, at a
                               redemption price of 100% of the principal amount of the
                               notes plus accrued and unpaid interest.

Ranking......................  The notes will be unsecured. The notes will rank junior in right of payment to all of our existing and future "Senior
                               Indebtedness," as

                               that term is defined in the indenture for the notes. As of
                               March 31, 1999, Net.B@nk, Inc. had no Senior Indebtedness
                               outstanding. The notes are effectively subordinated to all existing and future liabilities of our subsidiaries,
                               including our banking subsidiary's obligations to its
                               depositors and to its trade and other creditors. At March
                               31, 1999, our banking subsidiary's liabilities, including
                               deposits, were approximately $383.0 million. The indenture for the notes will not limit the amount of additional
                               indebtedness that we or any of our subsidiaries can create, incur, assume or guarantee.

Certain covenants............  The indenture for the notes contains covenants concerning, among other things, our banking subsidiary's continuing
                               status as an insured depository institution and our
                               consolidation or merger or the sale of our assets.

Events of default............  Events of default include:

                                   (1) Failure to pay the principal of or premium, if any,
                                       on the notes when due, including our failure to
                                       purchase the notes when required upon a Change of
                                       Control, regardless of whether payment is prohibited
                                       by the subordination provisions of the indenture for
                                       the notes;

                                   (2) Default for 30 days in payment of any installment of
                                       interest on the notes, regardless of whether payment
                                       is prohibited by the subordination provisions of the
                                       indenture for the notes;

                                   (3) Failure to provide notice of a Change of Control,
                                       regardless of whether the notice or related payment
                                       is prohibited by the subordination provisions of the
                                       indenture for the notes;

                                   (4) Failure to perform any other covenant in the
                                       indenture for the notes continuing for 90 days after
                                       written notice by the trustee for the notes or the
                                       holders of 25% in aggregate principal amount of
                                       notes; or

                                   (5) Certain events involving our bankruptcy, insolvency
                                       or reorganization.

Global note; book entry
  system.....................  The notes will be issued only in fully registered form without coupons and in minimum denominations of $1,000 and integral multiples of $1,000. The notes will be evidenced by a global note deposited with the trustee for the notes, as custodian for The Depository Trust Company. Beneficial
                               interests in the global note will be shown on, and transfers of those interests will be effected only through, records
                               maintained by The Depository Trust Company and its
                               participants and indirect participants.

Listing......................  The notes will not be listed on any securities exchange or quoted on the Nasdaq National Market. The underwriters have advised Net.B@nk that they intend to make a market in the
                               notes. The underwriters are not obligated, however, to make a market in the notes, and any such market making may be
                               discontinued at any time at the sole discretion of the
                               underwriters without notice.

Nasdaq National Market Symbol
  for our common stock.......  NTBK

Use of proceeds..............  We intend to invest the majority of the net proceeds from this offering in earning assets, including purchased loan
                               portfolios, new loans that we originate and investment
                               securities. We intend to use the earnings from these assets and the balance of the net proceeds from this offering for general corporate purposes, including increasing our
                               budgeted marketing efforts to $11.0 million for the next
                               twelve months. We also intend to hire additional personnel, to fund other costs related to our accelerated deposit
                               growth and to pursue strategic partnerships and investments.
                               See "Use of Proceeds."

Concurrent common stock
  offering...................  Concurrent with this notes offering and by means of a separate prospectus, we are offering 3,000,000 shares of our common stock, plus an additional 450,000 shares to cover
                               over-allotments by the underwriters for that offering. The completion of this notes offering and the common stock
                               offering do not depend on one another.

                           OTHER INTRODUCTORY MATTERS

    Information regarding historical and projected growth in use of the internet and electronic commerce or relating to the demographic profile of internet users is derived from reports issued by Jupiter Communications and International Data Corporation. The demographic profile of our customer base is derived from data provided by John H. Harland Company, an independent firm that we retained. The FDIC Institution Directory provides other statistical data relating to the banking industry.

    Net.B@nk-TM- is a trademark of Net.B@nk, Inc. This prospectus also contains product names and trademarks of other organizations.

                      SUMMARY CONSOLIDATED FINANCIAL DATA

    The summary historical financial information presented below is derived from Net.B@nk's audited consolidated financial statements as of December 31, 1996, 1997 and 1998 and for the period from February 20, 1996 to December 31, 1996 and for the years ended December 31, 1997 and 1998 and from Net.B@nk's unaudited consolidated financial statements as of and for the three months ended March 31, 1998 and 1999. The summary historical financial information should be read in conjunction with Net.B@nk's consolidated financial statements and related notes, which are included elsewhere in this prospectus.

                                                   PERIOD FROM
                                                  FEBRUARY 20,
                                                  1996 (DATE OF              YEAR ENDED              THREE MONTHS ENDED MARCH 31,
                                                INCORPORATION) TO           DECEMBER 31,
                                                  DECEMBER 31,       ---------------------------     -----------------------------
                                                      1996               1997           1998             1998             1999
                                               -------------------   -------------  ------------     ------------     ------------
INCOME STATEMENT DATA:
Interest income..............................      $     7,709       $   2,223,165  $ 18,088,044     $  2,206,614     $  7,557,850
Interest expense.............................        --                  1,259,743    11,424,432        1,303,628        4,559,707
                                               -------------------   -------------  ------------     ------------     ------------
  Net interest income........................            7,709             963,422     6,663,612          902,986        2,998,143
Provision for loan losses....................        --                    471,706        20,132            3,661           49,806
                                               -------------------   -------------  ------------     ------------     ------------
Net interest income after provision for loan
  losses.....................................            7,709             491,716     6,643,480          899,325        2,948,337
Noninterest income...........................           60,000              62,607       683,092          122,495          245,715
Noninterest expense..........................        3,906,891           6,131,762     5,187,390        1,173,267        2,147,536
                                               -------------------   -------------  ------------     ------------     ------------
  Net income (loss) before income taxes......       (3,839,182)         (5,577,439)    2,139,182         (151,447)       1,046,516
Income tax benefit (expense).................        --                   --           2,324,830          --              (355,000)
                                               -------------------   -------------  ------------     ------------     ------------
  Net income (loss)..........................      $(3,839,182)      $  (5,577,439) $  4,464,012     $   (151,447)    $    691,516
                                               -------------------   -------------  ------------     ------------     ------------
                                               -------------------   -------------  ------------     ------------     ------------
  Net income (loss) per common
    share--basic(1)..........................      $     (1.44)      $       (0.55) $       0.24(2)  $      (0.01)    $       0.03
                                               -------------------   -------------  ------------     ------------     ------------
                                               -------------------   -------------  ------------     ------------     ------------
  Net income (loss) per common and potential
    common share--diluted(1).................      $     (1.44)      $       (0.55) $       0.23(2)  $      (0.01)    $       0.03
                                               -------------------   -------------  ------------     ------------     ------------
                                               -------------------   -------------  ------------     ------------     ------------
Weighted average shares
  outstanding--basic(1)......................        2,658,000          10,062,000    18,447,000       18,431,000       22,536,000
Weighted average shares
  outstanding--diluted(1)....................        2,658,000          10,062,000    19,152,000       18,431,000       23,424,000

Ratio of earnings to fixed charges...........           (644.8)(3)            (3.3 (3)          1.2          (0.9)(3)          1.2

BALANCE SHEET DATA--AT PERIOD END:
Total assets.................................      $ 1,246,449       $  93,219,809  $388,436,736     $163,463,431     $526,463,208
Total deposits...............................        --                 58,726,763   283,589,151      128,681,669      332,678,334
Shareholders' equity (deficit)...............         (386,073)         34,117,397    38,754,888       34,100,461      143,748,122
Book value per share(1)......................            (0.10)               1.85          2.10             1.85             5.57

FINANCIAL RATIOS AND ACCOUNT DATA:
Percentage of average shareholders' equity
  (deficit) to average total assets..........           (30.97)%            (35.71)%        15.13%          26.58%           19.95%
Percentage of allowance for loan losses to
  total loans................................               --                1.01%         1.24%            0.43%            1.05%
Percentage of charge-offs to average loans...               --                0.08%         0.36%            0.05%            0.12%
Percentage of nonperforming loans to total
  loans......................................               --                  --            --               --               --
Number of accounts at period end.............               --               4,755        17,408            8,416           24,634

------------------------

(1) On April 13, 1999, we declared a 3 for 1 split of our common stock to be effected in the form of a stock dividend payable on May 14, 1999 to shareholders of record as of the close of business on April 23, 1999. All references to share and per share amounts have been retroactively adjusted to reflect this split.

(2) Assuming no income tax benefit and a statutory income tax rate of 34% for the year, pro forma net income per common and potential common share for the year ended December 31, 1998 would have been $0.03 per share, basic, and $0.02 per share, diluted.

(3) For purposes of computing this ratio, earnings available for fixed charges consist of earnings (loss) before provision for income taxes and fixed charges. Fixed charges consist of interest expense plus such portion of rental expense as is representative of the interest factor. Deficiencies in earnings to fixed charges for the period from February 20, 1996 to December 31, 1996, the year ended December 31, 1997 and the three months ended March 31, 1998 were $3,838,182, $6,677,439 and $151,447, respectively.

                                  RISK FACTORS

    AN INVESTMENT IN THE NOTES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE SPECIFIC FACTORS LISTED BELOW, TOGETHER WITH THE CAUTIONARY STATEMENT THAT FOLLOWS THIS SECTION AND THE OTHER INFORMATION INCLUDED IN THIS PROSPECTUS BEFORE PURCHASING THE NOTES.

    THE NOTES ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FDIC OR ANY OTHER GOVERNMENTAL AGENCY.

WE COULD SUSTAIN LOSSES IF THE QUALITY OF OUR LOAN PORTFOLIO DETERIORATES

    If the quality of our loan portfolio deteriorates due to economic downturns or our inaccurate assessment of borrower creditworthiness, our interest income and net interest margin could decrease and our loan loss provision could increase. This could result in losses that materially adversely affect our business, financial condition, results of operations and cash flows. A significant portion of our net income is derived from our loan portfolio. If an economic downturn occurs either generally or in the Western or Southeastern United States, the regions collectively representing the greatest concentration of loans in our loan portfolio, borrowers may be less likely to repay their loans as scheduled.

OUR SUCCESS DEPENDS ON THE CONTINUED GROWTH IN USE AND COMMERCIAL VIABILITY OF
  THE INTERNET

    Our future success depends substantially on continued growth in use of the internet. The internet is, however, a relatively new commercial marketplace and may not continue to grow. If internet use does not continue to grow, our business, financial condition, results of operations and cash flows could be materially adversely affected.

    Additionally, to the extent the internet's technical infrastructure or security concerns adversely affect its growth, our business, financial condition, results of operations and cash flows could be materially adversely affected. If the number of internet users and the level of use continues to grow, the internet's technical infrastructure may become unable to support the demands placed upon it. Furthermore, third-party vendors might not be able to timely and adequately develop the necessary technical infrastructure for significant increases in electronic commerce, such as a reliable network backbone, or to introduce performance improvements, such as high-speed modems. The internet could also lose its commercial viability due to delays in the development or adoption of new standards and protocols required to handle increased levels of activity or due to increased governmental regulation. Changes in or insufficient availability of telecommunication services could produce slower response times and adversely affect use of the internet. Furthermore, the general public's security concerns regarding the transmittal of confidential information, such as credit card numbers, over the internet might persist or even worsen. These security concerns could lead to resistance against widespread acceptance of the internet as a viable commercial marketplace.

OUR OPERATIONS COULD BE INTERRUPTED IF OUR NETWORK OR COMPUTER SYSTEMS FAIL OR
  EXPERIENCE A SECURITY BREACH

    Interruptions in our operations resulting from damage or failure of our network or computer system could materially adversely affect our business, financial condition, results of operations and cash flows. Because we conduct our business over the internet and outsource several critical functions to third parties, our operations depend on our ability, as well as that of our third-party service providers, to protect our computer systems and network infrastructure against damage from fire, power loss, telecommunications failure, physical break-ins or similar catastrophic events. Our computer systems and network infrastructure could be vulnerable to unforeseen problems.

    In addition, any compromise or breach of our network or computer system security could have a material adverse effect on our business, financial condition, results of operations and cash flows. A significant barrier to on-line financial transactions is the secure transmission of confidential information over public networks. We rely on encryption and authentication technology to provide the security and authentication necessary for secure transmission of confidential information. Advances in computer capabilities, new discoveries in the field of cryptography or other developments could result in a compromise or breach of the algorithms Net.B@nk and its third-party service providers use to protect customer transaction data. See "Business--Security."

    We are part of a rapidly evolving electronic commerce market. Market acceptance of internet banking depends substantially on widespread adoption of the internet for general commercial and financial services transactions. If another provider of commercial services through the internet were to suffer damage from a physical break-in, security breach or other disruptive problem caused by the internet or other users, the growth and public acceptance of the internet for commercial transactions could suffer. Such an event could deter potential customers or cause customers to leave us and thereby materially adversely affect our business, financial condition, results of operations and cash flows.

INDUSTRY COMPETITION MAY ADVERSELY AFFECT OUR SUCCESS

    The banking industry is highly competitive in general, and the market for internet banking in particular has experienced a recent surge in new entrants. Our future profitability depends on our ability to compete successfully. We believe our ability to compete successfully depends on a number of factors, including:

    - Market presence;

    - Customer service and satisfaction;

    - The capacity, reliability and security of our network infrastructure;

    - Ease of access to and navigation of the internet;

    - Our competitors' interest rates and service fees;

    - The scope of our products and services and the rate at which we and our competitors introduce them; and

    - Industry and general economic trends.

    If we experience difficulty in any of these areas, our business, financial condition, results of operations and cash flows could be materially adversely affected.

    In addition, many of our principal competitors, traditional banks and thrifts, other internet banks and other financial service providers, such as brokerage and insurance companies, have greater financial and other resources than we do. Because there are few barriers to on-line market entry for existing chartered financial institutions, our competitors could implement internet banking operations with relative ease. Furthermore, brokerage companies and other financial service providers may not be subject to the same degree of regulation as we are. See "Business--Competition."

FAILURE TO IMPLEMENT OUR BUSINESS STRATEGY OR MANAGE OUR GROWTH EFFECTIVELY MAY
  ADVERSELY AFFECT OUR FINANCIAL PERFORMANCE

    We may not succeed in implementing our business strategy and, even if we do succeed, our strategy may not have the favorable impact on operations that we anticipate. Our success depends on our ability to execute our marketing plan, leverage our low cost structure, offer a broad array of products and services, provide convenient, high-quality customer service and employ other elements of our business strategy. We may not be able to manage effectively the expansion of our operations or achieve the rapid execution necessary to exploit fully the market for our services. If we are unable to manage growth effectively, or to otherwise adequately implement our business strategy, our business, financial condition, results of operations and cash flows could be materially adversely affected. See "Business--Growth Strategy."

FAILURE TO INTRODUCE NEW PRODUCTS AND SERVICES SUCCESSFULLY MAY CAUSE US TO LOSE
  MARKET SHARE

    If we are unable to develop and bring additional products and services to market in a timely manner, we could lose market share to competitors who are able to offer these additional products and services, which could materially adversely affect our business, financial condition, results of operations and cash flows. Our success depends in part upon our ability to offer new products and services that meet changing customer requirements. See "Business--Industry Background," "--The Net.B@nk Solution" and "--Products and Services."

OUR PROFITABILITY AND GROWTH MAY BE ADVERSELY AFFECTED IF INTERNET BANKING DOES
  NOT BECOME WIDELY ACCEPTED

    If the internet banking market does not continue to develop, our business, financial condition, results of operations and cash flows could be materially adversely affected. The market for internet banking services is rapidly evolving and the ultimate demand for and market acceptance of internet banking remains uncertain. Market acceptance of internet banking depends on consumer willingness to use the internet for general commercial and financial services transactions. Other critical issues concerning the commercial use of the internet, including reliability, cost, ease of use and access and quality of service, may also impact the growth of internet use. Consequently, internet banking may not become as widely accepted as traditional methods of banking and our profitability and growth could be adversely affected. See "Business--Industry Background" and "--The Net.B@nk Solution."

OUR COMPETITIVE POSITION DEPENDS ON OUR ABILITY TO ATTRACT AND RETAIN KEY
  PERSONNEL

    Our success depends upon the continued service of our senior management team and key technical personnel and upon our ability to attract and retain qualified personnel. If we lose the services of our key personnel, or are unable to attract additional qualified personnel, our business, financial condition, results of operations and cash flows could be materially adversely affected. On April 30, 1999, Donald S. Shapleigh, Jr. resigned as our President. We have not yet hired anyone to replace him and cannot predict when this position will be filled. To date, this vacancy has not adversely affected our operations; however, we cannot predict the effect a continued vacancy in this position will have on our operations. Our employees do not have employment agreements and may voluntarily terminate their employment at any time. In the current market, competition for qualified employees, particularly in technical fields, is intense. In our experience, it can take a significant period of time to identify and hire personnel with the combination of skills and attributes required to carry out our strategy. We do not carry key person life insurance on any of our executives. See "Management."

CHANGES IN INTEREST RATES MAY DECREASE OUR NET INTEREST INCOME

    An increase or decrease in interest rates could have a material adverse effect on our net interest income, capital and liquidity. Our operations depend substantially on our net interest income, which is the difference between the interest income earned on our interest-earning assets, such as loans and investments, and the interest expense paid on our interest-bearing liabilities, such as deposits and other borrowings. Like most depository institutions, our earnings are affected by changes in market interest rates and other economic factors beyond our control. While we intend to continue to take measures to decrease interest rate risk, these measures may not be effective in minimizing the exposure to interest rate risk. The difference between the amount of interest-earning assets and interest-bearing liabilities that mature within a given period of time, or the interest rate sensitivity "gap," indicates the extent to which an institution's interest rate spread will be affected by changes in interest rates. A gap is considered positive when the amount of interest rate-sensitive assets exceeds the amount of interest rate-sensitive liabilities and is considered negative when the amount of interest rate-sensitive liabilities exceeds the amount of interest rate-sensitive assets. In a rising interest rate environment, an institution with a positive gap would be in a better position than an institution with a negative gap to invest in higher yielding assets or have its asset yields adjusted upward, which would result in the yield on its assets increasing at a faster pace than the cost of its interest-bearing liabilities. During a period of falling interest rates, however, an institution with a positive gap would tend to have its assets maturing at a faster rate than one with a negative gap, which would tend to reduce or restrain the growth of its net interest income. If we are unsuccessful in managing interest rate fluctuations, our business, financial condition, results of operations and cash flows could be materially adversely affected. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Market Risk."

OUR OPERATIONS COULD BE INTERRUPTED IF OUR THIRD-PARTY SERVICE PROVIDERS
  EXPERIENCE DIFFICULTY OR TERMINATE THEIR SERVICES

    If our third-party service providers experience difficulties or terminate their services and we are unable to replace them with another service provider, our operations could be interrupted. If an interruption were to continue for a significant period of time, our business, financial condition, results of operations and cash flows could be materially adversely affected. We depend, and will continue to depend, significantly on a number of relationships with third-party service providers. Specifically, we receive essential Web hosting, electronic bill payment and core systems processing services on an outsourced basis from NCR Corporation, CheckFree Corporation and BISYS Group, Inc., respectively. See "Business--Operations."

OUR COMPUTER SYSTEMS, AND THOSE OF OTHERS ON WHOM WE RELY, MAY NOT OPERATE
  PROPERLY ON YEAR 2000-SENSITIVE DATES

    The year 2000 issue common to most corporations, including Net.B@nk, concerns the inability of some computer software programs and databases to recognize the year 2000 and other year 2000-sensitive dates. Computer programs we or our service providers use that recognize a date using "00" as the year 1900 rather than the year 2000 could result in errors or system failures that could ultimately cause us or our service providers to be unable to process customer transactions. This would require us to cease operations pending resolution of the problem. We believe our principal risk lies in the potential inability of our outside vendors and service providers to process date-sensitive information involving the year 2000. We also face risks relating to the potential year 2000 noncompliance of other institutions that service our loans, merchants receiving electronic transfers of funds from our customers, the FedWire system governing electronic funds transfers, the ATM networks with which we are is affiliated and the Federal Reserve system itself. Additionally, if any of our borrowers encounter year 2000 computer malfunctions they may become unable to repay their loans.

    Furthermore, if we are unable to achieve year 2000 readiness, our regulators could suspend our operations. Although we are working to resolve the potential impact of the year 2000 on the ability of the computerized information systems we use to accurately process information that may be date-sensitive, if we or any of our service providers or other entities cannot achieve year 2000 readiness, our business, financial condition, results of operations and cash flows could be materially adversely affected. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Year 2000."

THE NOTES WILL RANK BELOW OUR EXISTING AND FUTURE SENIOR INDEBTEDNESS AND WE MAY
  BE UNABLE TO REPAY OUR OBLIGATIONS UNDER THE NOTES

    The notes will be unsecured and subordinated in right of payment to all of our existing and future Senior Indebtedness. The notes are effectively subordinated to all existing and future liabilities of our subsidiaries, including our banking subsidiary's obligations to its depositors and to its trade and other creditors. Because the notes are subordinate to our Senior Indebtedness, (1) in the event of our bankruptcy, liquidation or reorganization, (2) upon the acceleration of the notes due to an event of default under the notes indenture or (3) in certain other events described in the notes indenture, we will make payments on the notes only after we have satisfied all of our senior obligations. As a result, we may not have sufficient assets remaining to pay amounts on any or all of the notes.

    The notes indenture does not limit our ability to incur other indebtedness and liabilities. We may have difficulty paying our obligations under the notes if we incur additional indebtedness or liabilities. As of March 31, 1999, before giving effect to the use of proceeds from this notes offering and the concurrent common stock offering, we had no Senior Indebtedness outstanding. At March 31, 1999, our banking subsidiary's liabilities, including deposits, were approximately $383.0 million. We anticipate that from time to time we may incur additional indebtedness, including Senior Indebtedness, which could adversely affect our ability to pay our obligations under the notes.

WE MAY BE UNABLE TO REPURCHASE THE NOTES

    There is no sinking fund with respect to the notes, and at maturity the entire outstanding principal amount of the notes will become due and payable by Net.B@nk. If a Change of Control of Net.B@nk occurs, under certain circumstances a holder of the notes may require that we repurchase all or a portion of its notes. At maturity or if a Change of Control does occur, we might not have sufficient funds or be able to arrange for additional financing to pay the repurchase price for all the notes tendered to us or due at maturity. Future borrowing arrangements or agreements relating to Senior Indebtedness to which we become a party may contain restrictions on, or prohibitions against, our repurchase of the notes. If the maturity date or a Change of Control occurs when we are prohibited from repurchasing the notes, we could try to obtain the consent of the lenders under those arrangements to purchase the notes or we could attempt to refinance the borrowings that contain the restrictions. If we do not obtain the necessary consents or refinance these borrowings, we will be unable to repurchase the notes. In that case, our failure to repurchase any tendered notes or notes due upon maturity would constitute an event of default under the notes indenture. This could, in turn, cause a default under the terms of our then existing Senior Indebtedness. As a result, in these circumstances, the subordination provisions of the notes indenture would, absent a waiver, prohibit any repurchase of the notes until we pay in full the senior debt.

THERE MAY BE NO PUBLIC MARKET FOR THE NOTES

    The notes will be a new issue of securities with no established trading market. Although the underwriters for this notes offering have advised us that they intend to make a market in the notes, they have no obligation to do so and may discontinue their market making at any time without notice. In addition, their market making activity will be subject to limits imposed under the federal securities laws. Accordingly, a market for the notes may not develop and, if it does develop, it may not be maintained. Various factors could have a material adverse effect on the trading price of the notes, including (1) the failure of an active market to develop and (2) fluctuations in prevailing interest rates. In addition, our operating results and prospects could from time to time fall below the expectations of public market analysts and investors, which could adversely affect public perception of our creditworthiness and therefore the trading price of the notes.

THE MARKET PRICE OF OUR COMMON STOCK HAS FLUCTUATED, AND COULD FLUCTUATE
  SIGNIFICANTLY IN THE FUTURE

    The market price of our common stock has been highly volatile since our initial public offering, with closing prices ranging from a low of $2.92 per share to a high of $78.34 per share. The market price of the common stock will continue to fluctuate, and could fluctuate significantly, in response to various factors and events, including the liquidity of the market for the common stock, differences between our actual financial or operating results and those expected by investors and analysts, changes in analysts' recommendations or projections, new statutes or regulations or changes in the interpretation of existing statutes and regulations affecting our business, changes in general economic or market conditions and broad market fluctuations. See "Price Range of Common Stock."

WE RELY ON INTELLECTUAL PROPERTY RIGHTS

    We regard the form and substance of our name as proprietary and attempt to protect it by relying on intellectual property laws. We have submitted a United States trademark registration for the Net.B@nk name and take active measures to safeguard this name. Policing unauthorized use of proprietary information is difficult, however, and we cannot assure you about the continued viability or value of any of the intellectual property rights that we now have or may have in the future. Litigation may be necessary in the future to enforce our intellectual property rights.

    In addition, our business activities could infringe upon the proprietary rights of others, and other parties could assert infringement claims against us. Any litigation claims or counterclaims we might make could impair our business because they could be time-consuming, result in costly litigation or divert management's attention.

    We own the internet domain name "netbank.com". The regulation of domain names in the United States and in foreign countries may change. Regulatory bodies could establish additional top-level domains, appoint additional domain name registrars or modify the requirements for holding domain names, any or all of which may dilute the strength of our name. We may not acquire or maintain our domain names in all of the countries in which our Web site may be accessed or for any or all of the top-level domain names that may be introduced. The relationship between regulations governing domain names and laws protecting intellectual property rights is unclear. Therefore, we may not be able to prevent third parties from acquiring domain names that infringe or otherwise decrease the value of our trademarks and other intellectual property rights.

GOVERNMENT REGULATION MAY ADVERSELY AFFECT OUR ABILITY TO CONDUCT BUSINESS

    BANK REGULATION. Revisions to existing or adoption of new laws or regulations could subject us to more demanding regulatory compliance requirements and could adversely affect our ability to conduct, or our cost of conducting, business. Net.B@nk, Inc., the parent company, is regulated by the Office of Thrift Supervision and the Georgia Department of Banking and Finance and subject to certain restrictions imposed by the Board of Governors of the Federal Reserve System. Net.B@nk, our banking subsidiary, is regulated by the Office of Thrift Supervision and the FDIC. We are also subject to various laws and regulations relating to commercial and consumer transactions generally, such as the Uniform Commercial Code, as well as the electronic funds transfer rules which are contained in Regulation E, issued by the Federal Reserve Board. Any of these agencies, or other governmental or regulatory authorities, could revise existing regulations or adopt new regulations at any time. Legislation and regulatory initiatives containing wide-ranging proposals for altering the structure, regulation and competitive relationships of financial institutions are introduced regularly. We cannot predict whether or in what form a proposed statute or regulation will be adopted or the extent to which it may affect our business.

    Furthermore, given the rapid expansion of the electronic commerce market, many regulatory bodies are adopting measures to ensure that their regulations are keeping pace. For example, Congress has held hearings on whether to regulate the electronic commerce market, while numerous states are considering adopting their own laws to regulate internet banking. Furthermore, bank regulators are considering proposing new laws relating to customer privacy. If enacted, these laws, rules and regulations could force us to comply with more complex and perhaps more burdensome regulatory requirements, which could materially adversely affect our business, financial condition, results of operations and cash flows. See "Business--Supervision and Regulation."

    INTERNET REGULATION. Our ability to conduct, and/or our cost of conducting, business may also be adversely affected by a number of legislative and regulatory proposals concerning other aspects of the internet, which are currently under consideration by federal, state, local and foreign governmental organizations. These proposals include, but are not limited to the following matters: on-line content, user privacy, taxation, access charges, liability of third-party activities and jurisdiction. Moreover, we do not know how existing laws relating to these issues will be applied to the internet. The adoption of new laws or the application of existing laws could decrease the growth in the use of the internet, which could in turn decrease the demand for our products and services, increase our cost of doing business or otherwise have a material adverse effect on our business, financial condition, results of operations and cash flows. Furthermore, government restrictions on internet content could slow the growth of internet use and decrease acceptance of the internet as a communications and commercial medium and thereby have a material adverse effect on our business, financial condition and results of operations.

    Some local telephone carriers have asserted that the growing popularity and use of the internet has burdened the existing telecommunications infrastructure and caused interruptions in telephone service in areas with high internet use. These carriers have petitioned the Federal Communications Commission to impose access fees on internet service providers and commercial on-line service providers. If the Federal Communications Commission imposes access fees, the costs of transacting business over the internet could increase substantially, potentially slowing the growth in use of the internet. This could in turn decrease demand for our services or increase our cost of doing business, and thus have a material adverse effect on our business, financial condition, results of operations and cash flows.

    INTERNET PRIVACY. Internet user privacy has become an issue both in the United States and abroad. The Federal Trade Commission has proposed model legislation that would force companies to comply with specified core information practices. It is possible that Congress could adopt either legislation similar to that proposed by the Federal Trade Commission or other privacy legislation that could have a material adverse effect on the way in which we are allowed to conduct our business, especially those aspects that involve the collection or use of personal information. At the international level, the European Union has adopted a directive that permits European Union member countries to impose restrictions on the collection and use of personal data. This directive could, among other things, affect United States companies that collect information over the internet from individuals in European Union member countries and may impose restrictions that are more stringent than current internet privacy standards in the United States. In response to this directive, on November 4, 1998, the United States Department of Commerce published for comment a set of safe harbor principles regarding privacy protection for personally identifiable data. These principles were revised on April 19, 1999.

OUR DIRECTORS AND EXECUTIVE OFFICERS OWN A SIGNIFICANT PORTION OF OUR
  OUTSTANDING COMMON STOCK AND COULD EXERCISE SIGNIFICANT INFLUENCE OVER
  NET.B@NK

    As of April 30, 1999, our directors and executive officers beneficially owned 5,384,096 shares, representing approximately 20.0%, of the outstanding common stock of Net.B@nk. As a result, our directors and executive officers could exercise significant influence over matters requiring shareholder approval, including the election of directors or a change in control of Net.B@nk. See "Management" and "Principal Shareholders."

OUR ARTICLES OF INCORPORATION AND BYLAWS COULD DETER A CHANGE IN CONTROL AND
  DEPRIVE YOU OF AN OPPORTUNITY TO SELL YOUR COMMON STOCK UNDERLYING THE NOTES AT A PREMIUM OVER MARKET PRICES

    Our Articles of Incorporation and Bylaws contain provisions that may deter an attempt to change or gain control of Net.B@nk. As a result, you may be deprived of opportunities to sell some or all of your shares of the common stock underlying the notes at prices that represent a premium over market prices. These provisions include the existence of blank check preferred stock, staggered terms for the directors, restrictions on the ability to change the number of directors or to remove a director and supermajority voting requirements.

WE DO NOT INTEND TO PAY CASH DIVIDENDS

    We do not intend to pay cash dividends in the foreseeable future, as we expect to apply any earnings to developing and expanding our business. See "Dividend Policy."

THE MARKET PRICE OF THE COMMON STOCK MAY DECLINE DUE TO SHARES ELIGIBLE FOR
  FUTURE SALE

    Future sales of substantial amounts of common stock in the public market or the perception that such sales could occur could adversely affect the market price of the common stock. Certain directors and executive officers of Net.B@nk, who collectively hold 5,172,096 restricted shares of common stock, are precluded under Office of Thrift Supervision requirements from selling any of these shares of common stock without prior Office of Thrift Supervision approval until July 28, 2000. If all of these shares are sold when they first become eligible for resale, the increase in the number of shares available for sale could adversely affect the market price of the common stock.

WE HAVE BROAD DISCRETION IN ALLOCATING THE NET PROCEEDS FROM THIS OFFERING

    Our management will have broad discretion in allocating the net proceeds from this offering. We have not yet determined the allocation of these funds to the various purposes described in this prospectus. See "Use of Proceeds."

                         CAUTIONARY STATEMENT REGARDING
                           FORWARD-LOOKING STATEMENTS

    Some of the statements in this prospectus are forward-looking statements. These forward-looking statements include statements in the "Business-Industry Background" and "The Net.B@nk Solution" sections of this prospectus relating to trends in internet use and electronic commerce. These forward-looking statements also include statements relating to our performance in the "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Use of Proceeds" and "Business" sections of this prospectus. In addition, we may make forward-looking statements in future filings with the Securities and Exchange Commission and in written materials, press releases and oral statements issued by us or on our behalf. Forward-looking statements include statements regarding the intent, belief or current expectations of Net.B@nk or its officers and can be identified by the use of forward-looking terms such as "may," "will," "should," "believe," "expect," "anticipate," "estimate," "continue" or the negative of these words or comparable terminology. Forward-looking statements relating to the following involve inherent risks and uncertainties:

    - The growth in the use of the internet;

    - Our business strategy;

    - Competitiveness in the banking industry;

    - Potential regulatory obligations; and

    - Other statements that are not historical facts.

    Our actual results could differ materially from those anticipated from the forward-looking statements, depending on various important factors. These factors include:

    - A possible decline in asset quality;

    - The evolving nature of the market for internet banking;

    - The possible adverse effects of unexpected changes in the interest rate environment; and

    - Increasing competition and regulatory changes.

    In addition, please note that matters set forth under the caption "Risk Factors" constitute cautionary statements identifying important factors with respect to the forward-looking statements, including risks and uncertainties, that could cause actual results to differ materially from those in the forward-looking statements.

    All forward-looking statements in this prospectus are based on information available to us as of the date of this prospectus. We do not undertake to update any forward-looking statements that may be made by us or on our behalf in this prospectus or otherwise.

                                USE OF PROCEEDS

    We estimate that we will receive net proceeds from the sale of the notes of approximately $96,710,000. If the underwriters exercise their over-allotment option in full, $115,000,000 aggregate principal amount of the notes would be sold by us, resulting in net proceeds of $111,260,000.

    We intend to invest the majority of the net proceeds from this notes offering in earning assets, including purchased loan portfolios, new loans that we originate and investment securities. We intend to use the earnings from these assets and the balance of the net proceeds from this offering for general corporate purposes, including increasing our budgeted marketing efforts to $11.0 million for the next twelve months. We also intend to hire additional personnel, to fund other costs related to our accelerated deposit growth and to pursue strategic partnerships and investments. We have not yet allocated the net proceeds to each of the proposed purposes. Although we continually evaluate opportunities for strategic partnerships and investments, we do not presently have an understanding or agreement relating to any such arrangement that is material to our business or that we have not otherwise disclosed in this prospectus.

    Concurrent with this offering and by means of a separate prospectus, we are offering 3,000,000 shares of our common stock. We estimate that the net proceeds to us from the sale of this common stock, after payment of underwriting discounts and commissions and estimated expenses of the offering, will be $176,200,000, assuming an offering price of $62.00 per share. If the underwriters exercise their over-allotment option in full, we estimate that the net proceeds to us will be $202,705,000 after payment of underwriting discounts and commissions and estimated expenses of the offering. The completion of the common stock offering and this notes offering do not depend on one another. We intend to use the proceeds from the common stock offering for the same purposes as for the notes offering.

                                 CAPITALIZATION

    The following table sets forth our consolidated capitalization at March 31, 1999, the pro forma consolidated capitalization as adjusted to reflect the completion of this notes offering and as further adjusted to reflect the concurrent sale of the common stock. This table should be read together with "Selected Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and related notes, which are included elsewhere in this prospectus.

                                                                                MARCH 31, 1999
                                                               -------------------------------------------------
                                                                                                      AS
                                                                                     AS             FURTHER
                                                                                  ADJUSTED         ADJUSTED
                                                                                 TO REFLECT       TO REFLECT
                                                                                    THIS       THE COMMON STOCK
                                                                   ACTUAL      NOTES OFFERING      OFFERING
                                                               --------------  --------------  -----------------
Indebtedness:
Other borrowed funds.........................................  $   45,000,000  $   45,000,000   $    45,000,000
    % Convertible Subordinated Notes Due 2004................        --           100,000,000       100,000,000
                                                               --------------  --------------  -----------------
  Total indebtedness.........................................  $   45,000,000  $  145,000,000   $   145,000,000
                                                               --------------  --------------  -----------------
Shareholders' Equity:
Preferred stock, no par value, 10,000,000 shares authorized;
  no shares outstanding......................................        --              --               --
Common stock, $0.01 par value, 100,000,000 shares authorized;
  25,795,485 shares outstanding actual and as adjusted and
  28,795,485 shares outstanding as further adjusted..........          85,985          85,985           115,985
Additional paid-in capital...................................     148,604,108     148,604,108       324,774,108
Unamortized stock plan expense...............................         (15,709)        (15,709)          (15,709)
Accumulated deficit..........................................      (4,261,093)     (4,261,093)       (4,261,093)
Accumulated other comprehensive loss, net of tax.............        (665,169)       (665,169)         (665,169)
                                                               --------------  --------------  -----------------
  Total shareholders' equity.................................     143,748,122     143,748,122       319,948,122
                                                               --------------  --------------  -----------------
      Total capitalization...................................  $  188,748,122  $  288,748,122   $   464,948,122
                                                               --------------  --------------  -----------------
                                                               --------------  --------------  -----------------

Book value per share.........................................  $         5.57  $         5.57   $         11.11
                                                               --------------  --------------  -----------------
                                                               --------------  --------------  -----------------


    The pro forma capitalization as adjusted to reflect this offering assumes the offering of $100,000,000 aggregate principal amount of notes. The estimated underwriting discounts and commissions and other fees and expenses related to the notes are expected to total $3,290,000. If the underwriters exercise their over-allotment option in full, $115,000,000 aggregate principal amount of notes would be sold by us, resulting in total net proceeds of $111,260,000.



    The pro forma capitalization as further adjusted to reflect the common offering again assumes the offering of $100,000,000 aggregate principal amount of notes, assuming no conversion of the notes and in addition, assumes that the net proceeds from the common stock offering, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, are $176,200,000, assuming an offering price of $62.00 per share. If the underwriters exercise their over-allotment option in full, 3,450,000 shares of common stock would be sold by us, resulting in total net proceeds of $202,705,000.

                          PRICE RANGE OF COMMON STOCK

    Net.B@nk common stock, the security underlying the notes, was listed on the Nasdaq SmallCap Market under the symbol "NTBK" from July 28, 1997 until February 5, 1999. Since February 5, 1999 Net.B@nk's common stock has been listed on the Nasdaq National Market. The notes will not be listed on any securities exchange or quoted on the Nasdaq National Market. The following table sets forth for the periods indicated the high and low sales prices per share of common stock as reported on the Nasdaq SmallCap Market and Nasdaq National Market. The market price has been adjusted for the 3 for 1 stock split effective May 14, 1999 to the shareholders of record as of April 23, 1999. See note 14 of the notes to the consolidated financial statements.

                                                                                         HIGH        LOW
                                                                                       ---------  ---------
NASDAQ SMALLCAP MARKET:
1997
  Third quarter (commencing July 28).................................................  $    4.42  $    2.88
  Fourth quarter.....................................................................  $    4.13  $    3.04

1998
  First quarter......................................................................  $    8.42  $    3.75
  Second quarter.....................................................................  $   10.54  $    7.33
  Third quarter......................................................................  $   12.13  $    5.25
  Fourth quarter.....................................................................  $   11.81  $    3.58

1999
  First quarter (through February 4).................................................  $   22.75  $    8.67

NASDAQ NATIONAL MARKET:
1999
  First quarter (from February 5)....................................................  $   25.00  $   11.67
  Second quarter (through May 5).....................................................  $   83.00  $   22.75

    On May 12, 1999, there were approximately 139 holders of record of our common stock. On May 12, 1999, the closing sales price of the common stock on the Nasdaq National Market was $62.00 per share.

                                DIVIDEND POLICY

    We have not declared or paid any cash dividends on the common stock. On May 14, 1999, we will effect a 3 for 1 stock split in the form of a stock dividend to the shareholders of record as of April 23, 1999. See note 14 of the notes to the consolidated financial statements. For the foreseeable future we do not intend to declare cash dividends. We intend to retain earnings to grow our business and strengthen our capital base. In addition, the Office of Thrift Supervision regulates the dividends payable by our subsidiary, Net.B@nk. See "Business--Supervision and Regulation--Capital Distributions."

                      SELECTED CONSOLIDATED FINANCIAL DATA

    The selected financial data set forth below as of December 31, 1996, 1997 and 1998 and with respect to the period from February 20, 1996 to December 31, 1996 and the years ended December 31, 1997 and 1998 is derived from the audited consolidated financial statements of Net.B@nk. The selected financial data set forth below as of and for the three months ended March 31, 1998 and 1999 is derived from the unaudited consolidated financial statements of Net.B@nk, which in our management's opinion, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial information set forth in the financial statements. The results as of and for the three months ended March 31, 1999 are not necessarily indicative of the results for the full year ending December 31, 1999. The following selected historical financial information should be read in conjunction with Net.B@nk's consolidated financial statements and the related notes thereto included elsewhere in this prospectus and with "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                                             PERIOD FROM
                                                            FEBRUARY 20,
                                                            1996 (DATE OF             YEAR ENDED
                                                          INCORPORATION) TO          DECEMBER 31,
                                                            DECEMBER 31,       -------------------------
                                                                1996              1997          1998
                                                         -------------------   -----------  ------------
INCOME STATEMENT DATA:
Interest income........................................      $     7,709       $ 2,223,165  $ 18,088,044
Interest expense.......................................        --                1,259,743    11,424,432
                                                         -------------------   -----------  ------------
  Net interest income..................................            7,709           963,422     6,663,612
Provision for loan losses..............................        --                  471,706        20,132
                                                         -------------------   -----------  ------------
  Net interest income after provision for loan
    losses.............................................            7,709           491,716     6,643,480
Noninterest income.....................................           60,000            62,607       683,092
Noninterest expense....................................        3,906,891         6,131,762     5,187,390
                                                         -------------------   -----------  ------------
  Net income (loss) before income taxes................       (3,839,182)       (5,577,439)    2,139,182
Income tax benefit (expense)...........................        --                  --          2,324,830
                                                         -------------------   -----------  ------------
  Net income (loss)....................................      $(3,839,182)      $(5,577,439) $  4,464,012
                                                         -------------------   -----------  ------------
                                                         -------------------   -----------  ------------
  Net income (loss) per common share--basic(1).........      $     (1.44)      $     (0.55) $       0.24(2)
                                                         -------------------   -----------  ------------
                                                         -------------------   -----------  ------------
  Net income (loss) per common and potential common
    share--diluted(1)..................................      $     (1.44)      $     (0.55) $       0.23(2)
                                                         -------------------   -----------  ------------
                                                         -------------------   -----------  ------------
Weighted average shares outstanding--basic(1)..........        2,658,000        10,062,000    18,447,000
Weighted average shares outstanding--diluted(1)........        2,658,000        10,062,000    19,152,000
Ratio of earnings to fixed charges.....................           (644.8)(3)          (3.3 (3)          1.2

BALANCE SHEET DATA--AT PERIOD END:
Total assets...........................................      $ 1,246,449       $93,219,809  $388,436,736
Total deposits.........................................        --               58,726,763   283,589,151
Other borrowed funds...................................        --                  --         60,000,000
Shareholders' equity (deficit).........................         (386,073)       34,117,397    38,754,888
Book value per share(1)................................            (0.10)             1.85          2.10

FINANCIAL RATIOS AND ACCOUNT DATA:
Return on average total assets (ROA)...................              N/M            (11.81)%         1.85%(4)
Return on average shareholders' equity (ROE)...........              N/M            (33.07)%        12.25%(4)
Percentage of average shareholders' equity (deficit) to
  average total assets.................................           (30.97)%          (35.71)%        15.13%
Percentage of allowance for loan losses to total
  loans................................................               --              1.01%         1.24%
Percentage of charge-offs to average loans.............               --              0.08%         0.36%
Percentage of nonperforming loans to total loans.......               --                --            --
Number of accounts at period end.......................               --             4,755        17,408


                                                             THREE MONTHS ENDED
                                                                 MARCH 31,
                                                         --------------------------
                                                             1998          1999
                                                         ------------  ------------
INCOME STATEMENT DATA:
Interest income........................................  $  2,206,614  $  7,557,850
Interest expense.......................................     1,303,628     4,559,707
                                                         ------------  ------------
  Net interest income..................................       902,986     2,998,143
Provision for loan losses..............................         3,661        49,806
                                                         ------------  ------------
  Net interest income after provision for loan
    losses.............................................       899,325     2,948,337
Noninterest income.....................................       122,495       245,715
Noninterest expense....................................     1,173,267     2,147,536
                                                         ------------  ------------
  Net income (loss) before income taxes................      (151,447)    1,046,516
Income tax benefit (expense)...........................       --           (355,000)
                                                         ------------  ------------
  Net income (loss)....................................  $   (151,447) $    691,516
                                                         ------------  ------------
                                                         ------------  ------------
  Net income (loss) per common share--basic(1).........  $      (0.01) $       0.03
                                                         ------------  ------------
                                                         ------------  ------------
  Net income (loss) per common and potential common
    share--diluted(1)..................................  $      (0.01) $       0.03
                                                         ------------  ------------
                                                         ------------  ------------
Weighted average shares outstanding--basic(1)..........    18,431,000    22,536,000
Weighted average shares outstanding--diluted(1)........    18,431,000    23,424,000
Ratio of earnings to fixed charges.....................          (0.9      )          1.2
BALANCE SHEET DATA--AT PERIOD END:
Total assets...........................................  $163,463,431  $526,463,208
Total deposits.........................................   128,681,669   332,678,334
Other borrowed funds...................................       --         45,000,000
Shareholders' equity (deficit).........................    34,100,461   143,748,122
Book value per share(1)................................          1.85          5.57
FINANCIAL RATIOS AND ACCOUNT DATA:
Return on average total assets (ROA)...................         (0.48  (5)         0.60%(5)
Return on average shareholders' equity (ROE)...........         (1.76  (5)         3.04%(5)
Percentage of average shareholders' equity (deficit) to
  average total assets.................................         26.58%        19.95%
Percentage of allowance for loan losses to total
  loans................................................          0.43%         1.05%
Percentage of charge-offs to average loans.............          0.05%         0.12%
Percentage of nonperforming loans to total loans.......            --            --
Number of accounts at period end.......................         8,416        24,634

------------------------------
(1) On April 13, 1999, we declared a 3 for 1 split of our common stock to be effected in the form of a stock dividend payable on May 14, 1999 to shareholders of record as of the close of business on April 23, 1999. All references to share and per share amounts have been retroactively adjusted to reflect this split.
(2) Assuming no income tax benefit and assuming a statutory income tax rate of 34% for the year, pro forma net income per common and potential common share for the year ended December 31, 1998 would have been $0.03 per share, basic, and $0.02 per share, diluted.
(3) For purposes of computing this ratio, earnings available for fixed charges consist of earnings (loss) before provision for income taxes and fixed charges. Fixed charges consist of interest expense plus such portion of rental expense as is representative of the interest factor. Deficiencies in earnings to fixed charges for the period from February 20, 1996 to December 31, 1996, the year ended December 31, 1997 and the three months ended March 31, 1998 were $3,838,182, $6,677,439 and $151,447, respectively.
(4) Assuming no income tax benefit and assuming a statutory income tax rate of 34% for the year, pro forma return on average total assets and average shareholders' equity for the year ended December 31, 1998 would have been 0.59% and 4.04%, respectively.
(5) As adjusted to reflect an annualized rate of return.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

    Net.B@nk, Inc. is a holding company that wholly owns Net.B@nk, a federal savings bank. Net.B@nk, Inc. was incorporated as a Georgia corporation on February 20, 1996, for the purpose of forming and, ultimately, operating a wholly owned federal savings bank subsidiary. During the period from February 20, 1996 to July 31, 1997, pending regulatory approval and the acquisition of a bank charter, we operated as a development stage enterprise under an agreement with Carolina First Bank, a wholly owned subsidiary of Carolina First Corporation. Carolina First Bank agreed to hold and service the deposit accounts we generated in exchange for 3,975,000 shares of common stock, which were valued at $3.8 million. In addition, during the period from February 20, 1996 to July 31, 1997, we were a party to an agreement with First Alliance/Premier Bancshares, Inc. pursuant to which we agreed to purchase the charter of First Alliance's subsidiary, Premier Bank, $5.0 million in loans, $5.0 million in certificates of deposit and $2.0 million in unimpaired capital in exchange for $2.2 million in cash, 124,218 shares of the common stock valued at $125,000 and $75,000 in additional cash for reimbursement of direct out-of-pocket expenses. On July 11, 1997, we received final regulatory approval from the Office of Thrift Supervision to purchase the bank charter from First Alliance. On July 31, 1997, we received approximately $38.4 million in net proceeds from the sale of 10,500,000 shares of our common stock in our initial public offering and consummated our agreements with both First Alliance and Carolina First Bank. As a result, Net.B@nk became a wholly owned subsidiary of Net.B@nk, Inc. As of March 31, 1999, we had 24,634 accounts and approximately $332.7 million in deposits.

    On April 13, 1999, we declared a 3 for 1 split of our common stock effected in the form of a stock dividend payable on May 14, 1999 to shareholders of record as of the close of business on April 23, 1999. All references to share and per share amounts have been retroactively adjusted to reflect this split.

FINANCIAL CONDITION

    Our assets were $526.5 million at March 31, 1999 compared to $388.4 million and $93.2 million at December 31, 1998 and 1997, respectively. The increase of $138.1 million from December 31, 1998 to March 31, 1999 was primarily the result of approximately $105.0 million of net proceeds we received from an offering of common stock in February 1999, as well as an increase in customer deposits of approximately $49.1 million. We are using the proceeds from both the February 1999 offering of common stock and the increase in customer deposits for our widespread marketing campaign to increase public awareness of the Net.B@nk name and our products and services, and investing the excess in federal funds sold, investment securities and loans.

    The increase in assets of $295.2 million from December 31, 1997 to December 31, 1998 was primarily due to growth in our loan portfolio resulting from our purchase of approximately $257.5 million in home equity loans and first and second mortgage loans and the purchase of approximately $41.4 million in investment securities during the year ended December 31, 1998. In addition, we recorded a $2.3 million deferred tax asset related primarily to previous net operating loss carryforwards that we expect to realize for tax purposes. Because we achieved profitability in 1998, we believe that it is more likely than not that our deferred tax assets will be realized. We also had loan sale proceeds receivable of $23.2 million related to loan origination agreements with third parties at December 31, 1998.

    Total liabilities increased $33.0 million from $349.7 million at December 31, 1998 to $382.7 million at March 31, 1999. This increase was primarily due to the rapid growth in our deposit portfolio of $49.1 million as a result of our marketing campaign, offset by a $15.0 million decrease in other borrowed funds. Total liabilities increased $290.6 million from $59.1 million at December 31, 1997 to

$349.7 million at December 31, 1998. This increase was primarily due to the rapid growth of our deposit portfolio as a result of marketing programs we introduced in the fourth quarter of 1997.

    Total shareholders' equity increased $105.0 million from December 31, 1998 to March 31, 1999 primarily due to our receipt of approximately $105.0 million from the sale of 7,290,000 shares of our common stock in a public offering. Total shareholders' equity increased $4.6 million from December 31, 1997 to December 31, 1998 as a result of net income of $4.5 million and comprehensive income of $82,000.

    AVERAGE BALANCES, NET INTEREST INCOME AND YIELDS EARNED AND RATES PAID. The following table sets forth, for the periods subsequent to our formation, information regarding our average balance sheet. The average yields and rates represent the annualized rates. Information is based on average monthly balances during the five months ended December 31, 1997 and the year ended December 31, 1998.

                                                            FIVE MONTHS ENDED
                                                            DECEMBER 31, 1997
                                                    ----------------------------------
                                                                  INTEREST     AVERAGE
                                                      AVERAGE      EARNED/     YIELD/
                                                      BALANCE       PAID        RATE
                                                    -----------  -----------   -------
Interest-earning assets:
  Short-term investments..........................  $43,800,000  $   944,743     5.34%
  Investment securities(1)........................    8,900,000      183,184     7.06%
  Loans receivable(2).............................   30,200,000    1,095,238     8.70%
                                                    -----------  -----------
      Total interest-earning assets...............   82,900,000    2,223,165     6.44%
Noninterest-earning assets........................    2,000,000
                                                    -----------
      Total assets................................  $84,900,000
                                                    -----------
                                                    -----------
Interest-bearing liabilities--deposits............  $48,700,000    1,259,743     5.17%
Noninterest-bearing liabilities...................    1,000,000
                                                    -----------
      Total liabilities...........................   49,700,000
Shareholders' equity..............................   35,200,000
                                                    -----------  -----------
      Total liabilities and shareholders'
        equity....................................  $84,900,000
                                                    -----------
                                                    -----------
Net interest earnings.............................               $   963,422
                                                                 -----------
                                                                 -----------
Net yield on interest-earning assets(3)...........                               2.79%
                                                                               -------
                                                                               -------

------------------------

(1) Based on amortized cost; changes in fair value are not considered.

(2) No separate treatment has been made for non-accrual loans.

(3) Net interest income divided by average interest-earning assets.

                                                                YEAR ENDED
                                                            DECEMBER 31, 1998
                                                    ----------------------------------
                                                                   INTEREST    AVERAGE
                                                      AVERAGE       EARNED/    YIELD/
                                                      BALANCE        PAID       RATE
                                                    ------------  -----------  -------
Interest-earning assets:
  Short-term investments..........................  $ 11,000,000  $   633,893    5.76%
  Investment securities(1)........................    48,300,000    2,905,404    6.01%
  Loans receivable(2).............................   182,500,000   14,548,747    7.97%
                                                    ------------  -----------  -------
      Total interest-earning assets...............   241,800,000   18,088,044    7.48%
Noninterest-earning assets........................     2,500,000
                                                    ------------
      Total assets................................  $244,300,000
                                                    ------------
                                                    ------------
Interest-bearing liabilities:
  Deposits........................................  $177,600,000  $10,249,533    5.77%
  Other borrowed funds............................    25,000,000    1,174,899    4.71%
                                                    ------------  -----------  -------
      Total interest-bearing liabilities..........   202,600,000   11,424,432    5.64%
Noninterest-bearing liabilities...................     5,700,000
                                                    ------------
      Total liabilities...........................   208,300,000
Shareholders' equity..............................    36,000,000
                                                    ------------  -----------
      Total liabilities and shareholders'
        equity....................................  $244,300,000
                                                    ------------
                                                    ------------
Net interest earnings.............................                $ 6,663,612
                                                                  -----------
                                                                  -----------
Net yield on interest-earning assets(3)...........                               2.76%
                                                                               -------
                                                                               -------

------------------------

(1) Based on amortized cost; changes in fair value are not considered.

(2) No separate treatment has been made for non-accrual loans.

(3) Net interest income divided by average interest-earning assets.

    The following table sets forth a summary of the changes in interest income and interest expense resulting from changes in volume and rates for the periods indicated:

                                                                              YEAR ENDED DECEMBER 31, 1998
                                                                            COMPARED TO THE FIVE MONTHS ENDED
                                                                                    DECEMBER 31, 1997
                                                                        -----------------------------------------
                                                                                          INCREASE (DECREASE)
                                                                             NET                 DUE TO
                                                                          INCREASE     --------------------------
                                                                         (DECREASE)      RATE(1)      VOLUME(1)
                                                                        -------------  -----------  -------------
Interest-bearing assets:
  Short-term investments..............................................  $    (310,850) $   (58,427) $    (252,423)
  Investment securities...............................................      2,722,220      (50,100)     2,772,320
  Loans, gross........................................................     13,453,509     (266,230)    13,719,739
                                                                        -------------  -----------  -------------
      Total interest income...........................................     15,864,879     (374,757)    16,239,636
Interest-bearing liabilities:
  NOW accounts........................................................         91,787        2,478         89,309
  Money market........................................................        757,639     (104,125)       861,764
  Certificates of deposit.............................................      8,140,364      (73,172)     8,213,536
  Other borrowed funds................................................      1,174,899      --           1,174,899
                                                                        -------------  -----------  -------------
      Total interest expense..........................................     10,164,689     (174,819)    10,339,508
                                                                        -------------  -----------  -------------
      Net interest income.............................................  $   5,700,190  $  (199,938) $   5,900,128
                                                                        -------------  -----------  -------------
                                                                        -------------  -----------  -------------

------------------------

(1) The changes in interest income and/or expense not due solely to rate or volume have been allocated to the rate component.

RESULTS OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 1999 COMPARED TO THREE MONTHS ENDED MARCH 31, 1998

    GENERAL. Net income for the three months ended March 31, 1999 amounted to $692,000, an increase of $843,000 compared to a $151,000 loss for the three months ended March 31, 1998. The increase in net income was the result of the growth of our operations from 1998 to 1999.

    INTEREST INCOME. Interest income related to our loan and investment portfolio for the three months ended March 31, 1999 was $7.6 million compared to $2.2 million for the three months ended March 31, 1998. The increase in interest income was a result of the growth of our loan portfolio of $258.3 million from March 31, 1998 to March 31, 1999, offset partially by a decrease in the average yield on loans from 8.02% for the three months ended March 31, 1998 to 7.55% for the three months ended March 31, 1999. In addition, the investment portfolio grew from $46.3 million at March 31, 1998 to $80.3 million at March 31, 1999. The yield on the investment portfolio was 5.63% for the three months ended March 31, 1998 compared to 6.20% for the three months ended March 31, 1999.

    INTEREST EXPENSE. For the three months ended March 31, 1999, we recorded $4.0 million in interest expense on deposits compared to $1.3 million for the three months ended March 31, 1998 as a result of our increase in customer deposits from $128.7 million at March 31, 1998 to $332.7 million at March 31, 1999. In addition, interest paid on deposits decreased from 5.54% for the three months ended March 31, 1998 to 5.29% for the three months ended March 31, 1999. Also, during the three months ended March 31, 1999, we recorded approximately $500,000 in interest expense associated with short-term borrowings under our line of credit agreements and advances from the Federal Home Loan Bank.

    NET INTEREST INCOME. Net interest income is determined by our interest rate spread, which is the difference between the yields earned on our interest-earning assets and the rates paid on our interest-bearing liabilities, and the relative amounts of interest-earning assets and interest-bearing liabilities. Net interest income was $3.0 million for the three months ended March 31, 1999 compared to $903,000 for the three months ended March 31, 1998. The increase in net interest income resulted from the increase in the amount of loans and deposits from March 31, 1998 to March 31, 1999.

    PROVISION FOR LOAN LOSSES. In connection with the purchase of loan portfolios, we assess the inherent loss in the portfolios and record the necessary allowance by adjusting the premium associated with each portfolio. During the three months ended March 31, 1999, we recorded $1.2 million as an addition to premiums related to allowance for loan losses for loans purchased during the quarter. In addition, we also recorded a provision for loan losses of $49,800 related primarily to a decline in credit quality of a specific pool of automobile loans. This compared to a provision of $4,000 recorded during the three months ended March 31, 1998. We periodically review the performance of our loan portfolio by reviewing charge-offs, delinquency statistics and industry statistics on a pool by pool basis for our purchased portfolio and a loan by loan basis for our originated loans. If we note a decline in credit quality for a specific pool or loan, we record an additional allowance through a charge to the provision for loan losses. We maintain the allowance for loan losses at a level that we estimate to be adequate to provide for probable losses in the loan portfolio. We determine the adequacy of the allowance based upon reviews of individual loans, recent loss experience, current economic conditions, the risk characteristics of the various categories of loans and other pertinent factors.

    NONINTEREST INCOME. For the three months ended March 31, 1999, we recorded approximately $246,000 in loan and deposit service charges and fees compared to $123,000 recorded during the three months ended March 31, 1998. The significant increase in service charges was a result of a significant increase in both the loan and deposit portfolios.

    NONINTEREST EXPENSES. Noninterest expenses include all operating expenses, including salaries and benefits, marketing, general and administrative expenses (excluding interest expense, provision for loan losses and income taxes). Noninterest expense increased 83%, or $1.0 million, for the three months ended March 31, 1999 compared to the three months ended March 31, 1998. This increase was primarily the result of increases in salaries and benefits, customer service and data processing as we added additional employees and operational activities to support additional customers, and an increase in marketing expense as we expanded our marketing programs to build public awareness of the Net.B@nk name and our products and services.

YEAR ENDED DECEMBER 31, 1998 COMPARED TO YEAR ENDED DECEMBER 31, 1997

    GENERAL. Net income for the year ended December 31, 1998 amounted to $4.5 million, an increase of $10.1 million compared to the $5.6 million loss for the year ended December 31, 1997. The statement of operations for the year ended December 31, 1997 reflects our operations before and immediately following the acquisition of our bank charter. Because we did not acquire the charter until July 31, 1997, we had no earning assets prior to that date. A substantial portion of the income for the year ended December 31, 1998 resulted from the recognition of $2.3 million in tax benefits. The benefits resulted from the reversal of a valuation allowance of $3.3 million previously associated with our deferred tax assets offset by income tax expense for the year ended December 31, 1998. Because we achieved profitability during 1998, we now believe it is more likely than not that the deferred tax assets will be realized.

    INTEREST INCOME. Interest income related to our loan and investment portfolio for the year ended December 31, 1998 was $18.1 million compared to $2.2 million for the year ended December 31, 1997. The increase is a result of the growth of our loan portfolio from $44.9 million at December 31, 1997 to $280.4 million at December 31, 1998 offset by a decrease in average yield from 8.70% for the year ended December 31, 1997 to 7.97% for the year ended December 31, 1998. In addition, the investment security portfolio grew from $18.1 million at December 31, 1997 to $59.5 million at December 31, 1998 as we invested cash received from customer deposits. The yield on the investment portfolio was 7.06% for the year ended December 31, 1997 compared to 6.01% for the year ended December 31, 1998.

    INTEREST EXPENSE. For the year ended December 31, 1998, we recorded $10.2 million in interest expense on deposits as a result of our increase in customer deposits from $58.7 million at December 31, 1997 to $283.6 million at December 31, 1998. In addition, the average interest rate paid on deposits increased from 5.17% for the year ended December 31, 1997 to 5.77% for the year ended December 31, 1998. We recorded interest expense on deposits of $1.3 million during the year ended December 31, 1997 as we transferred our deposits to our banking subsidiary from Carolina First Bank and began paying interest on those deposits. In addition, during the year ended December 31, 1998, we recorded approximately $1.2 million of interest expense associated with other borrowed funds under our line of credit agreements and Federal Home Loan Bank advances.

    NET INTEREST INCOME. Net interest income is determined by our interest rate spread, which is the difference between the yields earned on our interest-earning assets and the rates paid on our interest-bearing liabilities, and the relative amounts of interest-earning assets and interest-bearing liabilities. With the growth in our operations, net interest income increased to $6.7 million for the year ended December 31, 1998, compared to $963,000 for the year ended December 31, 1997.

    PROVISION FOR LOAN LOSSES. During 1998, we recorded $3.6 million as an addition to premium related to allowance for loan losses for purchased loans. In addition, we recorded a $20,000 provision for loan losses for the year ended December 31, 1998, compared to $472,000 recorded during the year ended December 31, 1997 for declines in credit quality on a specific pool of automobile loans and additional allowance related to originated loans.

    NONINTEREST INCOME. For the year ended December 31, 1998, we recorded approximately $683,000 in loan and deposit service charges and fees compared to $63,000 recorded during the year ended December 31, 1997. The significant increase in service charges was driven by the significant increase in both the loan and deposit portfolios.

    NONINTEREST EXPENSES. Noninterest expenses decreased approximately $944,000 for the year ended December 31, 1998 compared to the year ended December 31, 1997. The primary component of the decrease during the year ended December 31, 1998 was a $1.4 million decrease in the amortization of the service contract with Carolina First Bank as the service contract was fully amortized during the second quarter of 1997. In addition, salaries and benefits decreased $1.0 million as we outsourced certain services and paid $450,000 of bonuses to our employees upon completion of our initial public offering in July 1997. These decreases were partially offset by increases in marketing, customer service, data processing, occupancy and other expenses as we moved to our new offices and began soliciting and serving new deposit customers.

YEAR ENDED DECEMBER 31, 1997 COMPARED TO THE PERIOD FROM FEBRUARY 20, 1996 TO
  DECEMBER 31, 1996

    GENERAL. We did not have any earning assets until July 31, 1997, when we acquired our bank charter. The net loss for the year ended December 31, 1997 was $5.6 million, an increase of $1.8 million when compared to the period from February 20, 1996 to December 31, 1996. The statement of operations for the period from February 20, 1996 to December 31, 1996 reflects the initial phase of our operations, including the acquisition, testing and implementation of the internet banking platform, marketing expenses and the accrual of Carolina First Bank's expense reimbursements. Under the servicing agreement with Carolina First Bank, customer deposits and the related assets resulting from our marketing efforts, which began in August 1996, were included in Carolina First Bank's financial operations.

    INTEREST INCOME. Interest income for the year ended December 31, 1997 was $2.2 million. We did not record a significant amount of interest income for the period from February 20, 1996 to December 31, 1996 because we had no investments or loans during that period. On July 31, 1997, we received the net proceeds from our initial public offering and customer deposits held by Carolina First Bank and invested those funds in federal funds, mortgage-backed securities and loans purchased from Carolina First Bank and an independent third party.

    INTEREST EXPENSE. Because we did not begin soliciting deposit accounts until October 1996, we did not record any interest expense for the period from February 20, 1996 to December 31, 1996. On July 31, 1997, based on the terms of the servicing agreement with Carolina First Bank and the charter purchase agreement, Carolina First Bank and First Alliance transferred approximately $47.8 million in customer deposits and related assets to Net.B@nk. We recorded approximately $1.3 million of interest expense during the year ended December 31, 1997. This amount includes $163,479 of net interest expense, which represents the difference between interest expense paid to customers and interest income paid to Net.B@nk by Carolina First Bank at the contractual rates in the servicing agreement prior to July 31, 1997.

    NET INTEREST INCOME. Net interest income is determined by our interest rate spread, which is the difference between the yields earned on our interest-earning assets and the rates paid on our interest-bearing liabilities, and the relative amounts of interest-earning assets and interest-bearing liabilities. Net interest income was $963,000 for the year ended December 31, 1997. Because we did not receive our bank charter until July 31, 1997, we were not allowed to hold investments, loans or customer deposits during the period from February 20, 1996 to December 31, 1996, and therefore, no significant amount of net interest income was recorded for the period from February 20, 1996 to December 31, 1996.

    PROVISION FOR LOAN LOSSES. We purchased our first loans during the period from July 31, 1997 to December 31, 1997. During this period, we recorded a provision for loan losses of $472,000 for a decline in credit quality related to a specific pool of automobile loans and an additional allowance related to originated loans.

    NONINTEREST INCOME. For the period from July 31, 1997 to December 31, 1997, we recorded approximately $63,000 in loan and deposit service charges and fees. We recorded only miscellaneous management fees received of $60,000 during the period from February 20, 1996 to December 31, 1996.

    NONINTEREST EXPENSES. Noninterest expenses increased $2.2 million from $3.9 million during the period from February 20, 1996 to December 31, 1996 to $6.1 million for the year ended December 31, 1997. The primary components of the increase were an increase of $1.6 million in salaries and benefits, which reflects the payment of approximately $450,000 in bonuses to employees; the amortization of approximately $343,000 in stock plan expense; increases of $305,000, $391,000 and $236,000 in customer service, data processing and marketing, respectively, reflecting the growth of our deposit base and related support functions; and an increase of approximately $260,000 in other operating expenses consisting primarily of legal and accounting fees. These increases were offset by a $960,000 decrease in the amortization of the service contract with Carolina First Bank as the service contract was fully amortized during the second quarter of 1997. The expenses for the period from February 20, 1996 to December 31, 1996 reflect only the initial phase of our operations, including the acquisition, testing and implementation of our internet banking platform, marketing expenses and the accrual of Carolina First Bank's expense reimbursements.

STOCK OPTIONS

    Our 1996 Stock Incentive Plan authorizes us to grant to our key employees, officers, directors and consultants nonqualified and incentive stock options to purchase shares of our common stock, derivative securities related to the value of our common stock or cash awards. The total number of shares reserved for issuance under the Stock Incentive Plan, as amended, is 3,750,000. Generally, the options expire ten years from the date of the grant. A summary of the status of the options granted under the Stock Incentive Plan as of December 31, 1996, 1997 and 1998 and the activity during such periods follows:

                                            DECEMBER 31, 1996             DECEMBER 31, 1997              DECEMBER 31, 1998
                                        --------------------------  -----------------------------  -----------------------------
                                                      WEIGHTED                       WEIGHTED                       WEIGHTED
                                                       AVERAGE                        AVERAGE                        AVERAGE
                                                      EXERCISE                       EXERCISE                       EXERCISE
                                         NUMBER         PRICE          NUMBER          PRICE          NUMBER          PRICE
                                        ---------  ---------------  ------------  ---------------  ------------  ---------------
Outstanding at beginning of period....     --         $  --               49,686     $    0.40        1,099,368     $    1.99
Granted...............................     49,686          0.40        1,058,625          1.94          573,000          6.50
Exercised.............................     --            --              --             --              (33,588)         1.21
Terminated............................     --            --               (8,943)         1.21          (41,628)         2.19
                                        ---------                   ------------                   ------------
Outstanding at end of period..........     49,686     $    0.40        1,099,368     $    1.99        1,597,152     $    3.63
                                        ---------                   ------------                   ------------
                                        ---------                   ------------                   ------------

    In connection with the issuance of some of the options during the year ended December 31, 1997, we will recognize $390,484 of compensation expense over the vesting period. Certain of those options vested immediately on July 28, 1997, upon completion of the initial public offering, and we recognized $319,704 of unamortized compensation expense. The other options vest one-third on the first anniversary of the date of issuance, one-third on the second anniversary of the date of issuance and one-third on the third anniversary of the date of issuance. Of the vested options, 708,423 cannot be exercised and sold until July 28, 2000 in accordance with an agreement signed with the Office of Thrift Supervision. Of the 1,597,152 options outstanding as of December 31, 1998, 837,063 were exercisable.

    During the three months ended March 31, 1999, we granted 21,000 incentive stock options at an exercise price of $11.67 per share on January 15, 1999, 30,000 incentive stock options at an exercise price of $13.00 per share on February 25, 1999 and 30,000 incentive stock options at an exercise price of $23.33 per share on March 29, 1999. Grant prices approximated fair value of the stock at the grant date.

    During the three months ended March 31, 1999, 35,211 incentive stock options were exercised at a price of $1.21. Also, 16,200 incentive stock options with an exercise price of $5.25 and 3,366 incentive stock options with an exercise price of $1.21 were terminated.

    In addition, effective April 22, 1999, we granted 177,000 nonqualified stock options at an exercise price of $53.33 per share. Grant prices approximated the fair value of the stock at the grant date. Also, during April 1999, 6,000 and 1,500 incentive stock options with an exercise price of $5.25 and $1.21, respectively were exercised.

MARKET RISK

    ASSET AND LIABILITY MANAGEMENT. Our principal business is the originating and purchasing of loans, funded by customer deposits and, to the extent necessary, other borrowed funds. Consequently, a significant portion of our assets and liabilities are monetary in nature and fluctuations in interest rates, specifically the prime rate, will affect our future net interest income and cash flows. This interest rate risk is our primary market risk exposure. We do not enter into derivative financial instruments such as futures, forwards, swaps and options. Also, we have no market risk-sensitive instruments held for trading purposes. Our exposure to market risk is reviewed on a regular basis by our management.

    The following table sets forth the interest rate risk of our assets and liabilities as of December 31, 1997.

                                                                  TERM TO MATURITY
                      ---------------------------------------------------------------------------------------------------------
                                                               YEAR                                                OVER FIVE
                      ---------------------------------------------------------------------------------------      YEARS AND
                            ONE               TWO              THREE             FOUR              FIVE           INSENSITIVE
                      ---------------   ---------------   ---------------   ---------------   ---------------   ---------------
Interest-Earning
  Assets:
  Cash and cash
    equivalents.....  $       250,535
  Federal funds
    sold............       28,853,057
  Investment
    securities......        9,926,283                                                                           $     8,127,863
  Stock of Federal
    Home Loan Bank
    of Atlanta......          225,000
  Loans
    receivable......       16,407,989   $     6,369,393   $     2,924,749   $     1,462,375                          17,768,901
                      ---------------   ---------------   ---------------   ---------------                     ---------------
    Total interest-
      earning
      assets........       55,662,864         6,369,393         2,924,749         1,462,375                          25,896,764
Noninterest-earning
  assets............                                                                                                    903,664
                      ---------------   ---------------   ---------------   ---------------   ---------------   ---------------
Total assets........  $    55,662,864   $     6,369,393   $     2,924,749   $     1,462,375   $     --          $    26,800,428
                      ---------------   ---------------   ---------------   ---------------   ---------------   ---------------
                      ---------------   ---------------   ---------------   ---------------   ---------------   ---------------
Interest-Bearing
  Liabilities:
  Interest-bearing
    deposits........  $    56,200,270                     $     2,233,439
Interest-free
  deposits..........          293,054
Other interest-free
  liabilities and
  equity............          375,649                                                                           $    34,117,397
                      ---------------   ---------------   ---------------   ---------------   ---------------   ---------------
Total liabilities
  and equity........  $    56,868,973   $     --          $     2,233,439   $     --          $     --          $    34,117,397
                      ---------------   ---------------   ---------------   ---------------   ---------------   ---------------
                      ---------------   ---------------   ---------------   ---------------   ---------------   ---------------
Net interest rate
  sensitivity gap...  $      (537,406)  $     6,369,393   $       691,310   $     1,462,375                     $    25,896,764
Cumulative gap......         (537,406)        5,831,987         6,523,297         7,985,672   $     7,985,672        33,882,436
Net interest rate
  sensitivity gap as
  a
  percent of
  interest-
  earning assets....             (.97)%           100.0%            23.64%            100.0%                              100.0%
Cumulative gap as a
  percent of
  cumulative
  interest-earning
  assets............             (.97)%            9.40%            10.04%            12.02%            11.02%            36.70%

                                                           WEIGHTED
                                                            AVERAGE
                                                           INTEREST
                           TOTAL          FAIR VALUE         RATE
                      ---------------   ---------------   -----------
Interest-Earning
  Assets:
  Cash and cash
    equivalents.....  $       250,535   $       250,535
  Federal funds
    sold............       28,853,057        28,853,057         5.50%
  Investment
    securities......       18,054,146        18,054,146          7.0%
  Stock of Federal
    Home Loan Bank
    of Atlanta......          225,000           225,000
  Loans
    receivable......       44,933,407        46,109,296         8.70%
                      ---------------   ---------------
    Total interest-
      earning
      assets........       92,316,145        93,492,034
Noninterest-earning
  assets............          903,664           903,664
                      ---------------   ---------------
Total assets........  $    93,219,809   $    94,395,698
                      ---------------   ---------------
                      ---------------   ---------------
Interest-Bearing
  Liabilities:
  Interest-bearing
    deposits........  $    58,433,709   $    58,586,263         5.17%
Interest-free
  deposits..........          293,054           293,054
Other interest-free
  liabilities and
  equity............       34,493,046        34,493,046
                      ---------------   ---------------
Total liabilities
  and equity........  $    93,219,809   $    93,372,363
                      ---------------   ---------------
                      ---------------   ---------------
Net interest rate
  sensitivity gap...
Cumulative gap......
Net interest rate
  sensitivity gap as
  a
  percent of
  interest-
  earning assets....
Cumulative gap as a
  percent of
  cumulative
  interest-earning
  assets............

    The following table sets forth the interest rate risk of our assets and liabilities as of December 31, 1998:

                                                                  TERM TO MATURITY
                      ---------------------------------------------------------------------------------------------------------
                                                               YEAR                                                OVER FIVE
                      ---------------------------------------------------------------------------------------      YEARS AND
                            ONE               TWO              THREE             FOUR              FIVE           INSENSITIVE
                      ---------------   ---------------   ---------------   ---------------   ---------------   ---------------
Interest-Earning
  Assets:
  Cash and cash
    equivalents.....  $       446,940
  Federal funds
    sold............       12,013,243
  Investment
    securities......        --                                                                                  $    59,465,062
  Stock of Federal
    Home Loan Bank
    of Atlanta......                                                                                                  2,000,000
  Loan sale proceeds
    receivable......       23,202,679
  Loans
    receivable......       42,561,397   $     2,225,802   $     1,483,868   $       741,934                         233,414,601
                      ---------------   ---------------   ---------------   ---------------                     ---------------
    Total interest-
      earning
      assets........       78,224,259         2,225,802         1,483,868           741,934                         294,879,663
Noninterest-earning
  assets............                                                                                                 10,881,210
                      ---------------   ---------------   ---------------   ---------------   ---------------   ---------------
Total assets........  $    78,224,259   $     2,225,802   $     1,483,868   $       741,934   $     --          $   305,760,873
                      ---------------   ---------------   ---------------   ---------------   ---------------   ---------------
                      ---------------   ---------------   ---------------   ---------------   ---------------   ---------------
Interest-Bearing
  Liabilities:
  Interest-bearing
    deposits........  $   267,925,399   $     1,128,734   $     5,189,478   $        60,000
  Other borrowed
    funds...........       20,000,000                                                         $    20,000,000   $    20,000,000
                      ---------------   ---------------   ---------------   ---------------   ---------------   ---------------
    Total
    interest-bearing
      liabilities...      287,925,399         1,128,734         5,189,478            60,000        20,000,000        20,000,000
Interest-free
  deposits..........        9,285,540
Other interest-free
  liabilities and
  equity............                                                                                                 44,847,585
                      ---------------   ---------------   ---------------   ---------------   ---------------   ---------------
Total liabilities
  and
  equity............  $   297,210,939   $     1,128,734   $     5,189,478   $        60,000   $    20,000,000   $    64,847,585
                      ---------------   ---------------   ---------------   ---------------   ---------------   ---------------
                      ---------------   ---------------   ---------------   ---------------   ---------------   ---------------
Net interest rate
  sensitivity gap...  $  (209,701,140)  $     1,097,068   $     3,705,610)  $       681,934   $   (20,000,000)  $   274,879,663
Cumulative gap......     (209,701,140)     (208,604,072)     (212,309,682)     (211,627,748)     (231,627,748)       43,251,915
Net interest rate
  sensitivity gap as
  a
  percent of
  interest-
  earning assets....          (268.08)%          49.29%           (249.73)%          91.91%               N/M             93.22
Cumulative gap as a
  percent of
  cumulative
  interest-earning
  assets............          (268.08)%         (259.30)%         (259.12)%         (255.97)%         (280.16)%           11.46%

                                                           WEIGHTED
                                                            AVERAGE
                                                           INTEREST
                           TOTAL          FAIR VALUE         RATE
                      ---------------   ---------------   -----------
Interest-Earning
  Assets:
  Cash and cash
    equivalents.....  $       446,940   $       446,940
  Federal funds
    sold............       12,013,243        12,013,243         5.00%
  Investment
    securities......       59,465,062        59,465,062         6.71%
  Stock of Federal
    Home Loan Bank
    of Atlanta......        2,000,000         2,000,000
  Loan sale proceeds
    receivable......       23,202,679        23,202,679         6.70%
  Loans
    receivable......      280,427,602       278,607,376         7.54%
                      ---------------   ---------------
    Total interest-
      earning
      assets........      377,555,526       375,735,300
Noninterest-earning
  assets............       10,881,210        10,881,210
                      ---------------   ---------------
Total assets........  $   388,436,736   $   386,616,510
                      ---------------   ---------------
                      ---------------   ---------------
Interest-Bearing
  Liabilities:
  Interest-bearing
    deposits........  $   274,303,611   $   274,709,385         5.54%
  Other borrowed
    funds...........       60,000,000        59,924,400         5.01%
                      ---------------   ---------------
    Total
    interest-bearing
      liabilities...      334,303,611       334,633,785
Interest-free
  deposits..........        9,285,540         9,285,540
Other interest-free
  liabilities and
  equity............       44,847,585        44,847,585
                      ---------------   ---------------
Total liabilities
  and
  equity............  $   388,436,736   $   388,766,910
                      ---------------   ---------------
                      ---------------   ---------------
Net interest rate
  sensitivity gap...
Cumulative gap......
Net interest rate
  sensitivity gap as
  a
  percent of
  interest-
  earning assets....
Cumulative gap as a
  percent of
  cumulative
  interest-earning
  assets............

    The following table sets forth the interest rate risk of our assets and liabilities as of March 31, 1999:

                                                                  TERM TO MATURITY
                      ---------------------------------------------------------------------------------------------------------
                                                               YEAR                                                OVER FIVE
                      ---------------------------------------------------------------------------------------      YEARS AND
                            ONE               TWO              THREE             FOUR              FIVE           INSENSITIVE
                      ---------------   ---------------   ---------------   ---------------   ---------------   ---------------
Interest-Earning
  Assets:
  Cash and cash
    equivalents.....  $     1,576,102
  Federal fund
    sold............       33,416,433
  Investment
    securities......                                                                                            $    80,310,559
  Stock of Federal
    Home Loan Bank
    of Atlanta......                                                                                                  2,569,700
  Loan sale proceeds
    receivable......       35,003,385
  Loans
    receivable......       79,190,699   $    19,867,529   $    12,885,672   $     5,903,752                         246,204,980
                      ---------------   ---------------   ---------------   ---------------                     ---------------
    Total
    interest-earning
      assets........      149,186,619        19,867,529        12,885,672         5,903,752                         329,085,239
Noninterest-earning
  assets............                                                                                                  9,534,397
                      ---------------   ---------------   ---------------   ---------------   ---------------   ---------------
Total assets........  $   149,186,619   $    19,867,529   $    12,885,672   $     5,903,752   $     --          $   338,619,636
                      ---------------   ---------------   ---------------   ---------------   ---------------   ---------------
                      ---------------   ---------------   ---------------   ---------------   ---------------   ---------------
Interest-Bearing
  Liabilities:
  Interest-bearing
    deposits........  $   313,127,941   $     3,830,466   $     5,392,607
  Other borrowed
    funds...........                                                                          $    20,000,000   $    25,000,000
                      ---------------   ---------------   ---------------   ---------------   ---------------   ---------------
    Total
    interest-bearing
      liabilities         313,127,941         3,830,466         5,392,607                          20,000,000        25,000,000
Interest-free
  deposits..........       10,327,320
Other interest-free
  liabilities and
  equity............                                                                                                148,784,874
                      ---------------   ---------------   ---------------   ---------------   ---------------   ---------------
Total liabilities
  and equity........  $   323,455,261   $     3,830,466   $     5,392,607   $     --          $    20,000,000   $   173,784,874
                      ---------------   ---------------   ---------------   ---------------   ---------------   ---------------
                      ---------------   ---------------   ---------------   ---------------   ---------------   ---------------
Net interest rate
  sensitivity gap...  $  (163,941,322)  $    16,037,063   $     7,493,065   $     5,903,752   $   (20,000,000)  $   304,085,239
Cumulative gap......     (163,941,322)     (147,904,259)     (140,411,194)     (134,507,442)     (154,507,442)      149,577,797
Net interest rate
  sensitivity gap as
  a percent of
  interest-earning
  assets............          (109.89)%           80.72%            58.15%           100.00%              N/M             92.40%
Cumulative gap as a
  percent of
  cumulative
  interest-earning
  assets............          (109.89)%          (87.49)%          (77.17)%          (71.61)%          (82.25)%           28.94%

                                                           WEIGHTED
                                                            AVERAGE
                                                           INTEREST
                           TOTAL          FAIR VALUE         RATE
                      ---------------   ---------------   -----------
Interest-Earning
  Assets:
  Cash and cash
    equivalents.....  $     1,576,102   $     1,576,102
  Federal fund
    sold............       33,416,433        33,416,433         5.15%
  Investment
    securities......       80,310,559        80,310,559         6.20%
  Stock of Federal
    Home Loan Bank
    of Atlanta......        2,569,700         2,569,700
  Loan sale proceeds
    receivable......       35,003,385        35,003,385         6.50%
  Loans
    receivable......      364,052,632       364,052,632         7.55%
                      ---------------   ---------------
    Total
    interest-earning
      assets........      516,928,811       516,928,811
Noninterest-earning
  assets............        9,534,397         9,534,397
                      ---------------   ---------------
Total assets........  $   526,463,208   $   526,463,208
                      ---------------   ---------------
                      ---------------   ---------------
Interest-Bearing
  Liabilities:
  Interest-bearing
    deposits........  $   322,351,014   $   322,351,014         5.29%
  Other borrowed
    funds...........       45,000,000   $    44,838,280         4.55%
                      ---------------   ---------------
    Total
    interest-bearing
      liabilities         367,351,014       367,189,294
Interest-free
  deposits..........       10,327,320        10,327,320
Other interest-free
  liabilities and
  equity............      148,784,874       148,784,874
                      ---------------   ---------------
Total liabilities
  and equity........  $   526,463,208   $   526,301,488
                      ---------------   ---------------
                      ---------------   ---------------
Net interest rate
  sensitivity gap...
Cumulative gap......
Net interest rate
  sensitivity gap as
  a percent of
  interest-earning
  assets............
Cumulative gap as a
  percent of
  cumulative
  interest-earning
  assets............

    We measure interest rate sensitivity as the difference between the amount of interest-earning assets and interest-bearing liabilities that mature within a given period of time. The difference, or the interest rate sensitivity "gap," provides an indication of the extent to which an institution's interest rate spread will be affected by changes in interest rates. The above table does not consider interest rate adjustments on our adjustable rate loans. A gap is considered positive when the amount of interest-rate sensitive assets exceeds the amount of interest-rate sensitive liabilities and is considered negative when the amount of interest-rate sensitive liabilities exceeds the amount of interest-rate sensitive assets. In a rising interest rate environment, an institution with a positive gap would be in a better position than an institution with a negative gap to invest in higher yielding assets or have its asset yields adjusted upward, which would result in the yield on its assets increasing at a faster pace than the cost of its interest-bearing liabilities. During a period of falling interest rates, however, an institution with a positive gap would tend to have its assets maturing at a faster rate than one with a negative gap, which would tend to reduce or restrain the growth of its net interest income.

LENDING ACTIVITIES

    GENERAL. At March 31, 1999, our loans receivable portfolio totaled $364.1 million or 69.2% of total assets. At December 31, 1998 and 1997, our loans receivable portfolio totaled $280.4 million and $44.9 million, or 72.2% and 48.2% of total assets, respectively. The majority of our loans were purchased from other originating institutions. We have concentrated our purchasing activities on one- and three-year adjustable rate mortgage loans, home equity lines of credit, fixed residential mortgages and auto loans. We also participate in construction loans with other institutions.

    LOAN PORTFOLIO COMPOSITION. The following table sets forth the composition of our loan portfolio by type of loan as of December 31, 1997 and 1998 and March 31, 1999:

                                                             DECEMBER 31,                              MARCH 31,
                                          ---------------------------------------------------  -------------------------
                                                    1997                      1998                       1999
                                          ------------------------  -------------------------  -------------------------
                                             AMOUNT          %          AMOUNT          %          AMOUNT          %
                                          -------------  ---------  --------------  ---------  --------------  ---------
Residential mortgages...................  $  13,953,501       31.0% $  144,361,069       51.4% $  146,247,811       40.2%
Construction............................      5,399,624       12.0      27,996,691       10.0      25,750,375        7.1
Commercial..............................      4,478,053       10.0       8,556,264        3.1      77,736,501       21.4
Home equity lines.......................      4,412,013        9.8      89,053,532       31.8     103,483,066       28.5
Auto....................................     14,623,745       32.6       7,803,648        2.8       6,468,885        1.8
Personal and other......................      2,066,471        4.6       2,656,399        0.9       3,865,994        1.0
                                          -------------  ---------  --------------  ---------  --------------  ---------
    Total loans.........................  $  44,933,407      100.0% $  280,427,603      100.0% $  363,552,632      100.0%
                                          -------------  ---------  --------------  ---------  --------------  ---------
                                          -------------  ---------  --------------  ---------  --------------  ---------

    CONTRACTUAL PRINCIPAL REPAYMENTS. The following table sets forth certain information at December 31, 1998 regarding the dollar amount of loans maturing in our total loan portfolio, based on the contractual terms to maturity. Loans having no stated schedule of repayments and no stated maturity are reported as due in one year or less.

                                              DUE 1                         DUE                         WEIGHTED
                                             YEAR OR       DUE 1-5        AFTER 5                        AVERAGE
                                              LESS          YEARS          YEARS           TOTAL          YIELD
                                          -------------  ------------  --------------  --------------  -----------
Residential mortgages...................  $    --        $    --       $  144,361,069  $  144,361,069        7.25%
Construction............................     27,996,691       --             --            27,996,691        7.75%
Commercial..............................      8,556,264       --             --             8,556,264        8.33%
Home equity loans.......................       --             --           89,053,532      89,053,532        7.75%
Auto and other loans....................      6,008,442     4,451,605        --            10,460,047        8.50%
                                          -------------  ------------  --------------  --------------         ---
    Total...............................  $  42,561,397  $  4,451,605  $  233,414,601  $  280,427,603        7.54%
                                          -------------  ------------  --------------  --------------         ---
                                          -------------  ------------  --------------  --------------         ---

    The following table sets forth the dollar amount of total loans due after one year from December 31, 1998, as shown in the preceding table, which have fixed interest rates or which have floating or adjustable interest rates.

                                                                                   FLOATING OR
                                                                                    ADJUSTABLE
                                                                    FIXED RATE         RATE           TOTAL
                                                                   -------------  --------------  --------------
Residential mortgages............................................  $  58,193,633   $ 86,167,436   $  144,361,069
Home equity lines................................................       --           89,053,532       89,053,532
Other loans......................................................      4,451,605        --             4,451,605
                                                                   -------------  --------------  --------------
    Total........................................................  $  62,645,238   $175,220,968   $  237,866,206
                                                                   -------------  --------------  --------------
                                                                   -------------  --------------  --------------

    A savings institution generally may not make loans to one borrower and related entities in an amount which exceeds 15% of its unimpaired capital and surplus, although loans in an amount equal to an additional 10% of unimpaired capital and surplus may be made to a borrower and its related entities if the loans are fully secured by readily marketable securities. At March 31, 1999, our limit on loans to one borrower was approximately $21.6 million (15% unimpaired capital and surplus). At March 31, 1999, we had not made any loans to any one borrower, including persons or entities related to the borrower, exceeding the limitation.

    ASSET QUALITY AND NONPERFORMING ASSETS. During the years ended December 31, 1998 and 1997 and the three months ended March 31, 1999, we did not have any significant loans on nonaccrual status, significant loans past due 90 days or more or restructured loans.

    CONCENTRATIONS OF CREDIT RISK. At December 31, 1998, a majority of our loans were with customers residing in the Western and Southeastern United States. At December 31, 1997, all of our loans were with customers residing in the Southeastern United States.

    ALLOWANCE FOR LOAN LOSSES. The allowance for loan losses is maintained at a level management considers adequate to provide for probable losses in the loan portfolio. As the majority of our portfolio is purchased, we make an estimate of the loss inherent in the purchased portfolio based on industry statistics and record an allowance for loan losses by adjusting the premium associated with the purchased loans. We periodically review the adequacy of the allowance based upon reviews of individual loans and loan pools, recent loss experience, current economic conditions, the risk characteristics of the various pools of loans, or individual loans, industry statistics and other pertinent factors. If we note a decline in credit quality for a specific loan pool or a loan, we record an additional allowance through a charge to the provision for loan losses. Loans that we deem uncollectible are charged to the allowance. We also add provisions for loan losses and recoveries on loans previously charged off to the allowance.

    Although we use the best information available to make determinations with respect to the provisions for loan losses, additional provisions for loan losses may be necessary in the future should economic or other conditions change substantially. In addition, the Office of Thrift Supervision, as an integral part of the examination process, periodically reviews our allowance for loan losses. The agency may require us to recognize additions to the allowance based on their judgments about the information available to them at the time of their examination.

    The following table sets forth an analysis of our allowance for loan losses during the years ended December 31, 1997 and 1998:

                                                                           DECEMBER 31,
                                                                       --------------------
                                                                         1997       1998
                                                                       ---------  ---------
Balance--Beginning of year...........................................  $  --      $ 453,444
                                                                       ---------  ---------
  Allowances recorded in connection with the purchase of loan
    pools............................................................     --      3,585,926
  Provision for loan losses..........................................    471,706     20,132
                                                                       ---------  ---------
  Loans charged off:
    Residential mortgages............................................     --       (326,852)
    Equipment leases.................................................     (8,477)   (31,492)
    Auto.............................................................     --       (171,006)
    Home equity lines................................................     --        (44,230)
    Other............................................................     (9,785)   (13,558)
                                                                       ---------  ---------
    Total loans charged off..........................................    (18,262)  (587,138)
                                                                       ---------  ---------
Balance--End of year.................................................  $ 453,444  $3,472,364
                                                                       ---------  ---------
                                                                       ---------  ---------
Allowances for loan losses as a percent of total loans outstanding...       1.01%      1.24%
                                                                       ---------  ---------
                                                                       ---------  ---------

    The following table sets forth information concerning the allocation of our allowance for loan losses by loan category at December 31, 1997 and 1998:

                                                               DECEMBER 31, 1997             DECEMBER 31, 1998
                                                          ---------------------------  -----------------------------
                                                                        PERCENT OF                     PERCENT OF
                                                                       LOANS IN EACH                  LOANS IN EACH
                                                                        CATEGORY TO                    CATEGORY TO
                                                            AMOUNT      TOTAL LOANS       AMOUNT       TOTAL LOANS
                                                          ----------  ---------------  ------------  ---------------
Residential mortgages...................................  $   46,425          31.0%    $  1,844,473          51.4%
Construction............................................      52,400          12.0           38,000          10.0
Commercial..............................................     112,887          10.0           81,935           3.1
Home equity lines.......................................      48,951           9.8        1,484,221          31.8
Auto....................................................     179,984          32.6            8,978           2.8
Other...................................................      12,797           4.6           15,297           0.9
                                                          ----------         -----     ------------         -----
                                                          $  453,444         100.0%    $  3,472,364         100.0%
                                                          ----------         -----     ------------         -----
                                                          ----------         -----     ------------         -----

    INVESTMENT SECURITIES. Our investment policy, as established by the Board of Directors, is designed primarily to provide and maintain liquidity and to generate a favorable return on investments without incurring undue interest rate risk, credit risk and investment portfolio asset concentrations. Our investment policy is currently implemented by the investment committee within the parameters set by the Board of Directors.

    We are authorized to invest in obligations issued or fully guaranteed by the United States government, certain federal agency obligations, certain time deposits, negotiable certificates of deposit issued by commercial banks and other insured financial institutions, investment grade corporate debt securities and other specified investments.

    Securities classified as available for sale are reported at fair value, with unrealized gains and losses, net of tax, excluded from earnings and reported in other comprehensive income. At March 31, 1999 and December 31, 1998 and 1997, all of our investment securities were classified as available for sale. At March 31, 1999 and December 31, 1998 and 1997, investments in the debt and/or equity securities of any one issuer did not exceed more than 10% of our shareholders' equity.

    The following tables set forth certain information relating to our available-for-sale securities at December 31, 1997 and 1998 and March 31, 1999:

                                                                               DECEMBER 31, 1997
                                                             ------------------------------------------------------
                                                                              GROSS
                                                             ---------------------------------------

                                                                                                        ESTIMATED
                                                               AMORTIZED    UNREALIZED   UNREALIZED       FAIR
                                                                 COST          GAINS       LOSSES         VALUE
                                                             -------------  -----------  -----------  -------------
Collateralized mortgage obligations........................  $   8,127,863   $  --        $  --       $   8,127,863
U.S. government agencies obligations.......................     10,009,346      --           83,063       9,926,283
                                                             -------------  -----------  -----------  -------------
                                                             $  18,137,209   $  --        $  83,063   $  18,054,146
                                                             -------------  -----------  -----------  -------------
                                                             -------------  -----------  -----------  -------------

                                                                               DECEMBER 31, 1998
                                                             ------------------------------------------------------
                                                                              GROSS
                                                             ---------------------------------------

                                                                                                        ESTIMATED
                                                               AMORTIZED    UNREALIZED   UNREALIZED       FAIR
                                                                 COST          GAINS       LOSSES         VALUE
                                                             -------------  -----------  -----------  -------------
Collateralized mortgage obligations........................  $  58,330,285   $  --        $   2,045   $  58,328,240
U.S. government agencies obligations.......................        882,442      --              264         882,178
Habitat bonds and other....................................        254,644      --           --             254,644
                                                             -------------  -----------  -----------  -------------
                                                             $  59,467,371   $  --        $   2,309   $  59,465,062
                                                             -------------  -----------  -----------  -------------
                                                             -------------  -----------  -----------  -------------

                                                                               MARCH 31, 1999
                                                           -------------------------------------------------------
                                                                            GROSS
                                                           ----------------------------------------

                                                                                                       ESTIMATED
                                                             AMORTIZED    UNREALIZED    UNREALIZED       FAIR
                                                               COST          GAINS        LOSSES         VALUE
                                                           -------------  -----------  ------------  -------------
Collateralized mortgage obligations......................  $  80,400,316   $  --       $  1,010,503  $  79,389,813
U.S. government agencies obligations.....................        668,004      --              1,956        666,048
Habitat bonds and other..................................        254,698      --            --             254,698
                                                           -------------  -----------  ------------  -------------
                                                           $  81,323,018   $  --       $  1,012,459  $  80,310,559
                                                           -------------  -----------  ------------  -------------
                                                           -------------  -----------  ------------  -------------

    The following table sets forth the amount of our investment securities, which mature during each of the periods indicated, and the weighted average yields for each range of maturities at December 31, 1998. The actual maturity of our investment securities may differ from contractual maturity as certain of our investment securities are subject to call provisions, which allow the issuer to accelerate the maturity date of the security:

                                                                               CONTRACTUALLY MATURING
                                                                 ---------------------------------------------------
                                                                               WEIGHTED      GREATER      WEIGHTED
                                                                     5-10       AVERAGE       THAN         AVERAGE
                                                                    YEARS        YIELD      10 YEARS        YIELD
                                                                 ------------  ---------  -------------  -----------
Collateralized mortgage obligations............................  $  5,986,729       6.96% $  52,341,511        6.82%
U.S. government agencies obligations...........................       --          --            882,178        7.54
Habitat bonds and other........................................       --          --            254,644        3.50
                                                                 ------------  ---------  -------------  -----------
                                                                 $  5,986,729       6.96% $  53,478,333        6.71%
                                                                 ------------  ---------  -------------  -----------
                                                                 ------------  ---------  -------------  -----------

SOURCES OF FUNDS

    GENERAL. Our primary sources of funds are deposits, borrowings, prepayments and maturities of outstanding loans, sales of loans, maturities of investment securities and other short-term investments and funds provided from operations. While scheduled loan payments and maturing investment securities and short-term investments are relatively predictable sources of funds, deposit flows and loan prepayments are greatly influenced by general interest rates, economic conditions and competition. We invest excess funds in overnight deposits and other short-term interest-earning assets. We can use cash generated through the retail deposit market, our traditional funding source, to offset the cash utilized in investing activities. Our available-for-sale securities and short-term interest-earning assets can also be used to provide liquidity for lending and other operational requirements. As an additional source of funds, we had $40.0 million of availability under existing line of credit agreements at March 31, 1999. See note 8 of the notes to our consolidated financial statements.

    DEPOSITS. Our deposit products include a broad selection of deposit instruments, including commercial checking accounts, negotiable order of withdrawal accounts, money market accounts and term certificate accounts. Deposit account terms vary, with the principal differences being the minimum balance required, the time periods the funds must remain on deposit and the interest rate.

    We utilize nontraditional marketing methods to attract new customers and savings deposits. Our target market includes internet users, on-line shoppers and special niche customers. We market our products and services by placing banner advertisements on portals and Web sites that we believe will attract our target customers. We also derive a marketing benefit from media coverage. Additionally, we continually seek to form product and marketing alliances with other financial services providers to broaden our product and service offerings and appeal to a broader customer base.

    We are competitive in the types of accounts and range of interest rates we offer on our deposit products. Our deposit levels have increased during the years ended December 31, 1998 and 1997, primarily as a result of competitive rates we offer and internet advertising. The weighted average interest rate paid during the years ended December 31, 1998 and 1997 was 5.77% and 5.17%, respectively. Although market demand generally dictates which deposit maturities and rates will be accepted by the public, we intend to continue to promote checking and negotiable order of withdrawal accounts as well as longer term certificates of deposit to the extent possible and consistent with asset and liability management goals.

    The following table sets forth the dollar amount of deposits and weighted average interest rates in the various types of deposit programs offered by us at December 31, 1997 and 1998 and March 31, 1999, respectively:

                                                                                                                    MARCH 31,
                                        DECEMBER 31, 1997                          DECEMBER 31, 1998                  1999
                             ----------------------------------------  -----------------------------------------  -------------
                                                           WEIGHTED                                   WEIGHTED
                                                            AVERAGE                                    AVERAGE
                                                           INTEREST                                   INTEREST
                                AMOUNT      PERCENTAGE       RATE         AMOUNT       PERCENTAGE       RATE         AMOUNT
                             ------------  -------------  -----------  -------------  -------------  -----------  -------------
Demand checking accounts...  $    293,054          0.5%          N/A   $   9,285,540          3.3%          N/A   $  10,327,320
Interest bearing:
  NOW accounts.............     1,573,283          2.7          3.28%      6,090,704          2.1          3.49%      9,201,428
  Money market.............    36,534,967         62.2          5.51%     65,325,880         23.0          5.13%     98,162,882
Certificate of deposit
  under $100,000...........    16,662,365         28.4          6.22%    197,162,916         69.5          5.74%    199,370,410
Certificate of deposit over
  $100,000.................     3,663,094          6.2          6.22%      5,724,111          2.1          5.74%  $  15,616,294
                             ------------        -----                 -------------        -----                 -------------
    Total deposits.........  $ 58,726,763        100.0%                $ 283,589,151        100.0%                $ 332,678,334
                             ------------        -----                 -------------        -----                 -------------
                             ------------        -----                 -------------        -----                 -------------


                                             WEIGHTED
                                              AVERAGE
                                             INTEREST
                              PERCENTAGE       RATE
                             -------------  -----------
Demand checking accounts...          3.1%          N/A
Interest bearing:
  NOW accounts.............          2.8          3.38%
  Money market.............         29.5          5.12%
Certificate of deposit
  under $100,000...........         59.9          5.44%
Certificate of deposit over
  $100,000.................          4.7          5.44%
                                   -----
    Total deposits.........        100.0%
                                   -----
                                   -----

    The following table presents the average balance of each deposit type and the average rate paid on each deposit type for the years ended December 31, 1997 and 1998, respectively:

                                                                     YEAR ENDED                  YEAR ENDED
                                                                    DECEMBER 31,                DECEMBER 31,
                                                                        1997                        1998
                                                             --------------------------  ---------------------------
                                                                AVERAGE       AVERAGE       AVERAGE        AVERAGE
                                                                BALANCE      RATE PAID      BALANCE       RATE PAID
                                                             -------------  -----------  --------------  -----------
Demand checking accounts...................................  $     300,000         N/A   $    2,730,769         N/A
NOW accounts...............................................      1,728,571        3.28%       5,423,077        1.96%
Money market...............................................     33,328,571        5.51%      46,015,385        5.48%
Certificates of deposit under $100,000.....................     11,433,435        6.22%     122,354,337        6.04%
Certificates of deposit over $100,000......................      2,209,423        6.22%       3,814,894        6.04%

    The following table shows maturity information for our certificates of deposit at December 31, 1998:

                                                               MATURITY DATE
                                           -----------------------------------------------------
                                              ONE YEAR        1 TO 2        2 TO 3      3 TO 4
                                              OR LESS         YEARS         YEARS        YEARS        TOTAL
                                           --------------  ------------  ------------  ---------  --------------
4.01--6.00%..............................  $  169,227,411  $  1,128,734  $  5,189,478  $  60,000  $  175,605,623
6.01--8.00%..............................      27,281,404       --            --          --          27,281,404
                                           --------------  ------------  ------------  ---------  --------------
    Total................................  $  196,508,815  $  1,128,734  $  5,189,478  $  60,000  $  202,887,027
                                           --------------  ------------  ------------  ---------  --------------
                                           --------------  ------------  ------------  ---------  --------------

    The following table sets forth the maturities of our certificates of deposit having principal amounts of $100,000 or more at December 31, 1998:

Within three months.............................................  $3,011,146
Over three months through six months............................    421,451
Over six months through one year................................  1,782,206
Over one year...................................................    509,308
                                                                  ---------
    Total certificates of deposit with balance of $100,000 or
      more......................................................  $5,724,111
                                                                  ---------
                                                                  ---------

    CAPITAL RESOURCES. We are subject to various regulatory capital requirements administered by the federal banking agencies. Our failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on our consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, we must meet specific capital guidelines that involve quantitative measures of our assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. Our capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings and other factors. In addition, under regulatory guidelines, Net.B@nk, our banking subsidiary, may not pay a dividend to Net.B@nk, Inc., if doing so would cause Net.B@nk to be less than adequately capitalized, as defined below.

    Quantitative measures established by regulation to ensure capital adequacy require Net.B@nk to maintain minimum amounts and ratios, as set forth in the table below. Net.B@nk's primary regulatory agency, the Office of Thrift Supervision, requires Net.B@nk to maintain minimum ratios of tangible capital to tangible assets of 1.5%, core capital to tangible assets of 3.0% and total risk-based capital to risk-weighted assets of 8.0%. We believe that as of December 31, 1998 Net.B@nk met all the capital adequacy requirements to which it was subject.

    As of December 31, 1998, the most recent notification from the Office of Thrift Supervision categorized Net.B@nk as well capitalized under the regulatory framework for prompt corrective action. To be well capitalized Net.B@nk must maintain minimum total risk-based, Tier I risk-based and Tier I leverage ratios as set forth in the table. No conditions or events have occurred since that notification that we believe would change Net.B@nk's category.

    On February 10, 1999, we received net proceeds of approximately $105.0 million from the sale of 7,290,000 shares of our common stock in a public offering.

    Net.B@nk's actual capital amounts and ratios as of December 31, 1997 and 1998, are as follows (dollars in thousands):

                                                                                                     TO BE
                                                                                                 CATEGORIZED AS
                                                                            FOR CAPITAL        "WELL CAPITALIZED"
                                                         ACTUAL          ADEQUACY PURPOSES         BY THE OTS
                                                  --------------------  --------------------  --------------------
                                                   AMOUNT      RATIO     AMOUNT      RATIO     AMOUNT      RATIO
                                                  ---------  ---------  ---------  ---------  ---------  ---------
DECEMBER 31, 1997:
Total capital (to risk-weighted assets).........  $  23,652      47.8%  $   3,956       8.0%  $   4,948      10.0%
Core capital (to tangible assets)...............  $  23,735      28.3%  $   2,517       3.0%  $   4,196       5.0%
Tangible capital (to tangible assets)...........  $  23,735      28.3%  $   1,259       1.5%        N/A        N/A
Tier I capital (to risk-weighted assets)........  $  23,735      48.0%        N/A        N/A  $   2,969       6.0%

DECEMBER 31, 1998:
Total capital (to risk-weighted assets).........  $  38,297     15.36%  $  19,947       8.0%  $  24,934      10.0%
Core capital (to tangible assets)...............  $  35,996      9.31%  $  11,595       3.0%  $  19,325       5.0%
Tangible capital (to tangible assets)...........  $  35,996      9.31%  $   5,798       1.5%        N/A        N/A
Tier I capital (to risk-weighted assets)........  $  35,996     14.44%        N/A        N/A  $  14,960       6.0%

    At March 31, 1999, Net.B@nk had total, core, tangible and Tier I capital ratios of 35.81%, 24.64%, 24.64% and 35.24%, respectively.

    Under current Office of Thrift Supervision regulations, Net.B@nk may pay dividends and make other capital distributions after giving notice to the Office of Thrift Supervision.

    During the year ended December 31, 1998, Net.B@nk, Inc. and its sole subsidiary, Net.B@nk, entered into line of credit agreements with The Bankers Bank. Net.B@nk, Inc. is a party to one such agreement and its sole subsidiary, Net.B@nk, is a party to two such agreements. Under the terms of our agreement that expired on October 20, 1998, Net.B@nk, Inc. could borrow 50.0% of the tangible equity of Net.B@nk, up to $17.0 million, using the stock of Net.B@nk as collateral. Any amounts borrowed under this line had interest at a fixed rate of 8.0% per annum. During the year ended December 31, 1998, Net.B@nk borrowed and repaid $12.0 million under the line. Under the terms of the other two agreements, Net.B@nk may borrow $5.0 million under an unsecured general purpose line and 99.0% of the value of its investment securities under another line. Both of the lines bear interest at 25 basis points above the Federal Funds rate, or 5.0%, at December 31, 1998. Under these agreements at December 31, 1998, Net.B@nk had an outstanding borrowing of $20.0 million with no stated maturity secured by investment securities.

    During the three months ended March 31, 1999, Net.B@nk repaid $20.0 million of borrowings outstanding under its line of credit agreement with The Bankers Bank and $20.0 million under one of its line of credit agreements with the Federal Home Loan Bank.

    As of March 31, 1999, Net.B@nk had borrowed $20.0 million from the Federal Home Loan Bank at a fixed rate of 4.43%. The borrowing is callable at the second anniversary date. If not called at the second anniversary date, the borrowing extends for an additional three years at 4.43%. Also, Net.B@nk has borrowed $25.0 million from the Federal Home Loan Bank at a fixed rate of 4.64%. The borrowing is callable at the second anniversary date. If not called at the second anniversary date, the borrowing extends for an additional eight years at 4.64%. These borrowings are secured by Net.B@nk's investment securities.

NEW ACCOUNTING PRONOUNCEMENTS

    As of January 1, 1998, we adopted Statement of Financial Accounting Standards 130, REPORTING COMPREHENSIVE INCOME, and restated prior periods to conform to the presentation required by

SFAS 130. SFAS 130 establishes new rules for the reporting and display of comprehensive income and its components. SFAS 130 requires unrealized gains or losses, net of tax, on our available-for-sale securities, which prior to adoption were reported separately in shareholders' equity, to be included in other comprehensive income. The adoption of SFAS 130 had no impact on our net income or shareholders' equity.

    As of April 1, 1998, our adopted Statement of Position 98-1, ACCOUNTING FOR THE COSTS OF COMPUTER SOFTWARE DEVELOPED OR OBTAINED FOR INTERNAL USE. SOP 98-1 allows for the capitalization of costs related to the development and implementation of software obtained for internal use including materials, payroll and interest costs once the criteria of the SOP have been met. As of December 31, 1998, $592,402 of these related costs had been capitalized.

    As of December 31, 1998, we adopted Statement of Financial Accounting Standards 131, DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION. SFAS 131 establishes annual and interim reporting standards for an enterprise's business segments and related disclosures about its products, services, geographic areas and major customers. The adoption of SFAS 131 had no effect on our financial statements for the year ended December 31, 1998 because we only had one reportable segment.

    In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES. SFAS 133 establishes standards for derivative instruments and hedging activities and requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. SFAS 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. The adoption of SFAS 133 is not expected to have a significant effect on our financial statements.

YEAR 2000

    We are working to resolve the potential impact of the year 2000 on the ability of the computerized information systems we use to accurately process information that may be date sensitive. Any of the programs we or our service providers use that recognize a date using "00" as the year 1900 rather than the year 2000 could result in errors or system failures that could ultimately cause us or our service providers to become unable to process customer transactions. This would require us to cease operations pending resolution of the problem. Such an eventuality would materially adversely affect our business, financial condition and results of operations. Accordingly, we are devoting significant attention to identifying year 2000 issues and testing our in-house and external systems for year 2000 compliance. To date, we have incurred year 2000 remediation costs of approximately $21,000 and have budgeted approximately $35,000 for total remediation costs. We have been utilizing working capital to fund our year 2000 compliance program and anticipate that we will continue to do so.

    We began testing our in-house information technology systems during the second quarter of 1998 and completed this testing during the third quarter of 1998. We have not identified, and do not anticipate, any significant risks or issues relating to non-information technology systems.

    We are also assessing the year 2000 compliance of our outside vendors and service providers. Because we primarily contract with outside vendors for our computer application programs, we believe our principal risk relating to year 2000 issues lies in the potential inability of those vendors to process date sensitive information involving the year 2000. We began testing the systems provided by these vendors for year 2000 compliance in the third quarter of 1998 and have an Office of Thrift Supervision-mandated completion date of June 30, 1999. In addition, we are contacting each of our vendors to obtain a commitment that they are or will timely be year 2000 compliant. If such assurances are not forthcoming, or if we believe for any reason that any of our vendors will not be year 2000 compliant when required, we plan to contract with other vendors that would be able to provide similar services at similar costs. Although we cannot offer any assurances, we believe that such vendors are and will be available. Alternatively, we could bring the outsourced services in-house by licensing the applicable software and converting it to run on our platforms or form a correspondent relationship with an unaffiliated year 2000 compliant bank that could service our customers and accounts until we could provide such services on a year 2000 compliant basis. We believe we could implement any of the foregoing contingency plans without a material interruption in our business and without a material adverse effect on our financial condition, results of operations or cash flows.

QUARTERLY FINANCIAL DATA (UNAUDITED)

    Quarterly financial data for the years ended December 31, 1997 and 1998 and the three months ended March 31, 1999 is summarized as follows (in thousands, except per share amounts):

                                                                            FIRST     SECOND      THIRD      FOURTH
                                                                           QUARTER    QUARTER    QUARTER     QUARTER
                                                                          ---------  ---------  ---------  -----------
1997
Interest income.........................................................  $       6  $  --      $     902   $   1,315
Interest expense........................................................        103         37        465         655
                                                                          ---------  ---------  ---------  -----------
  Net interest income (loss)............................................        (97)       (37)       437         660
                                                                          ---------  ---------  ---------  -----------
Provision for loan losses...............................................     --         --            392          80
                                                                          ---------  ---------  ---------  -----------
  Net interest income (loss) after provision for loan losses............        (97)       (37)        45         580
Noninterest income......................................................     --         --             30          33
Noninterest expense.....................................................      1,703      1,383      1,593       1,452
                                                                          ---------  ---------  ---------  -----------
  Net loss..............................................................  $  (1,800) $  (1,420) $  (1,518)  $    (839)
                                                                          ---------  ---------  ---------  -----------
                                                                          ---------  ---------  ---------  -----------
Basic and diluted net loss per common and common
  equivalent share outstanding..........................................  $   (0.48) $   (0.37) $   (0.11)  $   (0.05)
                                                                          ---------  ---------  ---------  -----------
                                                                          ---------  ---------  ---------  -----------

1998
Interest income.........................................................  $   2,207  $   4,253  $   5,284   $   6,343
Interest expense........................................................      1,304      2,714      3,220       4,186
                                                                          ---------  ---------  ---------  -----------
  Net interest income...................................................        903      1,539      2,064       2,157
                                                                          ---------  ---------  ---------  -----------
Provision for loan losses...............................................          4          6          6           4
                                                                          ---------  ---------  ---------  -----------
  Net interest income after provision for loan losses...................        899      1,533      2,058       2,153
Noninterest income......................................................        123        104        190         266
Noninterest expense.....................................................      1,173      1,397      1,290       1,327
                                                                          ---------  ---------  ---------  -----------
  Income (loss) before income taxes.....................................       (151)       240        958       1,092
                                                                          ---------  ---------  ---------  -----------
Income tax benefit (expense)............................................     --          3,029       (345)       (359)
                                                                          ---------  ---------  ---------  -----------
  Net income (loss).....................................................  $    (151) $   3,269  $     613   $     733
                                                                          ---------  ---------  ---------  -----------
                                                                          ---------  ---------  ---------  -----------
Basic net income (loss) per common and common equivalent share
  outstanding...........................................................  $   (0.01) $    0.18  $    0.03   $    0.04
                                                                          ---------  ---------  ---------  -----------
                                                                          ---------  ---------  ---------  -----------
Diluted net income (loss) per common and common equivalent share
  outstanding...........................................................  $   (0.01) $    0.17  $    0.03   $    0.04
                                                                          ---------  ---------  ---------  -----------
                                                                          ---------  ---------  ---------  -----------

                                                                            FIRST
                                                                           QUARTER
                                                                          ---------

1999
Interest income.........................................................  $   7,558
Interest expense........................................................      4,560
                                                                          ---------
  Net interest income...................................................      2,998
                                                                          ---------
Provision for loan losses...............................................         50
                                                                          ---------
  Net interest income after provision for loan losses...................      2,948
Noninterest income......................................................        246
Noninterest expense.....................................................      2,147
                                                                          ---------
  Income before income taxes............................................  $   1,046
Income tax expense......................................................       (355)
                                                                          ---------
  Net income............................................................  $     692
                                                                          ---------
                                                                          ---------
Basic and diluted net income per common and common equivalent share
  outstanding...........................................................  $    0.03
                                                                          ---------
                                                                          ---------

    Basic and diluted net income (loss) per common and common equivalent share have been calculated based on the weighted average number of shares outstanding during the quarter in accordance with SFAS 128. Potential common shares have not been included in the calculation related to those quarters with a net loss because they were antidilutive. All previously reported per share amounts have been restated to conform to SFAS 128. The total for the quarters differs from the net loss per share as shown on the statement of operations because of the issuance of common shares during the year of 1997. On April 13, 1999, we declared a 3 for 1 split of our common stock effected in the form of a stock dividend payable on May 14, 1999 to shareholders of record as of the close of business on April 23, 1999. All references to share and per share amounts have been retroactively adjusted to reflect the split.

                                    BUSINESS

OVERVIEW

    Net.B@nk, our sole subsidiary, is the largest federally-insured bank operating exclusively on the internet. Our mission is to profitably provide a broad range of banking and financial services to the growing number of internet users. Our low cost branchless business model allowed us to attain profitability within a year of acquiring our bank charter and to continue to maintain profitability while passing along our operating cost savings to customers in the form of attractive interest rates and low fees. We strive to maintain high asset quality by employing conservative credit policies. We plan to attract new accounts through national awareness of the Net.B@nk brand name and to capitalize on increasing consumer use of the internet.

    During 1998, our customer accounts grew from 4,755 to 17,408, deposits grew from $58.7 million to $283.6 million and total assets grew from $93.2 million to $388.4 million. During 1998, we added an average of 1,054 net customer accounts per month. At March 31, 1999, we had 24,634 customer accounts, $332.7 million in deposits and $526.5 million in total assets. During the four months ended April 30, 1999, we added an average of over 2,900 net customer accounts per month with 4,865 added in April alone. We believe our growth is attributable to our expanded marketing program, increasing consumer use of the internet and our ability to offer a broad array of convenient, cost-effective, secure banking services to this growing customer base.

    The following charts demonstrate the growth in our total customer accounts, checking accounts, deposits and assets:

EDGAR REPRESENTATION OF DATA POINTS USED IN
PRINTED GRAPHIC
         NUMBER OF CUSTOMER ACCOUNTS

12/31/97 TO 3/31/99 GROWTH: 418%
12/97                                       4,755
3/98                                        8,416
6/98                                       11,823
9/98                                       14,634
12/98                                      17,408
3/99                                       24,634

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

     NUMBER OF CHECKING ACCOUNTS

12/31/97 tO 3/31/99 GROWTH: 403%
Date                                    Accounts
12/97                                      1,236
3/98                                       1,613
6/98                                       1,971
9/98                                       2,284
12/98                                      3,293
3/99                                       6,219

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             DEPOSITS

(IN MILLIONS)
12/31/97 TO 3/31/99 GROWTH: 464%
12/97                                      $59
3/98                                      $129
6/98                                      $187
9/98                                      $241
12/98                                     $284
3/99                                      $333

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           TOTAL ASSETS

(IN MILLIONS)
12/31/97 TO 3/31/99 GROWTH: 467%
12/97                                      $93
3/98                                      $164
6/98                                      $247
9/98                                      $283
12/98                                     $388
3/99                                      $527

    Since our equity offering in February 1999, we have continued to experience rapid growth in our business and have entered into several new programs to expand and improve our operational and product capabilities. Since February 1999, we have initiated the following:

    - EXPANDED MARKETING PROGRAM. We embarked on a new marketing program that has been highly successful in reaching our targeted audience and has resulted in a significant increase in checking accounts. We believe this growth in our checking account base indicates growing customer willingness to move their everyday banking activities to Net.B@nk and will result in long-term customer relationships. Furthermore, we believe that our checking account customers will visit our Web site more frequently and spend more time on our Web site, allowing us to cross-sell a variety of other products and services.

    - SERVICING AGREEMENT WITH PNC BANK CORP. We entered into a consumer loan processing and servicing agreement with PNC Bank Corp. This agreement will allow us to offer consumer loan products on-line. PNC will provide origination and loan servicing for these consumer loans as well as substantially all consumer loans for which we retain servicing rights on a scalable basis and at a favorable cost.

    - IMPROVED CUSTOMER SERVICE. We increased our customer support staff by over 70% in order to maintain high-quality customer service. We have also invested in advanced technology and implemented new procedures in order to continually improve the quality and responsiveness of our customer service.

    - STRENGTHENED LENDING AND FINANCIAL OPERATIONS. We expanded our mortgage lending capabilities through a mortgage loan origination partnership with Virtuallender.com. We strengthened our lending and financial operations by adding several individuals to our professional staff. Additionally, we have significantly increased our loan portfolio while continuing to maintain a conservative lending and investment strategy.

INDUSTRY BACKGROUND

    THE INTERNET. The internet enables millions of people worldwide to access news and information, communicate with each other and conduct business electronically. According to International Data Corporation, the number of worldwide internet users is projected to grow from an estimated 159.3 million in 1998 to an estimated 410.4 million by 2002. Additionally, Jupiter Communications estimates that 37.6 million United States households were on-line in 1998 and that an estimated 62.6 million households are expected to be on-line in 2002. On-line households are those that have access to the Web, use a consumer on-line service or send e-mail.

    The internet has become a significant marketplace for buying and selling goods and services. International Data Corporation forecasts that total worldwide commerce on the internet will grow from an estimated $50.4 billion in 1998 to an estimated $733.6 billion in 2002. With the emergence of the internet as a globally accessible, fully interactive medium, many companies that have traditionally conducted business in person, through the mail or over the telephone are increasingly conducting business electronically. Many consumers are showing strong preferences for transacting certain types of business, such as paying bills, booking airline tickets, trading securities and purchasing consumer products, electronically rather than in person or over the telephone. Individuals can now conduct these transactions virtually anywhere at any time. Many consumers have embraced self-directed on-line transactions because such transactions can be faster, less expensive and more convenient than transactions conducted through a teller or an ATM.

    In addition to its use as a general commercial medium, the internet has rapidly emerged as an innovative means of providing financial services. As finance-related Web sites continue to grow in popularity, many companies are increasingly offering a variety of financial services, including credit cards, brokerage services, insurance products and banking services, via the internet.

    ELECTRONIC BANKING. The growth in internet commerce has prompted the development of electronic banking delivery systems. These forms of electronic delivery systems provide convenience for customers and allow financial institutions to lower their overhead costs. The two types of electronic banking currently available, PC-based home banking and internet banking, are very different. The characteristics of each are as follows:

    - PC-BASED HOME BANKING. PC-based home banking requires PC-based financial services software products such as Intuit's QUICKEN, Microsoft's MONEY or a bank's proprietary software. Each product carries its own set of instructions that the customer must learn before commencing any banking transactions. The software resides on the customer's PC along with his or her account data and requires a dial-up modem and manual downloading. Consequently, customers must conduct PC-based home banking from the PC containing the customer's software and account data. Customers generally must back up their account data at frequent intervals to counteract the risk of losing data. Because the customer must connect with the financial institution via modem and download his or her account data, real-time transactions are not generally possible.

    - INTERNET BANKING. Unlike PC-based home banking, internet banking requires only a secure Web browser for access to the internet and the financial institution. Internet banking requires no particular software and does not restrict the customer's operations to the location of his or her PC. Instead, the customer accesses the financial institution through the internet and deposits or transfers funds, pays bills or transacts other business on a real-time basis. In contrast, account data remains stored on Net.B@nk's secure server at all times, protected by technology designed specifically to safeguard such information. No downloading or back-up is required, as our server backs up all data and transactions on a continuous basis. With internet banking, the information presented to the customer remains current at all times.

    The use of electronic banking delivery systems, and particularly internet banking, is growing as consumers find that electronic banking is both convenient and cost-effective. According to Jupiter Communications, the number of on-line banking households in the United States is projected to grow from an estimated
6.6 million in 1998 to an estimated 17.1 million in 2002.

    INTERNET DEMOGRAPHICS. Demographic surveys indicate that internet users represent an ideal target market for internet banking. Recent studies by Jupiter Communications revealed that, in the United States, approximately 47% of on-line users are college graduates and that approximately 37% are engaged in professional or managerial occupations. The survey also indicated that the largest group on-line is adults aged 19 to 34, that approximately 86% of on-line users are under the age of 50 and that 43% of the on-line audience earns over $60,000 per year. The attractive demographics of internet users facilitate the growth of internet banking. Internet users tend to be young and mobile and thus more inclined to be comfortable with and receptive to the convenience of on-line commercial transactions. We believe that as internet users enter their prime earnings and savings years, there will be an increased demand for high-yielding savings products. Additionally, internet users tend to be professionals with limited amounts of discretionary time and are attracted to the convenience of "one-stop shopping" for a full range of financial services.

THE NET.B@NK SOLUTION

    As the first federally-insured bank to operate solely on the internet, we believe we have a first mover advantage relative to on-line banks with less extensive market presence and less established operating histories. In addition, we have a competitive cost advantage over traditional banks. We also believe our established position in the marketplace provides us with a competitive advantage in view of the lead time required for new competitors to obtain a charter and start an internet bank. We intend to continue to capitalize on this advantage by aggressively seeking new customers in order to further build market share.

    Our customer demographics parallel those of the general internet population and illustrate Net.B@nk's appeal to households with relatively high incomes. According to John H. Harland Company, as of September 1998, our customers had an average age of 44 and a median annual household income in excess of $50,000. We are ideally positioned to participate in the rapid growth of the internet and on-line banking based on our:

    - ATTRACTIVE INTEREST RATES AND LOW FEES. Our operating costs are generally lower than those of traditional "bricks and mortar" banks because we do not require a traditional branch network to generate deposits and conduct operations. We pass our savings in operating costs on to customers by offering attractive interest rates and low fees in order to generate deposits without sacrificing profit margins. We believe our unique business model differentiates Net.B@nk from traditional banks offering internet banking services because traditional banks frequently offset the incremental expense of their internet banking services by charging additional fees or imposing minimum account balances.

    - CONVENIENCE AND EASE OF ACCESS. We believe we provide customers with a higher level of convenience than can be achieved in a traditional bank branch or through PC-based home banking. The internet allows our customers to conduct banking activities on a real-time, 7-day-a-week, 24-hour-a-day basis from any PC, wherever located, using a secure Web browser. In addition, our Web site is designed to be user-friendly and to expedite customer transactions with Net.B@nk.

    - BROAD SELECTION OF PRODUCTS AND SERVICES. We offer a broad array of products and services that customers would typically expect from a traditional bank. These products and services include checking and money market accounts, certificates of deposit, electronic bill payment, debit cards, credit cards, mortgage loans, business equipment leases and securities brokerage services. We plan to offer consumer loans, including home equity and automobile loans, beginning in the third quarter of 1999. We intend to continue to develop additional products and services such as insurance products, electronic bill presentment and electronic document and image storage in a virtual safe deposit box.

    - HIGH-QUALITY SERVICE AND CUSTOMER SATISFACTION. We continually seek ways to enhance customer satisfaction. In an effort to serve the needs of our customers, we offer services such as electronic bill payment and ATM cards without service charges. We also emphasize responsive, courteous customer service and utilize a fully-trained dedicated staff who respond to inquiries from existing and potential customers and process new accounts. Our customers can access account data and information regarding products and services 24 hours a day and can currently reach our customer service representatives by telephone or e-mail. We strive for the highest level of customer satisfaction and believe the significant growth in our customer base illustrates our ability to meet our customers' needs.

    - ADVANCED SECURITY. A significant barrier to on-line financial transactions has been the secure transmission of confidential information over public networks. We use sophisticated technology to provide what we believe to be among the most advanced security measures currently available in the internet banking industry. All banking transactions are encrypted and all transactions are routed from the internet server through a "firewall" that limits access to the Net.B@nk server. Our systems automatically detect attempts by third parties to access other users' accounts and feature a high degree of physical security, secure modem access, service continuity and transaction monitoring. See "--Security."

GROWTH STRATEGY

    Our objective is to become the leading provider of a full range of on-line financial services. We intend to accomplish this objective by implementing the following strategies:

    - BUILD NATIONAL BRAND AWARENESS THROUGH INCREASED MARKETING EFFORTS. We have significantly expanded our marketing program and are working with nationally known advertising and public relations agencies to build national awareness of the Net.B@nk name through a variety of marketing initiatives. These initiatives include expanding our advertising media to include print and direct mail campaigns; continued advertisement on targeted portals such as Yahoo!, Alta Vista, Infoseek, Lycos, AOL and Excite and Web sites such as Bank Rate Monitor, iVillage and Motley Fool; and the pursuit of strategic alliances with other internet financial service providers.

      To fund these initiatives, we have increased our marketing expenditures from approximately $695,000 for 1998 to a budgeted $6.6 million for 1999. During the first quarter of 1999, we applied approximately $400,000 to our marketing program and added 7,226 new accounts. We plan to increase our print and on-line advertising and continue to explore opportunities in broadcast advertising during the course of the year. Our experience indicates that by expanding our marketing efforts further, we can heighten brand awareness of Net.B@nk on a national scale and significantly increase our customer base. See "--Marketing."

    - LEVERAGE LOW COST STRUCTURE. Our operating costs are generally lower than those of traditional "bricks and mortar" banks because we do not require a traditional branch network to generate deposits and conduct operations. This is demonstrated by our low ratio of annualized fourth quarter 1998 noninterest expenses to average earning assets of 1.7% compared to 4.2% for commercial banks with $300 million to $500 million in assets, as calculated by the FDIC Institution Directory by multiplying the noninterest expenses for the quarter divided by the average earning assets for the quarter by four. Additionally, our ratio of total assets per full-time equivalent employee was $13.9 million as of December 31, 1998 compared to $2.6 million for commercial banks with $300 million to $500 million in assets, based on data provided by the FDIC Institution directory. We pass our operating cost savings on to customers by offering more attractive interest rates on deposit accounts and lower fees than those offered generally by traditional banks. We believe this strategy attracts deposits without sacrificing profit margins. We intend to continue to leverage the fixed-cost aspect of our branchless business model to enhance profitability.

    - OFFER A BROAD ARRAY OF PRODUCTS AND SERVICES. Our objective is to attract customers seeking to combine the convenience of internet banking with the broad array of products and services typically offered by traditional banks. Toward this end, our product and service offerings include checking and money market accounts, certificates of deposit, electronic bill payment, debit cards, credit cards, mortgage loans, business equipment leases and securities brokerage services. We plan to offer consumer loans, including home equity and automobile loans, beginning in the third quarter of 1999. We also intend to continue to develop additional products and services such as insurance products, electronic bill presentment and electronic document and image storage in a virtual safe deposit box. See "--Products and Services."

    - MAINTAIN HIGH ASSET QUALITY. Our loan portfolio strategy is to maintain a conservative loan mix consisting of home mortgage, home equity, consumer, commercial and construction loans with an emphasis on high credit quality. At our current stage of development, it is more cost-effective for us to purchase most of our loans or act as a participating lender with other banks rather than originate our own loans. This strategy decreases our expenses and allows us to reduce our loan loss exposure by diversifying our portfolio. We also emphasize a conservative securities investment strategy by investing in fixed income securities such as United States Treasury obligations, collateralized mortgage obligations and mortgage-backed securities issued by agencies such as Federal National Mortgage Association and Federal Home Loan Mortgage Corporation. See "--Lending and Investment Activities."

    - OUTSOURCE OPERATIONAL FUNCTIONS. To enhance the flexibility and scalability of our operations, we outsource certain principal operational functions to leading service providers such as NCR, BISYS and CheckFree. NCR provides a secure server for the electronic banking software licensed to us by Edify Corporation. CheckFree provides electronic bill payment systems for us and BISYS processes our transactions and interfaces with NCR's secure server. In each of these relationships, we benefit from the service provider's expertise and economies of scale while retaining the flexibility to take advantage of changes in available technology without affecting customer service. We can also respond easily to growth because these third-party service providers have the capacity to process a high volume of transactions. See "--Operations-- Service Providers."

    - GENERATE NONINTEREST INCOME THROUGH CROSS-MARKETING INITIATIVES. To generate additional noninterest income and enhance customer loyalty, we cross-market a variety of non-deposit products. We offer credit cards, mortgage loans, business equipment leases, securities brokerage services and other noninterest income-generating products. We offer these products to existing and potential depositors through various marketing techniques, such as our Web site, e-mail, on-line advertising and direct mailings. This strategy enables us to generate additional earning assets and fee income from a growing customer base.

PRODUCTS AND SERVICES

    DEPOSIT PRODUCTS AND SERVICES. In order to build our customer base, we offer a variety of deposit products at attractive interest rates. We are able to offer attractive interest rates as a result of our low operating costs. We also attract customers by offering convenient services such as free electronic bill payment, overdraft protection and ATM cards. Our deposit products and services include:

    - DEPOSIT PRODUCTS. We offer two types of interest-bearing checking accounts, a money market account and 6-, 12- and 30-month certificates of deposit. We have consistently offered interest rates on our deposit accounts that are higher than the national average.

    - BILL PAYMENT SERVICE. Through services provided by CheckFree, customers can pay their bills on-line through electronic funds transfer or a written draft prepared and sent to the creditor. We do not charge a fee for this service.

    - OVERDRAFT PROTECTION. Overdraft protection is available to all interest checking customers who qualify. Customers with interest checking accounts may apply for overdraft protection on-line for amounts up to $5,000. If a customer has both a money market and an interest checking account, we automatically establish overdraft protection between those accounts.

    - ATM CARDS. Each customer automatically receives a free ATM card when he or she opens an account. Customers can access their accounts at ATMs affiliated with the Cirrus, Honor and Avail networks. We do not charge our own fee for ATM usage, but the operator of the ATM generally imposes fees.

    LENDING PROGRAMS. To generate fee income and provide a convenient service to our customers, we offer on-line loans and credit cards as described below.

    - MORTGAGE LOANS. Our Web site enables customers to obtain interest rate quotes and apply for mortgage loans on-line. We have an agreement with mortgage.com (formerly known as First Mortgage Network), under which we act as a loan originator on their behalf. We have similar agreements with E-loan, Inc., Virtuallender.com and Fidelity Mortgage Services, Inc. under which they forward mortgage applications to us. Applications received directly through our Web site are processed and closed by mortgage.com. Applications received indirectly from mortgage.com, E-loan, Virtuallender.com or Fidelity Mortgage Services are processed by the respective lender, which in turn receives funding from us and closes the loans. We fund each loan that meets our underwriting criteria and sell the loans received directly through our Web site to mortgage.com or, in the case of loans received indirectly, to the lender from which it was received, in each case with the servicing rights released. The loans are presold to the same sources at the time of closing so that we do not bear any material risk of loss. We generally carry loans receivable on our books for an average of approximately 30 days while we await receipt of sale proceeds. During this time, we receive interest income on the outstanding balance at the rate stated in the mortgage note. We also receive a portion of the loan origination fee for providing these funding services. We plan to expand our loan offerings to include home equity

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
      loans, home equity lines of credit and automobile loans. We also originate and retain a small number of home mortgage loans for our own portfolio. See "--Lending and Investment Activities."

    - CREDIT CARDS. We offer our customers Visa and MasterCard credit cards issued by The Bankers Bank for no annual fee. The Bankers Bank carries the credit card loans on its books and we have an income-sharing arrangement with The Bankers Bank. Customers can apply for these credit cards on-line. The cards prominently display the Net.B@nk logo with the Visa or MasterCard emblem appearing in the lower right corner of the card.

    NON-BANKING FINANCIAL SERVICES. To serve as a sole source for the financial services needs of internet users and to generate additional noninterest income, we offer a full range of non-banking financial services designed to attract and retain customers. These services currently include securities brokerage and business equipment leasing services and in the future will include several new services such as insurance products.

    - SECURITIES BROKERAGE SERVICES. We have contracted with UVEST Investment Services, a discount broker, to provide our customers with access to a full line of financial services and investment products. We have a fee-sharing agreement with UVEST Investment Services. Customers can purchase securities without writing checks to their brokers, as trading fees are automatically deducted from their Net.B@nk checking or money market accounts. Investment proceeds are automatically deposited into the customer's Net.B@nk deposit account. Customers enjoy 24-hour on-line access, real-time quotes, low commissions and a professional brokerage staff.

    - BUSINESS EQUIPMENT LEASING. In October 1998, we entered into an agreement with Republic Leasing Company that allows our customers, many of whom are independent business owners or managers, to lease small business equipment through Republic Leasing. We have a fee-sharing agreement with Republic Leasing. Lease amounts range from $5,000 to $500,000 and cover virtually all types of business equipment. Republic Leasing provides advice, comparison quotes and immediate equipment lease financing and holds and services all of its leases.

    FUTURE PRODUCTS AND SERVICES. To generate additional interest and fee income and enhance customer convenience, Net.B@nk plans to introduce a variety of new products and services. We plan to offer consumer loans, including home equity and automobile loans, beginning in the third quarter of 1999. Other future products and services may include insurance products, electronic bill presentment and electronic document and image storage in a virtual safe deposit box.

LENDING AND INVESTMENT ACTIVITIES

    Our loan portfolio strategy is to maintain a conservative loan mix consisting of home mortgage, home equity, consumer and construction loans with an emphasis on high credit quality. At our current stage of development, it is more cost-effective for us to purchase most of our loans or act as a participating lender with other banks rather than originating our own loans. This strategy decreases our expenses and allows us to diversify our portfolio. As we grow, we will continue to develop our portfolio through purchases, participations and direct originations.

    We build our loan portfolio in the following ways:

    - PURCHASES. We acquire most of our loans by purchasing packages of specific types of loans, such as mortgage, home equity and consumer loans, with each package consisting of loans with similar principal amounts, interest rates and asset quality. We also purchase portions of commercial loan pools, with the seller retaining a portion of the loans to decrease our risk. As of March 31, 1999, purchased loans accounted for approximately $259.6 million, or 71.3%, of our loan portfolio.

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
    - PARTICIPATIONS. We act as a participating lender in commercial and large construction loans with varying banks in the Southeast, including The Bankers Bank. We anticipate expanding our participations in construction loans to include loans originated nationwide in order to take advantage of lower prices for these loans in less competitive geographic areas. As of March 31, 1999, participations accounted for approximately $81.2 million, or 22.3%, of our loan portfolio.

    - DIRECT ORIGINATION. We originate a small number of loans directly with our customers. As of March 31, 1999, these loans accounted for approximately $23.3 million, or 6.4%, of our loan portfolio.

    In addition, as described in "--Products and Services," "-- Lending Programs" and "--Mortgage Loans," we have agreements with each of mortgage.com, E-loan, Virtuallender.com, BancMortgage and Fidelity Mortgage Services that provide that we act as a loan originator on their behalf. From May 1998, when we began providing services under the first of these agreements, to March 31, 1999, we funded $258.2 million of loans for third parties. As of March 31, 1999, we had $35.0 million in loan sale proceeds receivable relating to these agreements. In the future, we may retain a portion of such loans for our own portfolio.

    Our loan committee establishes underwriting standards and criteria for our loan portfolio and monitors the portfolio on an ongoing basis. The loan committee applies the same underwriting standards to all of our loans, regardless of how they are originated. We have also retained an outside consulting firm to assist the loan committee in its review of the loan portfolio and to conduct due diligence on purchased loans.

    In addition to loans, we invest deposit funds in various fixed income securities. Our philosophy of high credit quality also guides our investment decisions. Our fixed income securities portfolio is comprised primarily of United States Treasury obligations, collateralized mortgage obligations and mortgage-backed securities issued by agencies such as Federal National Mortgage Association and Federal Home Loan Mortgage Corporation.

CUSTOMER SATISFACTION

    We continually seek ways to enhance customer satisfaction. Offering our customers a high-level of customer service is a top priority of ours and we believe that it is critical to our success. In an effort to serve the needs of our customers, we offer services such as electronic bill payment and ATM cards without service charges. Our customers can access account data and information regarding products and services 24 hours a day and can currently reach our customer service representatives by telephone and e-mail.

    We are committed to investing in customer service. We recently created a managerial position dedicated to customer service and hired an individual with approximately 20 years of experience in customer service and call center management. We have also expanded our customer support staff by over 70% in order to maintain high-quality customer service. We have also invested in technology and implemented new procedures in order to continually improve the quality and responsiveness of our customer service. To optimize our customer service resources, we have designed a user-friendly Web site with a goal of achieving customer self-support. For example, customers can find answers to their "frequently asked questions" and intuitively navigate our Web site.

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
MARKETING

    The goal of our marketing strategy is to make Net.B@nk the leading brand in the internet financial services market. Our marketing strategy is designed to grow our customer base and includes targeted advertising on the internet and other media, developing strategic partnerships that will enhance our product and service offerings, cross-marketing initiatives to existing customers and fostering public relations. Our marketing campaign launched after our February 1999 offering has been highly successful, and we plan to significantly increase our marketing expenses from $695,000 in 1998 to a budgeted $6.6 million for 1999.

    During the first quarter of 1999, we applied approximately $400,000 to our marketing program and added 7,226 new accounts. We plan to increase our print and on-line advertising and continue to explore opportunities in broadcast advertising during the course of the year. We have recently hired additional marketing support staff and believe that a significant increase in our marketing initiatives will enable us to increase our name recognition and grow our customer and deposit base on a national scale.

    ADVERTISING STRATEGIES. We have allocated the majority of our advertising budget to on-line advertising because we believe it is a rapidly growing medium that best reaches our target audience. We currently market our products and services by placing banner ads on portals such as Yahoo!, Alta Vista, Infoseek, Lycos, AOL and Excite and Web sites such as Bank Rate Monitor, iVillage and Motley Fool that our experience indicates will attract our target customers. We have enhanced our ability to monitor the audience that we reach as well as the results of our on-line advertising campaign. For example, we track the number of hits on our Web site that result from a particular advertisement and incorporate our findings into our subsequent marketing efforts.

    We also utilize traditional advertisement media. We have a national print media campaign aimed at increasing brand awareness. Our print media campaign has included a series of advertisements in national newspaper and magazines such as THE WALL STREET JOURNAL, FORBES, PC WORLD and INTERNET LIFE. We added direct mail marketing to our marketing activities and we are evaluating opportunities in broadcast advertising.

    STRATEGIC PARTNERSHIPS. We continually seek to form product and marketing alliances with other internet financial services providers such as Virtuallender.com and E-loan to broaden our product and service offerings and attract a broader customer base. We plan to pursue other marketing alliances such as co-branded credit cards. We believe these alliances provide us with the opportunity to cross-market our products and services to the customers of these financial service providers and to our existing customers.

    PUBLIC RELATIONS. We also derive a marketing benefit from media coverage that we generate through our public relations campaign. We believe this coverage increases the general public's awareness of Net.B@nk and attracts new customers.

COMPETITION

    We believe that the principal competitive factors in the banking industry are market presence, customer service, convenience, product offerings and deposit and loan rates and associated account fees. While the banking industry is highly competitive, we believe we compete effectively with our principal competitors, which are traditional banks, internet banks and other financial services providers. We believe our low cost structure, which allows us to offer attractive interest rates and low fees, gives us a competitive advantage over traditional banks, which must support a physical branch structure. We also believe our operating history and name recognition give us an advantage over other independent internet banks, most of which are still in a relatively early stage of operation. Furthermore, we are able to offer a broader array of products and services than many non-bank financial services providers. However, many of our competitors have larger customer bases, greater name recognition and brand awareness, greater financial and other resources and longer operating histories. Additionally, new competitors and competitive factors are likely to emerge, particularly in view of the rapid development of internet commerce. See "Risk Factors--Industry competition may adversely affect our success."

OPERATIONS

    ACCOUNT ACTIVITY. Customers can access Net.B@nk through any internet service provider by means of an acceptable secure Web browser. In doing so, customers can apply for loans, review account activity, enter transactions into an on-line account register, pay bills electronically, conduct brokerage transactions, receive statements by mail and print bank statement reports from any PC with a secure Web browser, regardless of its location. To open a new account, the customer completes the on-line enrollment form on our Web site, prints the signature card, signs it and mails it to us. Customers can make deposits into an open account at Net.B@nk via direct deposit programs, by transferring funds between Net.B@nk accounts, by wire transfer, by mail or in person at our principal executive offices. No teller line is maintained, however, and we do not have or intend to establish a physical branch system. Customers can also make withdrawals and have access to their accounts at ATMs that are affiliated with the Cirrus, Honor and Avail networks, which provides added customer convenience.

    SERVICE PROVIDERS. We have negotiated relationships with a select group of service providers who not only provide us with significant quality, security, reliability, performance and marketing capabilities, but also play an integral role in implementing our full financial services strategy. Because we outsource our principal operational functions to experienced third-party service providers that have the capacity to process a high volume of transactions, we can respond easily to growth. Moreover, we have preserved a degree of flexibility that enables us to assess and evaluate our product offerings and delivery structure on an ongoing basis and to incorporate other alliance opportunities as they present themselves. Should any of these relationships terminate, however, we believe we could secure the required services from an alternative source without material interruption of our operations. Our principal service providers are described below:

    - NCR. NCR provides operational support for our internet banking and bill payment applications. Specifically, NCR provides a secure Web site, software that performs services relating to our infrastructure and other electronic banking services. NCR also hosts Edify's electronic banking software on its secure server and provides the interface necessary to link our servers with those used by BISYS and CheckFree.

    - BISYS. We receive core systems processing services, such as deposit account, loan and year-end processing services, from BISYS. The BISYS server interfaces with NCR's secure server and verifies customer passwords and identification. BISYS also operates our ATM and debit card systems.

    - EDIFY. Edify licenses its Electronic Banking System and Electronic Workforce software, a suite of internet banking applications, to us. Edify also maintains the software and provides consulting services as needed.

    - CHECKFREE. CheckFree provides electronic bill paying services to our customers. Customers can pay their bills on-line through electronic funds transfer or a written draft prepared and sent to the creditor.

    - UVEST INVESTMENT SERVICES. UVEST Investment Services provides discount brokerage services to our customers. UVEST Investment Services executes the trades and receives a commission that is automatically deducted from our customer's deposit account.

    - MORTGAGE.COM. mortgage.com processes mortgage loan applications submitted through our Web site. It reviews the application, contacts the customer and closes the loan for us.

    - PNC BANK CORP. We plan to offer consumer loans, including home equity and automobile loans, in the third quarter of 1999. PNC will originate and service these loans and will service other consumer loans on a servicing released basis.

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
    As part of our outsourcing strategy, we will continue to explore the outsourcing of a variety of our operations, including customer service, new product offerings and certain lending and portfolio management activities.

SECURITY

    Our ability to provide our customers with secure financial services over the internet is of paramount importance. We continually evaluate the internet systems, services and software used in our operations to ensure that they meet the highest standards of security. The following are among the security measures that are in place:

    ENCRYPTED TRANSACTIONS. All banking transactions and internet communications are encrypted so that sensitive information is not transmitted over the internet in a form that can be read or easily deciphered. Encryption of internet communications is accomplished through the use of the Netscape Secure Sockets Layer technology. This technology is the standard for encryption on the internet and is currently used by Netscape's NAVIGATOR (Version 2.0 or higher) and Microsoft's INTERNET EXPLORER (Version 3.0 or higher). Messages between our server and BISYS are encrypted using DES encryption, which is described in "--Isolated Bank Server" below.

    SECURE LOGON. To eliminate the possibility that a third party may download Net.B@nk's or a customer's password file, user identification and passwords are not stored on the internet or the Web server. Furthermore, passwords are strings of six to eight alpha-numeric characters, which makes the chance that a password can be randomly guessed less than one in one trillion.

    ISOLATED BANK SERVER. The computer used to provide our services cannot be accessed directly through the internet. It is on a private connection, or intranet, that provides two-way communication between the isolated bank server and the NCR internet server. Consequently, an internet user cannot directly access the computer that actually provides our services.

    All banking services are routed from the NCR server through a firewall. The firewall is a combined software and hardware product that precisely defines, controls and limits the access to "internal" computers from "outside" computers across a network. Use of this firewall means that only authenticated bank customers or administrators may send or receive transactions through it, and the firewall itself is immune to penetration from the network. In other words, the firewall is a mechanism used to protect our server from the freely accessible internet.

    Furthermore, all messages sent or received between the NCR server and our server are encrypted using DES encryption. This is a symmetric key algorithm and is highly secure because it is not susceptible to standard ciphertext attacks. Thus, even if a perpetrator were able to route a message to our server through the firewall, the message could not be encrypted in a way that would be considered valid by the server. As a result, our server would reject the message.

    AUTHENTICATED SESSION INTEGRITY. An authenticated user is any user who signs onto our Web site with a valid user ID and password. Although the vast majority of authenticated users are legitimate bank customers, our server is programmed to limit exposure to an authenticated user who is attempting to defraud Net.B@nk. If the authenticated user alters the URL, which is the command or request that is sent from the browser to the server, in any way in an attempt to gain access to other users' accounts, our server immediately detects that the session integrity variables have been violated. Our server will immediately stop the session and record the attempt in a log so that our staff can investigate.

    PHYSICAL SECURITY. All servers and network computers reside in secure NCR facilities. Currently, computer operations supporting our internet access are based in Columbia, Maryland with backup facilities in Dayton, Ohio. Only employees with proper photographic identification may enter the primary building. The computer operations are located in a secure area, with admission only by key card. Access to our server console requires further password identification.

    SECURE MODEM ACCESS. A private line that is not accessible from the public network connects our server and BISYS. Our server is connected to CheckFree by a similar private connection. A dial-up

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
maintenance port also permits access to our server. The modem that provides the only access to this port is specially protected and is only enabled on an as-needed basis.

    SERVICE CONTINUITY. NCR and BISYS each provide a fully redundant network with no single point of failure. Our server is also "mirrored" so that hardware failures or software bugs should cause no more than a few minutes of service outage. "Mirroring" means that our server is backed up continuously so that all data is stored in two physical locations. This network and server redundancy ensures that access to Net.B@nk will be reliable. However, if customers are not able to access Net.B@nk over the internet, customers retain access to their funds through several means, including paper checks, ATM cards, customer service and an automated telephone response system.

    MONITORING. All customer transactions on our server using services provided by BISYS and CheckFree produce one or more entries into transactional logs. We and NCR recognize that it is critical to monitor these logs for unusual or fraudulent activity. As mentioned previously, any attempt by an authenticated user to modify the command or request that is sent from the browser to the server is logged. Additionally, all financial transactions are logged. Bank personnel review these logs regularly, and we or NCR will note any abnormal or unusual activity and take appropriate action. Ultimately, vigilant monitoring is the best defense against fraud.

    The preceding security measures are designed to ensure that Net.B@nk is set up in a secure manner. However, over the long term, our security depends upon the procedures and standards used for administration of the internet site. Both NCR and BISYS are required to obtain SAS 70 certification from a national accounting firm. This is a certification by independent auditors that the NCR and BISYS computer systems are being managed and operated in a manner consistent with accepted practices. Both BISYS and NCR have received this certification.

    We believe the risk of fraud presented by internet banking is not materially different from the risk of fraud inherent in any banking relationship. We believe the three principal reasons for a breach in bank security are:

    - Misappropriation from the user of the user's account number or password;

    - Penetration of our server by an outside "hacker"; and

    - Fraud committed by one of our employees or an employee of one of our service providers.

Both traditional banks and internet banks are vulnerable to these types of fraud. By establishing the security measures described above, we believe we have reduced our vulnerability to the first two types of fraud. To counteract fraud by employees, associates and consultants, we have established internal procedures and policies designed to ensure that, as in any bank, proper control and supervision is exercised over employees, associates and consultants. We also counteract all types of fraud through daily examination of our transactional logs.

INTELLECTUAL PROPERTY AND PROPRIETARY RIGHTS

    We regard the form and substance of our name and other intellectual property we have developed as proprietary and attempt to protect them by relying on intellectual property laws. We have submitted a United States trademark registration for the Net.B@nk name and take active measures to safeguard our name and other proprietary intellectual property. Policing unauthorized use of proprietary information is difficult, however, and litigation may be necessary to enforce our intellectual property rights.

    We own the internet domain name "netbank.com." Domain names in the United States and in foreign countries are regulated, by the laws and regulations governing the internet are continually evolving. Additionally, the relationship between regulations governing domain names and laws protecting intellectual property rights is unclear. As a result, we may not be able to prevent third parties from acquiring domain names that infringe or otherwise decrease the value of our trademark and other intellectual property rights.

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
SUPERVISION AND REGULATION

    References to "we," "us," "our" and "Net.B@nk" generally refer to Net.B@nk, Inc. and its sole subsidiary, Net.B@nk, on a consolidated basis, except where we indicate that Net.B@nk, Inc. means only the parent entity and Net.B@nk refers only to the banking subsidiary.

    BACKGROUND. In connection with its approval of the July 31, 1997 acquisition of our bank charter, the Office of Thrift Supervision required us to make certain commitments with respect to our ongoing operations. These commitments included:

    - Until July 28, 2000, receiving prior approval from the Office of Thrift Supervision before making any changes to our senior management team or board of directors;

    - Operating within the parameters of our business plan as submitted to the Office of Thrift Supervision;

    - Obtaining from an independent computer security specialist an independent review of, and written report regarding, the internet banking security measures we employ;

    - Complying with the Office of Thrift Supervision policy statement regarding on-line banking;

    - Ensuring that our directors and certain executive officers and shareholders refrain from disposing of their restricted shares of common stock without the prior consent of the Office of Thrift Supervision until July 28, 2000;

    - Obtaining the approval of the Regional Director of the Office of Thrift Supervision with respect to any changes in our stock benefit plans effected on or before July 28, 2000;

    - Complying with Office of Thrift Supervision directives, if any, that require the exercise or forfeiture of participants' rights under our stock benefit plans in the event our capital falls below minimum Office of Thrift Supervision requirements; and

    - Submitting to the Office of Thrift Supervision a structured project plan describing the steps and timing required to replace the Web hosting services that were previously provided by AT&T Corp. and are now provided by NCR.

    We and our directors, executive officers and shareholders have complied with these conditions to date.

    On January 8, 1999, the Office of Thrift Supervision granted Carolina First Corporation permission to sell a portion of its shares of common stock in Net.B@nk's February 1999 public offering. As a condition to its approval, the Office of Thrift Supervision required that two of the four directors initially nominated by Carolina First Corporation resign following completion of the offering and that those directors be replaced with two outside directors within six months of the resignations. The Office of Thrift Supervision also required Carolina First Corporation to refrain from disposing of its remaining shares of common stock without the prior consent of the Office of Thrift Supervision. We do not believe that these commitments have or will materially affect our operations.

    Carolina First Corporation currently owns more than five percent of our outstanding common stock. As a result, Carolina First Corporation is subject to certain Federal Reserve Board regulations regarding its relationship with Net.B@nk. Until Carolina First Corporation owns less than five percent of our outstanding common stock, we will not engage in any activities that are not permissible under applicable Federal Reserve Board regulations.

    SAVINGS AND LOAN HOLDING COMPANY REGULATION. Savings and loan holding companies and federal savings banks are extensively regulated under both federal and state law. The following is a brief summary of certain statutes, rules and regulations that affect Net.B@nk, Inc. and its banking subsidiary. This summary is qualified in its entirety by reference to the particular statutory and regulatory provisions referred to below. This summary is not intended to be an exhaustive description of the statutes or regulations applicable to our business. Supervision, regulation and examination of Net.B@nk by regulatory agencies is intended primarily for the protection of our depositors rather than our shareholders. The terms bank, savings institution, savings association, federal savings bank and thrift are used interchangeably in this section to refer to savings associations such as Net.B@nk, Inc.'s banking subsidiary that are subject to supervision and regulation by the Office of Thrift Supervision. The terms savings and loan holding company and holding company are used interchangeably to refer to holding companies, such as Net.B@nk, Inc., that are subject to supervision and regulation by the Office of Thrift Supervision.

    Net.B@nk, Inc. is registered as a holding company under both the Savings and Loan Holding Company Act set forth in Section 10 of the Home Owners Loan Act and the Financial Institutions Code of Georgia. Net.B@nk, Inc. is currently regulated under these acts by the Office of Thrift Supervision and by the Georgia Department of Banking and Finance. As a savings and loan holding company, Net.B@nk, Inc. is required to file with the Office of Thrift Supervision an annual report and any additional information that the Office of Thrift Supervision may require under the Savings and Loan Holding Company Act. The Office of Thrift Supervision also conducts examinations of Net.B@nk, Inc. and its banking subsidiary.

    Generally, savings and loan holding companies and their subsidiaries may not engage in activities or render any services for or on behalf of their savings institution subsidiaries for the purpose or with the effect of evading any law or regulation applicable to the institution. This restriction is designed to prevent savings and loan holding companies and their affiliates from evading requirements of the Savings and Loan Holding Company Act that were enacted to protect a holding company's savings institution subsidiaries. A unitary thrift holding company, that is, a holding company that owns only one insured institution whose subsidiary institution satisfies the qualified thrift lender test (discussed below), however, is not restricted to any statutorily prescribed list of permissible activities, and the Savings and Loan Holding Company Act and the Financial Institutions Code of Georgia impose no limits on direct or indirect non-savings institution subsidiary operations. Net.B@nk, Inc. is a unitary thrift holding company and qualifies for this exception. However, as discussed above, we have committed that Net.B@nk, Inc. will not engage in any activity that is impermissible for bank holding companies under Federal Reserve Board regulations.

    The Savings and Loan Holding Company Act and the Financial Institutions Code of Georgia make it unlawful for any savings and loan holding company to acquire control of another savings association or savings and loan holding company without prior approval from the Office of Thrift Supervision and the Georgia Department of Banking and Finance. These statutes also prohibit a savings institution or holding company from merging with, consolidating with or purchasing all or substantially all of the assets of another institution or holding company without prior approval. The Office of Thrift Supervision and the Georgia Department of Banking and Finance take into consideration the financial and managerial resources and future prospects of the institutions involved when considering an application for these transactions. This includes consideration of the competence, experience and integrity of the officers, directors and principal shareholders of the companies. In addition, the agencies consider the effect of the transaction on the institution, the insurance risk to the Savings Association Insurance Fund and the convenience and needs of the community to be served.

    The Office of Thrift Supervision may not approve an acquisition that would result in the formation of certain types of interstate banking networks. The Office of Thrift Supervision is precluded from approving an acquisition that would result in the formation of a holding company that controls savings institutions in more than one state. If, however, the acquiring company or one of its savings institution subsidiaries is authorized to acquire control of an institution or to operate an office in the additional state under a supervisory acquisition authorized under Section 13(k) of the Federal Deposit Insurance Act or the statutes of the state in which the institution to be acquired is located permits the acquisition, then the acquisition may be approved.

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
    Savings and loan holding companies are generally allowed to acquire or to retain as much as 5% of the voting shares of a savings institution or savings and loan holding company without regulatory approval.

SAVINGS BANK REGULATION

    GENERAL. Net.B@nk is chartered by the Office of Thrift Supervision, a bureau of the United States Treasury, and is subject to examination by the Office of Thrift Supervision and the FDIC. The Office of Thrift Supervision regulates all areas of our banking operations including reserves, lending, mergers, payment of dividends, interest rates, establishment of branches and other aspects of our operations. Federal savings banks with assets greater than or equal to $250 million, like Net.B@nk, must be examined no less frequently than every 12 months. Federal savings banks with assets less than $250 million may be examined no less frequently than 18 months, if they are well capitalized and meet other regulatory requirements. Additionally, the Office of Thrift Supervision may assess the federal savings bank with the cost of the examination.

    The FDIC insures Net.B@nk's deposits to the maximum extent provided by law. The major functions of the FDIC with respect to insured federal savings banks include:

    - Paying depositors to the extent provided by law in the event an insured federal savings bank is closed without adequately providing for payment of depositors' claims; and

    - Preventing the continuance or development of unsound and unsafe banking practices.

    CAPITAL REQUIREMENTS. Net.B@nk is required to comply with the capital adequacy standards established by the Office of Thrift Supervision. The Office of Thrift Supervision has established three basic measures of capital adequacy for federal savings banks--a risk-based measure, a leverage measure and a tangible capital measure.

    The risk-based capital standards are designed to make regulatory capital requirements more sensitive to differences in risk profiles among savings associations, to account for off-balance-sheet exposure, and to minimize disincentives for holding liquid assets. Assets and off-balance-sheet items are assigned to broad risk categories, each with appropriate weights. The resulting capital ratios represent capital as a percentage of total risk-weighted assets and off-balance-sheet items.

    Under risk-based capital standards, the minimum guideline for the ratio of total capital to risk-weighted assets is 8%. Net.B@nk's risk-based capital ratio at December 31, 1998 was 15.36%.

    Under leverage-based capital standards, the minimum guideline for the ratio of core capital to tangible assets is 3%. Net.B@nk's leverage ratio at December 31, 1998 was 9.31%. This leverage-based capital guideline, however, is the minimum requirement. The guidelines provide that federal savings banks which are not granted the highest regulatory rating shall maintain a core capital to total adjusted assets ratio of 4%. A higher ratio may be required if warranted by the risk profile of the federal savings bank.

    Under Office of Thrift Supervision regulations, core capital generally includes:

    - Common stockholders' equity;

    - Noncumulative perpetual preferred stock and related surplus; and

    - Minority interests in the equity accounts of consolidated subsidiaries,

    LESS:

    - Unidentifiable intangible assets, other than certain amounts of supervisory goodwill; and

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
    - Certain investments in certain subsidiaries plus 90% of the fair market value of readily marketable purchased mortgage servicing rights and purchased credit card relationships, subject to certain conditions.

    Total capital, for purposes of the risk-based capital requirement equals the sum of core capital plus supplementary capital. Supplementary capital includes the sum of, among other items, perpetual preferred stock not counted as core capital, limited life preferred stock, subordinated debt and general loan and lease loss allowances up to 1.25% of risk-weighted assets less certain deductions. The amount of supplementary capital that may be counted towards satisfaction of the total capital requirement may not exceed 100% of core capital, and Office of Thrift Supervision regulations require the maintenance of a minimum ratio of core capital to total risk-weighted assets of 4%.

    Under tangible capital standards, the minimum guideline for the ratio of tangible capital to tangible assets is 1.5%. Net.B@nk's tangible capital ratio at December 31, 1998 was 9.31%. Generally, tangible capital is defined as core capital minus intangible assets and investments in certain subsidiaries and does not include purchased mortgage servicing rights.

    Office of Thrift Supervision regulations have been amended to include an interest-rate risk component to the risk-based capital requirement. This new requirement is not expected to have any material effect on our ability to meet the risk-based capital requirement. The Office of Thrift Supervision also revised its risk-based capital standards to ensure that its standards provide adequately for concentration of credit risk, risk from nontraditional activities and actual performance and expected risk of loss on multi-family mortgages.

    Capital requirements higher than the generally applicable minimum requirement may be established for a particular savings association if the Office of Thrift Supervision determines that the institution's capital was or may become inadequate in view of its particular circumstances.

    Additionally, the Georgia Department of Banking and Finance requires savings and loan holding companies, such as Net.B@nk, Inc., to maintain a 5% Tier 1 capital ratio on a consolidated basis. Tier 1 capital is substantially the same as core capital. As of December 31, 1998, Net.B@nk's Tier 1 capital ratio was 14.44%.

    PROMPT CORRECTIVE ACTION. The Federal Deposit Insurance Corporation Improvement Act of 1991 established a system of prompt corrective action to resolve the problems of undercapitalized institutions. Under this system, the federal banking regulators, which include the Office of Thrift Supervision, the FDIC, the Office of the Comptroller of the Currency and the Federal Reserve Board, established five capital categories (well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized), and are required to take certain mandatory supervisory actions, and are authorized to take other discretionary actions, relating to institutions in the three undercapitalized categories. The severity of the action depends upon the capital category in which the institution is placed. Generally, subject to a narrow exception, the federal banking regulator must appoint a receiver or conservator for an institution that is critically undercapitalized. The federal banking agencies have specified by regulation the relevant capital levels for each category.

    An institution that is categorized as undercapitalized, significantly undercapitalized or critically undercapitalized is required to submit an acceptable capital restoration plan to its appropriate federal banking agency. A savings and loan holding company must guarantee that a subsidiary depository institution meets its capital restoration plan, subject to certain limitations. The controlling holding company's obligation to fund a capital restoration plan is limited to the lesser of 5% of an undercapitalized subsidiary's assets or the amount required to meet regulatory capital requirements. An undercapitalized institution is also generally prohibited from increasing its average total assets, making acquisitions, establishing any branches or engaging in any new line of business, except under an accepted capital restoration plan or with FDIC approval. In addition, the appropriate federal banking agency may treat an undercapitalized institution in the same manner as it treats a significantly undercapitalized institution, if it determines that those actions are necessary. The appropriate federal banking agency may also treat an institution in the well capitalized, adequately capitalized or undercapitalized categories as if it was in the next lower category based on safety and soundness considerations relating to factors other than capital levels.

    At December 31, 1998, our capital level placed us in the well capitalized category.

    CAPITAL DISTRIBUTIONS. Office of Thrift Supervision regulations govern the payment of dividends and other capital distributions of savings associations such as Net.B@nk. Under new regulations effective April 1, 1999, savings associations that meet specified criteria must file a notice or an application with the Office of Thrift Supervision before making a "capital distribution," which is defined to include dividends as well as stock repurchases and cash-out mergers. Savings associations that do not meet these criteria are permitted to make distributions without prior notice or application. The Office of Thrift Supervision may deny distribution notices or applications under specified circumstances.

    A savings association must file an application with the Office of Thrift Supervision and receive the Office of Thrift Supervision's approval of the application before making the distribution if:

    - The association is not eligible for expedited treatment under the agency's application processing guidelines;

    - The total amount of all of the association's capital distributions, including the proposed capital distribution, for the applicable calendar year exceeds the association's net income for that year to date plus the association's retained net income for the preceding two years;

    - The association would not be at least adequately capitalized under the Office of Thrift Supervision's prompt corrective action regulations, following the distribution; or

    - The proposed capital distribution would violate a prohibition contained in any applicable statute, regulation or agreement between the association and the Office of Thrift Supervision or the FDIC, or violate a condition imposed on the association in an application or notice approved by the Office of Thrift Supervision.

    A savings association is not eligible for expedited treatment if the association does not have a composite rating of 1 or 2, does not have a Community Reinvestment Act rating of satisfactory or better, does not have a compliance rating of 1 or 2, does not meet its minimum capital requirements or has been notified by Office of Thrift Supervision personnel that it is a problem or troubled association.

    A savings association must file a notice 30 days before a capital distribution if the association is not required to file an application but:

    - The association would not be well capitalized under the prompt corrective action regulations following the distribution;

    - The proposed capital distribution would reduce the amount of or retire any part of the association's common or preferred stock or retire any part of debt instruments such as notes or debentures included in capital under the Office of Thrift Supervision's capital regulations (other than regular payments required under certain debt instruments); or

    - The association is a subsidiary of a savings and loan holding company.

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    The Office of Thrift Supervision may disapprove a notice or deny an application, in whole or in part, if the Office of Thrift Supervision determines that:

    - The association will be undercapitalized, significantly undercapitalized or critically undercapitalized as set forth in the prompt corrective action regulations, following the distribution;

    - The proposed distribution raises safety or soundness concerns; or

    - The proposed distribution violates a prohibition contained in any statute, regulation, agreement between the association and the Office of Thrift Supervision or the FDIC or a condition imposed in an application or notice approved by the Office of Thrift Supervision, unless the Office of Thrift Supervision decides to permit the proposed distribution notwithstanding the prohibition or condition.

    Net.B@nk does not currently meet the criteria for an application. However, because Net.B@nk is a subsidiary of a savings and loan holding company, it must file a notice with the Office of Thrift Supervision at least 30 days before it makes any capital distribution.

    LIQUIDITY. Under Office of Thrift Supervision regulations, savings associations must maintain an average daily balance of liquid assets in each calendar quarter of not less than 4% of: (1) the amount of its liquidity base at the end of the preceding calendar quarter or (2) the average daily balance of its liquidity base during the preceding quarter. Liquid assets include cash, certain time deposits, certain bankers' acceptances, certain corporate debt securities and highly rated commercial paper, securities of certain mutual funds and specified United States government, state or federal agency obligations. The liquidity base is the amount of the savings association's net withdrawable accounts plus its short-term borrowings.

    The Office of Thrift Supervision may, to the extent and under conditions it may prescribe, permit a savings association to reduce its liquid assets below the minimum amount to meet withdrawals or pay obligations. In addition, the Office of Thrift Supervision may suspend part or all of the minimum liquidity requirements whenever it determines that conditions of national emergency or unusual economic stress exist. Savings institutions also are required to maintain short-term liquid assets to satisfy Federal Reserve Board requirements.

    QUALIFIED THRIFT LENDER REQUIREMENT. A federal savings bank is deemed to be a qualified thrift lender if: (1) the savings association qualifies as a domestic building and loan association, as defined in section 7701(a)(19) of the Internal Revenue Code of 1986 or (2) the savings association's qualified thrift investments equal or exceed 65% of its portfolio assets on a monthly average basis in nine out of every 12 months.

    Qualified thrift investments generally consist of (1) various housing-related loans and investments such as residential construction and mortgage loans, home improvement loans, mobile home loans, home equity loans and mortgage-backed securities, (2) certain obligations of the FDIC and (3) shares of stock issued by any Federal Home Loan Bank, the Federal Home Loan Mortgage Corporation or the Federal National Mortgage Association.

    In addition, the following assets may be categorized as qualified thrift investments in an amount not to exceed 20% in the aggregate of portfolio assets:

    - 50% of the dollar amount of residential mortgage loans originated and sold within 90 days of origination;

    - Investments in securities of a service corporation that derives at least 80% of its income from residential housing finance;

    - 200% of loans and investments made to acquire, develop or construct starter homes or homes in credit needy areas (subject to certain conditions);

    - Loans for the purchase or construction of churches, schools, nursing homes and hospitals; and

    - Consumer loans.

    The term portfolio assets means the savings institution's total assets minus goodwill and other intangible assets, the value of property used by the savings institution to conduct its business and liquid assets held by the savings institution in an amount up to 20% of its total assets.

    A savings association that fails to meet the definition of a qualified thrift lender must either convert to a national bank charter or limit its future investments and activities, including branching and payments of dividends, to those permitted for both savings associations and national banks. Further, within one year of the loss of qualified thrift lender status, a holding company of a savings association that does not convert to a bank charter must register as a bank holding company and will be subject to all statutes applicable to bank holding companies. In order to exercise the powers granted to federally chartered savings associations and maintain full access to Federal Home Loan Bank advances, Net.B@nk must continue to meet the definition of a qualified thrift lender. In addition, Net.B@nk must continue to meet this definition for Net.B@nk, Inc. to maintain its status as a unitary savings and loan holding company.

    LOANS TO ONE BORROWER LIMITATIONS. The Home Owners Loan Act generally requires savings associations to comply with the loans to one borrower limitations applicable to national banks. National banks generally may make loans to a single borrower in amounts up to 15% of their unimpaired capital and surplus, plus an additional 10% of capital and surplus for loans secured by readily marketable collateral. The Home Owners Loan Act provides exceptions under which a savings association may make loans to one borrower in excess of the generally applicable national bank limits. A savings association may make loans to one borrower in excess of the limits under the following circumstances:
(1) for any purpose, in any amount not to exceed $500,000 or (2) to develop domestic residential housing units, in an amount not to exceed the lesser of $30 million or 30% of the savings association's unimpaired capital and unimpaired surplus, provided other conditions are satisfied.

    The Federal Institutions Reform, Recovery, and Enforcement Act of 1989 provided that a savings association could make loans to one borrower to finance the sale of real property which the savings association acquired in satisfaction of debts previously contracted in good faith, in amounts up to 50% of the savings association's unimpaired capital and unimpaired surplus. The Office of Thrift Supervision, however, has modified this standard by limiting loans to one borrower to finance the sale of real property acquired in satisfaction of debts to 15% of unimpaired capital and surplus. That rule provides, however, that purchase money mortgages received by a savings association to finance those sales that do not constitute "loans" if no new funds are advanced and the savings association is not placed in a more detrimental position holding the note than holding the real estate. Therefore, these purchase money mortgages are not subject to the loans to one borrower limitations.

    COMMERCIAL REAL PROPERTY LOANS. The Home Owners Loan Act limits the aggregate amount of commercial real estate loans that a federal savings association may make to an amount not in excess of 20% of the savings association's assets. Also, the amount in excess of 10% of total assets must be devoted to small business real property loans.

    COMMUNITY REINVESTMENT. Under the Community Reinvestment Act and the implementing Office of Thrift Supervision regulations, federal savings banks have a continuing and affirmative obligation to help meet the credit needs of their local communities, including low and moderate-income neighborhoods, consistent with the safe and sound operation of the institution. The Community Reinvestment Act requires the boards of directors of financial institutions to adopt a Community

Reinvestment Act statement for each assessment area that, among other things, describes its efforts to help meet community credit needs and the specific types of credit that the institution is willing to extend. The Office of Thrift Supervision has established the following three tests to evaluate a federal savings bank's compliance with the Community Reinvestment Act:

    - A lending test which will compare the institution's market share of loans in low- and moderate-income areas to its market share of loans in its entire service area and the percentage of a bank's outstanding loans to low- and moderate-income areas or individuals;

    - A services test which will evaluate the provision of services that promote the availability of credit to low- and moderate-income areas; and

    - An investment test, which will evaluate an institution's record of investments in organizations designed to foster community development, small- and minority-owned businesses and affordable housing lending, including state and local government housing or revenue bonds.

    FAIR LENDING. Congress and various federal agencies, including bank regulatory agencies, the Department of Housing and Urban Development, the Federal Trade Commission and the Department of Justice, which are responsible for implementing fair lending laws in the United States, have been increasingly concerned that prospective home buyers and other borrowers are experiencing discrimination in their efforts to obtain loans. In recent years, the Department of Justice has filed suit against financial institutions that it determined had discriminated, seeking fines and restitution for borrowers who allegedly suffered from discriminatory practices. Most, if not all, of these suits have been settled, some for substantial sums, without a full adjudication on the merits.

    On March 8, 1994, these federal agencies, in an effort to clarify what constitutes lending discrimination and to specify the factors the agencies will consider in determining if lending discrimination exists, announced a joint policy statement detailing specific discriminatory practices prohibited under the Equal Credit Opportunity Act and the Fair Housing Act. In the policy statement, three methods of proving lending discrimination were identified:

    - Overt evidence of discrimination, when a lender blatantly discriminates on a prohibited basis;

    - Evidence of disparate treatment, when a lender treats applicants differently based on a prohibited factor even where there is no showing that the treatment was motivated by prejudice or a conscious intention to discriminate against a person; and

    - Evidence of disparate impact, when a lender applies a practice uniformly to all applicants, but the practice has a discriminatory effect, even where the practices are neutral on their face and are applied equally, unless the practice can be justified on the basis of business necessity.

    FDIC INSURANCE ASSESSMENTS. Federal deposit insurance is required for all federally chartered savings associations. Net.B@nk's deposits are insured to a maximum of $100,000 for each depositor by the Savings Association Insurance Fund of the FDIC. Net.B@nk is therefore subject to regulation and supervision by the FDIC to the extent deemed necessary by the FDIC to ensure the safety and soundness of the Savings Association Insurance Fund. The FDIC is entitled to have access to reports of examination of Net.B@nk made by the Office of Thrift Supervision and all reports of condition filed by Net.B@nk with the Office of Thrift Supervision. The FDIC also may require Net.B@nk to file additional reports that determines to be advisable for insurance purposes. Additionally, the FDIC may determine by regulation or order that a specific activity poses a threat to the Savings Association Insurance Fund and that no Savings Association Insurance Fund member may engage in the activity directly.

    Insurance premiums are paid in semiannual assessments. Under a risk-based assessment system, the FDIC is required to calculate on a semi-annual basis a savings association's semiannual assessment based on (1) the probability that the insurance fund will incur a loss with respect to the institution, taking into account the institution's asset and liability concentration, (2) the potential magnitude of any such loss and (3) the revenue and reserve needs of the insurance fund. The semiannual assessment imposed on the Net.B@nk may increase depending on the Savings Association Insurance Fund revenue and expense levels, and the risk classification applied to Net.B@nk.

    The FDIC has adopted a risk-based assessment system for insured depository institutions that takes into account the risks attributable to different categories and concentrations of assets and liabilities. The system assigns an institution to one of three capital categories: (1) well capitalized; (2) adequately capitalized; and (3) undercapitalized. These three categories are substantially similar to the prompt corrective action categories described above, with the "undercapitalized" category including institutions that are undercapitalized, significantly undercapitalized, and critically undercapitalized for prompt corrective action purposes. The FDIC also assigns an institution to one of three supervisory subgroups within each capital group. The supervisory subgroup to which an institution is assigned is based on a supervisory evaluation that the Office of Thrift Supervision provides to the FDIC and information that the FDIC determines to be relevant to the institution's financial condition and the risk posed to the deposit insurance funds. The FDIC determines an institution's insurance assessment rate based on the institution's capital category and supervisory category.

    Since January 1, 1997, Savings Association Insurance Fund members and Bank Insurance Fund members have the same risk-based assessment schedule which is $0.00 to $0.27 per $100 of deposits. Beginning January 1, 1997, financing corporate bond debt service assessments of $0.013 for Bank Insurance Fund deposits and $0.064 per $100 of deposits for Savings Association Insurance Fund deposits were added to the Bank Insurance Fund assessable base and Savings Association Insurance Fund assessable base, respectively. These rates will be in effect until December 31, 1999. Thereafter, approximately $0.024 per $100 of deposits will be added to each regular assessment for all insured depositors.

    The Deposit Insurance Funds Act of 1996 provided that the Bank Insurance Fund and the Savings Association Insurance Fund were to be merged, creating the "Deposit Insurance Fund," on January 1, 1999, provided that bank and savings association charters were combined by that date. The Treasury Department has submitted a report to Congress on the development of a common charter for all insured depository institutions, but as of January 1, 1999, Congress had not passed any legislation to combine the charters. See "--Elimination of Federal Savings Association Charter."

    The FDIC may terminate an institution's deposit insurance if it finds that the institution has engaged in unsafe and unsound practices, is in an unsafe or unsound condition to continue operation, or has violated any applicable law, regulation, rule, order or condition imposed by the FDIC.

    FEDERAL HOME LOAN BANK SYSTEM. The Federal Home Loan Bank System consists of 12 regional Federal Home Loan Banks, each subject to supervision and regulation by the Federal Housing Finance Board. The Federal Home Loan Banks provide a central credit facility for member savings associations. Collateral is required. The maximum amount that the Federal Home Loan Bank of Atlanta will advance fluctuates from time to time in accordance with changes in policies of the Federal Housing Finance Board and the Federal Home Loan Banks, and the maximum amount generally is reduced by borrowings from any other source. In addition, the amount of advances that a savings association may obtain from the Federal Home Loan Banks will be restricted in the event the institution fails to constitute a qualified thrift lender. Net.B@nk is a member of the Federal Home Loan Bank of Atlanta.

    FEDERAL RESERVE SYSTEM. The Federal Reserve Board has adopted regulations that require savings associations to maintain non-earning reserves against their transaction accounts, primarily NOW and regular checking accounts. These reserves may also be used to satisfy liquidity requirements imposed by the Office of Thrift Supervision. Because required reserves must be maintained in the form of cash or a non-interest-bearing account at a Federal Reserve Bank, the effect of this reserve requirement is to reduce the amount of our interest-earning assets.

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    Savings institutions also have the authority to borrow from the Federal
Reserve discount window. Collateral is required. Federal Reserve Board regulations, however, require savings associations to exhaust all Federal Home Loan Bank sources before borrowing from a Federal Reserve Bank.

    TRANSACTIONS WITH AFFILIATES RESTRICTIONS. Net.B@nk is subject to the provisions of Section 23A of the Federal Reserve Act and the Office of Thrift Supervision's implementing regulation. Section 23A places limits on:

    - The amount of loans or extensions of credit to affiliates;

    - The amount of investment in affiliates;

    - The amount of the purchase of assets from affiliates, except for real and personal property exempted by the Federal Reserve Board;

    - The amount of loans or extensions of credit to third parties collateralized by the securities or obligations of affiliates; and

    - The amount of any guarantee, acceptance or letter of credit issued on behalf of an affiliate.

    The aggregate of all of the above transactions is limited in amount, as to any one affiliate, to 10% of a bank's capital and surplus and, as to all affiliates combined, to 20% of a bank's capital and surplus. In addition to the limitation on the amount of these transactions, each transaction must also meet specified collateral requirements. Net.B@nk must also comply with certain provisions designed to avoid transactions with affiliates involving low-quality assets.

    Net.B@nk is also subject to the provisions of Section 23B of the Federal Reserve Act which, among other things, prohibits an institution from engaging in the above transactions with affiliates unless the transactions are on terms substantially the same, or at least as favorable to the institution or its subsidiaries, as those prevailing at the time for comparable transactions with nonaffiliated companies.

    Net.B@nk is also subject to certain restrictions on extensions of credit to its executive officers, directors, certain principal shareholders and their related interests. These extensions of credit (1) must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with third parties, and (2) must not involve more than the normal risk of repayment or present other unfavorable features.

    The Home Owners Loan Act and Office of Thrift Supervision regulations contain additional restrictions on loans and extension of credit to affiliates, and the Office of Thrift Supervision is authorized to impose additional restrictions on transactions with affiliates if it determines restrictions are necessary to ensure the safety and soundness of any savings association.

    FUTURE REQUIREMENTS. Statutes and regulations are regularly introduced which contain wide-ranging proposals for altering the structures, regulations and competitive relationships of financial institutions. We cannot predict whether or what form any proposed statute or regulation will be adopted or the extent to which our business may be affected by such statute or regulation.

    ELIMINATION OF FEDERAL SAVINGS ASSOCIATION CHARTER. In recent years, Congress has considered legislation that would eliminate the federal savings association charter. If this legislation is enacted, Net.B@nk likely would be required to convert its federal savings bank charter to either a national bank charter or to a state depository institution charter and Net.B@nk, Inc. would become a bank holding company subject to regulation by the Federal Reserve Board and the Georgia Department of Banking and Finance. Congress has also considered various legislative proposals that would result in the restructuring of federal regulatory oversight, including, for example, consolidation of the Office of

Thrift Supervision into another agency, or creation of a new Federal banking agency to replace the various agencies which presently exist.

PROPERTIES

    We lease 7,480 square feet of office space for our headquarters at 950 North Point Parkway, Suite 350, Alpharetta, Georgia 30005. The office space is subject to a lease that expires on January 31, 2005. We have entered into a lease for approximately 19,615 square feet of office space for a new headquarters located at Royal Centre Three, Suite 100, 11475 Great Oaks Way, Alpharetta, Georgia 30022. We plan to move our offices to this location in the summer of 1999.

EMPLOYEES

    As of April 30, 1999, we employed 40 persons on a full-time basis and one person on a part-time basis. None of our employees is covered by a collective bargaining agreement. We believe our relations with our employees are excellent.

LEGAL PROCEEDINGS

    We are not a party to any material legal proceeding. None of our properties is subject to a material legal proceeding, and we are not aware of any material proceeding involving Net.B@nk that may be contemplated by any governmental authority. We are also unaware of any pending or contemplated material proceeding in which any Net.B@nk director, officer, affiliate or principal shareholder is a party or has a direct or indirect interest adverse to Net.B@nk.

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
                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

    The following table sets forth certain information concerning each of our executive officers and directors:

NAME                                           AGE               POSITION AND OFFICES HELD
-----------------------------------------      ---      -------------------------------------------
T. Stephen Johnson.......................          49   Chairman of the Board
D. R. Grimes.............................          52   Vice Chairman, Chief Executive Officer and
                                                          Director
Robert E. Bowers.........................          42   Chief Financial Officer and Director
Thomas L. Cable..........................          42   Chief Technology Officer
Jeffrey B. Watson........................          39   Chief Lending Officer
Ward H. Clegg............................          47   Director
J. Stephen Heard.........................          56   Director
Robin C. Kelton..........................          64   Director
Thomas H. Muller, Jr.....................          57   Director
J. Joe Ricketts..........................          57   Director
Donald S. Shapleigh, Jr..................          50   Director
W. James Stokes..........................          40   Director
Mack I. Whittle, Jr......................          50   Director

    T. STEPHEN JOHNSON is President of T. Stephen Johnson & Associates, a bank consulting firm located in Roswell, Georgia. The firm specializes in mergers, acquisitions and regulatory consulting. T. Stephen Johnson & Associates has served as advisor and consultant in the formation of approximately 70 banks in the southeastern United States. Mr. Johnson served in a management capacity for two large Atlanta banks before forming T. Stephen Johnson & Associates in 1987. Mr. Johnson also serves as Vice Chairman of Florida Banks, Inc., a bank holding company. In addition, he is principal owner of Bank Assets Inc., a provider of benefit programs for directors and officers of banks.

    D. R. GRIMES has served as Vice Chairman and Chief Executive Officer of Net.B@nk, Inc. since January 1997. From March 1996 to January 1997, he was an independent management consultant, and from 1978 to March 1996, he served in various capacities with Servantis Systems, Inc., which provides electronic funds transfer and home banking software to the financial services industry, including Executive Vice President of Technology and Chief Information Officer (1995-1996); Executive Vice President of Technology and Marketing (1993-1995); President, Treasury Products Division (1994); and President, Financial Productions Division (1988-1993). Prior to joining Servantis Systems, Mr. Grimes served in various technology positions with Trust Company Bank of Georgia, now SunTrust Bank.

    ROBERT E. BOWERS has served as Chief Financial Officer of Net.B@nk, Inc. since February 1997. Prior to joining Net.B@nk, Inc., Mr. Bowers, a certified public accountant, was the Chief Financial Officer of CheckFree Corporation, which provides electronic bill payment processing for the financial services industry, from January 1996 through August 1996. From September 1984 until January 1996, he served as the Chief Financial Officer and a director of Servantis Systems, which was acquired by CheckFree Corporation in January 1996. His experience includes initial public offerings, strategic business planning and investor relations.

    THOMAS L. CABLE has served as Chief Technology Officer of Net.B@nk, Inc. and Net.B@nk since May 1997. From May 1996 to May 1997, he served as Vice President, Retail Financial Services of CheckFree Corporation, and from February 1996 to May 1996, he was responsible for CheckFree's Retail Direct Bank Product. From 1985 to February 1996, Mr. Cable served in various capacities with Servantis Systems, including Senior Vice President and Business Unit Manager for Home Banking Products and Services, Vice President and Product Manager for Delivery Systems and Associate and Product Manager for Servantis Systems's licensed bill payment software product. From 1978 to 1985, he was employed by First National Bank, Louisville, Kentucky as a Programmer and Programming Team Leader responsible for the implementation and support of Servantis Systems's bill payment product and other bank application systems.

    JEFFREY B. WATSON has served as the Net.B@nk's Chief Lending Officer since November 1997. From 1996 to November 1997, he served as Product Manager--Internet Financial Software for Security First Technologies, and in the summer of 1995, he coordinated consultation projects with Fortune 500 companies for Coopers & Lybrand. Mr. Watson served in various capacities at Tracy Federal Bank from 1987 to 1994, including Senior Vice President from 1993 to 1994, Loan Production Manager from 1989 to 1992 and Loan Officer from 1987 to 1988.

    WARD H. CLEGG has served as a director of Resource Bancshares Corporation since September 1986 and has also worked with Net.B@nk, Inc. on a consulting basis. Resource Bancshares was acquired by Resource Bancshares Mortgage in December 1997. Mr. Clegg also served as Executive Vice President of Bankers Trust of South Carolina, where he had responsibility for approximately $1.2 billion in securities processing assets as well as Advanced Systems.

    J. STEPHEN HEARD has served as Area Vice President, Hartford Computer Group, Inc. since August 1998. From October 1997 to August 1998, he served as Product Sales Executive of Vanstar Corporation, a technology services company and value-added reseller of computer products to Fortune 1,000 companies, since October 1997. He has also served as President of Heard Systems, Inc., which provides information systems consulting services and ATM services to the retail industry, since January 1, 1994. In 1995 he retired from IBM after a 30-year career in marketing, sales and systems engineering.

    ROBIN C. KELTON is Chairman of Kelton International Ltd., an investment banking firm formed in January 1996 specializing in the banking and insurance industries. Mr. Kelton is a founder and former Chairman and Chief Executive Officer of Fox-Pitt, Kelton Ltd. and the Fox-Pitt, Kelton Group, and President of Fox-Pitt, Kelton, Inc. These companies were formed in 1970 and comprise an international investment banking and brokerage group based in London and New York. See "Underwriting."

    THOMAS H. MULLER, JR. has served as the Chief Financial Officer of SpectRx, Inc., a medical device company, since December 1996. Mr. Muller has also served as President of Muller & Associates, a firm providing financial management services to entrepreneurial enterprises, since 1992 and Chief Financial Officer of Nurse On Call, Inc., a healthcare software company, from 1993 to 1996. From 1993 to 1995, Mr. Muller also served as Chief Financial Officer of Amstel, Inc., a beverage manufacturing and marketing company. From 1984 to 1992, Mr. Muller served as Chief Financial Officer of HBO & Company, a leading healthcare information systems company.

    J. JOE RICKETTS has served as a director and as Chairman and Chief Executive Officer of Ameritrade Holding Corp. since 1981. From 1975 to 1981, Mr. Ricketts served in various capacities with predecessors to Ameritrade Holding Corp. Prior to 1975, Mr. Ricketts was a registered representative with a national brokerage firm, an investment advisor with Ricketts & Co., and a branch manager with Dun & Bradstreet. Mr. Ricketts is a director of CSS Management and is on the Advisory Committee of Roundtable. Mr. Ricketts currently serves as a member of the District Committee for District 4 of the National Association of Securities Dealers, Inc. Mr. Ricketts is a member of the Board of Trustees for Father Flanagan's Boy's Home (Boys Town).

    DONALD S. SHAPLEIGH, JR. served as President of Net.B@nk, Inc. and Net.B@nk from January 1996 through April 1999 and has served as a director of Net.B@nk. Inc. since its incorporation. He resigned as President of Net.B@nk, Inc. and Net.B@nk effective April 30, 1999 in order to serve as Executive Vice President and Director of Sales of Directo, Inc., a debit card marketing and management organization. Mr. Shapleigh has been involved in banking since 1971, having spent 23 years in various senior positions with BankSouth, N.A. and SouthTrust Bank. From November 1994 to December 1995, Mr. Shapleigh served as Director of Sales for Creative Solutions Group/A BISYS Company, an

Atlanta-based company that sells its patented automated voice response technology to retail financial service companies.

    W. JAMES STOKES has served as Senior Vice President of T. Stephen Johnson & Associates since 1987. He served as Head of Analysis, with a focus on bank mergers and acquisitions, stock valuations, fairness opinions and regulatory assistance. Mr. Stokes also serves as the Managing Director for the Southeast Bank Fund, Inc.

    MACK I. WHITTLE, JR. has served as President and Chief Executive Officer of Carolina First since 1986. Mr. Whittle is also a director of Carolina First and of Carolina First Bank. Mr. Whittle began his banking career in 1969 with Bankers Trust of South Carolina. From 1969 to 1986, he served in several capacities including Trust Officer, Vice President of Commercial Business Development, City Executive for Myrtle Beach, and Senior Vice President and Regional Officer. In January 1986, Bankers Trust of South Carolina merged with NCNB Corp. Mr. Whittle resigned from NCNB Corp. in May 1986 to form Carolina First.

    The Board of Directors is divided into three classes with three directors in Class I and four directors in Classes II and III. One class of directors is elected each year for a three-year term and until their successors are selected and qualified or until their earlier resignation or removal. Messrs. Kelton, Muller, Ricketts and Shapleigh will serve until our 2000 Annual Meeting of Shareholders; Messrs. Grimes, Johnson, and Whittle will serve until our 2001 Annual Meeting of Shareholders; and Messrs. Bowers, Clegg, Heard and Stokes will serve until our 2002 Annual Meeting of Shareholders.

    Except for Mr. Ricketts, who is only a director of Net.B@nk, Inc., all of our directors are directors of both Net.B@nk, Inc. and its banking subsidiary. Except for Mr. Ricketts, who was elected to fill a vacancy on the Board of Directors on April 22, 1999, and Messrs. Johnson and Shapleigh, who were elected as directors in February 1996, all of our directors have served on our Board of Directors since April 1997.

COMMITTEES OF THE BOARD OF DIRECTORS

    The Board of Directors has established a Compensation Committee, which sets the compensation for officers of Net.B@nk, reviews management organization and development, reviews significant employee benefit programs and establishes and administers executive compensation programs. The Compensation Committee consists of Messrs. Johnson, Heard and Muller.

    The Board of Directors has also established an Audit Committee, which recommends to the Board of Directors the independent public accountants to be selected to audit Net.B@nk's annual financial statements and approves any special assignments given to the accountants. The Audit Committee also reviews the planned scope of the annual audit, any changes in accounting principles and the effectiveness and efficiency of Net.B@nk's internal accounting staff. The Audit Committee currently consists of Messrs. Muller, Stokes and Clegg.

    The Board of Directors may from time to time establish other committees to facilitate the management of Net.B@nk.

                  RELATIONSHIP WITH CAROLINA FIRST CORPORATION

    Carolina First Corporation owns more than five percent of our outstanding common stock. As a result, Carolina First Corporation is subject to Federal Reserve Board regulations regarding its relationship with Net.B@nk. Therefore, we have agreed with Carolina First Corporation that until they own less than five percent of our outstanding common stock, we will not engage in any activities that are not permissible banking or non-banking activities under applicable Federal Reserve Board regulations. These regulations limit the activities of bank holding companies and their affiliates to those that are determined to be closely related to banking or to the management or control of banks. We do not believe that these limitations will impose any material constraints on our activities.

                             PRINCIPAL SHAREHOLDERS

    The following table lists, as of April 30, 1999, the number of shares of common stock beneficially owned by (a) each current director, (b) our chief executive officer and our next three most highly compensated executive officers for 1998, (c) each person or entity known to us to be the beneficial owner of more than five percent of our outstanding common stock and (d) all current executive officers and directors as a group.

                                                                                                PERCENT OF CLASS
                                                                                        --------------------------------
                                                                    NUMBER OF SHARES
                                                                      BENEFICIALLY          BEFORE            AFTER
NAME OF BENEFICIAL OWNER                                                OWNED(1)         THIS OFFERING    THIS OFFERING
----------------------------------------------------------------  --------------------  ---------------  ---------------
T. Stephen Johnson..............................................            883,779(2)           3.4%             3.1%
D. R. Grimes....................................................            537,186              2.0%             1.8%
Robert E. Bowers................................................            397,814              1.5%             1.4%
Thomas L. Cable.................................................             15,000                *                *
Jeffrey B. Watson...............................................              9,000                *                *
Ward H. Clegg...................................................            155,064                *                *
J. Stephen Heard................................................             35,814                *                *
Robin C. Kelton.................................................            433,314              1.7%             1.5%
Thomas H. Muller, Jr............................................             35,814                *                *
J. Joe Ricketts.................................................              6,000                *                *
Donald S. Shapleigh, Jr.........................................            347,811              1.3%             1.2%
W. James Stokes.................................................            106,500                *                *
Mack I. Whittle, Jr.............................................          2,421,000(3)           9.4%             8.4%
Carolina First Corporation(4)...................................          2,415,000              9.4%             8.4%
Lord, Abbett & Co.(5)...........................................          1,831,449              7.1%             6.4%
All current Executive Officers and Directors
  as a Group (13 persons).......................................          5,384,096(6)          20.0%            18.0%

------------------------

* Indicates less than one percent of the shares of common stock outstanding as of April 30, 1999.

(1) Includes the following number of shares subject to options exercisable on or before June 30, 1999 for the indicated reporting person:

Mr. Johnson..........      6,000
Mr. Grimes...........    537,186
Mr. Bowers...........    397,814
Mr. Cable............     15,000
Mr. Watson...........      9,000
Mr. Clegg............      6,000
Mr. Heard............      6,000
Mr. Kelton...........      6,000
Mr. Muller, Jr.......      6,000
Mr. Ricketts.........      6,000
Mr. Shapleigh, Jr....    149,061
Mr. Stokes...........      6,000
Mr. Whittle, Jr. ....      6,000

(2) Includes 438,840 shares owned of record by Mr. Johnson's spouse, Mary E. Johnson.

(3) Mr. Whittle serves as Chairman of the Board of Carolina First Corporation. As a result, he may be deemed to beneficially own any shares owned by Carolina First Corporation.

(4) Carolina First Corporation is located at 102 South Main Street, Greenville, South Carolina 29601.

(5) Lord, Abbett & Co. is located at 767 Fifth Avenue, New York, New York 10153 and is an investment advisor registered under Section 203 of the Investment Company Act of 1940, as amended. This information is based on a Report on
    Schedule 13G filed by Lord, Abbett & Co. with the Securities and Exchange Commission on February 12, 1999.

(6) Includes 1,156,061 shares subject to options exercisable on or before June 30, 1999.

                            DESCRIPTION OF THE NOTES

    The notes will be issued under an Indenture dated as of      , 1999 (the
"Indenture") between Net.B@nk, Inc. and SunTrust Bank, Atlanta, as trustee (the "Trustee"). A copy of the form of Indenture is filed as an exhibit to the registration statement of which this prospectus is a part. The terms of the Indenture are also governed by certain provisions contained in the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The following summaries of certain provisions of the notes and the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the notes and the Indenture, including the definitions therein of certain terms that are not otherwise defined in this prospectus and those terms made a part of the Indenture by reference to the Trust Indenture Act as in effect on the date of the Indenture. Wherever particular provisions or defined terms of the Indenture (or of the form of notes that is a part thereof) are referred to, such provisions or defined terms are incorporated herein by reference in their entirety. As used in this "Description of the Notes," "Net.B@nk" refers to Net.B@nk, Inc. and does not include Net.B@nk, our bank subsidiary, unless the context otherwise indicates. In cases in which both Net.B@nk, Inc. and our bank subsidiary, Net.B@nk, are discussed we refer to the bank subsidiary as the "Bank."

GENERAL


    The notes will be general unsecured subordinated obligations of Net.B@nk and will be convertible into our common stock as described below under "Conversion of Notes." The notes will be limited to $100,000,000 aggregate principal amount ($115,000,000 if the underwriters exercise the over-allotment option in full) and will mature on June 1, 2004, unless earlier redeemed at the option of Net.B@nk or repurchased at the option of a holder upon a Change of Control.



    The notes will bear interest from the date of original issue at the annual rate set forth on the cover page of this prospectus, payable semi-annually on June 1 and December 1, beginning on December 1, 1999, to holders of record at the close of business on the preceding May 15 and November 15, respectively. Interest will be computed on the basis of a 360-day year composed of twelve 30-day months.


    Unless other arrangements are made, interest will be paid by check mailed to holders entitled thereto. Principal will be payable, and the notes may be presented for conversion, registration of transfer and exchange, without service charge, at the office or agency of Net.B@nk or the Trustee maintained for that purpose in New York, New York or at the offices of the Trustee in Atlanta, Georgia. Payments, transfers, exchanges and conversions relating to beneficial interests in notes issued in book-entry form will be subject to the procedures described under "Form, Denomination, Transfer, Exchange and Book-entry Procedures" and "Exchange of Book-entry Notes for Certificated Notes."

    The Indenture will not contain any financial covenants or any restrictions on the incurrence of debt by Net.B@nk or any of its subsidiaries.

CONVERSION OF NOTES

    The holders of notes will be entitled, at any time through the close of business on the business day immediately preceding the maturity date, subject to prior redemption or repurchase, to convert any notes or portions thereof (in denominations of $1,000 in principal amount or multiples thereof) into our common stock at the conversion price set forth on the cover page of this prospectus, subject to adjustment as described below; provided that in the case of notes called for redemption, conversion rights will expire immediately prior to the close of business on the last business day before the date fixed for redemption, unless Net.B@nk defaults in payment of the redemption price. A note (or portion thereof) in respect of which a holder is exercising its option to require repurchase upon a

Change of Control may be converted only if such holder withdraws its election to exercise such repurchase option in accordance with the terms of the Indenture.

    Except as described below, no adjustment will be made on conversion of any notes for interest accrued thereon or for dividends paid on any common stock we issue. Holders of notes at the close of business on a record date will be entitled to receive the interest payable on such note on the corresponding interest payment date. However, notes surrendered for conversion after the close of business on a record date, and before the opening of business on the corresponding interest payment date must be accompanied by funds equal to the interest payable on such succeeding interest payment date on the principal amount so converted (unless such note is subject to redemption on a redemption date between such record date and the corresponding interest payment date). The interest payment with respect to a note called for redemption on a date during the period from the close of business on or after any record date to the close of business on the business day following the corresponding payment date will be payable on the corresponding interest payment date to the registered holder at the close of business on that record date (notwithstanding the conversion of such note before the corresponding interest payment date) and a holder of notes who elects to convert need not include funds equal to the interest paid. We are not required to issue fractional shares of our common stock upon conversion of notes and, in lieu thereof, we will pay a cash adjustment based upon the closing price of our common stock on the last business day prior to the date of conversion.

    The conversion price is subject to adjustment (under formulae set forth in the Indenture) upon the occurrence of certain events, including:

        (1) The issuance of our common stock as a dividend or distribution on our outstanding common stock;

        (2) The issuance to all holders of our common stock of certain rights, options or warrants to purchase our common stock at less than the current market price;

        (3) Certain subdivisions, combinations and reclassifications of our common stock;

        (4) Distributions to all holders of our common stock of Net.B@nk's capital stock (other than our common stock) or evidences of indebtedness of Net.B@nk or assets (including securities, but excluding those dividends, rights, options, warrants and distributions referred to in clauses (1) and
    (2) above, dividends and distributions in connection with the liquidation, dissolution or winding up of Net.B@nk and dividends and distributions paid exclusively in cash);

        (5) Distributions consisting exclusively of cash (excluding any cash portion of distributions referred to in clause (4) above or in connection with a consolidation, merger or sale of assets of Net.B@nk as referred to in clause (2) of the third paragraph below) to all holders of our common stock in an aggregate amount that, together with (A) all other such all-cash distributions made within the preceding 12 months in respect of which no adjustment has been made and (B) any cash and the fair market value of other consideration payable in respect of any tender offers by Net.B@nk or any of our subsidiaries for our common stock concluded within the preceding 12 months in respect of which no adjustment has been made, exceeds 20% of our market capitalization (being the product of the then current market price of our common stock times the number of shares of our then outstanding common stock) on the record date for such distribution; and

        (6) The purchase of our common stock pursuant to a tender offer made by Net.B@nk or any of our subsidiaries that involves an aggregate consideration that, together with (A) any cash and the fair market value of any other consideration payable in any other tender offer by Net.B@nk or any of our subsidiaries for our common stock expiring within the 12 months preceding such tender offer in respect of which no adjustment has been made and (B) the aggregate amount of any such all-cash distributions referred to in clause (5) above to all holders of our common stock within the

    12 months preceding the expiration of such tender offer in respect of which no adjustments have been made, exceeds 20% of our market capitalization on the expiration of such tender offer.

    Except as stated above, the conversion price will not be adjusted for the issuance our of common stock or any securities convertible into or exchangeable for our common stock or carrying the right to purchase any of the foregoing. No adjustment in the conversion price will be required unless such adjustment would require a change of at least 1% in the conversion price then in effect; provided that any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment.

    No adjustment will be made pursuant to clause (4) of the preceding paragraph if Net.B@nk makes proper provision for each holder of notes who converts a note to receive, in addition to our common stock issuable upon such conversion, the kind and amount assets (including securities) if such holder had been a holder of our common stock at the time of the distribution of such assets or securities. Rights, options or warrants distributed by Net.B@nk to all holders of our common stock that entitle the holders thereof to purchase shares of our capital stock and that, until the occurrence of an event (a "Triggering Event"),
(1) are deemed to be transferred with the common stock, (2) are not exercisable and (3) are also issued in respect of future issuances of our common stock, shall not be deemed to be distributed until the occurrence of the Triggering Event.

    In the case of (1) any reclassification or change of our common stock (other than changes in par value or from par value to no par value or resulting from a subdivision or a combination) or (2) a consolidation or merger involving Net.B@nk or a sale or conveyance to another corporation or business entity of the property and assets of Net.B@nk as an entirety or substantially as an entirety (determined on a consolidated basis), in each case as a result of which holders of our common stock shall be entitled to receive stock, other securities, other property or assets (including cash) with respect to or in exchange for such common stock, the holders of the notes then outstanding will be entitled thereafter to convert such notes into the kind and amount of shares of stock, other securities or other property or assets that they would have owned or been entitled to receive upon such reclassification, change, consolidation, merger, sale or conveyance had such notes been converted into our common stock immediately prior to such reclassification, change, consolidation, merger, sale or conveyance, after giving effect to any adjustment event, assuming that a holder of notes would not have exercised any rights of election as to the stock, other securities or other property or assets receivable in connection therewith and received per share the kind and amount received per share by a plurality of non-electing shareholders.

    If a taxable distribution to holders of common stock (or other transaction) results in any adjustment of the conversion price, the holders of notes may, in certain circumstances, be deemed to have received a distribution subject to the U.S. federal income tax as a dividend. In certain other circumstances, the absence of such an adjustment may result in a taxable dividend to the holders of our common stock. See "Certain Tax Considerations--U.S. Holders--Adjustments to Conversion Price."

    We may, from time to time and to the extent permitted by law, reduce the conversion price by any amount for any period of at least 20 days, in which case we shall give at least 15 days' notice of such decrease, if the Board of Directors has made a determination that such decrease would be in our best interests, which determination shall be conclusive. We may, at our option, make such reductions in the conversion price, in addition to those set forth above, as we deem advisable to avoid or diminish any income tax to our stockholders resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. See "Certain Tax Considerations."

SUBORDINATION

    The payment of principal of, premium, if any, and interest on the notes, including amounts payable on any redemption or repurchase, will, to the extent set forth in the Indenture, be subordinated in right of payment to the prior payment in full of all Senior Indebtedness. Upon any distribution to creditors of Net.B@nk in a liquidation or dissolution of Net.B@nk or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding related to Net.B@nk or its property, in an assignment for the benefit of creditors or any marshalling of Net.B@nk's assets and liabilities, the holders of Senior Indebtedness will first be entitled to receive payment in full of all amounts due or to become due thereon before the holders of the notes will be entitled to receive any payment in respect of the principal of, premium, if any, or interest on the notes (except that holders of notes may receive securities that are subordinated at least to the same extent as the notes to Senior Indebtedness and any securities issued in exchange for Senior Indebtedness).

    We also may not make any payment upon or in respect of the notes (except in such subordinated securities) and may not acquire any notes for cash or property (except in such subordinated securities) if (1) a default in the payment of the principal of, premium, if any, or interest on Senior Indebtedness occurs and is continuing beyond any applicable period of grace or (2) any other default occurs and is continuing with respect to Senior Indebtedness that permits holders of the Senior Indebtedness as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the representative or representatives of holders of at least a majority in principal amount of Senior Indebtedness then outstanding. Payments on the notes may and shall be resumed and NetB@nk may acquire notes (A) in the case of a payment default, upon the date on which such default is cured or waived, or (B) in the case of a non-payment default, 179 days after the date on which the applicable Payment Blockage Notice is received (or sooner, if such default is cured or waived), unless the maturity of any Senior Indebtedness has been accelerated. No new period of payment blockage may be commenced within 360 days after the receipt by the Trustee of any prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be the basis for a subsequent Payment Blockage Notice.

    "Senior Indebtedness" with respect to the notes means the principal of, premium, if any, and interest on, and any fees, costs, expenses and any other amounts (including indemnity payments) related to the following, whether outstanding on the date of the Indenture or thereafter incurred or created:

        (1) Indebtedness, matured or unmatured, whether or not contingent, of Net.B@nk for money borrowed evidenced by notes or other written obligations;

        (2) Any interest rate contract, interest rate swap agreement or other similar agreement or arrangement designed to protect Net.B@nk or any of its subsidiaries against fluctuations in interest rates;

        (3) Indebtedness, matured or umatured, whether or not contingent, of Net.B@nk evidenced by notes, debentures, bonds or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

        (4) Obligations of Net.B@nk as lessee under capitalized leases and under leases of property made as part of any sale and leaseback transactions;

        (5) Indebtedness of others of any of the kinds described in the preceding clauses (1) through (4) assumed or guaranteed by Net.B@nk; and

        (6) Renewals, extensions, modifications, amendments and refundings of, and indebtedness and obligations of a successor person issued in exchange for or in replacement of, indebtedness or obligations of the kinds described in the preceding clauses (1) through (5), unless the agreement pursuant to which any such indebtedness described in clauses (1) through (5) is created, issued, assumed or guaranteed expressly provides that such indebtedness is not senior or superior in right of payment to the notes;

PROVIDED, HOWEVER, that the following shall not constitute Senior Indebtedness:

        (A) Any indebtedness or obligation of Net.B@nk in respect of the notes;

        (B) Any indebtedness of Net.B@nk to any of its subsidiaries or other affiliates;

        (C) Any indebtedness that is subordinated or junior in any respect to any other indebtedness of Net.B@nk; and

        (D) Any indebtedness incurred for the purchase of goods or materials in the ordinary course of business.

    If the Trustee (or paying agent if other than the Trustee) or any holder receives any payment of principal of, premium, if any, or interest with respect to the notes at a time when such payment is prohibited under the Indenture, such payment shall be held in trust for the benefit of, and shall be paid over and delivered to, the holders of Senior Indebtedness or their representative as their respective interests may appear. After all Senior Indebtedness is paid in full and until the notes are paid in full, holders of the notes shall be subrogated (equally and ratably with all other indebtedness ranking equally with the notes) to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the holders of the notes have been applied to the payment of Senior Indebtedness.

    As of March 31, 1999, Net.B@nk had no indebtedness that would be considered Senior Indebtedness.

    Net.B@nk is a legal entity separate and distinct from the Bank. Net.B@nk's principal asset is the common stock of the Bank. The principal sources of Net.B@nk's income are dividends, interest and fees from the Bank. Net.B@nk relies primarily on dividends from the Bank to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. Accordingly, the notes are effectively subordinated to all existing and future liabilities of the Bank. The Bank is subject to claims of creditors for debt obligations, including deposit liabilities, obligations for borrowings from the Federal Home Loan Bank and securities sold under reverse repurchase agreements. At March 31, 1999, the Bank's liabilities, including deposits, were approximately $383.0 million. Moreover, the Bank is subject to certain restrictions imposed by federal law on any extensions of credit to, and certain other transactions with, Net.B@nk and certain other affiliates, and on investments in stock or other securities thereof. In addition, payment of dividends to Net.B@nk by the Bank is subject to ongoing review by banking regulators and is subject to various statutory limitations, including approval by banking regulatory authorities.

    Because of these subordination provisions, in the event of a liquidation or insolvency of Net.B@nk or the Bank, holders of notes may ratably recover less than the holders of Senior Indebtedness.

    No provision contained in the Indenture or the notes will affect our obligation, which is absolute and unconditional, to pay, when due, principal of, premium, if any, and interest on the notes. The subordination provisions of the Indenture and the notes will not prevent the occurrence of any Default or Event of Default under the Indenture or limit the rights of the Trustee or any other holder, subject to the provisions described herein, to pursue any other rights or remedies with respect to the notes.

    The Indenture does not prohibit or limit the incurrence of any indebtedness by Net.B@nk or any subsidiary.

PROVISIONAL REDEMPTION BY NET.B@NK


    We may redeem the notes, in whole or in part, at any time prior to June   ,
2002, at a redemption price equal to $1,000 per $1,000 principal amount of notes to be redeemed plus accrued and unpaid interest, if any, to the Redemption Date (the "Provisional Redemption Date") if the closing price of the common stock shall have exceeded 150% of the conversion price then in effect for at least 20 trading days within a period of 30 consecutive trading days ending on the trading day prior to the date of mailing of the notice of provisional redemption (the "Notice Date," which date shall be no more than 60 nor less than 30 days prior to the Provisional Redemption Date).

    Upon any Provisional Redemption, Net.B@nk will make an additional payment in cash (the "Make-Whole Payment") with respect to the notes called for redemption
to holders on the Notice Date in an amount equal to $      per $1,000 principal
amount of notes, less the amount of any interest actually paid on such note prior to the Notice Date. NET.B@NK WILL BE OBLIGATED TO MAKE THE MAKE-WHOLE PAYMENT ON ALL NOTES CALLED FOR PROVISIONAL REDEMPTION, INCLUDING ANY NOTES CONVERTED AFTER THE NOTICE DATE AND PRIOR TO THE PROVISIONAL REDEMPTION DATE.

OPTIONAL REDEMPTION BY NET.B@NK


    At any time on or after June   , 2002, we have the option to redeem the
notes on at least 30 but not more than 60 days' notice, in whole at any time or in part from time to time, at the following prices (expressed in percentages of the principal amount), together with accrued interest to the date fixed for redemption if redeemed on or after:



DATE                                                                          REDEMPTION PRICE
----------------------------------------------------------------------------  -----------------
June   , 2002...............................................................               %
June   , 2003...............................................................               %


    If fewer than all the notes are to be redeemed, the Trustee will select the notes to be redeemed in principal amounts of $1,000 or integral multiples thereof by lot or, in its discretion, on a pro rata basis. If any note is to be redeemed in part only, a new note or notes in principal amount equal to the unredeemed principal portion thereof will be issued. If a portion of a holder's notes is selected for partial redemption and such holder converts a portion of such notes, such converted portion shall be deemed to be taken from the portion selected for redemption. No sinking fund is provided for the notes.

REPURCHASE AT OPTION OF HOLDERS UPON A CHANGE OF CONTROL

    Upon the occurrence of a Change of Control, each holder of notes shall have the right to require us to repurchase such holder's notes in whole or in part in integral multiples of $1,000 at a purchase price in cash in an amount equal to 100% of the principal amount thereof, together with accrued and unpaid interest to the date of purchase, pursuant to an offer (the "Change of Control Offer") made in accordance with the procedures described below and the other provisions in the Indenture.

    A "Change of Control" means an event or series of events in which:

        (1) Any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) acquires "beneficial ownership" (as determined in accordance with Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of the then outstanding securities entitled to vote generally in elections of directors of Net.B@nk (the "Voting Stock"); or

        (2) Net.B@nk consolidates with or merges into any other corporation or business entity, or conveys, transfers or leases all or substantially all of its assets to any person, or any other corporation or business entity merges into Net.B@nk, and, in the case of any such transaction, the outstanding common stock of Net.B@nk is changed or exchanged as a result, unless the shareholders of Net.B@nk immediately before such transaction own, directly or indirectly, at least 51% of the combined voting power of the outstanding voting securities of the corporation or business entity resulting from such transaction in substantially the same proportion as their ownership of the Voting Stock immediately before such transaction;

PROVIDED that a Change in Control shall not be deemed to have occurred if either:

        (A) The closing price per share of the common stock for any 5 trading days within the period of ten consecutive trading days ending immediately after the announcement of such Change of Control shall equal or exceed 105% of the conversion price of the notes in effect on each such trading day; or

        (B) At least 90% of the consideration in the Change of Control transaction consists of shares of common stock traded on a national securities exchange or quoted on the Nasdaq National Market, and as a result of such transaction, the notes become convertible solely into such common stock.

    Within 30 days following any Change of Control, unless Net.B@nk has given the holders notice of its irrevocable intention to redeem all outstanding notes as described under "Optional Redemption by Net.B@nk," Net.B@nk shall send by first-class mail, postage prepaid, to the Trustee and to each holder of notes, at such holder's address appearing in the security register, a notice (the "Change of Control Notice") stating, among other things, that a Change of Control has occurred, the purchase price, the purchase date, which shall be a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed, and certain other procedures that a holder of notes must follow to accept a Change of Control Offer or to withdraw such acceptance.

    Net.B@nk will comply, to the extent applicable, with the requirements of Rule 13e-4 under the Exchange Act and other securities laws or regulations in connection with the repurchase of the notes as described above.

    Future indebtedness of Net.B@nk may contain prohibitions of certain events that would constitute a Change of Control or require Net.B@nk to offer to repurchase such indebtedness upon a Change of Control. Moreover, the exercise by the holders of notes of their right to require Net.B@nk to purchase the notes could cause a default under such indebtedness, even if the Change of Control itself does not, due to the financial effect of such purchase on Net.B@nk. Finally, Net.B@nk's ability to pay cash to holders of notes upon a purchase may be limited by Net.B@nk's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required purchases. Furthermore, the Change of Control provisions may in certain circumstances make more difficult or discourage a takeover of Net.B@nk and the removal of the incumbent management.

CERTAIN COVENANTS

    MAINTENANCE OF STATUS AS INSURED DEPOSITORY INSTITUTION. Net.B@nk has agreed that it will do or cause to be done all things necessary to preserve and keep in full force and effect the status of the Bank as an insured depository institution and do or cause to be done all things necessary to ensure that depository accounts of the Bank are insured by the Federal Deposit Insurance Corporation or any successor organization up to the maximum amount permitted by 12 U.S.C. Section 1811 et seq. and the regulations thereunder or any succeeding federal law, except as to individual accounts or interests in employee benefit plans that are not entitled to pass-through insurance under 12 U.S.C. Section 1821 (a)(1)(D).

    MERGER, CONSOLIDATION AND SALE OF ASSETS. Net.B@nk shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets (determined on a consolidated basis), whether in a single transaction or a series of related transactions, to any person unless:

    (1) Either Net.B@nk is the resulting, surviving or transferee person (the "Successor Company") or the Successor Company is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia, and the Successor Company (if not Net.B@nk) expressly assumes by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of Net.B@nk under the Indenture and the notes, including the conversion rights described above under "Conversion of Notes;"

    (2) Immediately after giving effect to such transaction no Event of Default has happened and is continuing; and

    (3) Net.B@nk delivers to the Trustee an Officers' Certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if any, comply with the Indenture.

EVENTS OF DEFAULT AND REMEDIES

    An Event of Default is defined in the Indenture as being:

    (1) Default in payment of the principal of or premium, if any, on the notes when due at maturity, upon redemption or otherwise, including failure by Net.B@nk to purchase the notes when required upon a Change of Control (whether or not such payment shall be prohibited by the subordination provisions of the Indenture);

    (2) Default for 30 days in payment of any installment of interest on the notes (whether or not such payment shall be prohibited by the subordination provisions of the Indenture);

    (3) Failure to provide a Change of Control Notice, whether or not such Notice or payment pursuant to a Change of Control Offer shall be prohibited by the subordination provisions of the Indenture;

    (4) Failure to perform any other covenant in the Indenture continuing for 90 days after written notice by the Trustee or the holders of 25% in aggregate principal amount of the notes; and

    (5) Certain events involving the bankruptcy, insolvency or reorganization of Net.B@nk.

The Indenture provides that the Trustee may withhold notice to the holders of notes of any default (except in payment of principal, premium, if any, or interest with respect to the notes) if the Trustee considers it in the interest of the holders of notes to do so.

    The Indenture provides that if any Event of Default shall have occurred and be continuing, the Trustee or the holders of not less than 25% in principal amount of the notes then outstanding may declare the principal of and premium, if any, on the notes to be due and payable immediately. At any time after a declaration of acceleration, but before a judgement or decree based on acceleration has been obtained, the holders of a majority in aggregate principal amount of the notes may, under certain circumstances, rescind and annul such acceleration.

    The holders of a majority in principal amount of the notes then outstanding shall have the right to direct the time, method and place of conducting any proceedings for any remedy available to the Trustee, subject to certain limitations specified in the Indenture. The Indenture provides that, subject to the duty of the Trustee following an Event of Default to act with the required standard of care, the Trustee will not be under an obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of the notes, unless the Trustee receives satisfactory indemnity against any associated loss, liability or expense.

SATISFACTION AND DISCHARGE; DEFEASANCE

    The Indenture will cease to be of further effect as to all outstanding notes except as to:

    (1) Rights of registration of transfer and exchange and Net.B@nk's right of optional redemption;

    (2) Substitution of apparently mutilated, defaced, destroyed, lost or stolen notes;

    (3) Rights of holders of notes to receive payments of principal of, premium, if any, and interest on, the notes;

    (4) Rights of holders of notes to convert to common stock;

    (5) Rights, obligations and immunities of the Trustee under the Indenture;
       and

    (6) Rights of the holders of notes as beneficiaries of the Indenture with respect to the property so deposited with the Trustee payable to all or any of them;

IF:

        (A) Net.B@nk will have paid or caused to be paid the principal of, premium, if any, and interest on the notes as and when the same will have become due and payable;

        (B) All outstanding notes (except lost, stolen or destroyed notes which have been replaced or paid) have been delivered to the Trustee for cancellation; or

        (C) (i) the notes not previously delivered to the Trustee for cancellation will have become due and payable or are by their terms to become due and payable within one year or are to be called for redemption under arrangements satisfactory to the Trustee upon delivery of notice and
    (ii) Net.B@nk will have irrevocably deposited with the Trustee, as trust funds, cash, in an amount sufficient to pay principal of and interest on the outstanding notes, to maturity or redemption, as the case may be.

Such trust may only be established if such deposit will not result in a breach or violation of, or constitute a default under, any agreement or instrument pursuant to which Net.B@nk is a party or by which it is bound and Net.B@nk has delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions related to such defeasance have been complied with.

    The Indenture will also cease to be in effect (except as described in clauses (1) through (6) in the immediately preceding paragraph) and the indebtedness on all outstanding notes will be discharged on the 123rd day after the irrevocable deposit by Net.B@nk with the Trustee, in trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of notes, of cash, U.S. Government Obligations (as defined in the Indenture) or a combination thereof, in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay the principal of, premium, if any, and interest on the notes then outstanding in accordance with the terms of the Indenture and the notes ("legal defeasance"). Such legal defeasance may only be effected if:

    (1) Such deposit will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which Net.B@nk is a party or by which it is bound;

    (2) Net.B@nk has delivered to the Trustee an opinion of counsel stating that
       (A) Net.B@nk has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, based thereon, the holders of the notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge by Net.B@nk and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

    (3) Net.B@nk has delivered to the Trustee an opinion of counsel to the effect that after the 123rd day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and

    (4) Net.B@nk has delivered to the Trustee an Officers' Certificate and an opinion of counsel stating that all conditions related to the defeasance have been complied with.

    Net.B@nk may also be released from its obligations under the covenants described above under "Change of Control" and "Certain Covenants" with respect to the notes outstanding on the 123rd day after the irrevocable deposit by Net.B@nk with the Trustee, in trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of notes, of cash, U.S. Government Obligations or a combination thereof, in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay the principal of, premium, if any, and interest on the notes then outstanding in accordance with the terms of the Indenture and the notes ("covenant defeasance"). Such covenant defeasance may only be effected if:

    (1) Such deposit will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which Net.B@nk is a party or by which it is bound;

    (2) Net.B@nk has delivered to the Trustee an Officers' Certificate and an opinion of counsel to the effect that the holders of notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance by Net.B@nk and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred;

    (3) Net.B@nk has delivered to the Trustee an opinion of counsel to the effect that after the 123rd day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and

    (4) Net.B@nk has delivered to the Trustee an Officers' Certificate and an opinion of counsel stating that all conditions related to the covenant defeasance have been complied with.

Following such covenant defeasance, Net.B@nk will no longer be required to comply with the obligations described above under "Certain Covenants" and will have no obligation to repurchase the notes pursuant to the provisions described under "Change of Control."

    Notwithstanding any satisfaction and discharge or defeasance of the Indenture, the obligations of Net.B@nk described under "Conversion of Notes" will survive to the extent provided in the Indenture until the notes cease to be outstanding.

FORM, DENOMINATION, TRANSFER, EXCHANGE AND BOOK-ENTRY PROCEDURES

    Notes will be issued only in fully registered form, without interest coupons, in minimum denominations of $1,000 and integral multiples in excess thereof. Notes sold in the offering will be issued only against payment therefor in immediately available funds.

    The notes initially will be represented by one or more notes in registered, global form without interest coupons (each a "global note" and collectively, the "global notes"). The global notes will be deposited upon issuance with the trustee as custodian for the Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

    Transfer of beneficial interests in the global notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

    Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for notes in certificated form except in the limited circumstances described below under "--Exchange of Book-entry Notes for Certificated Notes."

EXCHANGE OF BOOK-ENTRY NOTES FOR CERTIFICATED NOTES

    A beneficial interest in a global note may not be exchanged for a note in certificated form unless (1) DTC (A) notifies Net.B@nk that it is unwilling or unable to continue as depositary for the global note or (B) has ceased to be a clearing agency registered under the Exchange Act and in either case Net.B@nk thereupon fails to appoint a successor depositary with 90 days, (2) Net.B@nk, at its option, notifies the trustee in writing that it elects to cause the issuance of Net.B@nk notes in certificated form or (3) there shall have occurred and be continuing an Event of Default or any event that after notice or lapse of time or both would be an Event of Default with respect to the notes. In all cases, certificated notes delivered in exchange for any global note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary, in accordance with its customary procedures.

    CERTAIN BOOK-ENTRY PROCEDURES FOR GLOBAL NOTES. THE DESCRIPTION OF THE OPERATIONS AND PROCEDURES OF DTC THAT FOLLOW ARE PROVIDED SOLELY AS A MATTER OF CONVENIENCE. THESE OPERATIONS AND PROCEDURES ARE SOLELY WITHIN THE CONTROL OF DTC AND ARE SUBJECT TO CHANGE BY THEM FROM TIME TO TIME. NET.B@NK TAKES NO RESPONSIBILITY FOR THESE OPERATIONS AND PROCEDURES AND URGES INVESTORS TO CONTACT DTC OR ITS PARTICIPANTS DIRECTLY TO DISCUSS THESE MATTERS.

    DTC has advised Net.B@nk as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of
Section 17A of the Exchange Act. DTC was created to hold securities for its participants ("participants") and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Certain of such participants, or their representatives, together with other entities, own DTC. Indirect access to the DTC system is available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

    DTC has advised Net.B@nk that its current practice, upon the issuance of a global note, is to credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such global note to the accounts with DTC of the participants through which such interests are to be held. Ownership of beneficial interest in the global note will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominees, with respect to interests of participants, and the records of participants and indirect participants, with respect to interests of persons other than participants.

    AS LONG AS DTC, OR ITS NOMINEE, IS THE REGISTERED HOLDER OF A GLOBAL NOTE, DTC OR SUCH NOMINEE, AS THE CASE MAY BE, WILL BE CONSIDERED THE SOLE OWNER AND HOLDER OF THE NOTES REPRESENTED BY SUCH GLOBAL NOTE FOR ALL PURPOSES UNDER THE INDENTURE AND THE NOTES. Except in the limited circumstances described above, owners of beneficial interest in a global note will not be entitled to have any portions of such global note registered in their names, will not receive or be entitled to receive physical delivery of notes in definitive form and will not be considered the owners or holders of the global notes, or any notes represented thereby, under the Indenture or the notes. Accordingly, each person owning a beneficial interest in the global note must rely on the procedures of DTC and, if such person is not a participant, those of the participant through which such person owns its interest, in order to exercise any rights of a holder under the Indenture or such note.

    Investors may hold their interests in the global note directly through DTC, if they are participants in such system, or indirectly through organizations that are participants in such system. All interests in a global note will be subject to the procedures and requirements of DTC.

    The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a global note to such persons may be limited to that extent. Because DTC can act only on behalf of its participants, which in turn act on behalf of indirect participants and certain banks, the ability of a person having beneficial interests in a global note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

    Cash payment of the principal of, interest on, or the redemption or repurchase of the global note will be made to DTC or its nominee, as the case may be, as the registered owner of the global note by wire transfer of immediately available funds on each relevant payment date. Neither Net.B@nk, the Trustee nor any of their respective agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global note including any delay by DTC or any participant or indirect participant in identifying the beneficial ownership interests, and Net.B@nk and the Trustee may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes.

    Net.B@nk expects that DTC or its nominee, upon receipt of any cash payment of principal, interest or the redemption or repurchase price in respect of a global note representing any notes held by it or its nominee, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global note for such notes as shown on the records of DTC or its nominee (adjusted as necessary so that such payments are made with respect of whole notes only), unless DTC has reason to believe that it will not receive payment on such payment date. Net.B@nk also expects that payments by participants to owners of beneficial interests in such global note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name." Such payments will be the responsibility of such participants.

    Redemption notices will be sent to DTC or its nominee. If less than all notes are being redeemed, DTC's practice is to determine by lot the amount of the holdings of each participant in such issue to be redeemed.

    Neither DTC or its nominee will consent or vote with respect to the notes. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns DTC's, or its nominee's, consenting or voting rights to those participants to whose accounts the notes are credited on the record date identified in a listing attached to the omnibus proxy.

    Interests in the global notes will trade in DTC's Same-Day Funds Settlement System, and secondary market trading activity in such interests will therefore settle in immediately available funds, subject to all cases to the rules and procedures of DTC and its participants. Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

    DTC has advised Net.B@nk that it will take any action permitted to be taken by a holder of notes, including the presentation of notes for exchange as described below and the conversion of notes, only at the direction of one or more participants to whose account with DTC interests in the global notes are credited and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default, as defined above, under the notes, DTC reserves the right to exchange the global notes for notes in certificated form, and to distribute such notes to its participants.

    Although DTC has agreed to the foregoing procedures in order to facilitate transfers of beneficial ownership interests in the global note among participants, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time.

    None of Net.B@nk, the Trustee nor any of their respective agents will have any responsibility for the performance by DTC, its participants or indirect participants of their respective obligations under the rules and procedures governing its operations, including maintaining, supervising or reviewing the records relating to, or payments made on account of, beneficial ownership interests in global notes.

MODIFICATIONS OF THE INDENTURE

    The Indenture contains provisions permitting Net.B@nk and the Trustee, with the consent of the holders of not less than a majority in principal amount of the notes at the time outstanding, to modify the Indenture or any supplemental indenture or the rights of the holders of notes, except that without the consent of the holder of each note so affected no such modification shall:

    (1) Extend the fixed maturity of any note;

    (2) Reduce the rate or extend the time of payment of interest thereon;

    (3) Reduce the principal amount thereof or premium, if any, thereon;

    (4) Reduce any amount payable upon redemption thereof;

    (5) Change the obligation of Net.B@nk to repurchase any note upon the happening of a Change of Control;

    (6) Impair or affect the right of a holder to institute suit for the payment thereof;

    (7) Change the currency in which the notes are payable;

    (8) Modify the subordination provisions of the Indenture in a manner adverse to the holders of notes; or

    (9) Impair the right to convert the notes into common stock subject to the terms set forth in the Indenture.

    In addition, no modification shall reduce the foregoing percentage of notes without the consent of the holders of all of the notes then outstanding.

GOVERNING LAW

    The Indenture and the notes will be governed by and construed in accordance with the laws of the State of New York.

CONCERNING THE TRUSTEE

    SunTrust Bank, Atlanta, the Trustee under the Indenture, has been appointed by Net.B@nk as the paying agent, conversion agent, registrar and custodian with regard to the notes. The Trustee and/or its affiliates may in the future provide banking and other services to Net.B@nk in the ordinary course of their respective businesses.

                          DESCRIPTION OF CAPITAL STOCK

    Our authorized capital stock consists of 100,000,000 shares of common stock, $.01 par value, and 10,000,000 shares of preferred stock, no par value. The following summary is qualified by reference to our Articles of Incorporation and Bylaws, which are incorporated by reference as exhibits to the Registration Statement of which this prospectus is a part.

COMMON STOCK

    Holders of our common stock are entitled to one vote per share in the election of directors and on all other matters submitted to a vote of the holders of common stock and do not have cumulative voting rights. The holders of common stock are entitled to receive dividends, if any, as may be declared from time to time by the Board of Directors out of legally available funds, and in the event of liquidation, dissolution or winding-up of Net.B@nk, to share ratably in all assets available for distribution.

PREFERRED STOCK

    The authorized preferred stock may be issued from time to time in one or more designated series or classes. The Board of Directors, without approval of the shareholders, is authorized to establish the voting, dividend, redemption, conversion, liquidation and other relative provisions as may be provided in a particular series or class. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of common stock and, under certain circumstances, make it more difficult for a third party to acquire, or discourage a third party from acquiring, a majority of our outstanding voting stock. We have no present intention to issue any series or class of preferred stock.

SPECIAL MEETINGS OF SHAREHOLDERS

    Our Bylaws provide that special meetings of the shareholders may be called at any time for any purpose by the Chief Executive Officer or by the presiding officer of the Board of Directors. Either our Chief Executive Officer or the Secretary is required to call a special meeting when (1) requested in writing by any two or more of the directors or (2) requested in writing by shareholders owning shares representing at least 25% of all the votes entitled to be cast on any issue proposed to be considered at such meeting.

SUPERMAJORITY APPROVAL OF CERTAIN TRANSACTIONS

    Our Articles of Incorporation require the affirmative vote of the holders of two-thirds of the voting stock to approve certain mergers, share exchanges and dispositions of our assets unless at least two-thirds of the members of the Board of Directors approve the proposed transaction. If such approval by the Board of Directors is obtained, approval by the vote of a majority of the outstanding shares entitled to vote is required. This provision may tend to discourage attempts by third parties to acquire Net.B@nk in a hostile takeover effort. It may also permit a minority of directors and shareholders to prevent a business combination regardless of the terms of the proposed transaction.

CLASSIFIED BOARD AND REMOVAL OF DIRECTORS

    Our Articles of Incorporation also provide that the Board of Directors will be divided into three classes serving staggered three-year terms and that a director may only be removed by the vote of two-thirds of the outstanding shares entitled to vote in an election of directors. These provisions could enable a minority of our shareholders to prevent the removal of a director sought to be removed by a majority of the shareholders and may tend to enhance management's ability to retain control over our affairs and to preserve the director's present position on the Board.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Our Bylaws contain indemnification provisions providing that our directors, officers and employees or agents will be indemnified against expenses actually and reasonably incurred by them if they are successful on the merits of a claim or proceeding.

    When a case or dispute is not ultimately determined on its merits (i.e., it is settled), the indemnification provisions provide that Net.B@nk will indemnify directors when they meet the applicable standard of conduct. The applicable standard of conduct is met if the director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Net.B@nk, and with respect to an employee benefit plan, for a purpose the director believed in good faith to be in the interests of the participants and beneficiaries of the plan. The standard of conduct with respect to any criminal action or proceeding is met if the director had no reasonable cause to believe his or her conduct was unlawful. Whether the applicable standard of conduct has been met is determined by the Board of Directors, the shareholders or independent legal counsel in each specific case.

    We can also provide for greater indemnification than that set forth in our Bylaws if we choose to do so, subject to approval by our shareholders. We may not, however, indemnify a director for liability arising out of circumstances which constitute exceptions to limitation of a director's liability for monetary damages. See "--Limitation of Liability."

    The indemnification provisions of the Bylaws specifically provide that we may purchase and maintain insurance on behalf of any director against any liability asserted against such person and incurred by him or her in any such capacity, whether or not we would have had the power to indemnify against such liability.

    We are not aware of any pending or threatened action, suit or proceeding involving any of our directors or officers for which indemnification from Net.B@nk may be sought.

LIMITATION OF LIABILITY

    Article X of our Articles of Incorporation, subject to certain exceptions, eliminates the potential personal liability of a director for monetary damages to Net.B@nk and to the shareholders of Net.B@nk for breach of a duty as a director. There is no elimination of liability for:

    - A breach of duty involving appropriation of a business opportunity of Net.B@nk;

    - An act or omission not in good faith or involving intentional misconduct or a knowing violation of law;

    - A transaction from which the director derives an improper material tangible personal benefit; or

    - As to any payment of a dividend or approval of a stock repurchase that is illegal under the Georgia Business Corporation Code, our Articles of Incorporation do not eliminate or limit the right of Net.B@nk or its shareholders to seek injunctive or other equitable relief not involving monetary damages.

    We adopted Article X pursuant to the Georgia Business Corporation Code which allows Georgia corporations, with the approval of their shareholders, to include in their articles of incorporation a provision eliminating or limiting the liability of directors, except in the circumstances described above. We included
Article X in our Articles of Incorporation to encourage qualified individuals to serve and remain as directors of Net.B@nk. Article X was also included to enhance our ability to secure liability insurance for its directors at a reasonable cost. We maintain liability insurance covering actions taken by its directors in their capacities as directors. The Board of Directors believes that Article X will enable us to secure such insurance on terms more favorable than if such a provision were not included in the Articles of Incorporation.

TRANSFER AGENT AND REGISTRAR

    The transfer agent and registrar for the common stock is SunTrust Bank, N.A., 58 Edgewood Avenue, Atlanta, Georgia 30303.

                           CERTAIN TAX CONSIDERATIONS

GENERAL

    The following is a discussion of certain U.S. federal income tax and estate tax consequences of the purchase, ownership and disposition of the notes as of the date hereof. For purposes of this discussion, a "U.S. Holder" is a holder of notes that is an individual who is a citizen or resident of the United States, a corporation or a partnership that is organized under the laws of the United States or any state thereof or an estate or trust whose income is includible in gross income regardless of its source. A "Non-U.S. Holder" is a holder of notes that is not a U.S. Holder. This summary applies only to notes and common stock held as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). It does not discuss all of the tax consequences that may be relevant to a Holder in light of its particular circumstances or to Holders subject to special rules, such as dealers in securities or foreign currencies, financial institutions, life insurance companies, or regulated investment companies, or to Holders whose functional currency is not the United States dollar or who hold the notes or the common stock as part of a synthetic security, conversion transaction, or certain "straddle" or hedging transactions.

    The U.S. federal income tax and estate tax considerations set forth below are based upon the Code and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those presented below.

U.S. HOLDERS

    INTEREST. Interest on a note should be taxable to a U.S. Holder as ordinary interest income in accordance with the U.S. Holder's method of accounting for U.S. federal income tax purposes.

    SALE, EXCHANGE OR REDEMPTION OF A NOTE. A U.S. Holder should recognize gain or loss, if any, on the sale, redemption or other taxable disposition of a note in an amount equal to the difference, if any, between the U.S. Holder's adjusted tax basis in the note and the amount received therefor (other than amounts attributable to accrued and unpaid interest on the notes, which should be treated as interest for U.S. federal income tax purposes). Subject to the market discount rules noted under "U.S. Holders--Market Discount and Bond Premium" below, gain or loss, if any, recognized on the sale, redemption or other taxable disposition of a note generally should be long-term capital gain or loss if the note was held for more than one year as of the date of disposition.

    MARKET DISCOUNT AND BOND PREMIUM. If a U.S. Holder acquires a note subsequent to its original issuance and the note's stated redemption price at maturity exceeds the U.S. Holder's initial tax basis in the note by more than a de-minimis amount, the U.S. Holder should generally be treated as having acquired the note at a "market discount" equal to such excess. In addition, if a U.S. Holder's initial tax basis in a note exceeds the stated redemption price at maturity of the note, the U.S. Holder should generally be treated as having acquired the note with "bond premium" in an amount equal to such excess. U.S. Holders should consult their tax advisers regarding the existence, if any, and tax consequences of market discount and bond premium.

    CONVERSION OF THE NOTES. A U.S. Holder should not recognize gain or loss upon conversion of the notes into common stock. The U.S. Holder's tax basis in shares of common stock received upon conversion should be the same as the U.S. Holder's adjusted tax basis of the notes converted (reduced by the portion of such basis allocable to any fractional common stock interest for which the U.S. Holder receives a cash payment from Net.B@nk). The holding period of the common stock received in the conversion should include the holding period of the notes that were converted. A U.S. Holder generally should recognize gain (or loss) upon a conversion to the extent that any cash paid in lieu of a fractional share of common stock exceeds (or is less than) its tax basis allocable to such fractional share.

    DIVIDENDS. Dividends paid on common stock received upon conversion will be taxable to a U.S. Holder as ordinary income, to the extent paid out of Net.B@nk's current or accumulated earnings and profits. Subject to certain restrictions, dividends received by a corporate U.S. Holder generally should be eligible for the 70% dividends received deduction.

    SALE OF COMMON STOCK. A U.S. Holder of common stock received on conversion who sells or otherwise disposes of such stock in a taxable transaction will recognize capital gain or loss equal to the difference between the cash and the fair market value of any property received on such sale and the U.S. Holder's tax basis in such stock. Such gain or loss will be long term gain or loss if the holding period for such common stock was more than one year.

    REDEMPTION OF COMMON STOCK. A redemption by Net.B@nk of some or all of a U.S. Holder's common stock will be treated as a dividend to the redeeming U.S. Holder to the extent of Net.B@nk's current and accumulated earnings and profits unless the redemption meets one of the tests under Section 302(b) of the Code. If one of the tests under Section 302(b) is met, the redemption will be treated as an exchange giving rise to capital gain or loss, except to the extent of declared but unpaid dividends. Such gain or loss will be long term capital gain or loss if the holding period for such common stock was more than one year. U.S. Holders should consult their tax advisors as to the application of Section 302
(b) to their particular circumstances.

    ADJUSTMENTS TO CONVERSION PRICE. Pursuant to Treasury Regulations promulgated under Section 305 of the Code, a U.S. Holder of a note should be treated as having received a constructive distribution from Net.B@nk upon an adjustment in the conversion price of the notes if (1) as a result of such adjustment, the proportionate interest of such U.S. Holder in the assets or earnings and profits of Net.B@nk is increased and (2) the adjustment is not made pursuant to a bona fide, reasonable anti-dilution formula. An adjustment in the conversion price would not be considered made pursuant to such a formula if the adjustment were made to compensate for certain taxable distributions with respect to the common stock into which the notes are convertible. Thus, under certain circumstances, a decrease in the conversion price of the notes may be taxable to a U.S. Holder of a note as a dividend to the extent of the current or accumulated earnings and profits of Net.B@nk. In addition, the failure to adjust fully the conversion price of the notes to reflect distributions of stock dividends with respect to the common stock may result in a taxable dividend to the U.S. Holders of the common stock.

    BACKUP WITHHOLDING AND INFORMATION REPORTING. A U.S. Holder of a note, or of common stock issued upon conversion of a note, may be subject to information reporting and possible backup withholding. If applicable, backup withholding would apply at a rate of 31% with respect to dividends or interest on, or the proceeds of a sale, exchange, redemption, retirement, or other disposition of, such note or common stock, as the case may be, unless (1) such U.S. Holder is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (2) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable backup withholding rules.

NON-U.S. HOLDERS

    THE NOTES. The payment of interest on a note should generally not be subject to U.S. federal withholding tax, if (1) the interest is not effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Holder, (2) the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Net.B@nk entitled to vote, (3) the Non-U.S. Holder is not a controlled foreign corporation that is related to Net.B@nk actually or constructively through stock ownership and (4) either (A) the beneficial owner of the note certifies to Net.B@nk or its agent, under penalties of perjury, that it is not a U.S. Holder and provides its name and address on U.S. Treasury Form W-8 (or on a suitable substitute form) or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the note certifies under penalties of perjury that such a Form W-8 (or suitable substitute form) has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the payer with a copy thereof.

    A Non-U.S. Holder should generally not be subject to U.S. federal income tax on any gain or income realized in connection with the sale, exchange, retirement, or other disposition of a note, including the exchange of a note for common stock, unless the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition, and either (1) has a tax home in the United States and the gain from the disposition is not attributable to an office of other fixed place of business maintained by such non-U.S. Holder in a foreign country or (2) the gain from the disposition is attributable to an office or other fixed place of business maintained by such non-U.S. Holder in the United States.

    A note held directly by an individual who, at the time of death, is not a citizen or resident of the United States should not be includible in such individual's gross estate for U.S. estate tax purposes as a result of such individual's death if the individual does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Net.B@nk entitled to vote and, at the time of the individual's death, if payments with respect to such note would not have been effectively connected with the conduct by such individual of a trade or business in the United States. Even if the note was includible in the gross estate under the foregoing rules, the note may be excluded under the provisions of an applicable estate tax treaty.

    THE COMMON STOCK. In general, dividends (including any amounts that are treated as dividends as described above) paid to a Non-U.S. Holder of the common stock should be subject to U.S. federal income tax withholding at a 30% rate unless such rate is reduced by an applicable income tax treaty. Dividends that are effectively connected with such Non-U.S. Holder's conduct of a trade or business in the United States or, if a tax treaty applies, attributable to a permanent establishment, or, in the case of an individual, a "fixed base," in the United States ("U.S. trade or business income") are generally subject to U.S. federal income tax at regular rates, but are not generally subject to the 30% withholding tax if the Non-U.S. Holder files the appropriate form with the payer. Any U.S. trade or business income received by a Non-U.S. Holder that is a corporation may also, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate or such lower rate as may be applicable under an income tax treaty.

    Dividends paid to an address in a foreign country are presumed (absent actual knowledge to the contrary) to be paid to a resident of such country for purposes of the withholding tax discussed above and, under the current interpretation of Treasury Regulations, for purposes of determining the applicability of a tax treaty rate. Effective for payments of dividends made after December 31, 1999, however, a Non-U.S. Holder of the common stock who wishes to claim the benefit of an applicable tax treaty rate will be required to present a U.S. Treasury Form W-8 or documentary evidence confirming the Non-U.S. Holder's status as a bona fide resident of the particular country under whose treaty the reduced rate of tax is claimed.

    A Non-U.S. Holder of the common stock that is eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

    A Non-U.S. Holder of the common stock should generally not be subject to U.S. income or withholding tax on gain realized on the sale, exchange or redemption (provided that the redemption is treated as the sale or exchange of the stock) of such stock, unless the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition, and either (1) has a tax home in the United States and the gain from the disposition is not attributable to an office or other fixed place of business maintained by such Non-U.S. Holder in a foreign country or (2) the gain from the disposition is attributable to an office or other fixed place of business maintained by such Non-U.S. Holder in the United States. Common stock held directly by an individual who at the time of death is not a citizen or resident of the United States will nevertheless generally be includible in the gross estate of such individual for U.S. estate tax purposes, subject to contrary provisions of an applicable estate tax treaty.

    BACKUP WITHHOLDING AND INFORMATION REPORTING. Payments on the notes made by Net.B@nk or any paying agent of Net.B@nk and payments of dividends on the common stock to certain noncorporate Non-U.S. Holders generally should be subject to information reporting and possibly to "backup withholding" at a rate of 31%. Information reporting and backup withholding do not apply, however, to payments made outside the United States by Net.B@nk or a paying agent on a note or to payments of dividends on the common stock if the certification described under "Non-U.S. Holders--The Notes" above is received, provided in each case that the payer does not have actual knowledge that the Holder is a U.S. Holder.

    Payment of proceeds from a sale of a note or the common stock to or through the U.S. office of a broker is subject to information reporting and backup withholding unless the Non-U.S. Holder certifies as to its non U.S. status or otherwise establishes an exemption from information reporting and backup withholding. Payment outside the United States of the proceeds of the sale of a note or the common stock to or through a foreign office of a "broker" (as defined in applicable U.S. Treasury Regulations) should not be subject to information reporting or backup withholding. However, unless the broker has documentary evidence in its records that the beneficial owner is not a U.S. Holder and certain other conditions are not met or the beneficial owner otherwise establishes an exemption, US information reporting, but not backup withholding, generally will apply to a payment made outside the United States of the proceeds of a sale a note or the common stock through an office outside the United States of a broker if the broker (1) is a U.S. person; (2) derives 50% or more of its gross income from the conduct of a U.S. trade or business; (3) is a "controlled foreign corporation" for U.S. federal income tax purposes; or (4) with respect to payments made after December 31, 1999, is a foreign partnership, if at any time during its taxable year, one or more of its partners are U.S. persons, as defined in U.S. Treasury Regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership or if, at any time during its taxable year, such foreign partnership is engaged in a U.S. trade or business.

    The U.S. Treasury Department has recently finalized regulations regarding withholding and information reporting (the "Final Regulations") which will generally be effective for payments made after December 31, 1999. The Final Regulations do not significantly alter the substantive withholding and information reporting requirements but would alter the procedures for claiming the benefits of an income tax treaty and change the certification procedures relating to the receipt by intermediaries of payments on behalf of the beneficial owner of shares of notes or common stock. Non-U.S. Holders should consult their own tax advisors regarding the effect, if any, of the Final Regulations.

    THE U.S. FEDERAL INCOME TAX AND ESTATE TAX DISCUSSION SET FORTH ABOVE IS INTENDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE TO A PARTICULAR HOLDER'S SITUATION. PERSONS CONSIDERING A PURCHASE OF THE NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF THE NOTES AND THE COMMON STOCK, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL OR FOREIGN LAWS AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES (POSSIBLY INCLUDING RETROACTIVE CHANGES) IN U.S. FEDERAL AND OTHER TAX LAWS.

                                  UNDERWRITING

    Subject to the terms and conditions of an underwriting agreement, dated
      , 1999, the underwriters named below have severally agreed to purchase from us the principal amount of notes listed opposite its name below.


                                                                                            PRINCIPAL AMOUNT OF
NAME OF UNDERWRITER                                                                                NOTES
----------------------------------------------------------------------------------------  ------------------------
Bear, Stearns & Co. Inc.................................................................      $
BancBoston Robertson Stephens Inc.......................................................
Raymond James & Associates, Ltd.........................................................
Kelton International Ltd................................................................
                                                                                                 -------------
    Total...............................................................................      $
                                                                                                 -------------
                                                                                                 -------------


    The underwriting agreement provides that the obligations of the several underwriters to purchase and accept delivery of the notes offered by this prospectus are subject to approval by their counsel of certain legal matters and to other conditions customary in a firm commitment public offering. The underwriters are required to purchase and pay for the entire principal amount of the notes offered by this prospectus, except for the principal amount of notes covered by the over-allotment option described below, if any are purchased.

    The underwriters propose to offer the notes to the public at the offering price listed on the cover page of this prospectus and to securities dealers, including the underwriters, at the same price less a concession of not more than
$    per $1,000 principal amount of notes. The underwriters may allow, and the
selected dealers may reallow, a concession not in excess of $    per $1,000
principal amount of the notes to other brokers and dealers. After the completion of this offering, the offering price and other selling terms may be changed by the underwriters. However, no change shall alter the amount of proceeds, as listed on the cover page of this prospectus, to be received by us.

    We have granted the underwriters an option, exercisable within 30 days after the date of this prospectus, to purchase up to an additional $15,000,000 aggregate principal amount of the notes. The underwriters may exercise the option only to cover over-allotments, if any, made in connection with this offering. To the extent that the underwriters exercise the option, each underwriter will become obligated to purchase its pro rata portion of the additional principal amount of the notes based on the underwriter's percentage underwriting commitment in the offering, which is indicated in the preceding table. If purchased, the additional principal amount of the notes will be sold by the underwriters on the same terms as those on which they are selling the initial $100,000,000 principal amount of the notes.


    We estimate that our share of the total expenses of this notes offering, excluding the estimated underwriting discounts and commissions, will be
approximately $      . We have agreed to indemnify the underwriters against
certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments that the underwriters may be required to make in connection with these liabilities.


    Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the notes offered by this prospectus in any jurisdiction which requires action for that purpose. The notes offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements be distributed or published in any jurisdiction, except under circumstances that will ensure compliance with the applicable rules and regulations of the jurisdiction. Persons holding this prospectus are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which an offer or a solicitation is unlawful.

    We and certain of our officers, directors and existing shareholders have agreed that during the period beginning from the date of this prospectus and continuing to and including the date 90 days after the date of the prospectus, they will not, directly or indirectly, issue, sell, offer or agree to sell, grant any option for the sale of, pledge, make any short sale, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934 or otherwise dispose of any shares of Net.B@nk's common stock (or securities that are convertible into, exercisable for or exchangeable for common stock), without the prior written consent of Bear, Stearns & Co. Inc., except under limited circumstances.

    Certain persons participating in this offering may engage in passive market making transactions in the common stock in accordance with Rule 103 of Regulation M under the Securities Exchange Act of 1934. Rule 103 permits, upon the satisfaction of certain conditions, underwriting and selling group members participating in a distribution that are also registered Nasdaq market makers in the security being distributed, or a related security, to engage in limited passive market making transactions during the period when Regulation M would otherwise prohibit the activity. In general, a passive market maker may not bid for or purchase a security at a price that exceeds the highest independent bid for those securities by a person that is not participating in the distribution and must identify its passive market making bids on the Nasdaq electronic inter-dealer reporting system. In addition, the net daily purchases made by a passive market maker generally may not exceed 30% of the market maker's average daily trading volume in the security for the two full consecutive calendar months, or any 60 consecutive days ending within 10 days, immediately preceding the date of filing of the registration statement of which this prospectus is a part.

    In addition, the underwriters may maintain or stabilize the price of the notes by bidding for or purchasing notes in the open markets, and may impose penalty bids, under which selling concessions allowed to broker-dealers participating in this offering are reclaimed if notes previously distributed in this offering are repurchased in connection with stabilization transactions or otherwise. The imposition of a penalty bid may also affect the price of the common stock to the extent that it discourages resales of the notes. The underwriters can make no representation as to the magnitude, duration or effect of any stabilization or other transactions.

    The notes are a new issue of securities with no established trading market. We have been advised by the underwriters that they intend to make a market in the notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.

    Each underwriter has represented and agreed that:

    (1) It has not offered or sold, and for up to six months following the consummation of this offering, will not offer or sell, any notes in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which do not constitute an offer to the public in the United Kingdom for the purposes of the Public Offers of Securities Regulations 1995;

    (2) It has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom; and

    (3) It has only issued or passed on and will only issue or pass on, in the United Kingdom, any document received by it in connection with the issue or sale of the notes to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment
       Advertisements)(Exemptions) Order 1996 or to a person to whom the document may otherwise lawfully be issued or passed on.

    Kelton International Ltd., one of the underwriters:

    (1) Is a foreign broker-dealer with a principal place of business in the United Kingdom;

    (2) Is not registered with the Securities and Exchange Commission as a broker-dealer;

    (3) Is not a member of the National Association of Securities Dealers, Inc.;

    (4) Has agreed not to sell any of the notes offered by this prospectus within the United States, its territories or possessions or to nationals or residents of the United States, other than certain underwriting syndicate sales; and

    (5) Has agreed to comply with certain rules of the National Association of Securities Dealers Regulation as if it were a member of the National Association of Securities Dealers, Inc.

    Certain of the underwriters may from time to time perform investment banking and other financial services for us for which they may receive advisory or transaction fees, as applicable, plus out-of-pocket expenses, of the nature and in amounts customary in the industry for these services. Bear, Stearns & Co. Inc., Raymond James & Associates, Inc. and Kelton International Ltd. participated in the public offering of our common stock on February 5, 1999 in which we sold 7,290,000 shares.

    Concurrent with this notes offering, we are offering, by means of a separate prospectus, 3,000,000 shares of our common stock, plus an additional 450,000 shares to cover over-allotments by the underwriters of that offering. The completion of this notes offering and of the common stock offering do not depend upon one another. The underwriters for the common stock offering are also the underwriters for this notes offering. The underwriters will receive customary compensation in connection with the common stock offering.

                                 LEGAL MATTERS

    Certain legal matters in connection with the notes offered by this prospectus will be passed upon for Net.B@nk by Powell, Goldstein, Frazer & Murphy, LLP, Atlanta, Georgia. Certain legal matters in connection with the offering will be passed upon by Morrison & Foerster LLP, New York, New York, counsel to the underwriters listed on the cover page of this prospectus.

                                    EXPERTS

    The Consolidated Financial Statements as of December 31, 1997 and 1998 and for the period February 20, 1996 (date of incorporation) to December 31, 1996 and for the years ended December 31, 1997 and 1998 included in this prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, appearing in this prospectus, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

               WHERE YOU CAN FIND MORE INFORMATION ABOUT NET.B@NK

    We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You can receive copies of such reports, proxy and information statements, and other information, at prescribed rates, from the Securities and Exchange Commission by addressing written requests to the Public Reference Section of the Securities and Exchange Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. In addition, you can read such reports, proxy and information statements, and other information at the public reference facilities and at the regional offices of the Securities and Exchange Commission, Washington, D.C., New York, New York and Chicago, Illinois. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. The Securities and Exchange Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants such as Net.B@nk that file electronically with the Securities and Exchange Commission. The address of the Securities and Exchange Commission Web site is http://www.sec.gov.

    We have filed with the Securities and Exchange Commission a Registration Statement on Form S-3 to register the shares that we will issue in this offering. This prospectus is a part of the Registration Statement. This prospectus does not include all of the information contained in the Registration Statement. For further information about us and the securities offered in this prospectus, you should review the Registration Statement. You can inspect or copy the Registration Statement, at prescribed rates, at the Securities and Exchange Commission's public reference facilities at the addresses listed above.

    The Securities and Exchange Commission allows us to "incorporate by reference" information into the prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered part of this prospectus, except for any information superseded by information contained directly in this prospectus or in later filed documents incorporated by reference in this prospectus.

    This prospectus incorporates by reference the documents listed below that we previously filed with the Securities and Exchange Commission. These documents contain important information about us and our finances.

    (1) Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (Commission File No. 0-22361) except for Item 8, "Financial Statements and Supplementary Data," which has been updated and is included elsewhere in this prospectus;

    (2) Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 (Commission File No. 0-22361); and

    (3) Registration Statement on Form 8-A filed April 18, 1997 (Commission No. File 0-22361).

    We also incorporate by reference additional documents that it may file with the Securities and Exchange Commission between the date of this prospectus and the completion of the offering. These additional documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

    You can obtain documents incorporated by reference in this prospectus by requesting them from:

        Net.B@nk, Inc.
       950 North Point Parkway
       Suite 350
       Alpharetta, Georgia 30005
       Telephone: (770) 343-6066
       www.netbank.com
       Attn: Investor Relations

                                 NET.B@NK, INC.
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                                                PAGE
                                                                                                                -----

Independent Auditors' Report...............................................................................         F-2

Consolidated Balance Sheets as of December 31, 1997 and 1998 and (unaudited) March 31, 1999................         F-3

Consolidated Statements of Operations for the period from February 20, 1996 (date of incorporation) to
December 31, 1996, the years ended December 31, 1997 and 1998, and (unaudited) the three-month periods
ended March 31, 1998 and 1999..............................................................................         F-4

Consolidated Statements of Shareholders' Equity (Deficit) for the period from February 20, 1996 (date of incorporation) to December 31, 1996, the years ended December 31, 1997 and 1998, and (unaudited) the
three-month period ended March 31, 1999....................................................................         F-6

Consolidated Statements of Cash Flows for the period from February 20, 1996 (date of incorporation) to
December 31, 1996, the years ended December 31, 1997 and 1998, and (unaudited) the three-month periods
ended March 31, 1998 and 1999..............................................................................         F-7

Notes to Consolidated Financial Statements as of December 31, 1997, 1998, and (unaudited) March 31, 1999, and for the period from February 20, 1996 (date of incorporation) to December 31, 1996, the years ended
December 31, 1997 and 1998, and (unaudited) the three months ended March 31, 1998 and 1999.................         F-8

                          INDEPENDENT AUDITORS' REPORT

Board of Directors and Shareholders

Net.B@nk, Inc.

    We have audited the consolidated balance sheets of Net.B@nk, Inc. and its subsidiary ("Net.B@nk") as of December 31, 1998 and 1997 and the related consolidated statements of operations, shareholders' equity (deficit) and cash flows for the years ended December 31, 1998 and 1997 and the period from February 20, 1996 (date of incorporation) to December 31, 1996. These financial statements are the responsibility of Net.B@nk's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Net.B@nk as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the years ended December 31, 1998 and 1997 and the period from February 20, 1996 (date of incorporation) to December 31, 1996 in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP

Atlanta, Georgia

February 16, 1999
(April 13, 1999 as to
the third paragraph
of Note 14)

                                 NET.B@NK, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                                           DECEMBER 31,             MARCH 31,
                                                                  ------------------------------  --------------
                                                                       1997            1998            1999
                                                                  --------------  --------------  --------------
                                                                                                   (UNAUDITED)
ASSETS
Cash and cash equivalents:
  Cash..........................................................  $      250,535  $      446,940  $    1,576,102
  Federal funds sold............................................      28,853,057      12,013,243      33,416,433
                                                                  --------------  --------------  --------------
    Total cash and cash equivalents.............................      29,103,592      12,460,183      34,992,535
                                                                  --------------  --------------  --------------
Securities available for sale--At fair value
  (amortized cost of $18,137,209, $59,467,371 and $81,323,018,
  respectively).................................................      18,054,146      59,465,062      80,310,559
Stock of Federal Home Loan Bank of Atlanta--At cost.............         225,000       2,000,000       2,569,700
Loans receivable--Net of allowance for loan losses of $453,444,
  $3,472,364 and $4,312,285, respectively.......................      44,479,963     276,955,239     359,740,347
Accrued interest receivable.....................................         372,237       2,582,627       3,085,716
Furniture and equipment--Net....................................         388,508       1,321,918       1,734,680
Bank charter....................................................         344,167         330,167         326,667
Deferred income taxes...........................................              --       2,297,125       2,643,631
Loan sale proceeds receivable...................................              --      23,202,679      35,003,385
Other assets....................................................         252,196       7,821,736       6,055,988
                                                                  --------------  --------------  --------------
                                                                  $   93,219,809  $  388,436,736  $  526,463,208
                                                                  --------------  --------------  --------------
                                                                  --------------  --------------  --------------
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
  Deposits......................................................  $   58,726,763  $  283,589,151  $  332,678,334
  Other borrowed funds..........................................              --      60,000,000      45,000,000
  Accounts payable and accrued liabilities......................         375,649       6,092,697       5,036,752
                                                                  --------------  --------------  --------------
                                                                      59,102,412     349,681,848     382,715,086
Commitments and contingencies (Note 18)

Shareholders' Equity:
  Preferred stock, no par (10,000,000 shares authorized, none
  outstanding)..................................................              --              --              --
  Common stock, $.01 par (100,000,000 shares authorized,
  18,436,686, 18,470,274 and 25,795,485 shares issued and
  outstanding, respectively)....................................          61,456          61,568          85,985
  Additional paid-in capital....................................      43,631,314      43,671,732     148,604,108
  Unamortized stock plan expense................................         (75,689)        (24,279)        (15,709)
  Accumulated deficit...........................................      (9,416,621)     (4,952,609)     (4,261,093)
  Accumulated other comprehensive loss, net of tax..............         (83,063)         (1,524)       (665,169)
                                                                  --------------  --------------  --------------
    Total shareholders' equity..................................      34,117,397      38,754,888     143,748,122
                                                                  --------------  --------------  --------------
                                                                  $   93,219,809  $  388,436,736  $  526,463,208
                                                                  --------------  --------------  --------------
                                                                  --------------  --------------  --------------

                See notes to consolidated financial statements.

                                 NET.B@NK, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                           PERIOD FROM
                                          FEBRUARY 20,
                                              1996
                                            (DATE OF              YEAR ENDED                  THREE MONTHS
                                         INCORPORATION)          DECEMBER 31,               ENDED MARCH 31,
                                         TO DECEMBER 31,  ---------------------------  --------------------------
                                              1996            1997          1998           1998          1999
                                         ---------------  ------------  -------------  ------------  ------------
                                                                                       (UNAUDITED)   (UNAUDITED)
Interest Income:
  Loans................................   $          --   $  1,095,238  $  14,548,747  $  1,358,235  $  6,011,818
  Investment securities................              --        183,184      2,905,404       453,376     1,214,914
  Short-term investments...............           7,709        944,743        633,893       395,003       331,118
                                         ---------------  ------------  -------------  ------------  ------------
    Total interest income..............           7,709      2,223,165     18,088,044     2,206,614     7,557,850
                                         ---------------  ------------  -------------  ------------  ------------

Interest Expense:
  Deposits.............................              --      1,259,743     10,249,533     1,303,628     4,023,760
  Other borrowed funds.................              --             --      1,174,899            --       535,947
                                         ---------------  ------------  -------------  ------------  ------------
    Total interest expense.............              --      1,259,743     11,424,432     1,303,628     4,559,707
                                         ---------------  ------------  -------------  ------------  ------------

Net interest income....................           7,709        963,422      6,663,612       902,986     2,998,143

Provision for loan losses..............              --        471,706         20,132         3,661        49,806
                                         ---------------  ------------  -------------  ------------  ------------

Net interest income after provision for
  loan losses..........................           7,709        491,716      6,643,480       899,325     2,948,337
                                         ---------------  ------------  -------------  ------------  ------------

Noninterest Income:
  Service charges and fees.............              --         62,607        683,092       122,495       245,715
  Management fees......................          60,000             --             --            --            --
                                         ---------------  ------------  -------------  ------------  ------------
    Total noninterest income...........          60,000         62,607        683,092       122,495       245,715
                                         ---------------  ------------  -------------  ------------  ------------

Noninterest Expenses:
  Salaries and benefits................         836,427      2,396,347      1,429,675       434,353       506,921
  Amortization of service contract with
    affiliate..........................       2,400,000      1,440,000             --            --            --
  Customer services....................           4,951        310,285      1,377,635       191,661       593,897
  Marketing............................         288,584        524,494        694,631       240,018       387,158
  Data processing......................         148,159        539,013        316,590        91,226       228,980
  Depreciation and amortization........          18,934        217,440        272,354        40,037       141,268
  Office expenses......................          56,765        177,054        175,019        47,566        84,424
  Occupancy............................          19,330        107,304        147,169        26,093        39,485
  Travel and entertainment.............          38,794         64,759         88,341        15,441        22,092
  Other................................          94,947        355,066        685,976        86,872       143,311
                                         ---------------  ------------  -------------  ------------  ------------
    Total noninterest expenses.........       3,906,891      6,131,762      5,187,390     1,173,267     2,147,536
                                         ---------------  ------------  -------------  ------------  ------------

                                                                     (Continued)

                                 NET.B@NK, INC.

                                       PERIOD FROM
                                      FEBRUARY 20,
                                          1996
                                        (DATE OF               YEAR ENDED                    THREE MONTHS
                                     INCORPORATION)           DECEMBER 31,                 ENDED MARCH 31,
                                     TO DECEMBER 31,  -----------------------------  ----------------------------
                                          1996             1997           1998           1998           1999
                                     ---------------  --------------  -------------  -------------  -------------
                                                                                      (UNAUDITED)    (UNAUDITED)
Income (loss) before income
  taxes............................      (3,839,182)      (5,577,439)     2,139,182       (151,447)     1,046,516

Income tax benefit (expense).......              --               --      2,324,830             --       (355,000)
                                     ---------------  --------------  -------------  -------------  -------------
Net income (loss)..................   $  (3,839,182)  $   (5,577,439) $   4,464,012  $    (151,447) $     691,516
                                     ---------------  --------------  -------------  -------------  -------------
                                     ---------------  --------------  -------------  -------------  -------------

Net income (loss) per common share
  and potential common share:
    Basic..........................   $       (1.44)  $        (0.55) $        0.24  $       (0.01) $        0.03
    Diluted........................   $       (1.44)  $        (0.55) $        0.23  $       (0.01) $        0.03

Weighted average common and
  potential common shares
  outstanding:
    Basic..........................       2,658,000       10,062,000     18,447,000     18,431,000     22,536,000
    Diluted........................       2,658,000       10,062,000     19,152,000     18,431,000     23,424,000

                See notes to consolidated financial statements.

NET.B@NK, INC.
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)

                                                                                       COMMON      ADDITIONAL     COMMON
                                                                          COMMON        STOCK       PAID-IN        STOCK
                                                                          SHARES     ($.01 PAR)     CAPITAL     SUBSCRIBED
                                                                        -----------  -----------  ------------  -----------
BALANCE--February 19, 1996
  Comprehensive loss--
    Net loss, including amortization of service contract for the period from February 20, 1996 (date of incorporation) to
      December 31, 1996...............................................           --  $        --  $         --  $        --
  Proceeds from issuance of common stock:
    Incorporation, February 20, 1996..................................    2,277,282        7,591        (7,362)          --
    March 31, 1996....................................................      149,064          497          (482)          --
    April 1, 1996.....................................................      427,314        1,424        18,571           --
    September 17, 1996................................................      894,366        2,981       997,129           --
  Contribution of services from affiliate.............................                                  31,232           --
  Issuance of 4,064,442 shares of common stock subscriptions..........           --           --            --    3,844,185
  Issuance of 49,686 compensatory stock options.......................           --           --        30,000           --
  Amortization of stock plan expense..................................           --           --            --           --
                                                                        -----------  -----------  ------------  -----------
BALANCE--December 31, 1996............................................    3,748,026       12,493     1,069,088    3,844,185
  Comprehensive loss:
    Net loss for the year ended December 31, 1997.....................           --           --            --           --
    Unrealized holding losses on securities arising during the year,
      net of taxes of ($42,790).......................................           --           --            --           --
      Comprehensive loss..............................................           --           --            --           --
  Proceeds from issuance of common stock:
    March 31, 1997....................................................       59,628          199         2,591       (2,790)
    April 2, 1997.....................................................       29,814          100         1,295       (1,395)
    July 28, 1997.....................................................   10,500,000       35,000    38,216,520           --
    July 31, 1997.....................................................    4,099,218       13,664     3,951,336   (3,840,000)
  Issuance of 491,910 compensatory stock options......................           --           --       390,484           --
  Amortization of service contract....................................           --           --            --           --
  Amortization of stock plan expense..................................           --           --            --           --
                                                                        -----------  -----------  ------------  -----------
BALANCE--December 31, 1997............................................   18,436,686       61,456    43,631,314           --
  Comprehensive income:
    Net income for the year ended December 31, 1998...................           --           --            --           --
    Unrealized holding gains on securities arising during the year,
      net of taxes of $45,454.........................................           --           --            --           --
    Less reclassification adjustment for gains included in net income,
      net of taxes of $3450...........................................           --           --            --           --
      Comprehensive income............................................           --           --            --           --
  Exercised stock options.............................................       33,588          112        40,418           --
  Amortization of stock plan expense..................................           --           --            --           --
                                                                        -----------  -----------  ------------  -----------
BALANCE--December 31, 1998............................................   18,470,274       61,568    43,671,732           --
  Comprehensive income:
    Net income for three months ended March 31, 1999 (unaudited)......           --           --            --           --
    Unrealized losses on securities, net of taxes of $348,814
      (unaudited).....................................................           --           --            --           --
      Comprehensive income (unaudited)................................           --           --            --           --
  Proceeds from the issuance of common stock (unaudited)..............    7,290,000       24,300   104,889,977           --
  Exercised stock options (unaudited).................................       35,211          117        42,399           --
  Amortization of stock plan expense (unaudited)......................           --           --            --           --
                                                                        -----------  -----------  ------------  -----------
BALANCE--March 31, 1999 (unaudited)...................................   25,795,485  $    85,985  $148,604,108  $        --
                                                                        -----------  -----------  ------------  -----------
                                                                        -----------  -----------  ------------  -----------

                                                                                      UNAMORTIZED
                                                                                       AFFILIATE
                                                                                        SERVICE     UNAMORTIZED
                                                                           STOCK        CONTRACT       STOCK
                                                                        SUBSCRIPTIONS   EXPENSE         PLAN      ACCUMULATED
                                                                         RECEIVABLE    NET OF TAX     EXPENSE       DEFICIT
                                                                        ------------  ------------  ------------  ------------
BALANCE--February 19, 1996
  Comprehensive loss--
    Net loss, including amortization of service contract for the period from February 20, 1996 (date of incorporation) to
      December 31, 1996...............................................   $       --    $2,400,000    $       --    $(3,839,182)
  Proceeds from issuance of common stock:
    Incorporation, February 20, 1996..................................           --            --            --            --
    March 31, 1996....................................................           --            --            --            --
    April 1, 1996.....................................................           --            --            --            --
    September 17, 1996................................................           --            --            --            --
  Contribution of services from affiliate.............................           --            --            --            --
  Issuance of 4,064,442 shares of common stock subscriptions..........       (4,185)   (3,840,000)           --            --
  Issuance of 49,686 compensatory stock options.......................           --            --       (30,000)           --
  Amortization of stock plan expense..................................           --            --         1,528            --
                                                                        ------------  ------------  ------------  ------------
BALANCE--December 31, 1996............................................       (4,185)   (1,440,000)      (28,472)   (3,839,182)
  Comprehensive loss:
    Net loss for the year ended December 31, 1997.....................           --            --            --    (5,577,439)
    Unrealized holding losses on securities arising during the year,
      net of taxes of ($42,790).......................................           --            --            --            --

      Comprehensive loss..............................................           --            --            --            --
  Proceeds from issuance of common stock:
    March 31, 1997....................................................        2,790            --            --            --
    April 2, 1997.....................................................        1,395            --            --            --
    July 28, 1997.....................................................           --            --            --            --
    July 31, 1997.....................................................           --            --            --            --
  Issuance of 491,910 compensatory stock options......................           --            --      (390,484)           --
  Amortization of service contract....................................           --     1,440,000            --            --
  Amortization of stock plan expense..................................           --            --       343,267            --
                                                                        ------------  ------------  ------------  ------------
BALANCE--December 31, 1997............................................           --            --       (75,689)   (9,416,621)
  Comprehensive income:
    Net income for the year ended December 31, 1998...................           --            --            --     4,464,012
    Unrealized holding gains on securities arising during the year,
      net of taxes of $45,454.........................................           --            --            --            --
    Less reclassification adjustment for gains included in net income,
      net of taxes of $3450...........................................           --            --            --            --

      Comprehensive income............................................           --            --            --            --
  Exercised stock options.............................................           --            --            --            --
  Amortization of stock plan expense..................................           --            --        51,410            --
                                                                        ------------  ------------  ------------  ------------
BALANCE--December 31, 1998............................................           --            --       (24,279)   (4,952,609)
  Comprehensive income:
    Net income for three months ended March 31, 1999 (unaudited)......           --            --            --       691,516
    Unrealized losses on securities, net of taxes of $348,814
      (unaudited).....................................................           --            --            --            --

      Comprehensive income (unaudited)................................           --            --            --            --
  Proceeds from the issuance of common stock (unaudited)..............           --            --            --            --
  Exercised stock options (unaudited).................................           --            --            --            --
  Amortization of stock plan expense (unaudited)......................           --            --         8,570            --
                                                                        ------------  ------------  ------------  ------------
BALANCE--March 31, 1999 (unaudited)...................................   $       --    $       --    $  (15,709)   $(4,261,093)
                                                                        ------------  ------------  ------------  ------------
                                                                        ------------  ------------  ------------  ------------

                                                                         ACCUMULATED
                                                                            OTHER
                                                                        COMPREHENSIVE
                                                                            INCOME
                                                                           (LOSS),
                                                                          NET OF TAX       TOTAL
                                                                        --------------  ------------
BALANCE--February 19, 1996
  Comprehensive loss--
    Net loss, including amortization of service contract for the period from February 20, 1996 (date of incorporation) to
      December 31, 1996...............................................    $       --    $ (1,439,182)
  Proceeds from issuance of common stock:
    Incorporation, February 20, 1996..................................            --             229
    March 31, 1996....................................................            --              15
    April 1, 1996.....................................................            --          19,995
    September 17, 1996................................................            --       1,000,110
  Contribution of services from affiliate.............................            --          31,232
  Issuance of 4,064,442 shares of common stock subscriptions..........            --              --
  Issuance of 49,686 compensatory stock options.......................            --              --
  Amortization of stock plan expense..................................            --           1,528
                                                                        --------------  ------------
BALANCE--December 31, 1996............................................            --        (386,073)
  Comprehensive loss:
    Net loss for the year ended December 31, 1997.....................            --      (5,577,439)
    Unrealized holding losses on securities arising during the year,
      net of taxes of ($42,790).......................................       (83,063)        (83,063)
                                                                                        ------------
      Comprehensive loss..............................................            --      (5,660,502)
  Proceeds from issuance of common stock:
    March 31, 1997....................................................            --           2,790
    April 2, 1997.....................................................            --           1,395
    July 28, 1997.....................................................            --      38,251,520
    July 31, 1997.....................................................            --         125,000
  Issuance of 491,910 compensatory stock options......................            --
  Amortization of service contract....................................            --       1,440,000
  Amortization of stock plan expense..................................            --         343,267
                                                                        --------------  ------------
BALANCE--December 31, 1997............................................       (83,063)     34,117,397
  Comprehensive income:
    Net income for the year ended December 31, 1998...................            --       4,464,012
    Unrealized holding gains on securities arising during the year,
      net of taxes of $45,454.........................................        88,235          88,235
    Less reclassification adjustment for gains included in net income,
      net of taxes of $3450...........................................        (6,696)         (6,696)
                                                                                        ------------
      Comprehensive income............................................            --       4,545,551
  Exercised stock options.............................................            --          40,530
  Amortization of stock plan expense..................................            --          51,410
                                                                        --------------  ------------
BALANCE--December 31, 1998............................................        (1,524)     38,754,888
  Comprehensive income:
    Net income for three months ended March 31, 1999 (unaudited)......            --         691,516
    Unrealized losses on securities, net of taxes of $348,814
      (unaudited).....................................................      (663,645)       (663,645)
                                                                                        ------------
      Comprehensive income (unaudited)................................            --          27,871
  Proceeds from the issuance of common stock (unaudited)..............            --     104,914,277
  Exercised stock options (unaudited).................................            --          42,516
  Amortization of stock plan expense (unaudited)......................            --           8,570
                                                                        --------------  ------------
BALANCE--March 31, 1999 (unaudited)...................................    $ (665,169)   $143,748,122
                                                                        --------------  ------------
                                                                        --------------  ------------

See notes to consolidated financial statements.

                                 NET.B@NK, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                   PERIOD FROM
                                                  FEBRUARY 20,
                                                      1996
                                                    (DATE OF             YEAR ENDED
                                                 INCORPORATION)         DECEMBER 31,
                                                 TO DECEMBER 31,  -------------------------
                                                      1996           1997          1998
                                                 ---------------  -----------  ------------         THREE MONTHS
                                                                                                       ENDED
                                                                                                     MARCH 31,
                                                                                             --------------------------
                                                                                                 1998          1999
                                                                                             ------------  ------------
                                                                                             (UNAUDITED)   (UNAUDITED)
Operating Activities:
  Net income (loss)............................    $(3,839,182)   $(5,577,439) $  4,464,012  $   (151,447) $    691,516
  Adjustments to reconcile net income (loss) to
    net cash used in operating activities:
    Depreciation...............................         17,406        211,607       251,147        36,537       137,768
    Amortization of service contract...........      2,400,000      1,440,000            --            --            --
    Amortization of stock plan expense.........          1,528        343,267        51,410        23,564         8,570
    Amortization of premiums on investment
      securities...............................             --         49,331       237,040        73,062        42,768
    Amortization of premiums on purchased
      loans....................................             --        116,509     2,541,016       152,038       970,511
    Amortization of trademark..................             --             --         6,417            --            --
    Amortization of bank charter...............             --          5,833        14,790         3,500         3,500
    Amortization of start-up costs.............             --          2,280            --            --            --
    Provision for loan losses..................             --        471,706        20,132         3,661        49,806
    Contribution of services from affiliate....         31,232             --            --            --            --
    Changes in assets and liabilities which
      provide (use) cash:
      Increase in accrued interest
        receivable.............................             --       (372,237)   (2,210,390)     (526,066)     (503,089)
      Decrease (increase) in other assets......       (311,799)      (142,363)   (7,569,540)       49,296     1,765,748
      Loans originated for sale................        --             --       (142,189,154)      --        (95,779,910)
      Proceeds from loan sales.................        --             --        118,986,475       --         83,979,204
      Increase (decrease) in payables and
        accrued liabilities....................        748,916       (373,267)    5,717,048       305,652    (1,055,945)
      Increase (decrease) in deferred income
        taxes..................................             --             --    (2,297,125)                      2,308
                                                 ---------------  -----------  ------------  ------------  ------------
        Net cash used in operating
          activities...........................       (951,899)    (3,824,773)  (21,976,722)      (30,203)   (9,687,245)
Investing Activities:
  Purchases of securities available for sale...             --    (19,347,623)  (52,502,591)  (30,443,211)  (24,852,142)
  Purchase of Federal Home Loan Bank stock.....             --       (225,000)   (1,775,000)      (26,500)     (569,700)
  Principal repayments on investment
    securities.................................             --      1,161,085    11,104,635     2,202,455     2,951,418
  Purchase of Habitat bonds....................             --             --      (250,000)           --            --
  Origination and purchase of loans............             --    (52,909,291) (352,665,802)  (70,683,033) (123,425,611)
  Principal payments on loans..................             --      7,838,834   117,703,710    10,195,800    39,620,186
  Purchase of Premier Bank charter.............             --       (350,000)           --            --            --
  Capital expenditures.........................       (183,390)      (249,906)     (592,065)     (178,874)     (318,005)
  Captitalized software costs..................             --             --      (592,492)           --      (232,525)
  Proceeds from return of equipment............             --         17,738            --            --            --
                                                 ---------------  -----------  ------------  ------------  ------------
        Net cash used in investing
          activities...........................       (183,390)   (64,064,163) (279,569,605)  (88,933,363) (106,826,379)
Financing Activities:
  Assumption of Premier deposits...............             --      5,000,000            --            --            --
  Transfer of deposits from affiliate..........             --     42,977,650            --            --            --
  Proceeds from other borrowed funds...........             --             --    72,000,000            --    25,000,000
  Repayments of other borrowed funds...........                                 (12,000,000)                (40,000,000)
  Increase in deposits.........................             --     10,749,113   224,862,388    69,954,906    49,089,183
  Advances from (repayments to) affiliate......        883,606       (883,606)           --            --            --
  Net proceeds from the sale of stock..........      1,020,349     38,380,705        40,530            --   104,956,793
                                                 ---------------  -----------  ------------  ------------  ------------
        Net cash provided by financing
          activities...........................      1,903,955     96,223,862   284,902,918    69,954,906   139,045,976
                                                 ---------------  -----------  ------------  ------------  ------------
Net Increase (Decrease) in Cash and Cash
  Equivalents..................................        768,666     28,334,926   (16,643,409)  (19,008,660)   22,532,352
Cash and Cash Equivalents:
  Beginning of period..........................             --        768,666    29,103,592    29,103,592    12,460,183
                                                 ---------------  -----------  ------------  ------------  ------------
  End of period................................    $   768,666    $29,103,592  $ 12,460,183  $ 10,094,932  $ 34,992,535
                                                 ---------------  -----------  ------------  ------------  ------------
                                                 ---------------  -----------  ------------  ------------  ------------
Supplemental Disclosures of Cash Flow
  Information--
  Cash paid during the period for interest.....    $        --    $ 1,184,549  $  5,694,481  $    808,000  $  5,830,309
                                                 ---------------  -----------  ------------  ------------  ------------
                                                 ---------------  -----------  ------------  ------------  ------------
  Cash paid during the period for income
    taxes......................................                                $     30,000  $         --  $     12,000
                                                 ---------------  -----------  ------------  ------------  ------------
                                                 ---------------  -----------  ------------  ------------  ------------

                See notes to consolidated financial statements.

                                 NET.B@NK, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

         AS OF DECEMBER 31, 1997, 1998, AND (UNAUDITED) MARCH 31, 1999,
                   AND FOR THE PERIOD FROM FEBRUARY 20, 1996
                 (DATE OF INCORPORATION) TO DECEMBER 31, 1996,
        THE YEARS ENDED DECEMBER 31, 1997 AND 1998, AND (UNAUDITED) THE
                   THREE MONTHS ENDED MARCH 31, 1998 AND 1999

1. ORGANIZATION AND BASIS OF PRESENTATION

    Net.B@nk, Inc. ("Net.B@nk") is a bank holding company that wholly owns the outstanding stock of Net.B@nk, formerly Atlanta Internet Bank, a federal savings bank. Net.B@nk, Inc. was incorporated as a Georgia corporation on February 20, 1996, for the primary purpose of forming and, ultimately, operating Net.B@nk. During the period from February 20, 1996 to July 31,1997, pending regulatory approval and the acquisition of a bank charter, Net.B@nk was operating as a development stage enterprise under an agreement with Carolina First Bank ("CFB"), a wholly owned subsidiary of Carolina First Corporation ("CFC"), whereby CFB agreed to hold and service the deposit accounts generated by the Internet banking operations of Net.B@nk in exchange for 3,975,000 shares of Net.B@nk's common stock valued at $3,840,000. In addition, during the period from February 20, 1996 to July 31, 1997, Net.B@nk was a party to an agreement with First Alliance/Premier Bancshares, Inc. ("First Alliance") pursuant to which Net.B@nk had agreed to purchase the charter of First Alliance's subsidiary, Premier Bank, $5 million of loans, $5 million of certificates of deposit and $2 million in unimpaired capital for $2,150,000 in cash, 124,218 shares of Net.B@nk's common stock valued at $125,000 and $75,000 in additional cash for reimbursement of direct out-of-pocket expenses.

    On July 11, 1997, the final regulatory approval from the Office of Thrift Supervision ("OTS") was received. On July 31, 1997, Net.B@nk received approximately $38.4 million in net proceeds from the sale of 10,500,000 shares of its common stock in an Initial Public Offering (the "IPO") and consummated its agreements with both First Alliance and CFB. As a result, Net.B@nk, a federal savings bank, became a wholly owned subsidiary of Net.B@nk, Inc. On February 10, 1999, Net.B@nk received net proceeds of approximately $105,000,000 from the sale of an additional 7,290,000 shares of its common stock in a public offering.

2. ACCOUNTING POLICIES

    The accounting and reporting policies of Net.B@nk conform with generally accepted accounting principles and with general practice within the banking industry. The following is a summary of the more significant policies:

    CONSOLIDATION--The consolidated financial statements of Net.B@nk, Inc. include the financial statements of Net.B@nk, Net.B@nk, Inc.'s wholly owned subsidiary. All intercompany balances and transactions have been eliminated in consolidation.

    USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    INTEREST RATE RISK--Net.B@nk's assets and liabilities are generally monetary in nature and interest rate changes have an impact on Net.B@nk's performance. Net.B@nk decreases the effect of interest rate changes on its performance by striving to match maturities and interest sensitivity between loans,

                                 NET.B@NK, INC.

2. ACCOUNTING POLICIES (CONTINUED)
investment securities, deposits, and other borrowings. However, a significant change in interest rates, specifically the prime rate, could have a material effect on Net.B@nk's results of operations.

    CASH AND CASH EQUIVALENTS--For purposes of reporting cash flows, cash and cash equivalents include cash on hand, demand deposits due from banks, and federal funds sold to banks.

    INVESTMENT SECURITIES AVAILABLE FOR SALE--Investment securities classified as available-for-sale are carried at fair value. Unrealized holding gains or losses, net of tax, on available-for-sale securities are reported as a net amount in other comprehensive income. Gains and losses from dispositions are based on the net proceeds and the adjusted carrying amounts of the securities sold using the specific identification method. Any decreases in investment value other than temporary declines would be recognized in operations. Premiums and discounts are recognized in interest income using the interest method over the period to maturity.

    DEFERRED FEES AND COSTS--Loan origination fees and certain direct origination costs are capitalized and recognized as an adjustment of the yield of the related loans.

    ALLOWANCE FOR LOAN LOSSES--The allowance for loan losses is maintained at a level estimated to be adequate to provide for probable losses in the loan portfolio. As the majority of Net.B@nk's portfolio is purchased, an estimate of the loss inherent in the purchased portfolio is made and an allowance for loan losses is recorded by adjusting the premium associated with the purchased loans. Management determines the adequacy of the allowance based upon reviews of individual loans, recent loss experience, current economic conditions, the risk characteristics of the various categories of loans and other pertinent factors. Loans deemed uncollectible are charged to the allowance. Provisions for loan losses and recoveries on loans previously charged off are added to the allowance.

    FURNITURE AND EQUIPMENT--Furniture and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful life of each asset. Net.B@nk evaluates the estimated useful lives of assets on a periodic basis to determine whether events or circumstances warrant revised estimated useful lives or whether any impairment exists. Management believes no impairment existed at December 31, 1998.

    BANK CHARTER--The value of the charter is being amortized on a straight-line basis over 25 years. The carrying value of the charter is periodically reviewed to assess recoverability based on expected undiscounted cash flows and operating income of Net.B@nk. Impairment would be recognized in operating results if a permanent diminution in value was expected. Net.B@nk also evaluates the amortization period of the bank charter to determine whether events or circumstances warrant revised estimates of the useful life. Management believes that no impairment of the bank charter existed at December 31, 1998.

    INTEREST INCOME ON LOANS--Interest on loans is generally recorded over the term of the loan based on the unpaid principal balance. Accrual of interest is discontinued when either principal or interest becomes 90 days past due or when, in management's opinion, collectibility of such interest is doubtful. In addition, any previously accrued interest is reversed when the loan becomes 90 days past due.

    PREMIUM ON LOANS PURCHASED--Premiums on loans purchased from third parties are capitalized and amortized over the average life of the loan as an adjustment to yield. Such premiums are classified with the loan balance to which they relate for financial reporting purposes.

                                 NET.B@NK, INC.

2. ACCOUNTING POLICIES (CONTINUED)
    INCOME TAXES--Provisions for income taxes are based upon amounts reported in the statements of income and include deferred taxes for net operating loss carryforwards and temporary differences between financial statement and tax bases of assets and liabilities using enacted tax rates for the year in which the temporary differences are expected to reverse. Net.B@nk records a valuation allowance when management believes it is more likely than not that deferred tax assets will not be realized.

    NET INCOME (LOSS) PER SHARE--In February 1997, Statement of Financial Accounting Standards 128, EARNINGS PER SHARE ("SFAS 128") was issued. SFAS 128 establishes standards for computing and presenting earnings per share information for entities with publicly held common stock. In accordance with SFAS 128, basic net income per share is computed based on the weighted average number of common shares outstanding during the period. Diluted net income per share is computed based on the weighted average number of common and potential dilutive common shares outstanding during the period. All previously reported per share amounts have been restated to conform to SFAS 128.

    RECLASSIFICATIONS--Certain reclassifications have been made to the 1996 and 1997 financial statements to conform to the 1998 presentation.

    UNAUDITED INTERIM FINANCIAL STATEMENTS--The financial statements as of March 31, 1998 and 1999 and for the three months ended March 31, 1998 and 1999, were prepared on the same basis as the audited consolidated financial statements and, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position and results of operations for these periods. Certain information and note disclosures normally included in the consolidated financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations relating to interim financial statements. Operating results for the interim periods included herein are not necessarily indicative of the results that may be expected for the entire year.

    NEW ACCOUNTING PRONOUNCEMENTS--As of January 1, 1998, Net.B@nk adopted Statement of Financial Accounting Standards 130, REPORTING COMPREHENSIVE INCOME ("SFAS 130"), and restated prior periods to conform to the presentation required by SFAS 130. SFAS 130 establishes new rules for the reporting and display of comprehensive income and its components. SFAS 130 requires unrealized gains or losses, net of tax, on Net.B@nk's available-for-sale securities, which prior to adoption were reported separately in shareholders' equity, to be included in other comprehensive income. The adoption of SFAS 130 had no impact on Net.B@nk's net income or shareholders' equity.

    As of April 1, 1998, Net.B@nk adopted Statement of Position 98-1, ACCOUNTING FOR THE COSTS OF COMPUTER SOFTWARE DEVELOPED OR OBTAINED FOR INTERNAL USE ("SOP 98-1"). SOP 98-1 allows for the capitalization of costs related to the development and implementation of software obtained for internal use including materials, payroll, and interest costs once the criteria of the SOP have been met. As of December 31, 1998, $592,402 of these related costs had been capitalized.

    As of December 31, 1998, Net.B@nk adopted SFAS 131, DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION. SFAS 131 establishes annual and interim reporting standards for an enterprise's business segments and related disclosures about its products, services, geographic areas, and major customers. The adoption of SFAS 131 had no effect on Net.B@nk's financial statements for the year ended December 31, 1998 because Net.B@nk only has one reportable segment-banking.

                                 NET.B@NK, INC.

2. ACCOUNTING POLICIES (CONTINUED)
    In June 1998, Statement of Financial Accounting Standards 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES ("SFAS 133"), was issued. SFAS 133 establishes standards for derivative instruments and hedging activities and requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. SFAS 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. The adoption of SFAS 133 is not expected to have a significant effect on Net.B@nk's financial statements.

3. ACQUISITION

    Effective July 31, 1997, Net.B@nk acquired all of the outstanding stock of Premier Bank, FSB for $2,150,000 in cash, 124,218 shares of Net.B@nk's common stock valued at $125,000 and $75,000 in additional cash for reimbursement of direct out-of-pocket expenses. The acquisition was accounted for as a purchase and the bank charter was recorded at $350,000. This amount is being amortized over 25 years. Revenues, net loss, and basic and diluted net loss per common share and potential dilutive common share for Net.B@nk for the period from February 20, 1996 to December 31, 1996 or for the year ended December 31, 1997 would not have been materially affected assuming the transaction had occurred on February 20, 1996 and January 1, 1997, respectively.

4. INVESTMENT SECURITIES AVAILABLE FOR SALE

    The amortized cost, estimated fair value and gross unrealized gains and losses of investment securities available for sale are as follows:

                                                                            GROSS
                                                          -----------------------------------------    ESTIMATED
                                                            AMORTIZED    UNREALIZED    UNREALIZED        FAIR
                                                              COST          GAINS        LOSSES          VALUE
                                                          -------------  -----------  -------------  -------------
AT DECEMBER 31, 1997
Collateralized mortgage obligations.....................  $   8,127,863   $      --   $          --  $   8,127,863
Unites States government agencies.......................     10,009,346          --          83,063      9,926,283
                                                          -------------  -----------  -------------  -------------
                                                          $  18,137,209   $      --   $      83,063  $  18,054,146
                                                          -------------  -----------  -------------  -------------
                                                          -------------  -----------  -------------  -------------
AT DECEMBER 31, 1998
Collateralized mortgage obligations.....................  $  58,330,285   $      --   $       2,045  $  58,328,240
United States government agencies.......................        882,442          --             264        882,178
Habitat bonds and other.................................        254,644          --              --        254,644
                                                          -------------  -----------  -------------  -------------
                                                          $  59,467,371   $      --   $       2,309  $  59,465,062
                                                          -------------  -----------  -------------  -------------
                                                          -------------  -----------  -------------  -------------

                                 NET.B@NK, INC.

4. INVESTMENT SECURITIES AVAILABLE FOR SALE (CONTINUED)
    The amortized cost and estimated fair value of these securities at December 31, 1998, by contractual maturity, are shown below. Actual maturities may differ from contractual maturities because the borrower may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                   AMORTIZED      ESTIMATED
                                                                     COST        FAIR VALUE
                                                                 -------------  -------------
AT DECEMBER 31, 1998
Due after five years through ten years.........................  $   5,983,682  $   5,986,729
Due after ten years............................................     53,483,689     53,478,333
                                                                 -------------  -------------
                                                                 $  59,467,371  $  59,465,062
                                                                 -------------  -------------
                                                                 -------------  -------------

    There were no significant sales, or calls of securities, for the period from February 20, 1996 (date of incorporation) to December 31, 1996, or for the years ended December 31, 1997 and 1998.

5. LOANS

    Net.B@nk's primary loan strategy is to originate or purchase high credit quality packages of loans from other financial institutions. The servicing on all loan purchases is retained by the selling institutions. As of December 31, 1998, fees paid for servicing range from .25% to 3.75%. A summary of loans purchased during the years ended December 31, 1997 and 1998 follows:

                               TYPES OF LOANS               PRINCIPAL        PREMIUM     RANGE OF STATED
                                 PURCHASED                    AMOUNT         AMOUNT      INTEREST RATES
                    ------------------------------------  --------------  -------------  ---------------
1997                First and second mortgages, auto and
                    unsecured loans                       $   36,804,000  $     808,832         6.0--12%
                    Automobile leases...................       6,100,000             --            11.5%
                                                          --------------  -------------
                                                          $   42,904,000  $     808,832
                                                          --------------  -------------
                                                          --------------  -------------


                               TYPES OF LOANS               PRINCIPAL        PREMIUM     RANGE OF STATED
                                 PURCHASED                    AMOUNT         AMOUNT      INTEREST RATES
                    ------------------------------------  --------------  -------------  ---------------
1998                First and second mortgages            $  134,789,041  $   5,002,363     6.12--16.99%
                    Home equity lines                        122,746,433      7,247,263     7.25--13.00%
                                                          --------------  -------------
                                                          $  257,535,474  $  12,249,626
                                                          --------------  -------------
                                                          --------------  -------------

    There were no loans purchased during the year ended December 31, 1996.

                                 NET.B@NK, INC.

5. LOANS (CONTINUED)
    Loans are summarized as follows:

                                                                        DECEMBER 31,
                                                                -----------------------------
                                                                    1997            1998
                                                                -------------  --------------
Residential mortgages.........................................  $  13,953,501  $  144,361,069
Construction..................................................      5,399,624      27,996,691
Commercial....................................................      4,478,053       8,556,264
Home equity lines.............................................      4,412,013      89,053,532
Auto..........................................................     14,623,745       7,803,648
Personal and other............................................      2,066,471       2,656,399
                                                                -------------  --------------
                                                                   44,933,407     280,427,603
Less allowance for loan losses................................        453,444       3,472,364
                                                                -------------  --------------
      Total...................................................  $  44,479,963  $  276,955,239
                                                                -------------  --------------
                                                                -------------  --------------

    Net.B@nk provides lines of credit and overdraft protection to its banking customers on a nationwide basis. At December 31, 1997 and 1998, outstanding lines of credit totaled $29,000 and $200,000, respectively, and unused commitments totaled $353,000 and $937,000, respectively. Net.B@nk's home equity lines are secured by residential property. At December 31, 1997, all of Net.B@nk's loans were with customers residing in the Southeastern United States. At December 31, 1998, a majority of Net.B@nk's loans were with customers residing in the Western and Southeastern United States.

    Net.B@nk had unearned income of $351,202 and $29,776, at December 31, 1997 and 1998, respectively.

                                 NET.B@NK, INC.

6. ALLOWANCE FOR LOAN LOSS

    An analysis of the allowance for loan losses for the years ended December 31, 1997 and 1998 follows:

                                                                         1997         1998
                                                                      ----------  ------------
Balance--Beginning of year..........................................  $       --  $    453,444
Allowance recorded in connection with the purchase of loan pools....          --     3,585,926
Provision for loan losses...........................................     471,706        20,132
Loans charged off...................................................     (18,262)     (587,138)
                                                                      ----------  ------------
Balance--End of year................................................  $  453,444  $  3,472,364
                                                                      ----------  ------------
                                                                      ----------  ------------

    Net.B@nk considers a loan to be impaired when it is probable that it will be unable to collect all amounts due according to the original terms of the loan agreement. Net.B@nk measures impairment of a loan on a loan by loan basis. Amounts of impaired loans that are not probable of collection are charged off immediately. During the years ended December 31, 1997 and 1998, Net.B@nk had no significant amount of impaired loans or nonaccrual loans. The amount of impaired loans written off during the years ended December 31, 1997 and 1998 was $18,262 and $587,138, respectively. Net.B@nk had no restructured loans as of either December 31, 1997 or 1998.

    Net.B@nk is a party to financial instruments with off-balance-sheet risk in the normal course of its lending activities to meet the financing needs of its customers. These financial instruments include commitments to extend credit and lines of credit. Net.B@nk's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. Net.B@nk uses the same credit policies in making these commitments as it does for on-balance-sheet instruments and evaluates each customer's creditworthiness on a case-by-case basis. At December 31, 1997 and 1998, Net.B@nk had outstanding loan commitments of $8,332,568 and $47,617,700, respectively.

    The amount of collateral obtained by Net.B@nk, if deemed necessary, for these commitments, upon extension of credit, is based on management's credit evaluation of the customer. Collateral held, if any, varies but may include inventory, equipment, real estate, or other property. The accounting loss Net.B@nk would incur if the borrower failed completely to perform according to the terms of the contract and the collateral proved to be of no value is equal to the face amount of the commitment.

7. LOAN ORIGINATION AGREEMENTS

    During the year ended December 31, 1998, Net.B@nk entered into separate agreements with three unrelated third parties whereby Net.B@nk acts as a loan originator on behalf of the third parties. Under the terms of the agreements, the third parties are required to purchase all loans, including the related servicing of these loans, originated by Net.B@nk, unless Net.B@nk elects to retain the loans. As a result of the agreements, loans originated for the third parties for which the purchase price has not yet been received are accounted for as receivables.

                                 NET.B@NK, INC.

8. DEPOSITS AND OTHER BORROWINGS

    The following table sets forth the dollar amount of deposits in the various types of deposit programs offered by Net.B@nk:

                                                   1997                         1998
                                       ----------------------------  ---------------------------
                                          AMOUNT       PERCENTAGE        AMOUNT      PERCENTAGE
                                       -------------  -------------  --------------  -----------
Demand checking accounts.............  $     293,054          0.5%   $    9,285,540         3.3%
Interest bearing:
  NOW accounts.......................      1,573,283          2.7%        6,090,704         2.1%
  Money markets......................     36,534,967         62.2%       65,325,880        23.0%
  Certificates of deposit under
    $100,000.........................     16,662,365         28.4%      197,162,916        69.5%
  Certificates of deposit over
    $100,000.........................      3,663,094          6.2%        5,724,111         2.1%
                                       -------------          ---    --------------       -----
    Total deposits...................  $  58,726,763          100%   $  283,589,151       100.0%
                                       -------------          ---    --------------       -----
                                       -------------          ---    --------------       -----

    At December 31, 1998, the scheduled maturities of certificates of deposit were as follows:

Within three months...........................................  $76,566,728
Over three months through six months..........................   48,393,173
Over six months through one year..............................   71,548,914
Over one year.................................................    6,378,212
                                                                -----------
    Total.....................................................  $202,887,027
                                                                -----------
                                                                -----------

    During the year ended December 31, 1998, Net.B@nk, Inc. and its subsidiary, Net.B@nk, entered into line of credit agreements with The Bankers Bank. Net.B@nk, Inc. is a party to one such agreement and its subsidiary, Net.B@nk, is a party to two such agreements. Under the terms of Net.B@nk, Inc.'s agreement which expired on October 20, 1998, Net.B@nk, Inc. could borrow 50% of the tangible equity of Net.B@nk, up to $17 million, using the stock of Net.B@nk as collateral. Any amounts borrowed under this line had interest at a fixed rate of 8.00% per annum. During the year ended December 31, 1998, Net.B@nk, Inc. borrowed and repaid $12 million under the line. Under the terms of the other two agreements, the subsidiary, Net.B@nk, may borrow $5 million under an unsecured general purpose line and 99% of the value of its investment securities under another line. Both of the lines bear interest at 25 basis points above the Federal Funds rate (5.00% at December 31, 1998). Under these agreements at December 31, 1998, the subsidiary, Net.B@nk, had an outstanding borrowing of $20 million with no stated maturity secured by investment securities.

    As of March 31, 1999, the subsidiary, Net.B@nk, has borrowed $20 million from the Federal Home Loan Bank ("FHLB") at a fixed rate of 4.43%. The borrowing is callable at the two-year anniversary date. If not called at the two-year date, the borrowing extends for an additional three years at 4.435%. Also, the subsidiary, Net.B@nk, has borrowed $25 million from the Federal Home Loan Bank at a fixed rate of 4.64%. The borrowing is callable at the two-year anniversary date. If not called at the two-year date, the borrowing extends for an additional eight years at 4.64%. These borrowings are secured by Net.B@nk's investment securities.

                                 NET.B@NK, INC.

9. FURNITURE AND EQUIPMENT

    Furniture and equipment as of December 31, 1997 and 1998, are summarized as follows:

                                                                            DECEMBER 31,
                                                                      ------------------------
                                                                         1997         1998
                                                                      ----------  ------------
Furniture and fixtures..............................................  $   56,145  $    234,440
Equipment...........................................................     190,483       284,388
Software............................................................     428,306     1,340,663
                                                                      ----------  ------------
  Total.............................................................     674,934     1,859,491
Less accumulated depreciation.......................................     286,426       537,573
                                                                      ----------  ------------
    Furniture and equipment, net....................................  $  388,508  $  1,321,918
                                                                      ----------  ------------
                                                                      ----------  ------------

10. LEASES

    Net.B@nk leases its facilities and certain other equipment under operating lease agreements. Future minimum payments as of December 31, 1998 under these leases follow:

1999..............................................................  $ 128,028
2000..............................................................    130,872
2001..............................................................    133,788
2002..............................................................    136,788
2003 and beyond...................................................    295,156

    Rent expense for the period from February 20, 1996 (date of incorporation) to December 31, 1996, and for the years ended December 31, 1997 and 1998, was $17,850, $91,868, and $110,011, respectively.

11. INCOME TAXES

    Net.B@nk provides deferred income taxes for net operating loss carryforwards and for temporary differences between financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the temporary differences are expected to reverse. As of December 31, 1998, Net.B@nk had state and federal net operating loss carryforwards of $6,182,993 which will expire in 2012 and 2011, if not utilized.

    Net.B@nk did not incur any income taxes during 1996 and 1997. For the year ended December 31, 1998, Net.B@nk's income tax benefit results from the reversal of the valuation allowance as of December 31, 1997, relating to net operating loss carryforwards offset by taxable income for the period. As Net.B@nk achieved profitability in 1998, management now believes that it is more likely than not that such assets will be realized, and thus, reversed the valuation allowance in accordance with SFAS 109, ACCOUNTING OF INCOME TAXES.

                                 NET.B@NK, INC.

11. INCOME TAXES (CONTINUED)
    As of December 31, 1997 and 1998, Net.B@nk had deferred tax assets and deferred tax liabilities as follows:

                                                                           DECEMBER 31,
                                                                    --------------------------
                                                                        1997          1998
                                                                    ------------  ------------
Net operating loss carryforwards..................................  $  2,962,303  $  2,102,218
Allowance for loan losses.........................................       165,369      (244,089)
Start-up costs....................................................       170,761       112,043
Loan premium amortization.........................................            --       357,348
Other, net........................................................       (38,402)      (30,395)
                                                                    ------------  ------------
                                                                       3,260,031     2,297,125
Less valuation allowance..........................................     3,260,031            --
                                                                    ------------  ------------
Net deferred tax asset............................................  $         --  $  2,297,125
                                                                    ------------  ------------
                                                                    ------------  ------------

    Net.B@nk's income tax benefit consists of current and deferred income tax benefit as follows:

                                                                                  YEAR ENDED
                                                                                 DECEMBER 31,
                                                                                     1998
                                                                                 -------------
Current........................................................................  $     (58,490)
Deferred.......................................................................     (2,266,340)
                                                                                 -------------
  Income tax benefit...........................................................  $  (2,324,830)
                                                                                 -------------
                                                                                 -------------

    The benefit for income taxes is reconciled to the tax computed by applying the federal statutory rate of 34% to income before income taxes as follows:

                                                                                  YEAR ENDED
                                                                                 DECEMBER 31,
                                                                                     1998
                                                                                 -------------
Income tax at statutory rate...................................................  $     727,322
Reversal of valuation allowance................................................     (3,260,031)
Other..........................................................................        207,879
                                                                                 -------------
  Income tax benefit...........................................................  $  (2,324,830)
                                                                                 -------------
                                                                                 -------------

                                 NET.B@NK, INC.

12. OTHER EXPENSE

    Items comprising other expense:

                                                                        FEBRUARY 20,
                                                                          1996 TO      YEAR ENDED    YEAR ENDED
                                                                        DECEMBER 31,  DECEMBER 31,  DECEMBER 31,
                                                                            1996          1997          1998
                                                                        ------------  ------------  ------------
Accounting, legal and professional services...........................   $   84,183    $  238,650    $  423,290
Consultants...........................................................           --        52,739            --
Annual report.........................................................           --            --        93,395
Investor relations....................................................           --         6,946        40,011
Other.................................................................       10,764        56,731       129,280
                                                                        ------------  ------------  ------------
                                                                         $   94,947    $  355,066    $  685,976
                                                                        ------------  ------------  ------------
                                                                        ------------  ------------  ------------

13. EMPLOYEE BENEFIT PLAN

    Effective December 31, 1997, Net.B@nk adopted a 401(k) plan (the "Plan") which covers substantially all of its employees. Net.B@nk, at its discretion, matches 25% of employee contributions to the Plan, up to a maximum Company contribution of 1% of an employee's compensation. Net.B@nk expensed $10,100 during 1998 related to the plan.

14. SHAREHOLDERS' EQUITY

    On March 17, 1997, Net.B@nk declared a 33.125 for one split of its common stock effected in the form of a stock dividend payable on the effective date of the initial public offering. All references to share and per share amounts reflect the split. Also, additional paid-in capital has been charged and common stock has been credited retroactively with $12,116 to reflect the stock split.

    On February 10, 1999, Net.B@nk received net proceeds of approximately $105,000,000 from the sale of 7,290,000 shares of its common stock in a public offering.

    On April 13, 1999, Net.B@nk declared a three-for-one split of its common stock effected in the form of a stock dividend payable on May 14, 1999 to shareholders of record as of the close of business on April 23, 1999. All references to share and per share amounts have been retroactively adjusted to reflect the split.

    Under current OTS regulations, Net.B@nk may pay dividends and make other capital distributions after giving notice to the Office of Thrift Supervision.

15. STOCK OPTIONS

    Net.B@nk has a 1996 Stock Incentive Plan (the "Plan"), which provides that key employees, officers, directors, and consultants of Net.B@nk may be granted nonqualified and incentive stock options to purchase shares of common stock of Net.B@nk, derivative securities related to the value of the common stock, or cash awards. Previously, the Plan limited the number of shares which could be awarded to 1,800,000. Effective with shareholder approval on April 22, 1999, the Plan was amended to increase the total number of shares reserved for the Plan to 3,750,000. Generally, the options expire ten years from the date of the grant.

                                 NET.B@NK, INC.

15. STOCK OPTIONS (CONTINUED)
    A summary of the status of the Plan and activity follows:

                                                                WEIGHTED                   WEIGHTED                   WEIGHTED
                                                                 AVERAGE                    AVERAGE                    AVERAGE
                                                DECEMBER 31,    EXERCISE    DECEMBER 31,   EXERCISE    DECEMBER 31,   EXERCISE
                                                    1996          PRICE         1997         PRICE         1998         PRICE
                                                -------------  -----------  ------------  -----------  ------------  -----------
Outstanding at beginning of period............           --     $      --        49,686    $    0.40     1,099,368    $    1.99
  Granted.....................................       49,686     $    0.40     1,058,625         1.94       573,000         6.50
  Exercised...................................           --            --                                  (33,588)        1.21
  Terminated..................................           --            --        (8,943)        1.21       (41,628)        2.19
                                                     ------                 ------------               ------------
Outstanding at end of period..................       49,686          0.40     1,099,368         1.99     1,597,152         3.63
                                                     ------                 ------------               ------------
                                                     ------                 ------------               ------------

    In connection with the issuance of some of the options during the year ended December 31, 1997, $390,484 of compensation expense will be recognized over the vesting period. Certain of those options vested immediately on July 28, 1997, upon completion of the Initial Public Offering, and $319,704 of unamortized compensation expense was recognized. The other options vest one-third on the first anniversary of the date of issuance, one-third on the second anniversary of the date of issuance, and one-third on the third anniversary of the date of issuance. Of the vested options, 708,423 cannot be exercised and sold until July 28, 2000 in accordance with an agreement signed with the OTS. As such, of the 1,597,152 options outstanding as of December 31, 1998, 837,063 are exercisable.

    During the three-month period ended March 31, 1999, Net.B@nk awarded 21,000 incentive stock options at an exercise price of $11.67 per share on January 15, 1999, 30,000 incentive stock options at an exercise price of $13.00 per share on February 25, 1999 and 30,000 incentive stock options at an exercise price of $23.33 per share on March 29, 1999. Grant prices approximated the fair value of the stock at the grant date. Additionally, during the three-month period ended March 31, 1999, 35,211 incentive stock options were exercised at a price of $1.21 per share, and 16,200 and 3,366 incentive stock options with an exercise price of $5.25 and $1.21, respectively, were terminated.

    In addition, effective April 22, 1999, 177,000 nonqualified stock options were granted at an exercise price of $53.33 per share. Grant prices approximated the fair value of the stock at the grant date. Also, during April 1999, 6,000 and 1,500 incentive stock options with an exercise price of $5.25 and $1.21, respectively, were exercised.

                                 NET.B@NK, INC.

15. STOCK OPTIONS (CONTINUED)
    The following table summarizes information about stock options outstanding at December 31, 1998:

                NUMBER        WEIGHTED
             OUTSTANDING       AVERAGE      EXERCISABLE
                  AT          REMAINING          AT
 EXERCISE    DECEMBER 31,    CONTRACTUAL    DECEMBER 31,
   PRICE         1998           LIFE            1998
-----------  ------------  ---------------  ------------
 $     .40       422,343            8.0         422,343
      1.21        48,591            8.2          21,870
      3.33       521,718            8.2         260,850
      3.67        45,000            8.6          15,000
      3.75        60,000            9.0              --
      5.58         9,000            9.1              --
      5.25       187,500            9.7          27,000
      7.94       303,000           10.0          90,000

    Net.B@nk accounts for its stock-based compensation plan under Accounting Principles Board 25. Net.B@nk has adopted SFAS 123 ACCOUNTING FOR STOCK-BASED COMPENSATION ("SFAS 123"), for disclosure purposes. For SFAS 123 purposes, the fair value of each option granted under Net.B@nk's stock option plan during the period from February 20, 1996 to December 31, 1996 and during the years ended December 31, 1997 and 1998, was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used:

                                                                            OPTIONS        OPTIONS
                                                                            GRANTED        GRANTED
                                                                         FEBRUARY 20,       AS OF
                                                                            1996 TO     JULY 30, 1997    YEAR ENDED
                                                                           JULY 29,         (IPO        DECEMBER 31,
                                                                             1997           DATE)           1998
                                                                         -------------  -------------  ---------------
Fair value.............................................................    $    0.32      $    2.51       $    4.02
Expected life (years)..................................................            5              5               5
Risk-free interest rate................................................          6.2%          5.95%           4.96%
Dividend rate..........................................................          0.0%           0.0%            0.0%
Expected volatility....................................................          0.0%          75.0%           70.0%
Forfeiture rate........................................................          0.0%           1.0%            1.0%

    Had compensation cost for Net.B@nk's stock options granted been determined based on the fair value at the grant dates for awards under the plan consistent with a method prescribed in SFAS 123 utilizing the assumptions described above, Net.B@nk's net income (loss) and net income (loss) per common share and potential dilutive common share for the period from February 20, 1996 to

                                 NET.B@NK, INC.

15. STOCK OPTIONS (CONTINUED)
December 31, 1996, and the years ended December 31, 1997 and 1998, would have changed to the proforma amounts indicated below:

                                                                    PERIOD FROM
                                                                   FEBRUARY 20,
                                                                       1996
                                                                        TO           YEAR ENDED      YEAR ENDED
                                                                   DECEMBER 31,     DECEMBER 31,    DECEMBER 31,
                                                                       1996             1997            1998
                                                                   -------------  ----------------  -------------
Net income (loss):
As reported......................................................  $  (3,839,182)  $   (5,577,439)  $   4,464,012
                                                                   -------------  ----------------  -------------
                                                                   -------------  ----------------  -------------
Pro forma........................................................  $  (4,012,534)  $   (5,504,245)  $   3,959,813
                                                                   -------------  ----------------  -------------
                                                                   -------------  ----------------  -------------
Net income (loss) per share:
As reported:
Basic............................................................  $       (1.44)  $        (0.55)  $        0.24
                                                                   -------------  ----------------  -------------
                                                                   -------------  ----------------  -------------
Diluted..........................................................  $       (1.44)  $        (0.55)  $        0.23
                                                                   -------------  ----------------  -------------
                                                                   -------------  ----------------  -------------
Pro forma:
Basic............................................................  $       (1.51)  $        (0.55)  $        0.21
                                                                   -------------  ----------------  -------------
                                                                   -------------  ----------------  -------------
Diluted..........................................................  $       (1.51)  $        (0.55)  $        0.21
                                                                   -------------  ----------------  -------------
                                                                   -------------  ----------------  -------------

16. EARNINGS PER SHARE

    Basic and diluted net income (loss) per common and potential common share have been calculated based on the weighted average number of shares outstanding in accordance with SFAS 128. In accordance with SFAS 128, the following schedule reconciles the numerators and denominators of the basic and diluted net income per common and potential common share. The only periods presented relate to those with net income as diluted securities would be anti-dilutive to periods with a net loss. Net.B@nk had options to purchase common stock outstanding of 49,686 and 1,099,368 at December 31, 1996 and 1997, respectively.

                                                                                      FOR THE YEAR ENDED
                                                                                      DECEMBER 31, 1998
                                                                           ----------------------------------------
                                                                              INCOME        SHARES       PER SHARE
                                                                           (NUMERATOR)   (DENOMINATOR)    AMOUNT
                                                                           ------------  -------------  -----------
Net income...............................................................  $  4,464,012
Basic EPS................................................................     4,464,012    18,446,652    $    0.24
                                                                                                             -----
                                                                                                             -----
Effect of Dilutive Securities-Options to purchase common shares..........                     704,466
                                                                           ------------  -------------
Diluted EPS..............................................................  $  4,464,012    19,151,118    $    0.23
                                                                           ------------  -------------       -----
                                                                           ------------  -------------       -----

                                 NET.B@NK, INC.

17. CAPITAL ADEQUACY

    Net.B@nk is subject to various regulatory capital requirements administered by the federal banking agencies. Failure of Net.B@nk to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on Net.B@nk's consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, Net.B@nk must meet specific capital guidelines that involve quantitative measures of Net.B@nk's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. Net.B@nk's capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors. In addition, under regulatory guidelines, Net.B@nk may not pay a dividend to Net.B@nk, Inc. if doing so would cause Net.B@nk to be less than adequately capitalized, as defined below.

    Quantitative measures established by regulation to ensure capital adequacy require Net.B@nk to maintain minimum amounts and ratios set forth in the table below. Net.B@nk's regulatory agency, the OTS, requires Net.B@nk to maintain minimum ratios of tangible capital to tangible assets of 1.5%, core capital to tangible assets of 3.0%, and total risk-based capital to risk-weighted assets of 8.0%. Management believes, as of December 31, 1998, that Net.B@nk meets all the capital adequacy requirements to which it is subject.

    As of December 31, 1998, the most recent notification from the OTS categorized Net.B@nk as well capitalized under the regulatory framework for prompt corrective action. To be well capitalized Net.B@nk must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes would have changed the institution's category.

    Net.B@nk's actual capital amounts and ratios as of December 31, 1997 and 1998, are as follows (dollars in thousands):

                                                                                                                 TO BE
                                                                                                              CATEGORIZED
                                                                                                                AS WELL
                                                                                                              CAPITALIZED
                                                                                        FOR CAPITAL           UNDER PROMPT
                                                                                     ADEQUACY PURPOSES         CORRECTIVE
                                                                     ACTUAL                                   ACTION PLAN
                                                              --------------------  --------------------  --------------------
                                                               AMOUNT      RATIO     AMOUNT      RATIO     AMOUNT      RATIO
                                                              ---------  ---------  ---------  ---------  ---------  ---------

DECEMBER 31, 1997
Total capital (to risk-weighted assets).....................  $  23,652      47.8%  $   3,956       8.0%  $   4,948      10.0%
Core capital (to tangible assets)...........................     23,735      28.3%      2,517       3.0%      4,196       5.0%
Tangible capital (to tangible assets).......................     23,735      28.3%      1,259       1.5%        N/A        N/A
Tier I capital (to risk-weighted assets)....................     23,735      48.0%        N/A        N/A      2,969       6.0%
DECEMBER 31, 1998
Total capital (to risk-weighted assets).....................  $  38,297     15.36%  $  19,947       8.0%  $  24,934      10.0%
Core capital (to tangible assets)...........................     35,996      9.31%     11,595       3.0%     19,325       5.0%
Tangible capital (to tangible assets).......................     35,996      9.31%      5,798       1.5%        N/A        N/A
Tier I capital (to risk-weighted assets)....................     35,996     14.44%        N/A        N/A     14,960       6.0%

    As of March 31, 1999, Net.Bank had total, core, tangible and tier I capital ratios of 35.81%, 24.64%, 24.64% and 35.24%, respectively.

                                 NET.B@NK, INC.

18. COMMITMENTS AND CONTINGENCIES

    As of December 31, 1998, Net.B@nk was a party to a three year agreement with BISYS Corporation ("BISYS") who provides Net.B@nk with core bank processing services. Net.B@nk also receives professional programming services from Edify Corporation, item processing services from Intercept (formerly NOVA Financial Corporation), and electronic bill payment processing services from CheckFree Corporation. Under the terms of the agreements, Net.B@nk pays ongoing monthly payments for customer support and processing services.

    During the three months ended March 31, 1999, Net.B@nk entered into an agreement effective June 1, 1999 and extending to May 31, 2004 with an unrelated third party to act as a loan originator and servicer on behalf of Net.B@nk. Under the terms of the agreement, loans originated through Net.B@nk's website which meet Net.B@nk's pre-established credit criteria will be retained by Net.B@nk with the third party receiving a portion of the origination fee charged to the customer. Loans which do not meet Net.B@nk's pre-established credit criteria may be retained by the third party, who in turn will pay Net.B@nk a flat fee per loan originated. The third party will also perform servicing on Net.B@nk's portfolio for a monthly fee. In addition, Net.B@nk will also pay the third party a $300,000 setup fee for reimbursement of out-of-pocket expenses incurred by the third party in conjunction with certain setup services, as defined in the agreement.

19. RELATED PARTY TRANSACTIONS

    TRANSACTIONS WITH CFB--Certain of Net.B@nk's cash accounts and time deposits were on deposit with CFB until July 31, 1997. Net.B@nk received $7,709 and $0 in interest income related to these accounts during the period from February 20, 1996 to December 31, 1996 and the year ended December 31, 1997, respectively. For the period from February 20, 1996 to December 31, 1996, Net.B@nk received $60,000 in management fees from CFB. Net.B@nk expensed $883,606, $1,217,459, and $0 for the period from February 20, 1996 (date of incorporation) to December 31, 1996, and for the years ended December 31, 1997 and 1998, respectively, for fees paid to CFB for various advisory, consulting, custodial services, and net interest expense. Net.B@nk recorded $31,232 in consulting expense and contributed capital for consulting services contributed by CFB during the period from February 20, 1996 to December 31, 1996. In addition, during the year ended December 31, 1997, Net.B@nk purchased $36.8 million in loans from CFB. The purchase price included a premium of $808,832. CFB continues to service these loans for a fee ranging from .375% to 2% of the loan balance. During the year ended December 31, 1998, Net.B@nk was included in a loan participation with CFB in the amount of $246,600. This loan is serviced by CFB.

    OTHER TRANSACTIONS--Net.B@nk paid $67,032, $104,958, and $60,000 for the period from February 20, 1996 (date of incorporation) to December 31, 1996, and for the years ended December 31, 1997 and 1998, respectively, in consulting fees to a director. In addition, Net.B@nk expensed $278,418 and $246,265 for amounts paid to a company owned by the Chairman of the Board of Net.B@nk for accounting and management services provided to Net.B@nk during the period from February 20, 1996 to December 31, 1996 and for the year ended December 31, 1997, respectively.

20. FAIR VALUE OF FINANCIAL INSTRUMENTS

    The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of SFAS 107, DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS. The estimated fair value amounts have been determined by Net.B@nk using available market information and

                                 NET.B@NK, INC.

20. FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED) appropriate valuation methodologies. However, considerable judgment is necessarily required to interpret market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts Net.B@nk could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

                                                                        DECEMBER 31, 1997
                                                                       --------------------
                                                                       CARRYING     FAIR
                                                                        AMOUNT      VALUE
                                                                       ---------  ---------
Assets:
  Cash...............................................................  $ 250,535  $ 250,535
  Federal funds sold.................................................  28,853,057 28,853,057
  Securities available for sale......................................  18,054,146 18,054,146
  Loans..............................................................  44,933,407 46,109,296
Liabilities:
  Noninterest bearing deposits.......................................    293,054    293,054
  Interest bearing deposits--certificates of deposit.................  20,325,459 20,478,013
  Interest bearing deposits--other...................................  38,108,250 38,108,250

                                                                       DECEMBER 31, 1998
                                                                     ----------------------
                                                                      CARRYING      FAIR
                                                                       AMOUNT      VALUE
                                                                     ----------  ----------
Assets:
  Cash.............................................................  $  446,940  $  446,940
  Federal funds sold...............................................  12,013,243  12,013,243
  Securities available for sale....................................  59,465,062  59,465,062
  Loans............................................................  280,427,603 278,607,376
  Loan sale proceeds receivable....................................  23,202,679  23,202,679
Liabilities:
  Noninterest bearing deposits.....................................   9,285,540   9,285,540
  Interest bearing deposits--certificates of deposit...............  202,887,027 203,292,801
  Interest bearing deposits--other.................................  71,416,584  71,416,584
  Other borrowed funds.............................................  60,000,000  59,924,400

    The carrying amounts of cash and due from banks and federal funds sold are a reasonable estimate of their fair value due to the short-term nature of these financial instruments. The fair value of investment securities and loans is based on quoted market prices and dealer quotes. The fair value of time deposits and other borrowed funds is estimated by discounting the future cash flows using Net.B@nk's current interest rates for such financial instruments.

    As required by SFAS 107, demand deposits are shown at their face value. No additional value has been ascribed to core deposits, which generally bear a low rate of or no interest and do not fluctuate in response to changes in interest rates.

    The fair value estimates presented herein are based on pertinent information available to management at December 31, 1998 and 1997. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since that date and, therefore, current estimates of fair value may differ significantly from the amounts presented herein.

                                 NET.B@NK, INC.

21. CONDENSED FINANCIAL STATEMENTS OF NET.B@NK, INC. (PARENT ONLY)

    As of December 31, 1996, Net.B@nk was not a subsidiary of Net.B@nk, Inc. Therefore, Net.B@nk, Inc.'s financial statements as of December 31, 1996 include only parent company amounts.

    The condensed balance sheets of Net.B@nk, Inc. (parent only) as of December 31, 1997 and 1998 follow:

                                                                                             DECEMBER 31,
                                                                                     ----------------------------
CONDENSED BALANCE SHEET                                                                  1997           1998
                                                                                     -------------  -------------
Assets:
    Cash...........................................................................  $  10,122,666  $      44,398
    Investment in subsidiary.......................................................     23,734,818     38,426,644
    Other assets...................................................................        269,357        283,846
                                                                                     -------------  -------------
        Total assets...............................................................  $  34,126,841  $  38,754,888
                                                                                     -------------  -------------
                                                                                     -------------  -------------

Liabilities........................................................................  $       9,444  $          --

Shareholders' equity:
    Common stock...................................................................         61,456         61,568
    Additional paid-in capital.....................................................     43,631,314     43,671,732
    Unamortized stock plan expense.................................................        (75,689)       (24,279)
    Accumulated deficit............................................................     (9,416,621)    (4,952,609)
    Accumulated other comprehensive loss, net of tax...............................        (83,063)        (1,524)
                                                                                     -------------  -------------
        Total shareholders' equity.................................................     34,117,397     38,754,888
                                                                                     -------------  -------------
                                                                                     $  34,126,841  $  38,754,888
                                                                                     -------------  -------------
                                                                                     -------------  -------------

                                 NET.B@NK, INC.

21. CONDENSED FINANCIAL STATEMENTS OF NET.B@NK, INC. (PARENT ONLY) (CONTINUED) The condensed statements of operations and comprehensive income and cash flows for years ended December 31, 1997 and 1998 follow:

                                                                                       YEAR ENDED     YEAR ENDED
                                                                                      DECEMBER 31,   DECEMBER 31,
CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)                        1997           1998
                                                                                      -------------  -------------
Net interest income.................................................................  $      87,984  $     162,006
Expenses............................................................................     (4,150,859)       (58,281)
                                                                                      -------------  -------------
Income (loss) before income (loss) of subsidiary....................................     (4,062,875)       103,725
Income (loss) of subsidiary.........................................................     (1,514,564)     4,360,287
                                                                                      -------------  -------------
Net income (loss)...................................................................  $  (5,577,439) $   4,464,012
                                                                                      -------------  -------------
Other comprehensive income (loss) of subsidiary.....................................        (83,063)        81,539
                                                                                      -------------  -------------
Comprehensive income (loss).........................................................  $  (5,660,502) $   4,545,551
                                                                                      -------------  -------------
                                                                                      -------------  -------------

                                                                                       YEAR ENDED     YEAR ENDED
                                                                                      DECEMBER 31,   DECEMBER 31,
CONDENSED STATEMENT OF CASH FLOWS                                                         1997           1998
                                                                                      -------------  -------------
Operating activities:
    Net income (loss)...............................................................  $  (5,577,439) $   4,464,012
    Adjustments to reconcile net income (loss) to net cash used by operating activities:
    Amortization....................................................................      1,783,266         51,410
    (Income) loss of subsidiary.....................................................      1,514,564     (4,360,287)
    Changes in assets and liabilities:
    (Increase) decrease in other assets.............................................        125,363        (14,489)
    Decrease in other liabilities...................................................     (1,623,078)        (9,444)
                                                                                      -------------  -------------
        Net cash used by operating activities.......................................     (3,777,324)       131,202
Investing activities--investment in subsidiary......................................    (25,249,381)   (10,250,000)
Financing activities--net proceeds from sale of stock...............................     38,380,705         40,530
                                                                                      -------------  -------------
(Decrease) increase in cash and cash equivalents....................................      9,354,000    (10,078,268)
Cash:
    Beginning of year...............................................................        768,666     10,122,666
                                                                                      -------------  -------------
    End of year.....................................................................  $  10,122,666  $      44,398
                                                                                      -------------  -------------
                                                                                      -------------  -------------
Supplemental disclosure of cash flow information:
    Cash paid during the year for:
        Interest....................................................................  $     163,479  $      23,111
                                                                                      -------------  -------------
                                                                                      -------------  -------------
        Income taxes................................................................  $          --  $      30,000
                                                                                      -------------  -------------
                                                                                      -------------  -------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTIVE INVESTORS MAY RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. NEITHER NET.B@NK, INC. NOR ANY UNDERWRITER HAS AUTHORIZED ANYONE TO PROVIDE PROSPECTIVE INVESTORS WITH DIFFERENT OR ADDITIONAL INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL NOR IS IT SEEKING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF THE DELIVERY OF THIS PROSPECTUS OR ANY SALE OF THESE SECURITIES.

NO ACTION IS BEING TAKEN IN ANY JURISDICTION OUTSIDE THE UNITED STATES TO PERMIT A PUBLIC OFFERING OF THE NOTES OR POSSESSION OR DISTRIBUTION OF THIS PROSPECTUS IN ANY SUCH JURISDICTION. PERSONS WHO COME INTO POSSESSION OF THIS PROSPECTUS IN JURISDICTIONS OUTSIDE THE UNITED STATES AND CANADA ARE REQUIRED TO INFORM THEMSELVES ABOUT AND TO OBSERVE THE RESTRICTIONS OF THAT JURISDICTION RELATED TO THIS OFFERING AND THE DISTRIBUTION OF THIS PROSPECTUS.

                            -----------------------

                               TABLE OF CONTENTS

                            -----------------------

                                                                            PAGE
                                                                            ----
Prospectus Summary........................................................    3
Risk Factors..............................................................    9
Cautionary Statement Regarding
  Forward-Looking Statements..............................................   17
Use of Proceeds...........................................................   18
Capitalization............................................................   19
Price Range of Common Stock...............................................   20
Dividend Policy...........................................................   20
Selected Conslidated Financial Data.......................................   21
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations..............................................................   22
Business..................................................................   42
Management................................................................   65
Relationship with Carolina First Corporation..............................   67
Principal Shareholders....................................................   68
Description of the Notes..................................................   69
Description of Capital Stock..............................................   82
Certain Tax Considerations................................................   85
Underwriting..............................................................   89
Legal Matters.............................................................   92
Experts...................................................................   92
Where You Can Find More Information About Net.B@nk........................   92
Index to Consolidated Financial Statements................................  F-1

                                  $100,000,000

                                 NET.B@NK, INC.

                                     [LOGO]

                                  % CONVERTIBLE
                               SUBORDINATED NOTES
                                    DUE 2004

                                 --------------

                                   PROSPECTUS

                                 --------------

                            BEAR, STEARNS & CO. INC.

                         BANCBOSTON ROBERTSON STEPHENS

                                RAYMOND JAMES &
                                ASSOCIATES, INC.

                           KELTON INTERNATIONAL LTD.

                                           , 1999

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II.
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth the costs and expenses, other than underwriting discounts and commissions, to be paid in connection with the sale of the common stock and notes being registered, all of which will be paid by Net.B@nk. All amounts are estimates except the registration fee and the NASD filing fee.

Securities and Exchange Commission registration fee...............  $  85,810
NASD filing fee...................................................     31,367
Nasdaq additional listing fee.....................................     17,500
Accounting fees and expenses......................................    130,000
Legal fees and expenses...........................................    150,000
Transfer Agent and Registrar Fees.................................     20,000
Printing expenses.................................................    250,000
Miscellaneous.....................................................    105,323
                                                                    ---------
    Total.........................................................  $ 790,000
                                                                    ---------
                                                                    ---------

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Our Bylaws contain certain indemnification provisions providing that directors, officers and employees or agents of Net.B@nk will be indemnified against expenses actually and reasonably incurred by them if they are successful on the merits of a claim or proceeding.

    When a case or dispute is not ultimately determined on its merits (i.e., it is settled), the indemnification provisions provide that Net.B@nk will indemnify directors when they meet the applicable standard of conduct. The applicable standard of conduct is met if the director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Net.B@nk, and with respect to an employee benefit plan, for a purpose the director believed in good faith to be in the interests of the participants and beneficiaries of the plan. The standard of conduct with respect to any criminal action or proceeding is met if the director had no reasonable cause to believe his or her conduct was unlawful. Whether the applicable standard of conduct has been met is determined by the Board of Directors, the shareholders or independent legal counsel in each specific case.

    Net.B@nk can also provide for greater indemnification than that set forth in the Bylaws if it chooses to do so, subject to approval by Net.B@nk's shareholders. Net.B@nk may not, however, indemnify a director for liability arising out of circumstances which constitute exceptions to limitation of a director's liability for monetary damages.

    The indemnification provisions of the Bylaws specifically provide that Net.B@nk may purchase and maintain insurance on behalf of any director against any liability asserted against such person and incurred by him or her in any such capacity, whether or not Net.B@nk would have had the power to indemnify against such liability.

    In addition, Article IV of Net.B@nk's Articles of Incorporation, subject to certain exceptions, eliminates the potential personal liability of a director for monetary damages to Net.B@nk and to the shareholders of Net.B@nk for breach of a duty as a director. There is no elimination of liability for (a) a breach of duty involving appropriation of a business opportunity of Net.B@nk, (b) an act or omission not in good faith or involving intentional misconduct or a knowing violation of law, (c) a transaction from which the director derives an improper material tangible personal benefit, or (d) as to any payment of a dividend or approval of a stock repurchase that is illegal under the Georgia Business Corporation Code. The Articles of Incorporation do not eliminate or limit the right of Net.B@nk or its shareholders to seek injunctive or other equitable relief not involving monetary damages.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (a) Exhibits


  EXHIBIT
  NUMBER     EXHIBIT
-----------  -------------------------------------------------------------------------------------------------------

       1.1   Form of Underwriting Agreement regarding offer and sale of common stock.*

       1.2   Form of Underwriting Agreement regarding offer and sale of the   % Convertible Subordinated Notes Due
             2004.*

       4.1   Amended and Restated Articles of Incorporation.(1)

       4.2   Bylaws.(1)

       4.3   Amendment to the Bylaws adopted April 22, 1997.(1)

       4.4   Form of Indenture for the   % Convertible Subordinated Notes Due 2004.*

       5.1   Opinion of Powell, Goldstein, Frazer & Murphy LLP regarding the legality of the common stock being registered.*

       5.2   Opinion of Powell, Goldstein, Frazer & Murphy LLP regarding the legality of the   % Convertible
             Subordinated Notes Due 2004 being registered.*

      12.1   Statement Regarding Computation of Ratios.**

      23.1   Consent of Deloitte & Touche LLP.

      23.2   Consent of Powell, Goldstein, Frazer & Murphy LLP (contained in Exhibit 5.1).*

      23.3   Consent of Powell, Goldstein, Frazer & Murphy LLP (contained in Exhibit 5.2).*

      24.1   Power of Attorney (included on Signature Page).**

      25.1   Statement of Eligibility of Trustee.*


------------------------

*   To be filed by amendment.


**  Previously filed.


(1) Incorporated by reference to the exhibit of the same number contained in the Registrant's Registration Statement on Form S-1 (Regis. No. 333-23717).

ITEM 17. UNDERTAKINGS.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the forgoing provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned registrant hereby undertakes:

    (a) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (b) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (c) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (d) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (e) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alpharetta, State of Georgia, on the 14th day of May, 1999.



                                NET.B@NK, INC.

                                By:               /s/ D. R. GRIMES
                                     -----------------------------------------
                                                    D. R. Grimes
                                              CHIEF EXECUTIVE OFFICER


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

              *
------------------------------  Chairman of the Board          May 14, 1999
      T. Stephen Johnson
       /s/ D. R. GRIMES
------------------------------  Vice Chairman and Chief        May 14, 1999
         D. R. Grimes             Executive Officer**
              *
------------------------------  Director                       May 14, 1999
   Donald S. Shapleigh, Jr.
              *                 Chief Financial Officer
------------------------------    and                          May 14, 1999
       Robert E. Bowers           Director***
              *
------------------------------  Director                       May 14, 1999
        Ward H. Clegg
              *
------------------------------  Director                       May 14, 1999
       J. Stephen Heard
              *
------------------------------  Director                       May 14, 1999
       Robin C. Kelton
              *
------------------------------  Director                       May 14, 1999
    Thomas H. Muller, Jr.
------------------------------  Director
       J. Joe Ricketts
              *
------------------------------  Director                       May 14, 1999
       W. James Stokes
              *
------------------------------  Director                       May 14, 1999
     Mack I. Whittle, Jr.


------------------------

*   By:  /s/ D.R. GRIMES

-------------------------------------------

       Attorney-in-Fact



**  Principal Executive Officer



*** Principal Accounting Officer

                               INDEX TO EXHIBITS


  EXHIBIT
  NUMBER     EXHIBIT
-----------  --------------------------------------------------------------------------------------------------------
       1.1   Form of Underwriting Agreement regarding offer and sale of common stock.*

       1.2   Form of Underwriting Agreement regarding offer and sale of the   % Convertible Subordinated Notes Due
             2004.*

       4.1   Amended and Restated Articles of Incorporation.(1)

       4.2   Bylaws.(1)

       4.3   Amendment to the Bylaws adopted April 22, 1997.(1)

       4.4   Form of Indenture for the   % Convertible Subordinated Notes Due 2004.*

       5.1   Opinion of Powell, Goldstein, Frazer & Murphy LLP regarding the legality of the common stock being registered.*

       5.2   Opinion of Powell, Goldstein, Frazer & Murphy LLP regarding the legality of the   % Convertible
             Subordinated Notes Due 2004 being registered.*

      12.1   Statement Regarding Computation of Ratios.**

      23.1   Consent of Deloitte & Touche LLP.

      23.2   Consent of Powell, Goldstein, Frazer & Murphy LLP (contained in Exhibit 5.1).*

      23.3   Consent of Powell, Goldstein, Frazer & Murphy LLP (contained in Exhibit 5.2).*

      24.1   Power of Attorney (included on Signature Page).**

      25.1   Statement of Eligibility of Trustee.*


------------------------

*   To be filed by amendment.


**  Previously filed.


(1) Incorporated by reference to the exhibit of the same number contained in the Registrant's Registration Statement on Form S-1 (Regis. No. 333-23717).